As filed with the Securities and Exchange Commission on September 21, 2026
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
BANCO SANTANDER, S.A.
(Exact Name of Registrant as Specified in Its Charter)

Kingdom of Spain (State or Other Jurisdiction of Incorporation or Organization)	6029 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Ciudad Grupo Santander
28660 Boadilla del Monte (Madrid), Spain
Telephone:+34 91 259 6520
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
Banco Santander, S.A.
New York Branch
437 Madison Avenue
New York, New York 10022
Attn: David Hermer, Branch Manager
Telephone: +1 (212) 350-3500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:
Michael J. Willisch
Davis Polk & Wardwell LLP
Paseo de la Castellana, 41
28046 Madrid, Spain
Telephone: +34-91-768-9600
Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
†  The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary offer to exchange/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and these securities may not be sold until the registration statement becomes effective. This preliminary offer to exchange/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 2026
Preliminary Offer to Exchange/Prospectus
Offer to Exchange
each
Common Share, Preferred Share, Unit and American Depositary Share
of
BANCO SANTANDER (BRASIL) S.A.
for
0.2028 of an Ordinary Share (for each Common Share or Preferred Share)
and
0.4056 of an Ordinary Share (for each Unit or American Depositary Share)
of
BANCO SANTANDER, S.A.
Represented by
American Depositary Shares
Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Santander Parent”), will make an exchange offer (the “U.S. exchange offer”) pursuant to this offer to exchange/prospectus and a separate exchange offer (the “Brazilian exchange offer” and together with the U.S. exchange offer, the “exchange offers”) pursuant to other offering documents published in Brazil and made available to all holders of Santander Brasil units and Santander Brasil shares (each as defined herein) to acquire all the issued and outstanding (i) common shares, no par value of Banco Santander (Brasil) S.A. (“Santander Brasil”) (“Santander Brasil common shares”), (ii) preferred shares, no par value, of Santander Brasil (“Santander Brasil preferred shares” and, together with Santander Brasil common shares, the “Santander Brasil shares”), (iii) units of Santander Brasil (each of which represents one Santander Brasil common share and one Santander Brasil preferred share, and which we refer to as “Santander Brasil units”) and (iv) in the case of the U.S. exchange offer only, American Depositary Shares (each of which represents one Santander Brasil unit and which we refer to as “Santander Brasil ADSs,” and together with the Santander Brasil shares and the Santander Brasil units, the “Santander Brasil Securities”), in each case other than any Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares owned directly or indirectly by Santander Parent, in exchange for 0.2028 of a Santander Parent ordinary share, nominal value €0.50 per share (each a “Santander Parent ordinary share”), for each Santander Brasil share and 0.4056 of a Santander Parent ordinary share for each Santander Brasil unit or Santander Brasil ADS.
All holders of Santander Brasil ADSs and U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) (“U.S. holders”) of Santander Brasil units and Santander Brasil shares may tender into the U.S. exchange offer through The Bank of New York Mellon, as the U.S. exchange agent (the “U.S. exchange agent”), and will receive the relevant number of Santander Parent ordinary shares in the form of American Depositary Shares representing Santander Parent ordinary shares (each of which represents one Santander Parent ordinary share and which we refer to as “Santander Parent ADSs”), which will be in uncertificated form. All holders of Santander Brasil units and Santander Brasil shares (whether U.S. holders or non-U.S. holders) may tender into the Brazilian exchange offer by tendering their Santander Brasil units or Santander Brasil shares in the auction (the “Auction”) to be held on the B3 stock exchange in Brazil (“B3”) and will receive the relevant number of Santander Parent ordinary shares in the form of Brazilian Depositary Shares representing Santander Parent ordinary shares (each of which represents one Santander Parent ordinary share and which we refer to as “Santander Parent BDSs,” and together with the Santander Parent ADSs, the “Santander Parent Depositary Shares”), which will be in book-entry form or will be evidenced by Brazilian Depositary Receipts (“Santander Parent BDRs”), as described herein. We refer to the Santander Parent ordinary shares, Santander Parent ADSs and Santander Parent BDSs collectively as the “Santander Parent Securities”.
No fractional Santander Parent ADSs or Santander Parent BDSs will be issued or delivered in connection with the exchange offers. Instead of any such fractional Santander Parent ADSs that a tendering holder would otherwise be entitled to receive, the U.S. exchange agent will aggregate all fractional Santander Parent ADSs that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Parent ADSs (or the underlying Santander Parent ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion, and pay the resulting cash proceeds in U.S. dollars to such tendering holders. Instead of any such fractional Santander Parent BDSs that a tendering holder would otherwise be entitled to receive, Banco B3 S.A. (the “Santander Parent BDS depositary”) will aggregate all fractional Santander Parent ordinary shares that all tendering holders tendering directly in the Auction would otherwise be entitled to receive in the form of Santander Parent BDSs pursuant to the Brazilian exchange offer, and will instruct a brokerage firm selected by Santander Parent to place a market order to sell such fractional Santander Parent ordinary shares on the continuous market (mercado continuo) of the Spanish Stock Exchanges (at such times, in such manner and on such terms as the Santander Parent BDS depositary determines in its reasonable discretion) and pay the resulting cash proceeds in Brazilian reais to the holders entitled thereto through the Central Depositary (as defined herein).

If Santander Brasil makes any distribution of dividends, interest on equity (juros sobre capital próprio), or any other type of distribution to its shareholders (regardless of whether it is an ordinary, extraordinary, interim or complementary distribution) that is an Eligible Distribution (as defined herein), the exchange ratio offered as consideration in the exchange offers will be adjusted downwards to reflect the gross amount of the distribution per Santander Brasil security (on a per-common-share, per-preferred-share, per-unit or per-ADS basis, as applicable), as described herein. Similarly, if Santander Parent makes any distribution of dividends or any other type of distribution to its shareholders that is an Eligible Distribution, the exchange ratio will be adjusted upwards to reflect the gross amount of the distribution per Santander Parent ordinary share or fraction thereof, as described herein.
This mechanism is designed to ensure that the relative economics of the exchange are preserved regardless of which party makes Eligible Distributions. In addition, the exchange ratio will be adjusted for stock splits, reverse stock splits, bonus share issues (bonificações) and other analogous corporate actions by either Santander Parent or Santander Brasil, in each case in a manner designed to preserve the relative economic position of the tendering holders and Santander Parent. Share buybacks conducted by either Santander Parent or Santander Brasil will not result in an adjustment to the exchange ratio.
The U.S.$/Brazilian reais exchange rate on September 15, 2026 was U.S.$1.00 = R$5.1487.
This offer to exchange/prospectus relates to the U.S. exchange offer and is being sent to all holders of Santander Brasil units and Santander Brasil shares that are residents of, or located in, the United States and to all holders of Santander Brasil ADSs, wherever located. Separate offering documents relating to the Brazilian exchange offer are being published in Brazil and made available to all holders of Santander Brasil units and Santander Brasil shares. SANTANDER BRASIL ADSs MAY NOT BE TENDERED IN THE BRAZILIAN EXCHANGE OFFER.
The exchange offers are being made on the terms and subject to the conditions set forth in this offer to exchange/prospectus under “The Exchange Offers” beginning on page 44 and the related letter of transmittal.
THE U.S. EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER BRASIL ADSs, SANTANDER BRASIL UNITS AND SANTANDER BRASIL SHARES WILL EXPIRE AT [—] EASTERN TIME ([—] SÃO PAULO TIME) (THE “EXPIRATION TIME”) ON [—] (AS SUCH DATE MAY BE EXTENDED, THE “EXPIRATION DATE”), UNLESS THE U.S. EXCHANGE OFFER IS EXTENDED.
Santander Parent ordinary shares trade on the Madrid, Barcelona, Bilbao and Valencia stock exchanges (the “Spanish Stock Exchanges”) through the Automated Quotation System of the Spanish Stock Exchanges (the “Automated Quotation System”) under the ticker symbol “SAN.” Santander Parent ordinary shares are also listed on the London (in the form of CREST depository interests) and Warsaw stock exchanges under the ticker symbol “BNC” and “SAN,” respectively, and in the International Quotation System of the Mexican stock exchange under the ticker symbol “SANN.” Santander Parent ADSs trade on the New York Stock Exchange (“NYSE”) under the ticker symbol “SAN.” The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on the B3 under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.” Santander Parent will submit an application to list the Santander Parent ADSs that will be issued pursuant to the U.S. exchange offer on the NYSE. On September 15, 2026, the closing price of Santander Parent ordinary shares listed on the Automated Quotation System was €12.67 (equivalent to U.S.$14.62 based on the exchange rate as published by the European Central Bank on such date) and the closing price of Santander Parent ADSs listed on the NYSE was U.S.$14.65. On September 15, 2026, the closing price of Santander Brasil units, Santander Brasil common shares and Santander Brasil preferred shares listed on the B3 was R$30.07 (equivalent to U.S.$5.84 based on the U.S.$/Brazilian reais exchange rate on such date), R$15.05 (equivalent to U.S.$2.92 based on the U.S.$/Brazilian reais exchange rate on such date) and R$15.02 (equivalent to U.S.$2.92 based on the U.S.$/Brazilian reais exchange rate on such date), respectively, and the closing price of Santander Brasil ADSs on the NYSE was U.S.$5.86.
As of August 31, 2026, Santander Parent owned, directly or indirectly, approximately 89.7% of Santander Brasil’s total share capital.
See the “Risk Factors” section of this offer to exchange/prospectus beginning on page 29 for a discussion of various risk factors that you should consider before deciding whether or not to tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the U.S. exchange offer.
Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued in the transactions described in this offer to exchange/prospectus or passed upon the adequacy or accuracy of this offer to exchange/prospectus. Any representation to the contrary is a criminal offense.
The date of this offer to exchange/prospectus is

i

This offer to exchange/prospectus incorporates by reference important business and financial information about Santander Parent and Santander Brasil that is contained in their filings with the SEC but which is not included in, or delivered with, this offer to exchange/prospectus. This information is available on the SEC’s website at www.sec.gov and from other sources. For more information about how to obtain copies of these documents, see the “Where You Can Find More Information” section of this offer to exchange/prospectus beginning on page 15. Santander Parent will also make copies of this information available to you without charge upon your written or oral request to Sodali & Co. at:
Banks and Brokers phone number: (203) 658-9400

Stockholders phone number - Toll Free: (800) 662-5200

E-mail: santander@investor.sodali.com
In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the U.S. exchange offer. This deadline is currently [—] because the expiration date of the exchange offers is currently [—] but the actual deadline will be different if the U.S. exchange offer is extended.
ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED EXCHANGE OFFERS
The summary term sheet in question and answer format set forth below highlights selected information about the exchange offers that is included elsewhere in this offer to exchange/prospectus. It does not, however, contain all of the information included in, or incorporated by reference into, this offer to exchange/prospectus and the related letter of transmittal and you should read and consider all such information carefully before deciding whether or not to tender your Santander Brasil shares (as defined herein), Santander Brasil units (as defined herein) or Santander Brasil ADSs (as defined herein) into the exchange offers.
Q.	What is Santander Parent proposing to do?
A.
Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (“Santander Parent”) is proposing separate exchange offers to acquire all the issued and outstanding (i) common shares, no par value of Banco Santander (Brasil) S.A. (“Santander Brasil”) (“Santander Brasil common shares”), (ii) preferred shares, no par value, of Santander Brasil (“Santander Brasil preferred shares” and, together with Santander Brasil common shares, the “Santander Brasil shares”), (iii) units of Santander Brasil (each of which represents one Santander Brasil common share and one Santander Brasil preferred share and which we refer to as “Santander Brasil units”) and (iv) in the U.S. exchange offer only, American Depositary Shares (each of which represents one Santander Brasil unit and which we refer to as “Santander Brasil ADSs,” and together with the Santander Brasil shares and the Santander Brasil units, the “Santander Brasil Securities”), in each case other than any Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares owned directly or indirectly by Santander Parent, in exchange for 0.2028 ordinary shares, nominal value €0.50 per share (“Santander Parent ordinary shares”), of Santander Parent for each Santander Brasil share and 0.4056 Santander Parent ordinary shares for each Santander Brasil unit or Santander Brasil ADS. The Santander Parent ordinary shares will be delivered in the form of American Depositary Shares or Brazilian Depositary Shares of Santander Parent depending on whether they are delivered pursuant to the U.S. exchange offer or the Brazilian exchange offer, respectively, as described below.

As of August 31, 2026, Santander Parent owned, directly or indirectly, approximately 89.7% of Santander Brasil’s total share capital.
Q.	Why is Santander Parent making these exchange offers?
A.
As explained in the section “Santander Parent’s Purpose and Reasons for the Proposed Exchange Offers,” Santander Parent is conducting the exchange offers to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not owned directly or indirectly by Santander Parent because it views the proposed transaction as an additional step towards the simplification of Santander Group’s structure, aligned with its One Transformation and Global Businesses strategy and has confidence in the long-term growth potential of Santander Brasil. In addition, Santander Parent believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Parent and Santander Brasil, and that the transaction will be accretive on both earnings per share and tangible net asset value per share while remaining neutral to Santander Group’s CET1 ratio. Furthermore, the exchange offers give shareholders of Santander Brasil an opportunity to become shareholders of one of the world’s leading diversified financial groups.

Q.	How will the exchange offers be implemented?
A.	Santander Parent will implement the exchange offers as described below:
Santander Parent is conducting an exchange offer (the “U.S. exchange offer”) pursuant to which it will deliver Santander Parent ordinary shares to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into, and not withdrawn from, the U.S. exchange offer through The Bank of New York Mellon, acting as the U.S. exchange agent for the U.S. exchange offer (the “U.S. exchange agent”), in the form of American Depositary Shares representing Santander Parent ordinary shares (each of which represents one Santander Parent ordinary share and which we refer to as the “Santander Parent ADSs”). The delivered Santander Parent ADSs will be in uncertificated form. The U.S. exchange offer is available to all holders of Santander Brasil ADSs and to U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) (“U.S. holders”) of Santander Brasil units and Santander Brasil shares.

Santander Parent is conducting a separate exchange offer (the “Brazilian exchange offer” and, together with the U.S. exchange offer, the “exchange offers”) pursuant to which it will deliver Santander Parent ordinary shares to holders of Santander Brasil shares and Santander Brasil units tendered into, and not withdrawn from, the Brazilian exchange offer through the Auction to be held on the B3 in Brazil (“B3”) in the form of Brazilian Depositary Shares representing Santander Parent ordinary shares (each of which represents one Santander Parent ordinary share and which we refer to as the “Santander Parent BDSs,” and together with the Santander Parent ADSs, the “Santander Parent Depositary Shares”), which will be in book-entry form or will be evidenced by Brazilian Depositary Receipts (the “Santander Parent BDRs”), as described herein. The Brazilian exchange offer is available to all holders of Santander Brasil units and Santander Brasil shares (whether U.S. holders or non-U.S. holders).
We refer to the Santander Parent ordinary shares, Santander Parent ADSs and Santander Parent BDSs collectively in this offer to exchange/prospectus as the “Santander Parent Securities.”
Q.	What is the Auction to be held on the B3?
A.
The Auction is an auction relating to the Brazilian exchange offer that will be conducted at the electronic trading system of the B3 in accordance with applicable Brazilian regulations whereby the Santander Brasil shares and the Santander Brasil units tendered into the Brazilian exchange offer through the Auction will be tendered in exchange for Santander Parent ordinary shares represented by Santander Parent BDSs, as described herein. The Auction will be held on the expiration date. The Auction will not occur if the Brazilian exchange offer is not consummated. The Santander Brasil shares and the Santander Brasil units tendered through the U.S. exchange agent and the Santander Brasil ADSs will not be eligible to participate in the Auction.

The Brazilian exchange offer will be settled two (2) Brazilian business days after the Auction. On the settlement date of the Brazilian exchange offer, tendering holders will receive subscription receipts issued by the depositary institution for the Santander Parent BDR program (the “Depositary Institution”) (the “Subscription Receipts”), in two classes: “Class A Subscription Receipts”, relating to Santander Brasil common shares, and “Class B Subscription Receipts”, relating to Santander Brasil preferred shares. Tendering holders will receive one (1) Class A Subscription Receipt for each Santander Brasil common share validly tendered into, and not withdrawn from, the Brazilian exchange offer, one (1) Class B Subscription Receipt for each Santander Brasil preferred share validly tendered into, and not withdrawn from, the Brazilian exchange offer and one (1) Class A Subscription Receipt and one (1) Class B Subscription Receipt for each Santander Brasil unit validly tendered into, and not withdrawn from, the Brazilian exchange offer. Each Subscription Receipt will entitle its holder to receive 0.2028 Santander Parent BDSs, subject to the adjustments to the exchange ratio described herein. The Subscription Receipts will then be canceled and the Santander Parent BDSs will be issued by the Depositary Institution and credited through the Central Depositary 10 Spanish and Brazilian business days following the Auction.
Q.	Has Santander Brasil or its board of directors made any recommendation regarding the exchange offers?
A.
Santander Brasil is a Brazilian company and Brazilian law governs the duties and obligations of Santander Brasil’s board of directors, a majority of the members of which are representatives of Santander Parent. As of the date of this offer to exchange/prospectus, Santander Brasil’s board of directors has not made any recommendation to its shareholders in connection with the exchange offers.

However, according to Santander Brasil’s bylaws, within 15 calendar days after the publication of the exchange offer notice required by Brazilian law in connection with the exchange offers, the board of directors of Santander Brasil is required to prepare and disclose an opinion on (i) the convenience and opportunity of the exchange offers vis-à-vis the interests of the shareholders of Santander Brasil and the liquidity of their securities; (ii) the impact of the exchange offers on the interests of Santander Brasil; and (iii) the announced strategic plans of the offeror in connection with Santander Brasil.
In addition, under U.S. law, within 10 business days after the commencement of the U.S. exchange offer, Santander Brasil is required to file with the U.S. Securities and Exchange Commission (the “SEC”) and distribute to its shareholders a statement indicating whether it recommends in favor of the U.S. exchange offer, recommends against the U.S. exchange offer, expresses no position and remains neutral in connection with the U.S. exchange offer or expresses that it is unable to take a position regarding the U.S. exchange offer. In each case the board is required to explain the reasons for its position.

Q.	Can I tender my Santander Brasil shares, Santander Brasil units and/or my Santander Brasil ADSs into the U.S. exchange offer?
A.
If you are a holder of Santander Brasil ADSs or are a U.S. holder of Santander Brasil common shares, Santander Brasil preferred shares or Santander Brasil units, you can tender them into the U.S. exchange offer, and you will receive Santander Parent ordinary shares in the form of Santander Parent ADSs. If you are not a U.S. holder of Santander Brasil common shares, Santander Brasil preferred shares or Santander Brasil units, you cannot tender into the U.S. exchange offer and will instead need to tender into the Brazilian exchange offer through the Auction and receive Santander Parent ordinary shares in the form of Santander Parent BDSs.

Q.	Can I tender my Santander Brasil ADSs into the Auction?
A.
No. Holders of Santander Brasil ADSs may only tender their Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent and are not eligible to directly tender their Santander Brasil ADSs through the Auction.

Q.	What will I receive if the exchange offers are completed?
A.
If the exchange offers are completed, you will receive 0.2028 of a Santander Parent ordinary share for each Santander Brasil share and 0.4056 of a Santander Parent ordinary share for each Santander Brasil unit or Santander Brasil ADS you validly tender into, and do not withdraw from, the U.S. exchange offer, subject to adjustment, as described herein. Holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs who tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent will receive the relevant number of Santander Parent ordinary shares in the form of Santander Parent ADSs, while holders of Santander Brasil shares or Santander Brasil units who tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3 will receive the relevant number of Santander Parent ordinary shares in the form of Santander Parent BDSs, as described herein. The treatment of fractional shares is described in the following question.

Q.	Will I receive fractional Santander Parent ADSs or Santander Parent BDSs?
A.	No. No fractional Santander Parent ADSs or Santander Parent BDSs will be issued to you in connection with the exchange offers.
Instead of any such fractional Santander Parent ADSs that you would otherwise be entitled to receive in the U.S. exchange offer, the U.S. exchange agent will aggregate all fractional Santander Parent ADSs that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Parent ADSs (or the underlying Santander Parent ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such tendering holders. It is expected that the payment of cash in lieu of fractional Santander Parent ADSs will be made promptly following the delivery of the Santander Parent ADSs.
Instead of any such fractional Santander Parent BDSs that you would otherwise be entitled to receive in the Brazilian exchange offer, the Santander Parent BDS depositary will aggregate all fractional Santander Parent ordinary shares that all tendering holders tendering directly in the Auction would otherwise be entitled to receive in the form of Santander Parent BDSs pursuant to the Brazilian exchange offer, and will instruct a brokerage firm selected by Santander Parent to place a market order to sell such fractional Santander Parent ordinary shares on the continuous market (mercado continuo) of the Spanish Stock Exchanges (at such times, in such manner and on such terms as the Santander Parent BDS depositary determines in its reasonable discretion) and pay the resulting cash proceeds in Brazilian reais to the holders entitled thereto through the Central Depositary. Cash in lieu of fractional Santander Parent BDSs will be paid within seven (7) Spanish and Brazilian business days following the date on which the Santander Parent BDSs are delivered. Such payment will be subject to B3’s confirmation, no later than one (1) Brazilian business day following such delivery, of the number of fractional Santander Parent ordinary shares to be sold on the Spanish secondary market.

Q.
If Santander Brasil pays any dividends, interest on equity (juros sobre capital próprio), or any other type of distribution to its shareholders, will such dividend payment affect the consideration I will receive in exchange for my Santander Brasil shares, Santander Brasil units and/or my Santander Brasil ADSs?

If Santander Brasil makes any distribution of dividends, interest on equity (juros sobre capital próprio), or any other type of distribution to its shareholders (regardless of whether it is an ordinary, extraordinary, interim or complementary distribution) that is an Eligible Distribution, the exchange ratio offered as consideration in the exchange offers will be adjusted downwards to reflect the gross amount of the distribution per Santander Brasil security (on a per-common-share, per-preferred-share, per-unit or per-ADS basis, as applicable), as described herein. Similarly, if Santander Parent makes any distribution of dividends or any other type of distribution to its shareholders that is an Eligible Distribution, the exchange ratio will be adjusted upwards to reflect the gross amount of the distribution per Santander Parent ordinary share or fraction thereof, as described herein.
This mechanism is designed to ensure that the relative economics of the exchange are preserved regardless of which party makes Eligible Distributions. In addition, the exchange ratio will be adjusted for stock splits, reverse stock splits, bonus share issues (bonificações) and other analogous corporate actions by either Santander Parent or Santander Brasil, in each case in a manner designed to preserve the relative economic position of the tendering holders and Santander Parent. Share buybacks conducted by either Santander Parent or Santander Brasil will not result in an adjustment to the exchange ratio.
Q.
If I hold Santander Brasil shares or Santander Brasil units instead of Santander Brasil ADSs and would like to tender my Santander Brasil shares or Santander Brasil units in the exchange offers, which method should I use to tender my Santander Brasil shares or Santander Brasil units?

A.	If you hold Santander Brasil shares or Santander Brasil units, there are three possible ways to tender them into the exchange offers:
•
if you are a U.S. holder, you can tender your Santander Brasil shares or Santander Brasil units if they are held as a Foreign Direct Investment (as described below) into the U.S. exchange offer through the U.S. exchange agent, who will receive and hold tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Parent and, if the U.S. exchange offer is completed, will exchange such Santander Brasil shares or Santander Brasil units for Santander Parent ADSs;

•
you can deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?”, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent); or

•	you can tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3.
In deciding which method you should use to tender your Santander Brasil shares or Santander Brasil units into the exchange offers, you should consider, among other things, the following:
•	If you are a U.S. holder and tender your Santander Brasil shares or Santander Brasil units into, and do not withdraw from, the U.S. exchange offer through the U.S. exchange agent:
•
you will have to convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from an investment made in the financial and capital markets, regulated by Central Bank of Brazil/Comissão de Valores Mobiliários Joint Resolution No. 13, dated December 3, 2024 (which we refer to as “Joint Central Bank of Brazil/CVM Resolution 13” and which investment we refer to as a “Joint Central Bank/CVM Resolution 13 Investment”), to a foreign direct investment outside of the financial and capital markets, reported to the Central Bank of Brazil under Law No. 14,286, dated December 29, 2021 (which law we refer to as “Law 14,286”, and Central Bank of Brazil Resolution No. 278, dated December 31, 2022 (which we refer to as “Central Bank Resolution 278” and which investment we refer to as a “Foreign Direct Investment”), and this process may take approximately seven (7) Brazilian business days to complete;

•
you will receive Santander Parent ADSs as exchange consideration under the U.S. exchange offer and will not have to pay the applicable issuance fees to Citibank, N.A., the depositary for the Santander Parent ADSs (the “Santander Parent ADS depositary”) under the amended and restated deposit agreement dated September 22, 2021, by and among Santander Parent, Santander Parent ADS depositary and the holders of the Santander Parent ADSs issued thereunder (the “Santander Parent ADS deposit agreement”) because, at the request of Santander Parent, the Santander Parent ADS depositary has agreed not to charge those fees to holders receiving Santander Parent ADSs as exchange consideration under the U.S. exchange offer;

•
you will not have to pay any fees to B3 or the Central Depositária da B3 (which is the custodian for Santander Brasil shares and Santander Brasil units that are traded on the B3 and which we refer to as the “Central Depositary”);

•	you will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil shares or Santander Brasil units;
•	you will not have to pay the Imposto Sobre Operações Financeiras, a tax imposed on foreign exchange, securities/bonds, credit and insurance transactions under Brazilian law (“IOF”); and
•	you may have to pay capital gains tax in Brazil.
•
If you deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into, and do not withdraw from, the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?”, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent):

•	you will receive Santander Parent ADSs as exchange consideration under the U.S. exchange offer;
•	you will have to pay issuance fees to The Bank of New York Mellon as the depositary for the Santander Brasil ADSs (the “Santander Brasil ADS depositary”);
•
you will not have to pay the applicable issuance fees to the Santander Parent ADS depositary because, at the request of Santander Parent, the Santander Parent ADS depositary has agreed not to charge those fees to holders receiving Santander Parent ADSs as exchange consideration under the U.S. exchange offer;

•	you will not have to pay any fees to B3 or the Central Depositary;
•	you will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil ADSs;
•	you will not have to pay IOF in Brazil; and
•	you may have to pay capital gains tax in Brazil.
•	If you tender your Santander Brasil shares or Santander Brasil units into, and do not withdraw from, the Brazilian exchange offer through the Auction on the B3:
•	you will receive Santander Parent BDSs instead of Santander Parent ADSs as exchange consideration under the Brazilian exchange offer;
•
if your Santander Brasil shares or Santander Brasil units are not already registered in Brazil as an investment under Joint Central Bank of Brazil/CVM Resolution 13, you will have to register your investment in your Santander Brasil shares or Santander Brasil units in Brazil as an investment under Joint Central Bank of Brazil/CVM Resolution 13, and this process may take between 15 and 30 days to complete;

•	you will not have to pay any issuance fees to the depositary for Santander Parent BDSs (the “Santander Parent BDS depositary”);
•	you will have to pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction; and

•
if you want to withdraw the Santander Parent ordinary shares represented by the Santander Parent BDSs you will receive pursuant to the Brazilian exchange offer, you will have to pay a withdrawal fee to the Santander Parent BDS depositary of U.S. $15.00, plus a variable fee of 0.10%-0.20% depending on the amount of the withdrawal.

For more information on the Brazilian and U.S. tax consequences of the various methods of tendering your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares, see “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 72.
Q.	How do I tender my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in the exchange offers?
A.
The steps you must take to tender into the exchange offers will depend on whether you hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs and whether you hold such Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs directly or indirectly through a broker, dealer, commercial bank, trust company or other securities intermediary.

•
If you hold Santander Brasil ADSs and would like to tender them into the U.S. exchange offer, you must tender them to the U.S. exchange agent prior to [—] Eastern time ([—] São Paulo time) (the “expiration time”) on the date the U.S. exchange offer expires (as such date may be extended, the “expiration date”). The expiration date is currently [—]. In order to tender your Santander Brasil ADSs, you must take the following actions:

•
If you hold your Santander Brasil ADSs directly in the form of Santander Brasil ADRs, you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with your Santander Brasil ADRs and any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•
If you hold your Santander Brasil ADSs directly in uncertificated form on the books of the Santander Brasil ADS depositary, in order to tender your Santander Brasil ADSs you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•
If you hold your Santander Brasil ADSs indirectly in a securities account with a broker or other securities intermediary, you must instruct your securities intermediary to tender your Santander Brasil ADSs to the U.S. exchange agent on your behalf through the automated system of The Depository Trust Company (“DTC”) and causing DTC to send an agent’s message (as defined below) to the U.S. exchange agent’s account to be received no later than the expiration time. Each broker and other securities intermediary will set its own cutoff date and time to receive tender instructions from customers, which will be earlier than the expiration time stated in this document. You should contact your securities intermediary to determine the cutoff date and time that apply to you.

•
If you hold Santander Brasil ADSs and you want to tender the Santander Brasil units represented by those Santander Brasil ADSs using one of the methods described below in this section, then you or the broker or other securities intermediary through which you hold the Santander Brasil ADSs must withdraw the Santander Brasil units represented by those Santander Brasil ADSs by surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary, and pay any applicable fees, taxes and other governmental charges payable in connection with such withdrawal. Prior to surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary for withdrawal and receiving the Santander Brasil units represented by your Santander Brasil ADSs, you must register the Santander Brasil units to be withdrawn at the Central Depositary and you will need to register your investment in Brazil. If you intend to tender your Santander Brasil units in the Auction on the B3, you will need to obtain a foreign registration under Joint Central Bank of Brazil/CVM Resolution 13, appoint a Brazilian representative for purposes of such registration and make arrangements for that representative to tender your Santander Brasil units on your behalf. This registration process may take between 15 and 30 days to complete. The process for withdrawing the Santander Brasil units underlying your Santander Brasil ADSs typically takes approximately 24 hours to complete. If you intend to tender your Santander Brasil units through the U.S. exchange agent, you will need to obtain a registration as a Foreign Direct Investment outside the financial and capital markets under Law 14,286 and Central Bank Resolution 278. You will need to take these steps sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date to be able to effect your tender if you intend to tender your Santander Brasil units in the Auction on the B3, or [—] Eastern time ([—] São Paulo time) if you intend to tender your Santander Brasil units through the U.S. exchange agent. There are potential disadvantages to withdrawing the Santander Brasil units represented by your Santander Brasil ADSs and tendering those Santander Brasil units in the U.S. exchange offer which are described below under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil ADSs” section of this offer to exchange/prospectus beginning on page 59. For more information about this registration process, see “The Exchange Offers—Certain Legal and Regulatory Matters—Registering Under Joint Central Bank/CVM Resolution 13 and Central Bank Resolution 278” section of this offer to exchange/prospectus beginning on page 86.
•
If you or your nominee holds Santander Brasil units directly in your own name and you would like to tender Santander Brasil ADSs representing those units into the U.S. exchange offer through the U.S. exchange agent, you must first deposit your Santander Brasil units with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and pay issuance fees to the Santander Brasil ADS depositary and any applicable taxes or other governmental charges payable in connection with such deposit. The Santander Brasil ADSs representing your Santander Brasil units will be delivered to you or your securities account with your broker or other securities intermediary and may be tendered through the U.S. exchange agent using the procedures described below under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil ADSs.” If you or your nominee holds Santander Brasil shares directly in your own name and you would like to tender Santander Brasil ADSs representing those shares into the U.S. exchange offer through the U.S. exchange agent, you will need to first convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?” and then take the actions described in the preceding sentences. You will need to take these steps sufficiently in advance of the expiration time so that the Santander Brasil ADSs representing your Santander Brasil units may be tendered into the U.S. exchange offer through the U.S. exchange agent.

•
If you hold Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender Santander Brasil ADSs representing those units into the U.S. exchange offer through the U.S. exchange agent, you must instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your Santander Brasil units to be deposited with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and thereafter to tender the Santander Brasil ADSs representing your Santander Brasil units on your behalf into the U.S. exchange offer through the U.S. exchange agent using the procedures described below under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil ADSs” section of this offer to exchange/prospectus beginning on page 59. If you hold Santander Brasil shares indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender Santander Brasil ADSs representing those shares into the U.S. exchange offer through the U.S. exchange agent, you will need to first instruct your broker, dealer, commercial bank, trust company or other nominee to convert your Santander Brasil shares into Santander Brasil units as described in “How do I convert Santander Brasil shares into Santander Brasil units?” and then take the actions described in the preceding sentences. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can effect such deposit and tender on your behalf prior to the expiration time and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such deposit or tender.

•
If you are a U.S. holder and you hold Santander Brasil shares or Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you must first convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment. This registration process may take approximately seven (7) Brazilian business days to complete. In order to convert your investment under Joint Central Bank/CVM Resolution 13 into a Foreign Direct Investment, you will need to take the steps described under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent”. Once your investment in your Santander Brasil shares or Santander

Brasil units has been effectively converted to a Foreign Direct Investment, you can tender your Santander Brasil shares or Santander Brasil units through the U.S. exchange agent in sufficient time to permit the U.S. exchange agent’s Brazilian custodian to confirm the delivery and report to the U.S. exchange agent that the shares or units have been credited to the U.S. exchange agent’s account, all prior to the expiration time (which is [—] Eastern time ([—] São Paulo time) on the expiration date) by completing and signing the enclosed letter of transmittal and returning it together with:
•	a duly executed and properly completed share transfer order (“Transferência de Ações Escriturais/Nominativas”, which we refer to as “OTA”) included with the enclosed letter of transmittal;
•	if the OTA is executed by your representative, appropriate documentation evidencing the authority of such representative to execute the OTA on your behalf;
•
the updated registry number that will link the Declaratory Registry of Non-Resident of the Central Bank of Brazil (“CDNR”) of the investor and Santander Brasil with the Central Bank of Brazil (“SCE-IED”); and

•	all other required documentation,
to Santander Brasil, acting as its own share registrar (the “Brazilian share registrar”), at Banco Santander (Brasil) S.A., Shareholders Records and Services Dept., (Serv. de Registro e Atendimento a Acionistas), Attn: Dagoberto Vianni or Wilson Gonçalves da Cruz, Rua Amador Bueno, 474—2º andar—Santo Amaro, São Paulo—SP, 04752-005, Federative Republic of Brazil or electronically to acoes@santander.com.br.
If the OTA is executed within Brazil, the signatures of the signing parties must be notarized by a notary public licensed in Brazil. If the OTA is executed outside Brazil, the signatures of the signing parties must be notarized by a notary public licensed under the laws of the jurisdiction in which the OTA is executed and the signature of such notary public must be authenticated by a consular official of Brazil with competent jurisdiction. The OTA is required under Brazilian law to be executed in Portuguese. Therefore, the OTA has been prepared in Portuguese and a certified English translation is being provided for your reference.
While you may withdraw any Santander Brasil shares or Santander Brasil units you tender into the U.S. exchange offer through the U.S. exchange agent prior to the expiration time by providing a written notice of withdrawal to the U.S. exchange agent, by signing the OTA you will irrevocably authorize the Brazilian share registrar to impose a stop transfer order on all of the Santander Brasil shares or Santander Brasil units you tender through the U.S. exchange agent, which will prevent you from being able to transfer such shares or units from the date you sign the OTA until the date that the U.S. exchange offer is completed or terminated.
•
If you are a U.S. holder and you hold your Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you should instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your investment in your Santander Brasil shares or Santander Brasil units to be converted in Brazil from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment and thereafter to tender your Santander Brasil shares or Santander Brasil units on your behalf into the U.S. exchange offer through the U.S. exchange agent using the procedures described in the preceding bullet point. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can effect such tender on your behalf prior to the expiration time and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.

•
If you hold Santander Brasil shares or Santander Brasil units directly in your own name and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3, you must, no later than [—] Eastern time ([—] São Paulo time) on the expiration date either personally or by means of a duly appointed proxy, contact a broker authorized to conduct trades on the B3, complete the steps and provide the documentation set forth in the Edital (as defined herein) and request that the broker tender your Santander Brasil shares or Santander Brasil units on your behalf into the Brazilian exchange offer through the Auction. In order to tender your Santander Brasil shares or Santander Brasil units in the Auction, you must authorize your broker to, no later than [—] Eastern time ([—] São Paulo time) on the expiration date, present a sell order on your behalf in the Auction. You must ensure that you give your broker your instructions and any required documents sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date so that your broker can effect such tender prior to [—] Eastern time ([—] São Paulo time) on the expiration date and you must pay any fees or commissions your broker charges to make such tender. In addition, in order to tender your Santander Brasil shares or Santander Brasil units in the Auction on the B3, you must qualify to participate in the Auction on the B3 by following the procedures set forth in the edital disclosed in Brazil and made available to holders of Santander Brasil shares or Santander Brasil units in connection with the Brazilian exchange offer (the “Edital”).
•
If you hold Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3, then you must instruct your broker, dealer, commercial bank, trust company or other nominee to tender your Santander Brasil shares or Santander Brasil units in the Auction on your behalf (as provided under “The Exchange Offers—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units—Tenders of Santander Brasil Shares and Santander Brasil Units into the Brazilian exchange offer through the Auction” section of this offer to exchange/prospectus beginning on page 63) no later than [—] Eastern time ([—] São Paulo time) on the expiration date. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date in order to effect such tender prior to [—] Eastern time ([—] São Paulo time) on the expiration date and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.

For more information on the procedure for tendering, the time and expense of tendering, the timing of the exchange offers, extensions of the exchange offers and your rights to withdraw your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs from the exchange offers prior to the expiration time, see “The Exchange Offers” section of this offer to exchange/prospectus beginning on page 44.
Q.	How do I convert my Santander Brasil shares into Santander Brasil units?
A.	In order to convert your Santander Brasil shares into Santander Brasil units the following steps must be taken:
•
you must first transfer the number of Santander Brasil common shares and Santander Brasil preferred shares necessary to get the number of Santander Brasil units you want to tender (i.e., one Santander Brasil common share and one Santander Brasil preferred share for every Santander Brasil unit) to the custodian of the Santander Brasil units in Brazil (the “Santander Brasil units custodian”) by executing an OTA and by depositing such Santander Brasil common shares and Santander Brasil preferred shares in a deposit account maintained by the Santander Brasil units custodian;

•
the Santander Brasil units custodian will then credit Santander Brasil’s program account at B3 with the number of Santander Brasil common shares and Santander Brasil preferred shares transferred by the tendering holder and instruct the bookrunner of Santander Brasil units (the “Santander Brasil units bookrunner”) to issue the corresponding Santander Brasil units;

•
after confirming that the Santander Brasil common shares and Santander Brasil preferred shares were transferred from the tendering holder to Santander Brasil’s program account at B3, the Santander Brasil units bookrunner will submit a notice to B3 requesting the issuance of the corresponding Santander Brasil units;

•
B3 will then debit the Santander Brasil common shares and Santander Brasil preferred shares transferred from the Santander Brasil’s program account at B3, register such Santander Brasil common shares and Santander Brasil preferred shares as underlying the corresponding number of Santander Brasil units and credit such corresponding number of Santander Brasil units into Santander Brasil’s program account at B3; and

•
after confirming that the Santander Brasil units were transferred to Santander Brasil’s program account at B3, the Santander Brasil units bookrunner will transfer such Santander Brasil units to an account of the holder at the Santander Brasil units custodian.

Once the steps described above have been completed, you will be able to deposit your Santander Brasil units with the Santander Brasil ADS depositary as described in “How do I tender my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in the exchange offers?”
No taxes apply in Brazil to the conversion of Santander Brasil shares into Santander Brasil units.
Q.	Will I have to pay any fees or commissions for tendering my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs?
A.
If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, you must pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction. In addition, if your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are tendered into the exchange offers by your broker, dealer, commercial bank, trust company or other nominee, you will be responsible for any fees or commissions they may charge you in connection with such tender. Finally, you will be responsible for all governmental charges and taxes payable in connection with tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs. You will not have to pay any fee to the U.S. exchange agent for tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs through the U.S. exchange agent.

Q.	How much time do I have to decide whether to tender?
A.
All tenders of Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares into the U.S. exchange offer must be made through the U.S. exchange agent prior to the expiration time, which is [—] Eastern time ([—] São Paulo time), on the expiration date (which is currently [—] but will change if the exchange offers are extended). If you hold Santander Brasil shares or Santander Brasil units that are not represented by Santander Brasil ADSs, you may tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3 at any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date. In addition, in order to tender your Santander Brasil shares or Santander Brasil units in the Auction on the B3, you must qualify to participate in the Auction on the B3 by following the procedures set forth in the Edital. If you hold Santander Brasil shares or Santander Brasil units and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil shares or Santander Brasil units, you will need to convert your investment in Brazil from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment. This process may take approximately seven (7) Brazilian business days to complete.

Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other securities intermediary may establish its own earlier deadline for participation in the exchange offers. Accordingly, beneficial owners wishing to participate in the exchange offers should contact their broker, dealer, commercial bank, trust company or other securities intermediary as soon as possible in order to determine the times by which they must take action in order to participate in the exchange offers.
For more information on the time involved in tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offers, see “The Exchange Offers—Procedure for Tendering” section of this offer to exchange/prospectus beginning on page 55.
Q.	Can the exchange offers be extended?
A.
Yes. Subject to the applicable rules, regulations and approval of the Comissão de Valores Mobiliários (the “CVM”) in Brazil and/or the SEC, Santander Parent may extend the exchange offers. Santander Parent will announce any extension of the exchange offers by issuing a press release no later than 9:00 a.m. Eastern time on the first business day following the expiration date. In addition, Santander Parent will post a notice of any extension on the website www.santander.com. The information on Santander Parent’s website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Q.	Can I withdraw Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that I have tendered?
A.
You may withdraw any Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into the U.S. exchange offer through the U.S. exchange agent prior to the expiration time. If you tender your

Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, you may withdraw such Santander Brasil shares or Santander Brasil units at any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date. In addition, in accordance with U.S. securities laws, you may withdraw Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered into the U.S. exchange offer if they have not been accepted for exchange within 60 days after the date of this offer to exchange/prospectus.
Q.	What are the conditions to the exchange offers?
A.
The exchange offers are subject to the conditions set forth in “The Exchange Offers—Conditions to Completion of the Exchange Offers” section of this offer to exchange/prospectus beginning on page 54. While Santander Parent does not expect that once obtained any of the required approvals or authorizations will be revoked, amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers, there can be no assurances that the relevant regulators will not take such action or that litigation challenging these approvals or authorizations will not be commenced, any of which could cause Santander Parent to elect to terminate the exchange offers without the acceptance of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs thereunder.

Q.	Will tendered shares be subject to proration?
A.
No. Subject to the terms and conditions of the exchange offers, Santander Parent will acquire any and all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers.

Q.	Do I need to do anything if I want to retain my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs?
A.	No. If you want to retain your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, you do not need to take any action.
Q.	If I do not participate in the exchange offers, will my Santander Brasil securities continue to be listed on the New York Stock Exchange and B3?
A.
NYSE. Failure to satisfy the NYSE’s continued listing standards could result in delisting of listed securities. According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 ADSs for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 27, 2026, there were 11,923 beneficial holders of 1,280,095,277 Santander Brasil ADSs, of which approximately 164,016,451 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 96.64% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 89.93% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 ADSs for the previous 12 months or (iii) at least 99.63% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer. Although we currently do not intend to request delisting of the Santander Brasil ADS, even if the listing standards continue to be satisfied, we may request the delisting in the future. Absent delisting, Santander Brasil ADSs will continue to be traded subsequent to the U.S. exchange offer, but liquidity may be negatively affected.

B3. After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on the B3. Santander Brasil will remain in the traditional segment of B3 (the “Traditional Segment”). Santander Parent does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the bylaws requirements. However, the offer may negatively affect the liquidity of the Santander Brasil shares and Santander Brasil units.

Q.
Will I have the opportunity to sell my Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs to Santander Parent after the exchange offers are completed if I do not tender my Santander Brasil shares, my Santander Brasil units or my Santander Brasil ADSs in the exchange offers?

A.
Following completion of the exchange offers and the acquisition of tendered Santander Brasil securities pursuant to the Auction, less than 15% of the Santander Brasil ordinary shares and the Santander Brasil preferred shares (including, in each case, those underlying Santander Brasil units and Santander Brasil ADSs) will be held by persons other than Santander Parent and its affiliates or related persons (pessoas vinculadas). As a result, pursuant to the requirements of the CVM all holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that were not acquired in the exchange offers will have the option to sell (the “put right”) such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs to Santander Parent at any time during the 30 calendar days following the date of the Auction for the same number of Santander Parent ordinary shares (in the form of Santander Parent ADSs or Santander Parent BDSs, as applicable) that they would have received pursuant to the exchange offers in respect of their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.

In order to exercise such put right during the subsequent 30-calendar-day period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the Brazilian exchange offer through the Auction prior to the expiration date should (i) send a written notification to Santander Brasil, in its capacity as instituição intermediária (intermediary institution) for purposes of the Brazilian exchange offer (the “Intermediary Institution”), with a copy to the Intermediary Institution’s Book-Entry Shares Department, under the subject line “Santander Offer: Exercise of the Additional Obligation Option” and (ii) visit a branch of the Intermediary Institution in Brazil in person or through an attorney-in-fact and execute a specific exchange agreement in respect of their Santander Brasil shares and/or Santander Brasil units, copies of which will be available at such branches.
Holders of Santander Brasil ADSs and U.S. holders of Santander Brasil shares and Santander Brasil units who wish to exercise such put right during the subsequent 30-calendar-day period (the “subsequent offering period”) to tender into the U.S. exchange offer through the U.S. exchange agent, should follow the same procedures for tendering securities that apply prior to the expiration date.
As a result of this put right, holders of Santander Brasil Securities will be entitled to tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs during the subsequent offering period as follows. Santander Parent will announce two (2) successive tendering periods. The first tendering period will begin on the first business day of the subsequent offering period, which will be the first business day after the expiration date, and will remain open for 12 business days. The second tendering period will begin immediately following the expiration of the first tendering period and will remain open for the number of business days required to complete the 30-calendar-day subsequent offering period. We expect that holders exercising their put right during any such tendering period will receive the Santander Parent ADSs and/or Santander Parent BDSs that they are entitled to receive pursuant to the exercise of such put right after such tendering period.
Q.	Will Santander Parent make available an appraisal report (laudo) regarding Santander Brasil and Santander Parent in connection with the exchange offers?
A.
Pursuant to CVM Resolution 215, of October 29, 2024, as amended (“CVM Resolution 215”), as Santander Parent is the indirect controlling shareholder of Santander Brasil, Santander Parent is required to make available an appraisal report of Santander Brasil and Santander Parent prepared by an independent appraiser. On September 18, 2026, UBS BB Corretora de Câmbio, Títulos e Valores Mobiliários S.A. (the “Appraiser”) delivered an appraisal report (laudo) (the “Appraisal Report”) to Santander Parent in respect of the Santander Brasil units and the Santander Parent ordinary shares. The Appraisal Report indicates a value range of Santander Brasil units and the Santander Parent ordinary shares using the economic value methodology. The Appraiser chose the trading comparables multiples methodology to estimate the economic value of Santander Brasil and Santander Parent. The Appraisal Report does not constitute a fairness opinion or any view of the Appraiser on the fairness, the convenience or opportunity from a financial or economic point of view, of the consideration being offered in the exchange offers or any recommendation as to the exchange ratio determined by Santander Parent, to any holder of securities of Santander Brasil, Santander Parent or any other entity, in Brazil or abroad, or as to whether such holder should tender, retain or dispose of any securities or otherwise take any action with respect to the Transaction. For more information about the Appraisal Report, see “The Exchange Offers—Appraisal Report” section of this offer to exchange/prospectus.

Q.	Will I have appraisal rights in connection with the exchange offers?
A.	No. There are no appraisal or similar rights available to holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in connection with the exchange offers.
Q.	Can Santander Parent squeeze out the holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that do not tender into the exchange offers?
A.
No. Since the exchange offers will not result in the cancellation of Santander Brasil’s registration as a companhia aberta with the CVM, Santander Parent will not be entitled to conduct a squeeze out of or compulsorily redeem the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs not tendered into the exchange offers.

Q.	How and where will the outcome of the exchange offers be announced?
A.
Santander Parent will announce the outcome of the exchange offers by issuing a press release no later than 9:00 a.m. Eastern time on the first business day following the expiration date. In addition, Santander Parent will post a notice of the results of the exchange offers on www.santander.com. The information on www.santander.com is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Q.	When are the exchange offers expected to be completed?
A.	Santander Parent expects to complete the exchange offers during the first half of 2027.
Q.	What are the tax consequences if I participate in the exchange offers?
A.
For more information on the Spanish, Brazilian and U.S. tax consequences of the exchange offers, see “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 72. Additionally, for certain Brazilian tax consequences of your participation in the exchange offers that are uncertain, see the “Risk Factors—Certain Brazilian Tax Consequences Are Uncertain” section of this offer to exchange/prospectus beginning on page 32, and for certain Spanish tax consequences of your participation in the exchange offers that are uncertain, see the “Risk Factors—You Will Need to Consider the Spanish Tax Consequences of the Transaction and of Holding Santander Parent Securities” section of this offer to exchange/prospectus beginning on page 33. You should consult your own tax advisor on the tax consequences to you of tendering your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offers. If you are not located in the United States or are not a U.S. holder, you should consult the separate offering documents relating to the Brazilian exchange offer that are being published in Brazil and made available to all holders of Santander Brasil shares and Santander Brasil units.

Q.
If my Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are acquired in the exchange offers, how will my rights as a Santander Brasil shareholder, as a Santander Brasil unitholder or as a holder of Santander Brasil ADSs change?

A.
If your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are acquired in the exchange offers, you will become a holder of Santander Parent ADSs or Santander Parent BDSs, as described herein, each of which will represent one Santander Parent ordinary share deposited with the applicable depositary. Your rights as a holder of Santander Parent ADSs or Santander Parent BDSs will be determined by the applicable deposit agreement. The rights of a holder of the Santander Parent ordinary shares represented by your Santander Parent ADSs or Santander Parent BDSs will be governed by Santander Parent’s bylaws, the Spanish companies act (Texto Refundido de la Ley de Sociedades de Capital aprobado por el Real Decreto Legislativo 1/2010), as amended (“Spanish Companies Act”), and the Spanish corporation regulations. For a summary of the material differences between the rights of holders of Santander Parent ordinary shares compared to the rights of holders of Santander Brasil shares or Santander Brasil units, see the “Comparison of Rights of Holders of Santander Parent Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 109. For a summary of the material differences between the rights of holders of Santander Parent ADSs compared to the rights of holders of Santander Brasil ADSs, see the “Comparison of Rights of Holders of Santander Parent Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 109. For a summary of the rights of holders of Santander Parent BDSs, see the “Description of Santander Parent Brazilian Depositary Shares” section of this offer to exchange/prospectus beginning on page 104.

Q.	When will I receive my Santander Parent ADSs and/or Santander Parent BDSs?
A.
Under Spanish law, a number of procedural steps must be taken after the exchange offers are completed and before the Santander Parent ADSs and/or Santander Parent BDSs can be delivered. If the U.S. exchange offer is completed, we expect that you will receive the Santander Parent ADSs you are entitled to receive pursuant to the U.S. exchange offer by the [—] business day following the expiration date.

The Brazilian exchange offer will be settled two (2) Brazilian business days after the Auction. On the settlement date of the Brazilian exchange offer, tendering holders will receive one (1) Class A Subscription Receipt for each Santander Brasil common share validly tendered into, and not withdrawn from, the Brazilian exchange offer, one (1) Class B Subscription Receipt for each Santander Brasil preferred share validly tendered into, and not withdrawn from, the Brazilian exchange offer and one (1) Class A Subscription Receipt and one (1) Class B Subscription Receipt for each Santander Brasil unit validly tendered into, and not withdrawn from, the Brazilian exchange offer. Each Subscription Receipt will entitle its holder to receive 0.2028 Santander Parent BDSs, subject to the adjustments to the exchange ratio described herein. The Subscription Receipts will then be canceled and the Santander Parent BDSs will be issued by the Depositary Institution and credited through the Central Depositary 10 Spanish and Brazilian business days following the Auction. The Santander Brasil shares and the Santander Brasil units tendered through the U.S. exchange agent and the Santander Brasil ADSs will not be eligible to participate in the Auction.
It is expected that the payment of cash in lieu of fractional Santander Parent ADSs will be made promptly following the delivery of the Santander Parent ADSs. Cash in lieu of fractional Santander Parent BDSs will be paid within seven (7) Spanish and Brazilian business days following the date on which the Santander Parent BDSs are delivered. Such payment will be subject to B3’s confirmation, no later than one (1) Brazilian business day following such delivery, of the number of fractional Santander Parent ordinary shares to be sold on the Spanish secondary market.
Q.
What if the exchange offers are not consummated or Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that I have tendered into the exchange offers are not accepted for any reason?

A.
If the exchange offers are not consummated or any tendered Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, that have been tendered into the exchange offers are not accepted for any reason, the Central Depositary will return the Santander Brasil shares and the Santander Brasil units to the tendering holders as soon as practicable, and for tenders through the U.S. exchange agent, the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs so tendered will be sent to the tendering shareholders, unitholders and holders of ADSs by the U.S. exchange agent promptly after the expiration or termination of the U.S. exchange offer.

Q.	Can I tender less than all the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that I own into the exchange offers?
A.	Yes. You may elect to tender all or a portion of the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that you own into the exchange offers.
Q.	Who can I call with questions?
A.	If you have more questions about the exchange offers, you should contact Sodali & Co. at:
Banks and Brokers phone number: (203) 658-9400

Stockholders phone number - Toll Free: (800) 662-5200

E-mail: santander@investor.sodali.com

WHERE YOU CAN FIND MORE INFORMATION
Each of Santander Parent and Santander Brasil files with, and furnishes to, the SEC reports and other information. The SEC maintains an internet website at www.sec.gov that contains reports and other information regarding Santander Parent and Santander Brasil. You may also inspect certain reports and other information concerning Santander Parent and Santander Brasil at the offices of the New York Stock Exchange LLC (the “NYSE”).
Santander Parent makes available free of charge through its website accessible at www.santander.com certain of Santander Parent’s reports and other information filed with or furnished to the SEC. With the exception of the reports specifically incorporated by reference in this document as set forth in “Incorporation of Certain Information By Reference,” material contained on or accessible through Santander’s website is not incorporated into this document. You may also request a copy of Santander Parent’s filings at no cost, by writing or calling Santander Parent at the following address:
Banco Santander, S.A.
New York Branch
437 Madison Avenue
New York, New York 10022
Attention: Investor Relations
Telephone: +1 (212) 350-3500
Email: investor@gruposantander.com

or

Banco Santander, S.A.
Ciudad Grupo Santander
Avenida de Cantabria, s/n
Edificio Pereda, 1a planta
28660 Boadilla del Monte
Madrid, Spain
Attention: Investor Relations
Telephone: +34-91-289-9239
Email: investor@gruposantander.com

or

Banco Santander (Brasil) S.A.
Av. Juscelino Kubitschek, 2235—26th floor Vila Olímpia, São Paulo,
SP, 04543-011 Federative Republic of Brazil
Attention: Investor Relations
Telephone: +55 11 3553 3810
Email: investor@gruposantander.com
Santander Parent has filed with the SEC a registration statement on Form F-4 (the “Registration Statement”) to register under the Securities Act of 1933, as amended (the “Securities Act”), the offer and sale of Santander Parent ordinary shares pursuant to the U.S. exchange offer to holders of Santander Brasil ADSs, holders of Santander Brasil units and holders of Santander Brasil shares to be tendered into the U.S. exchange offer through the U.S. exchange agent and to register the offer and sale of Santander Parent BDSs pursuant to the Brazilian exchange offer to U.S. holders of Santander Brasil units and Santander Brasil shares to be tendered into the Brazilian exchange offer through the Auction on the B3. This offer to exchange/prospectus forms a part of that Registration Statement. Santander Parent will also file with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the exchange offers. The Registration Statement, the Schedule TO and any amendments thereto will be available for inspection and copying as set forth above.

DOCUMENTS INCORPORATED BY REFERENCE ARE ALSO AVAILABLE FROM SANTANDER PARENT WITHOUT CHARGE UPON REQUEST TO SODALI & CO. AT:
BANKS AND BROKERS PHONE NUMBER: (203) 658-9400

STOCKHOLDERS PHONE NUMBER - TOLL FREE: (800) 662-5200

E-MAIL: SANTANDER@INVESTOR.SODALI.COM
IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE THEN-SCHEDULED EXPIRATION DATE OF THE EXCHANGE OFFERS. THIS DEADLINE IS CURRENTLY [—] BECAUSE THE EXPIRATION DATE OF THE EXCHANGE OFFERS IS CURRENTLY [—] BUT THE ACTUAL DEADLINE WILL BE DIFFERENT IF THE EXCHANGE OFFERS ARE EXTENDED. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM SANTANDER PARENT, SANTANDER PARENT WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR OTHER EQUALLY PROMPT MEANS, WITHIN ONE (1) BUSINESS DAY AFTER SANTANDER PARENT RECEIVES YOUR REQUEST.
Santander Parent has not authorized anyone to give any information or make any representation about the exchange offers that is different from, or in addition to, the information contained in this offer to exchange/prospectus or in any materials incorporated by reference into this offer to exchange/prospectus. The information contained in this offer to exchange/prospectus speaks only as of the date of this offer to exchange/prospectus unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
As allowed by the SEC, this offer to exchange/prospectus does not contain all of the information that is deemed to be included in this offer to exchange/prospectus. This is because the SEC allows Santander Parent to “incorporate by reference” into this offer to exchange/prospectus certain reports and other documents that Santander Parent and Santander Brasil file with, or furnish to, the SEC both before and after the date of this offer to exchange/prospectus. The reports and other documents incorporated by reference into this offer to exchange/prospectus contain important information concerning Santander Parent and Santander Brasil and the information contained in those reports and other documents incorporated by reference herein (except to the extent superseded by information expressly contained herein) is deemed to form part of this offer to exchange/prospectus even though such information is not physically included herein.
This offer to exchange/prospectus incorporates by reference the following documents filed with, or furnished to, the SEC by Santander Parent or Santander Brasil prior to the date of this offer to exchange/prospectus:
•
Santander Parent’s Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on February 27, 2026, as updated through Santander Parent’s Current Report on Form 6-K submitted to the SEC on April 1, 2026 (Accession No. 0000891478-26-000037), solely to recast certain financial information and related disclosures as a result of certain changes to the presentation of Santander Parent’s financial information (the “Santander Parent 2025 Form 20-F”);

•
Santander Parent’s Current Report on Form 6-K submitted to the SEC on April 1, 2026 (Accession No. 0000891478-26-000037), relating to certain recast financial information as a result of certain changes to the presentation of Santander Parent’s financial information (the “Recast 6-K”);

•
Santander Parent’s Current Report on Form 6-K submitted to the SEC on July 24, 2026 (Accession no. 0000891478-26-000078), containing the interim consolidated directors’ report and unaudited interim condensed consolidated financial statements for the six-month period ended June 30, 2026;

•
Santander Parent’s Current Report on Form 6-K submitted to the SEC on August 10, 2026 (Accession no. 0000950103-26-012104), regarding Santander Parent’s €1,825 million share buy-back program (the “Santander Parent Share Buy-Back Program 6-K”);

•	Santander Brasil’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025, filed on February 27, 2026 (the “Santander Brasil 2025 Form 20-F”);
•
Unaudited Condensed Consolidated Financial Statements as of, and for the six-month period ended June 30, 2026, included in Santander Brasil’s Current Report on Form 6-K submitted to the SEC on September 1, 2026 (Accession no. 0001628280-26-059844) except for (i) the report on review of interim consolidated financial information issued by the independent accountant, which was prepared in accordance with Brazilian and International Standards on Review Engagements, (ii) APPENDIX I – Consolidated Condensed Statement of Value Added, (iii) Composition of Management Bodies as of June 30, 2026, and (iv) the Audit Committee Report (the “Santander Brasil Second Quarter Form 6-K”);

•	the description of the Santander Brasil shares and the Santander Brasil units in Exhibit 2.5 “Description of Securities” to the Santander Brasil 2025 Form 20-F; and
•
the descriptions of the Santander Parent ordinary shares and Santander Parent ADSs under the captions “Description of Santander Ordinary Shares” and “Description of Santander American Depositary Shares” in the registration statement on Form F-4 filed by Santander Parent with the SEC on April 20, 2026 in connection with Santander Parent’s proposed transaction with Webster Financial Corporation (the “Santander Parent Webster F-4”).

In addition, all annual reports on Form 20-F that Santander Parent and Santander Brasil file with the SEC and all reports on Form 6-K that Santander Parent and Santander Brasil furnish to the SEC indicating that they are so incorporated by reference into this offer to exchange/prospectus, in each case after the date of this offer to exchange/prospectus and prior to the expiration or termination of the exchange offer, will also be incorporated by reference into this offer to exchange/prospectus. Any information contained in, or incorporated by reference into, this offer to exchange/prospectus prior to the filing with, or furnishing to, the SEC of any such report after the date of this offer to exchange/prospectus shall be deemed to be modified or superseded to the extent that the disclosure in such report modifies or supersedes such information. In addition, this offer to exchange/prospectus, as supplemented or amended from time to time, shall be deemed to modify and supersede any prior information previously published by or on behalf of Santander Parent regarding the exchange offers to the extent inconsistent herewith.
Upon your request, Santander Parent’s information agent will provide to you without charge copies of any or all reports and documents described above that are incorporated by reference into this offer to exchange/prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference). Requests for such copies should be directed to Santander Parent’s information agent, Sodali & Co., at:
Banks and Brokers phone number: (203) 658-9400

Stockholders phone number - Toll Free: (800) 662-5200

E-mail: santander@investor.sodali.com
To obtain timely delivery of any of these documents, you must request them no later than five (5) business days before the then scheduled expiration date of the exchange offers. This deadline is currently [—] because the expiration date of the exchange offers is currently [—] but the actual deadline will be different if the exchange offers are extended.
Santander Parent has provided only the information contained in, or incorporated by reference into, this offer to exchange/prospectus in deciding whether or not to accept the exchange offers. Santander Parent has not authorized anyone to provide you with any information that is different from what is contained in, or incorporated by reference into, this offer to exchange/prospectus. The information contained in, or incorporated by reference into, this offer to exchange/prospectus is accurate only as of its date. You should not assume that such information is accurate as of any other date and neither the mailing of this offer to exchange/prospectus to you nor the issuance of Santander Parent ADSs or Santander Parent BDSs in connection with the exchange offers shall create any implication to the contrary.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This document contains statements that constitute “forward-looking statements” within the meaning of, and subject to the protections of, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements can be identified by words such as “achieve,” “anticipate,” “assume,” “believe,” “could,” “deliver,” “drive,” “enhance,” “estimate,” “expect,” “focus,” “future,” “goal,” “grow,” “guidance,” “intend,” “may,” “might,” “plan,” “position,” “potential,” “predict,” “project,” “opportunity,” “outlook,” “should,” “strategy,” “target,” “trajectory,” “trend,” “will,” “would,” and other similar words and expressions, or the negative of such terms or other comparable terminology. Forward-looking statements include, but are not limited to, statements about business strategy, goals and objectives, projected financial and operating results, including outlook for future growth, and future share dividends, share repurchases and other uses of capital.
These statements are not historical facts, but instead represent the beliefs of Santander Parent and Santander Brasil regarding future events, many of which, by their nature, are inherently uncertain and outside of their control. The ability of Santander Parent or Santander Brasil to predict results or the actual effects of their plans and strategies is subject to inherent uncertainty. Investors are cautioned not to place undue reliance on such statements.
Important factors that could cause actual results, financial condition, and achievements of Santander Parent and Santander Brasil to differ materially from those indicated in these forward-looking statements include those set forth under “Risk Factors” in this offer to exchange/prospectus beginning on page 29, those discussed and identified in public filings made with the SEC by Santander Parent or Santander Brasil, and the following:
•
risks related to the exchange offers, including uncertainties as to whether certain statutory relief under the U.S. securities laws will be granted, the risk that the conditions to commencement and/or consummation of the exchange offers are not received or satisfied on a timely basis or at all, and the risk of Santander Brasil shareholders not tendering their securities in the exchange offers or otherwise not supporting the terms of the exchange offers;

•	the expected timing and likelihood of completion of the exchange offers, including the timing, receipt and terms and conditions of any required regulatory or shareholder approvals;
•
disruption to the parties’ businesses as a result of the announcement and pendency of the exchange offers; the risk that matters relating to the exchange offers could have adverse effects on the market price of the securities of Santander Parent or Santander Brasil;

•
the risk that the exchange offers could have an adverse effect on the ability of Santander Parent or Santander Brasil to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers;

•	the possibility that the exchange offers may be more expensive to complete than anticipated, including as a result of unexpected factors or events;
•	the dilution caused by Santander Parent’s issuance of additional Santander Parent ordinary shares and Santander Parent ADSs in connection with the exchange offers; and
•	compliance with regulatory requirements.
All subsequent written and oral forward-looking statements concerning the transaction or other matters addressed in this document and attributable to Santander Parent or Santander Brasil, or any person acting on their behalf, are expressly qualified in their entirety by the cautionary statements contained or referred to in this document.
The forward-looking statements included in this document speak only as of the date of this document. None of Santander Parent or Santander Brasil undertakes any obligation to publicly update or revise any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable securities laws, including Rule 14d-3(b) under the Exchange Act. You should read carefully the risk factors described in the “Risk Factors” section of this offer to exchange/prospectus beginning on page 29.

SUMMARY
This summary highlights selected information from this offer to exchange/prospectus. It does not contain all the information that is important to you. Before you decide whether or not to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, you should read carefully this entire offer to exchange/prospectus as well as the documents that are incorporated by reference into or filed as exhibits to the registration statement of which this offer to exchange/prospectus forms a part. See the “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” sections of this offer to exchange/prospectus, beginning on page 15 and page 17, respectively.
Banco Santander, S.A.
Banco Santander, S.A. (“Santander Parent”) and its consolidated subsidiaries (the “Santander Group”) are a group of banking and financial companies that operate principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. Recent corporate transactions completed by the Santander Group include the sale of Santander Poland and the acquisitions of TSB and Webster (each as defined herein).
On January 9, 2026, Santander Parent and Erste Group Bank AG (“Erste”) announced the completion of the sale of Santander Bank Polska (“Santander Poland”), which had been disclosed in May 2025, after obtaining all required regulatory approvals and fulfilling of the conditions for closing. Erste acquired approximately 49% of the share capital of Santander Poland and the 50% of the asset management company (TFI) which was not integrated within Santander Poland, for a total cash consideration of approximately €7 billion.
On July 1, 2025, Santander Parent agreed to acquire TSB Banking Group plc (“TSB”) from Banco de Sabadell, S.A. (“Sabadell”). The consideration paid at completion for the entire issued share capital of TSB was GBP 2.65 billion, plus Sabadell’s estimate of the difference in TSB’s tangible net asset value between April 1, 2025 and April 30, 2026 (the “TNAV Variation”) amounting to approximately GBP 213 million. The consideration paid at completion will be adjusted upwards or downwards once the final TNAV Variation has been determined after completion. The acquisition was completed on April 30, 2026 (London time), after the relevant regulatory approvals were obtained.
On February 3, 2026, Santander Parent, Webster Financial Corporation (“Webster”) and Webster Virginia Corporation entered into an agreement under which Santander Parent agreed to acquire Webster, the parent company of Webster Bank, N.A., for an announced value of approximately U.S. $12,200 million (approximately €10,300 million). Webster shareholders received U.S. $48.75 in cash and 2.0548 Santander Parent ordinary shares for each Webster share. The transaction was structured as a reincorporation merger of Webster with and into Webster Virginia Corporation, for the redomiciliation of the former from the State of Delaware to the State of Virginia, followed by a statutory share exchange. The acquisition was completed on August 20, 2026 after the relevant regulatory approvals were obtained. At completion, Webster became a wholly-owned subsidiary of Santander Parent and merged with and into Santander Holdings USA, Inc., and Webster Bank, N.A. merged with and into Santander Bank, N.A. The acquisition expanded the Santander Group’s scale and capabilities in the United States.
As of June 30, 2026, Santander Parent had a stock market capitalization of €177.5 billion, total assets of €1,954.5 billion and total equity of €115.9 billion. For the six months ended June 30, 2026, it reported total income and profit attributable to the parent of €30.8 billion and €9.0 billion, respectively. As of June 30, 2026, it employed approximately 185,300 people and had 6,496 branches and approximately 182.5 million customers worldwide.
Santander Parent ordinary shares trade on the Spanish Stock Exchanges through the Automated Quotation System under the ticker symbol “SAN.” Santander Parent ordinary shares are also listed on the London (in the form of CREST depository interests) and Warsaw stock exchanges under the ticker symbol “BNC” and “SAN,” respectively, and in the International Quotation System of the Mexican stock exchange under the ticker symbol “SANN.” Santander Parent ADSs trade on the NYSE under the ticker symbol “SAN.”
Santander Parent was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Santander Parent is incorporated under, and governed by, the laws of the Kingdom of Spain as a company with unlimited duration and with limited liability (sociedad anónima).
Santander Parent conducts business under the commercial name “Santander.” The Group’s principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (011) 34-91-259-6520.

Banco Santander (Brasil) S.A.
Santander Brasil is currently the third largest privately owned bank in Brazil, and the only international bank that operates countrywide, according to public disclosures. Santander Brasil operates in both the retail and wholesale segments with high-added value offers, which allows Santander Brasil to provide its products and services to individuals, small and medium enterprises, and large corporate customers. Please refer to the “Presentation of Financial and Other Information” section included in the Santander Brasil 2025 Form 20-F.
Santander Brasil provides a full range of products and services to its customers through the following business segments:
•
Commercial Banking: provides services and products to individuals and companies (excluding global corporate customers, who are managed by the Global Wholesale Banking division). The revenue generated from this segment is derived from the banking and financial products and services offered to both account holders and non-account holders.

•
Global Wholesale Banking: offers a wide range of national and international tailor-made financial services and structured solutions for our global corporate customers, which are primarily local and multinational corporations.

The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on the B3 under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.”
The principal executive offices of Santander Brasil are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235—Bloco A Vila Olímpia, São Paulo, SP 04543-011, Brazil, and its telephone number is +55 11-3553 3300.
Risk Factors (page 29)
An investment in Santander Parent ordinary shares (including those represented by Santander Parent ADSs or Santander Parent BDSs) involves risks. In considering whether or not to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in the exchange offers, you should carefully consider the information about these risks set forth under the “Risk Factors” section of this offer to exchange/prospectus beginning on page 29, together with the other information included or incorporated by reference into this offer to exchange/prospectus.
The Exchange Offers (page 44)
Exchange Offers
Santander Parent is making two exchange offers. A U.S. exchange offer is being made in the United States pursuant to this offer to exchange/prospectus and a Brazilian exchange offer is being made in Brazil and elsewhere outside the United States pursuant to offering documents to be published in Brazil and made available to holders of Santander Brasil shares and Santander Brasil units in order to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, in each case other than any Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs owned directly or indirectly by Santander Parent, in exchange for Santander Parent ordinary shares.
Consideration to be Received
If the exchange offers are completed, you will receive 0.2028 of a Santander Parent ordinary share for each Santander Brasil share you validly tender into, and do not withdraw from, the exchange offers and 0.4056 of a Santander Parent ordinary share for each Santander Brasil unit or Santander Brasil ADS you validly tender into, and do not withdraw from, the exchange offers, subject to adjustment, as described herein. Holders who tender their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent will receive the relevant number of Santander Parent ordinary shares in the form of Santander Parent ADSs, while holders who tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3 will receive the relevant number of Santander Parent ordinary shares in the form of Santander Parent BDSs, as described herein.
Expiration Date
All tenders of Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the U.S. exchange offer must be made through the U.S. exchange agent prior to the expiration time, which is [—] Eastern time ([—] São Paulo time) on the expiration date (which is currently [—], but which may be extended from time to time). If you hold Santander Brasil shares or Santander Brasil units, you can tender them into the Brazilian exchange offer through the Auction on the B3 at any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date.
Beneficial owners should be aware that their broker, dealer, commercial bank, trust company or other securities intermediary may establish its own earlier deadline for participation in the exchange offers. Accordingly, beneficial owners wishing to participate in the exchange offers should contact their broker, dealer, commercial bank, trust company or other securities intermediary as soon as possible in order to determine the times by which they must take action in order to participate in the exchange offers.
Extensions
Subject to the applicable rules, regulations and approval of the CVM and/or the SEC, Santander Parent may extend the expiration date of the exchange offers, including if at the time the exchange offers are scheduled to expire any of the conditions to the completion of the exchange offers that are waivable by Santander Parent are not satisfied or waived and the expiration date of the exchange offers will be extended if required by such rules and regulations. Santander Parent will announce any extension of the exchange offers by issuing a press release no later than 9:00 a.m. Eastern time on the first business day following the expiration date.
Conditions to the Exchange Offers
The exchange offers are subject to the conditions set forth in “The Exchange Offers—Conditions to Completion of the Exchange Offers” section of this offer to exchange/prospectus beginning on page 54.
Procedure for Tendering
The steps you must take to tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the exchange offers will depend on whether you hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs and whether you hold such Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs directly or indirectly through a broker, dealer, commercial bank, trust company or other securities intermediary.
If you hold Santander Brasil ADSs and would like to tender them into the U.S. exchange offer, you must tender them through the U.S. exchange agent prior to the expiration time.
If you hold Santander Brasil shares or Santander Brasil units, there are three possible ways to tender them into the exchange offers:
•
If you are a U.S. holder, you can tender your Santander Brasil shares or Santander Brasil units if they are held as a Foreign Direct Investment into the U.S. exchange offer through the U.S. exchange agent, who will receive and hold tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Parent and, if the U.S. exchange offer is completed, will exchange such Santander Brasil shares or Santander Brasil units for Santander Parent ADSs;
•
you can deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in the section “The Exchange Offers—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent); or
•
you can tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3.
Withdrawal
You may withdraw any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered into the U.S. exchange offer through the U.S. exchange agent any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date. If you tendered your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, you may withdraw such Santander Brasil shares or Santander Brasil units from the Auction on the B3 at any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date. In addition, in accordance with U.S. securities laws, you may withdraw your tendered Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered into the U.S. exchange offer if they have not been accepted for exchange within 60 days after the date of this offer to exchange/prospectus.
For more information on the procedure for tendering, the timing of the exchange offers, extensions of the exchange offers and your rights to withdraw your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs from the exchange offers prior to the expiration time, see “The Exchange Offers” section of this offer to exchange/prospectus beginning on page 44.
Santander Parent’s Purpose and Reasons for the Proposed Exchange Offers (page 42)
Santander Parent is conducting the exchange offers to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not owned directly or indirectly by Santander Parent. In approving the proposed exchange offers, Santander Parent considered a variety of factors in favor of the proposed exchange offers. Santander Parent views the proposed transaction as an additional step towards the simplification of Santander Group’s structure, aligned with its One Transformation and Global Businesses strategy and has confidence in the long-term growth potential of Santander Brasil. In addition, Santander Parent believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Parent and Santander Brasil, and that the transaction will be accretive on both earnings per share and tangible net asset value per share while remaining neutral to Santander Group’s CET1 ratio. Furthermore, the exchange offers give shareholders of Santander Brasil an opportunity to become shareholders of one of the world’s leading diversified financial groups.
For a discussion of Santander Parent’s purpose and reasons for the proposed exchange offers, see “Santander Parent’s Purpose and Reasons for the Proposed Exchange Offers” section of this offer to exchange/prospectus beginning on page 42.
Appraisal Report (page 46)
Pursuant to CVM Resolution 215, as Santander Parent is the indirect controlling shareholder of Santander Brasil, Santander Parent is required to make available an appraisal report of Santander Brasil and Santander Parent prepared by an independent appraiser. On September 12, 2026, Santander Parent engaged UBS BB Corretora de Câmbio, Títulos e Valores Mobiliários S.A., as the Appraiser. The Appraisal Report was delivered to Santander Parent on September 18, 2026. The Appraiser was engaged by Santander Parent to act as an independent contractor and not in any other capacity including as a fiduciary or agent, and any duties arising out of its engagement are owed solely to Santander Parent. For more information about the Appraisal Report, see “The Exchange Offers—Appraisal Report” section of this offer to exchange/prospectus beginning on page 46.
Appraisal Rights; Dissenting Shares (page 85)
There are no appraisal or similar rights available to holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in connection with the exchange offers.
Certain Legal and Regulatory Matters (page 86)
Santander Parent Shareholders’ Approval
Santander Parent’s board of directors will propose that the shareholders of Santander Parent pass the relevant capital increase resolutions necessary to issue the shares of Santander Parent to be delivered in connection with the exchange offers (including any subsequent offering period). Such capital increase resolutions are expected to be passed at a general shareholders’ meeting to be held no later than the commencement date.
CVM and B3 Registrations
Pursuant to Brazilian regulations, before commencement of the Brazilian exchange offer, Santander Parent is required to register itself as a foreign issuer in Category A with the CVM and register the Santander Parent BDSs and the Brazilian exchange offer with the CVM and B3. Santander Parent expects to obtain all registrations required with the CVM and B3 no later than the commencement date.

For more information about the approval and filings required to complete the exchange offers, see “The Exchange Offers—Certain Legal and Regulatory Matters” section of this offer to exchange/prospectus beginning on page 86.
Continued Listings (page 88)
The acquisition of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs by Santander Parent pursuant to the exchange offers will reduce the number of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that might otherwise trade publicly and, depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired by Santander Parent pursuant to the exchange offers, could adversely affect the liquidity, market value and eligibility for inclusion in indices of any remaining Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs held by the public.
Although Santander Parent does not currently intend to seek delisting of the Santander Brasil ADSs from the NYSE, Santander Parent may request the delisting in the future or, depending upon the number of Santander Brasil ADSs purchased pursuant to the U.S. exchange offer, the Santander Brasil ADSs may no longer meet the standards for continued listing on the NYSE and they may be delisted, which would negatively affect the liquidity of the Santander Brasil ADSs. According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 ADSs for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 27, 2026, there were 11,923 beneficial holders of 1,280,095,277 Santander Brasil ADSs, of which approximately 164,016,451 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 96.64% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 89.93% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 ADSs for the previous 12 months or (iii) at least 99.63% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer. Absent delisting, Santander Brasil ADSs will continue to be traded subsequent to the U.S. exchange offer, but liquidity may be negatively affected.
After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on the B3. Santander Brasil will remain listed in B3’s Traditional Segment. Santander Parent does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the bylaws requirements. However, the offer may negatively affect the liquidity of the Santander Brasil shares and Santander Brasil units.
Put Right and Subsequent Offering Period (page 85)
Following completion of the exchange offers and the acquisition of tendered Santander Brasil securities pursuant to the Auction, less than 15% of the Santander Brasil ordinary shares and the Santander Brasil preferred shares (including, in each case, those underlying Santander Brasil units and Santander Brasil ADSs) will be held by persons other than Santander Parent and its affiliates or related persons (pessoas vinculadas). As a result, pursuant to the requirements of the CVM all holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that were not acquired in the exchange offers will have the option to sell (the “put right”) such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs to Santander Parent at any time during the 30 calendar days following the date of the Auction for the same number of Santander Parent ordinary shares (in the form of Santander Parent ADSs or Santander Parent BDSs, as applicable) that they would have received pursuant to the exchange offers in respect of their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.
In order to exercise such put right during the subsequent offering period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the Brazilian exchange offer through the Auction prior to the expiration date should (i) send a written notification to Santander Brasil, in its capacity as Intermediary Institution, with a copy to the Intermediary Institution’s Book-Entry Shares Department, under the subject line

“Santander Offer: Exercise of the Additional Obligation Option” and (ii) visit a branch of the Intermediary Institution in Brazil in person or through an attorney-in-fact and execute a specific exchange agreement in respect of their Santander Brasil shares and/or Santander Brasil units, copies of which will be available at such branches.
Holders of Santander Brasil ADSs and U.S. holders of Santander Brasil shares and Santander Brasil units who wish to exercise such put right during the subsequent offering period to tender into the U.S. exchange offer through the U.S. exchange agent, should follow the same procedures for tendering securities that apply prior to the expiration date.
As a result of this put right, holders of Santander Brasil Securities will be entitled to tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs during the subsequent offering period as follows. Santander Parent will announce two (2) successive tendering periods. The first tendering period will begin on the first business day of the subsequent offering period, which will be the first business day after the expiration date, and will remain open for 12 business days. The second tendering period will begin immediately following the expiration of the first tendering period and will remain open for the number of business days required to complete the 30-calendar-day subsequent offering period. We expect that holders exercising their put right during any such tendering period will receive the Santander Parent ADSs and/or Santander Parent BDSs that they are entitled to receive pursuant to the exercise of such put right after such tendering period.
Source and Amount of Funds (page 90)
The exchange offers are not conditioned upon any financing arrangements, and no funds have been borrowed for purposes of the exchange offers.
Accounting Treatment (page 89)
As Santander Brasil was controlled and consolidated by Santander Parent prior to the proposed transaction, the accounting treatment of the transaction will be recorded (i) in accordance with IFRS 10.23, which states: “Changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are equity transactions (i.e., transactions with owners in their capacity as owners)” and (ii) taking into consideration guidance of IFRS 10.B96, which states: “When the proportion of the equity held by non-controlling interests changes, an entity shall adjust the carrying amounts of the controlling and non-controlling interests to reflect the changes in their relative interests in the subsidiary. The entity shall recognize directly in equity any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received, and attribute it to the owners of the parent.” Therefore, the Santander Group will recognize the difference between (i) the amount by which the non-controlling interests are adjusted and (ii) the fair value of the consideration paid (equity interest issued by Santander Parent) directly in equity and attributed to the owners of the parent.
Adjustments to Consideration (page 51)
If Santander Brasil makes any distribution of dividends, interest on equity (juros sobre capital próprio), or any other type of distribution to its shareholders (regardless of whether it is an ordinary, extraordinary, interim or complementary distribution) that is an Eligible Distribution, the exchange ratio offered as consideration in the exchange offers will be adjusted downwards to reflect the gross amount of the distribution per Santander Brasil security (on a per-common-share, per-preferred-share, per-unit or per-ADS basis, as applicable), as described herein. Similarly, if Santander Parent makes any distribution of dividends or any other type of distribution to its shareholders that is an Eligible Distribution, the exchange ratio will be adjusted upwards to reflect the gross amount of the distribution per Santander Parent ordinary share or fraction thereof, as described herein.
This mechanism is designed to ensure that the relative economics of the exchange are preserved regardless of which party makes Eligible Distributions. In addition, the exchange ratio will be adjusted for stock splits, reverse stock splits, bonus share issues (bonificações) and other analogous corporate actions by either Santander Parent or Santander Brasil, in each case in a manner designed to preserve the relative economic position of the tendering holders and Santander Parent. Share buybacks conducted by either Santander Parent or Santander Brasil will not result in an adjustment to the exchange ratio.

Tax Consequences (page 72)
Brazilian Tax Consequences (page 72)
Under Brazilian law, capital gains taxation rules vary depending on the residency of the non-Brazilian holder, the type of registration of the investment by the non-Brazilian holder with the Central Bank of Brazil and how the disposition is carried out. If non-Brazilian holders who are not located in a tax haven jurisdiction tender their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent or if non-Brazilian holders who are not located in a tax haven jurisdiction tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction, such non-Brazilian holders should not be subject to capital gains tax in Brazil. However, because Brazilian tax authorities do not provide clear guidance on whether capital gains tax should be imposed on such transactions there is a risk that Brazilian tax authorities could seek to impose a tax on non-Brazilian holders for the capital gain recognized in such transactions. If such transactions are taxable in Brazil, the capital gain realized on such transactions will be subject to capital gains tax at the rates of 15%, 15% to 22.5% or 25%, depending on whether the non-Brazilian holder is eligible for the tax benefits granted to investors under Joint Central Bank/CVM Resolution 13 and whether the non-Brazilian holder is resident in a tax haven jurisdiction. Non-Brazilian holders that engage in such transactions generally will not be subject to the IOF/Exchange tax.
If non-Brazilian holders (in a non-tax haven jurisdiction) tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, and receive in exchange Santander Parent BDSs and/or cash, such non-Brazilian holders should not be subject to capital gains tax.
Spanish Tax Consequences (page 77)
As a general rule, no charge to Spanish tax (including Spanish Transfer Tax or Value Added Tax) will arise to Qualifying Shareholders (as defined in the section of this offer to exchange/prospectus beginning on page 72 entitled “The Exchange Offers—Tax Consequences”) in respect of the share exchange or the receipt by them of Santander Parent Depositary Shares. In particular, the acquisition of Santander Parent Depositary Shares by a Qualifying Shareholder in exchange of Santander Brasil Securities in the context of the transaction shall not be subject to Spanish Non-Resident Income Tax (“NRIT”) pursuant to the Spanish NRIT Law (as defined herein). However, if a Qualifying Shareholder receives a cash payment in lieu of the corresponding fractional Santander Parent ADSs or Santander Parent BDSs as a consequence of the sale of the fractional Santander Parent ordinary shares in the Spanish Stock Exchanges underlying such fractional Santander Parent ADSs or Santander Parent BDSs as set forth herein, any potential capital gain triggered from the sale would be exempt from NRIT under Spanish NRIT Law.
The acquisition of Santander Parent Depositary Shares (other than pursuant to a gift or inheritance) shall generally be subject to Spanish FTT (as defined in the discussion under the heading “Spanish Tax Consequences”) at a rate of 0.2%, unless the delivery of such Santander Parent Depositary Shares qualifies as a primary market transaction. Accordingly, the delivery of Santander Parent Depositary Shares in connection with the share capital increase undertaken by Santander in connection with the transaction shall be exempt from Spanish FTT.
The Spanish tax consequences arising from the acquisition, ownership and disposition of Santander Parent Depositary Shares by Qualifying Shareholders are discussed under “Spanish Tax Consequences.”
United States Federal Income Tax Consequences (page 80)
The receipt of Santander Parent ADSs and cash (if any) in exchange for Santander Brasil Securities pursuant to the U.S. exchange offer will be a taxable transaction for U.S. federal income tax purposes. Gain or loss realized by a U.S. holder on the exchange of Santander Brasil Securities for Santander Parent ADSs generally will be capital gain or loss and generally will be long-term capital gain or loss if the Santander Brasil Securities have been held for more than one year.
Subject to certain generally applicable limitations that may vary depending upon the circumstances of a U.S. Holder (as defined “The Exchange Offers—Tax Consequences—Material United States Federal Income Tax Considerations”) and subject to the discussion in “The Exchange Offers—Tax Consequences—Material United States Federal Income Tax Considerations—Foreign Tax Credits,” Brazilian taxes that may be imposed upon the receipt of Santander Parent ADSs and cash (if any) in exchange for Santander Brasil Securities pursuant to the U.S. exchange offer will generally be treated as foreign income taxes eligible for a credit against a U.S. Holder’s U.S. federal income tax liability. A U.S. Holder will be entitled to use these foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This foreign tax credit limitation is calculated separately with regard to specific classes of income. Because a U.S. Holder’s gains from the receipt of Santander Parent ADSs and cash (if any) will generally be treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of the foreign taxes imposed on any such gains. U.S. Holders should consult their tax advisors as to whether these Brazilian taxes may be creditable against the U.S. holder’s U.S. federal income tax liability.
For more information about the Brazilian, Spanish and United States federal income tax consequences of the exchange offers with respect to the Santander Brasil shares (including Santander Brasil common shares and Santander Brasil preferred shares), Santander Brasil units or Santander Brasil ADSs and of the receipt, ownership and disposition of the Santander Parent ordinary shares (including Santander Parent ordinary shares, Santander Parent ADSs and Santander Parent BDSs) see the “The Exchange Offers—Tax Consequences” section of this offer to exchange/prospectus beginning on page 72.
Comparison of Rights of Holders of Santander Parent Securities and Santander Brasil Securities (page 109)
If your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs are acquired in the exchange offers, you will become a holder of Santander Parent ADSs and/or Santander Parent BDSs, each of which will represent one Santander Parent ordinary share deposited with the applicable depositary. Your rights as a holder of Santander Parent ADSs and/or Santander Parent BDSs will be determined by the applicable deposit agreement. The rights of a holder of the Santander Parent ordinary shares represented by your Santander Parent ADSs and/or Santander Parent BDSs will be governed by Santander Parent’s bylaws, the Spanish Companies Act and the Spanish corporation regulations. See the “Comparison of Rights of Holders of Santander Parent Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 109.

RISK FACTORS
In addition to the matters described under the “Cautionary Statement Regarding Forward-Looking Statements” section of this offer to exchange/prospectus and the risk factors contained in the Santander Parent 2025 Form 20-F and the Santander Brasil 2025 Form 20-F that are incorporated by reference into this offer to exchange/prospectus, you should also carefully consider other information incorporated by reference herein, the other information included in this offer to exchange/prospectus and the following risk factors before deciding whether or not to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the exchange offers. Each of the matters described in these risk factors could have a material adverse effect on the businesses, financial condition and/or results of operations of Santander Parent and Santander Brasil individually or as affiliated companies and on the market price of the Santander Parent ordinary shares.
Risks Relating to the Exchange Offers
The completion of the exchange offers is subject to certain conditions precedent and if these conditions are not satisfied or waived (if waivable), the exchange offers will not be completed
The completion of the exchange offers is subject to the following conditions:
Governmental Approvals and Authorizations
•
All governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers, including the following, which cannot be waived:

•
the receipt of the report to be issued by an expert designated by the Commercial Registry of Cantabria with regard to the fair value of the Santander Brasil shares, the Santander Brasil units and the Santander Brasil ADSs to be received by Santander Parent in the exchange offers confirming that their fair value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Parent ordinary shares to be issued in exchange therefor; and

•
the registration with the Spanish Comisión Nacional del Mercado de Valores (the “CNMV”) of an information prospectus or, alternatively, the application of an exemption to register with the CNMV an information prospectus in accordance with the relevant applicable Spanish and European Union regulations (in particular, Regulation (EU) No. 2017/1129 of the European Parliament and of the Council, of June 14, 2017, on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market) for purposes of issuing the required Santander Parent ordinary shares and having them listed on the Spanish Stock Exchanges.

Other Conditions
•	Approval by Santander Parent’s shareholders of the capital increase resolutions necessary to issue the Santander Parent ordinary shares required in connection with the exchange offers;
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confirmation shall have been obtained that the Santander Parent BDSs and the Santander Parent ADSs to be issued in the exchange offers will be admitted to listing on the B3 and the NYSE, respectively, no later than on the date of settlement of the exchange offers;

•
since the commencement date, no stop order suspending the effectiveness of the registration statement containing this offer to exchange/prospectus or any other action by virtue of which the exchange offers cannot be completed or which entail additional risks shall have been issued by the SEC or the NYSE and no proceeding for that purpose shall have been initiated or threatened by the SEC or the NYSE;

•
since the commencement date, no public, governmental, judicial, legislative or regulatory authority in the U.S., Brazil, Spain or any other relevant jurisdiction (a) shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, regulation, executive order, decree, injunction or other order which (i) prevents or prohibits the consummation of the exchange offers; (ii) adversely affects the terms and/or conditions of the exchange offers; (iii) imposes material limitations on the ability of Santander Parent (or any of its affiliates) to acquire, hold or exercise full rights of ownership of the Santander Brasil Securities to be purchased or exchanged pursuant to the exchange offers including, without limitation, the right to vote the Santander Brasil Securities; (iv) prohibits, restrains or makes or seeks to make illegal the payment for, purchase of or exchange of the Santander Brasil Securities pursuant to the exchange offers or that would impose material damages in connection therewith; (v) restrains or limits Santander Brasil’s business operations; (vi) imposes or seeks to impose any material condition to the exchange offers in addition to the conditions set forth elsewhere in this offer to exchange/prospectus, or shall any action, proceeding or complaint be commenced that seeks to do any of the foregoing; or (vii) imposes any limitation on the participation of any holder of Santander Brasil Securities in the exchange offers; or (b) shall have threatened to enact, issue, promulgate, enforce or enter, any statute, law, rule, regulation, executive order, decree, injunction or other order which would have, if enacted, issued, promulgated, enforced or entered, any of the foregoing effects;
•
since the commencement date, there shall not have occurred any change, event, development or condition (or any series thereof) that, individually or in the aggregate, in Santander Parent’s reasonable judgment, has had or could reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations, cash flows, business strategy or prospects of Santander Brasil or any of its subsidiaries, (ii) the value of the Santander Brasil shares, the Santander Brasil units or the Santander Brasil ADSs, (iii) Santander Parent or its shareholders if securities tendered pursuant to the exchange offers were acquired; (iv) the benefits of the exchange offers to Santander Parent; or (v) the ability of Santander Parent to complete the exchange offers or to exercise full rights of ownership of the Santander Brasil Securities acquired pursuant to the exchange offers; and

•	any additional conditions to the Brazilian exchange offer shall have been satisfied or waived.
The foregoing conditions are for the sole benefit of Santander Parent and may be asserted by Santander Parent regardless of the circumstances (including any action or inaction by Santander Parent) giving rise to any such conditions or may be waived by Santander Parent in whole or in part at any time and from time to time in Santander Parent’s or their sole discretion. The determination as to whether any condition has occurred shall be in Santander Parent’s sole judgment, and will be final and binding. The failure by Santander Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration time.
There are no assurances that all of the conditions will be satisfied or that the conditions will be satisfied in the expected time frame. If any of the conditions to the exchange offers are not met, then Santander Parent may waive such conditions, allow the exchange offers to expire, or amend or extend the exchange offers.
Because the exchange ratio is fixed, the value of the Santander Parent ADSs and/or Santander Parent BDSs you will receive as a result of the exchange offers is likely to fluctuate
If you validly tender your Santander Brasil units and Santander Brasil shares into, and do not withdraw from, the Brazilian exchange offer through the Auction and your Santander Brasil units and Santander Brasil shares are acquired in the Brazilian exchange offer, you will receive 0.4056 of a Santander Parent BDS per Santander Brasil unit and 0.2028 of a Santander Parent BDS per Santander Brasil share, subject to adjustment, as described herein. If you validly tender your Santander Brasil units, Santander Brasil shares or Santander Brasil ADSs into, and do not withdraw from, the U.S. exchange offer through the U.S. exchange agent and your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares are acquired in the U.S. exchange offer, you will receive 0.4056 of a Santander Parent ADS per Santander Brasil ADS or Santander Brasil unit and 0.2028 of a Santander Parent ADS per Santander Brasil share, subject to adjustment, as described herein. Each Santander Parent BDS or Santander Parent ADS represents one Santander Parent ordinary share. This exchange ratio is fixed and will not be adjusted to reflect any changes in the market prices of any of the securities of either company, except for the adjustment for distributions and other events as described herein. As a result, you will receive a fixed number of Santander Parent BDSs or Santander Parent ADSs in connection with the exchange offers, and changes in the market prices of these securities and the underlying Santander Parent ordinary shares will affect the value of what you will receive.
The market prices of the Santander Parent ordinary shares, Santander Parent ADSs, Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs are likely to fluctuate before the completion of the exchange offers and this will affect the value represented by the exchange ratio both in terms of the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs tendered by you or on your behalf and what you will receive in exchange. For example, based on the closing prices on the B3 translated at the U.S.$/Brazilian reais exchange rate published on September 15, 2026, the market value of one Santander Brasil unit has varied from a low of U.S.$4.90 to a high of U.S.$5.95 between July 30, 2026 (the trading day that ended immediately before Santander Parent issued a press release announcing the exchange offers after markets closed on July 30, 2026) and September 15, 2026, while, based on the closing prices on the Automated Quotation System translated at the U.S.$/euro exchange rate published on September 15, 2026, the market value of a Santander Parent ordinary share has varied from a low of U.S.$14.11 to a high of U.S.$14.92 between July 30, 2026 (the trading day that ended immediately before Santander Parent issued a press release announcing the exchange offers after markets closed on July 30, 2026) and September 15, 2026.
The market prices of Santander Parent ordinary shares, Santander Parent ADSs, Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs are, and the Santander Parent BDSs will be, subject to general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility in the past. Market price variations in these securities could result from actual or investors’ perceptions of changes in the businesses, financial condition, results of operations or prospects of Santander Parent or Santander Brasil prior to and/or following the exchange offer, regulatory considerations, legal proceedings, exchange rates, general market and economic conditions and other factors beyond the control of Santander Parent or Santander Brasil.
As of the date of this offer to exchange/prospectus, the board of directors of Santander Brasil has not made any recommendation with respect to the exchange offers.
Santander Brasil is a Brazilian company and Brazilian law governs the duties and obligations of Santander Brasil’s board of directors, a majority of the members of which are representatives of Santander Parent. As of the date of this offer to exchange/prospectus, Santander Brasil’s board of directors has not made any recommendation to its shareholders in connection with the exchange offers.
However, according to Santander Brasil’s bylaws, within 15 calendar days after the publication of the exchange offer notice required by Brazilian law in connection with the exchange offers, the board of directors of Santander Brasil is required to prepare and disclose an opinion on (i) the convenience and opportunity of the exchange offers vis-à-vis the interests of the shareholders of Santander Brasil and the liquidity of their securities; (ii) the impact of the exchange offers on the interests of Santander Brasil; and (iii) the announced strategic plans of the offeror in connection with Santander Brasil.
In addition, under U.S. law, within 10 business days after the commencement of the U.S. exchange offer, Santander Brasil is required to file with the SEC and distribute to its shareholders a statement indicating whether it recommends in favor of the U.S. exchange offer, recommends against the U.S. exchange offer, expresses no position and remains neutral in connection with the U.S. exchange offer or expresses that it is unable to take a position regarding the U.S. exchange offer. In each case the board is required to explain the reasons for its position.
Santander Parent is the controlling shareholder of Santander Brasil and may have actual or potential conflicts of interest with respect to the exchange offers and additional access to information
Santander Parent is the controlling shareholder of Santander Brasil and may have actual and potential conflicts of interest with you because it currently has the power to elect a majority of the members of the board of directors of Santander Brasil. As a result of its controlling shareholder position, Santander Parent may have access to information that is not in the possession of the general investor.
The rights of the holders of Santander Parent ordinary shares, Santander Parent ADSs and Santander Parent BDSs are different in certain respects than the current rights of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs
The rights of holders of Santander Brasil shares and Santander Brasil units are governed by Brazilian law, Santander Brasil’s bylaws and the rules of B3, and the rights of holders of Santander Brasil ADSs are governed by the deposit agreement among Santander Brasil, the Santander Brasil ADS depositary and the holders and beneficial owners from time to time of Santander Brasil ADSs issued thereunder (the “Santander Brasil ADS deposit agreement”).
If your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs are acquired in the exchange offers, you will receive Santander Parent ADSs and/or Santander Parent BDSs representing Santander Parent ordinary shares. The rights of a holder of Santander Parent ordinary shares will be governed by Spanish

Companies Act, Spanish corporation regulations, Santander Parent’s bylaws and the rules of the Spanish Stock Exchanges, which are materially different than the rights of a holder of Santander Brasil shares. The rights of a holder of Santander Parent ADSs are governed by the Santander Parent ADS deposit agreement, and the rights of a holder of Santander Parent BDSs are governed by a deposit agreement among Santander Parent, Banco B3 S.A. (the “Santander Parent BDS depositary”) and the holders from time to time of the Santander Parent BDSs issued thereunder (the “Santander Parent BDS deposit agreement”), which are different in some respects from the rights of holders of Santander Brasil ADSs. For a discussion of these differences, see the “Comparison of Rights of Holders of Santander Parent Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 109.
The receipt of Santander Parent ADSs and cash (if any) pursuant to the U.S. exchange offer will be a taxable transaction for U.S. federal income tax purposes.
The receipt of Santander Parent ADSs and cash (if any) in exchange for Santander Brasil Securities pursuant to the U.S. exchange offer will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined in “The Exchange Offers—Tax Consequences—Material United States Federal Income Tax Considerations”) whose Santander Brasil Securities are exchanged for Santander Parent ADSs in the transaction will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the fair market value of the Santander Parent ADSs on the date of the exchange and the cash (if any) received with respect to the Santander Brasil Securities exchanged and (ii) the U.S. Holder’s adjusted tax basis in such Santander Brasil Securities. A U.S. Holder will have a tax basis in the Santander Parent ADSs received equal to their fair market value on the date of the exchange, and the U.S. Holder’s holding period with respect to such Santander Parent ADSs will begin on the day after the date of the exchange. The U.S. federal income tax consequences of the transaction and of holding Santander Parent ADSs are discussed in more detail below under “Material United States Federal Income Tax Considerations.” U.S. investors who elect to receive Santander Parent BDSs pursuant to the Brazilian exchange offer should consult their tax advisors regarding the U.S. federal income tax consequences of the transaction and of holding Santander Parent BDSs.
Certain Brazilian Tax Consequences are Uncertain
Certain Brazilian tax consequences of your participation in the exchange offers are uncertain. While non-Brazilian holders that tender their Santander Brasil ADSs, Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent and non-Brazilian holders who are not located in a tax haven jurisdiction that tender Santander Brasil units or Santander Brasil shares into the Brazilian exchange offer through the Auction on the B3 in exchange for Santander Parent BDSs should not be subject to capital gains tax in Brazil there is a risk that the Brazilian tax authorities could seek to impose a tax on non-Brazilian holders for the capital gains recognized in such transactions. In general, the capital gains tax rate in Brazil varies from 15% up to 22.5% if the non-Brazilian holder is not located in a tax haven jurisdiction and 25% if the non-Brazilian holder is located in a tax haven jurisdiction. The United States is not a tax haven jurisdiction.
Additionally, while tax should not apply to capital gain realized on the deposit of Santander Brasil units with the custodian for the Santander Brasil ADR program if the non-Brazilian holder is an investor under Joint Central Bank/CVM Resolution 13 not located in a tax haven jurisdiction, there is no clear regulatory guidance on whether tax authorities may take the position that the tax benefits (i.e., exemption from capital gains tax available to investors under Joint Central Bank/CVM Resolution 13 in connection with the disposition of securities on the B3 or an organized over-the-counter market regulated by the CVM) would not apply to the deposit of Santander Brasil shares or Santander Brasil units in exchange for Santander Brasil ADSs. If the tax benefits available to investors under Joint Central Bank/CVM Resolution 13 are not applicable to the deposit of Santander Brasil shares or Santander Brasil units in exchange for the Santander Brasil ADSs, then such transaction would be subject to capital gains tax at the rate of 15% if the non-Brazilian holder is not located in a tax haven jurisdiction.
We urge you to read the discussion under “The Exchange Offers—Tax Consequences—Brazilian Tax Consequences” section of this offer to exchange/prospectus beginning on page 72 for a more detailed discussion of the Brazilian tax consequences of your participation in the exchange offers, and we also urge you to consult your own tax advisors concerning the tax consequences of the exchange offers with respect to the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and of the receipt, ownership, and disposition of Santander Parent ordinary shares in light of your particular situation.

You will need to consider the Spanish tax consequences of the transaction and of holding Santander Parent Depositary Shares
As a result of receiving Santander Parent Depositary Shares in the transaction, you will be subject to certain Spanish tax consequences related to the holding or disposal of such Santander Parent Depositary Shares, including the treatment of dividends paid with respect to any Santander ordinary shares (including those underlying the Santander Parent Depositary Shares) and of the proceeds of a sale or disposition of any Santander ordinary shares (including those underlying the Santander Parent Depositary Shares). In particular, on any dividend payment date, Qualifying Shareholders will be subject to a Spanish withholding tax of 19% on any dividends paid by Santander; however, the Spanish withholding tax rate may be reduced to 15% as per the Treaties (as defined herein) under specific conditions according to the procedure set forth by Spanish legislation.
The Spanish tax consequences of the acquisition, ownership and disposition of Santander Parent Depositary Shares by Qualifying Shareholders are discussed in more detail below under “Spanish Tax Consequences.”
We encourage you to read the discussion under the “The Exchange Offers—Tax Consequences—Spanish Tax Consequences” section of this offer to exchange/prospectus beginning on page 77 for a more detailed discussion of the Spanish tax consequences of your participation in the exchange offers. We also encourage you to consult your own tax advisors concerning the tax consequences with respect to the holding or disposal of Santander Parent Depositary Shares in light of your particular situation.
If the exchange offers are completed, the liquidity and market value of any Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not acquired by Santander Parent could be adversely affected
The acquisition of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs by Santander Parent pursuant to the exchange offers will reduce the number of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that might otherwise trade publicly and, depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired by Santander Parent pursuant to the exchange offers, could adversely affect the liquidity, market value and eligibility for inclusion in indices of any remaining Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs held by the public.
Although Santander Parent does not currently intend to seek delisting of the Santander Brasil ADSs from the NYSE, Santander Parent may request the delisting in the future or, depending upon the number of Santander Brasil ADSs purchased pursuant to the U.S. exchange offer, the Santander Brasil ADSs may no longer meet the standards for continued listing on the NYSE and delisting the Santander Brasil ADSs may be required, which could further adversely affect the liquidity of the Santander Brasil ADSs.
According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 ADSs for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 27, 2026, there were 11,923 beneficial holders of 1,280,095,277 Santander Brasil ADSs, of which approximately 164,016,451 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 96.64% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 89.93% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 ADSs for the previous 12 months or (iii) at least 99.63% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer.
If, as a result of the purchase of the Santander Brasil ADSs pursuant to the U.S. exchange offer, the Santander Brasil ADSs no longer meet the requirements of the NYSE for continued listing and the listing of the Santander Brasil ADSs is discontinued, the market for the Santander Brasil ADSs could be adversely affected. If the delisting occurs, the amount of publicly available information concerning Santander Brasil and its operations would be reduced and the liquidity of and markets for the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs would be adversely affected. While the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs might trade in over-the-counter markets, such markets may not develop and, even if they do, the extent of the public market and the availability of market quotations for these securities are likely to be significantly reduced and would depend upon the number and/or the aggregate market value of, and the interest of securities firms in maintaining a market for, these Santander Brasil securities.
After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on the B3. Santander Brasil will remain listed in B3’s Traditional Segment. Santander Parent does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the bylaws requirements. However, the offer may negatively affect the liquidity of the Santander Brasil shares and Santander Brasil units.
Furthermore, even if the Santander Brasil ADSs continue to be listed on the NYSE and the Santander Brasil shares and Santander Brasil units continue to be listed on the B3, the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that are publicly held by shareholders other than Santander Parent or its affiliates may be so small that the liquidity of such securities may be significantly reduced, there may no longer be an active trading market for the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and their market value may be significantly reduced.
As a result of the foregoing, you should not assume that the Santander Brasil ADSs will continue to be listed on the NYSE or that the Santander Brasil shares and Santander Brasil units will continue to be listed on the B3, or that there will be a liquid and active trading market or a continuation of current price levels for such securities after completion of the exchange offers.
If you elect to participate in the Brazilian exchange offer, you will be subject to certain differences from the U.S. exchange offer and will not be afforded certain rights and protections that are provided under the U.S. federal securities laws.
If you elect to participate in the Brazilian exchange offer, you will be subject to certain differences between the U.S. exchange offer and the Brazilian exchange offer. For example, if you tender into the Brazilian exchange offer through the Auction to be held on the B3, you will have to pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction. Such fees are required by the rules of B3 and the Central Depositary for transactions such as the Brazilian exchange offer but such fees are not applicable to the United States. If you tender into the Brazilian exchange offer because no similar fees are imposed by the equivalent market participants in the U.S. If you tender into the Brazilian exchange offer through the Auction to be held on the B3, qualification and eligibility will close at [—] Eastern Time ([—] São Paulo time), on the Brazilian business day immediately preceding the Auction. You will have until [—] São Paulo time on the expiration date to enter the sell orders for tendering your securities and until [—] São Paulo time on the expiration date to withdraw tendered securities, while if you tender into the U.S. exchange offer through the U.S. exchange agent you will have until [—] Eastern time on the expiration date to tender your securities or withdraw tendered securities. This difference results from the fact that the Auction will be conducted on the B3 on the expiration date, while no such Auction will occur for the U.S. exchange offer. If you tender into the Brazilian exchange offer through the Auction to be held on the B3, you will receive Subscription Receipts issued by the Depositary Institution and Santander Parent will receive your Santander Brasil shares or Santander Brasil units, upon settlement of the Brazilian exchange offer two (2) Brazilian business days after the Auction, because of additional operative steps required to settle the Brazilian exchange offer in accordance with Brazilian law.
Subscription Receipts will be issued in two classes: “Class A Subscription Receipts”, relating to Santander Brasil common shares, and “Class B Subscription Receipts”, relating to Santander Brasil preferred shares. Tendering holders will receive one (1) Class A Subscription Receipt for each Santander Brasil common share validly tendered into, and not withdrawn from, the Brazilian exchange offer, one (1) Class B Subscription Receipt for each Santander Brasil preferred share validly tendered into, and not withdrawn from, the Brazilian exchange offer and one (1) Class A Subscription Receipt and one (1) Class B Subscription Receipt for each Santander Brasil unit validly tendered into, and not withdrawn from, the Brazilian exchange offer. Each Subscription Receipt will entitle its holder to receive 0.2028 Santander Parent BDSs, subject to the adjustments to the exchange ratio described herein. The Subscription Receipts will then be canceled and the Santander Parent BDSs will be issued by the Depositary Institution and credited through the Central Depositary 10 Spanish and Brazilian business days following the Auction.
If you tender into the U.S. exchange offer through the U.S. exchange agent, and the U.S. exchange offer is completed, we expect that you will receive the Santander Parent ADSs you are entitled to receive pursuant to the U.S. exchange offer by the [—] business day following the expiration date.

In addition, if you elect to participate in the Brazilian exchange offer, you will not be afforded the rights and protections that are provided under the U.S. federal securities laws as they relate to tender offers, other than the anti-fraud provisions of the U.S. federal securities laws.
Finally, under the rules of the CVM, a third party is permitted to ‘interfere’ or commence a competing offer for all of the shares subject to the Brazilian exchange offer, so long as the competing offeror satisfies certain requirements under Brazilian law. If a third party ‘interferes’ or a competing offer is commenced, this could result in any Santander Brasil shares and Santander Brasil units tendered into the Brazilian exchange offer failing to be acquired by Santander Parent. The consummation of the U.S. exchange offer is not conditioned on whether Santander Parent completes the Brazil tender offer and acquires any Santander Brasil shares and Santander Brasil units pursuant thereto.

COMPARATIVE PER SHARE MARKET PRICE
Santander Parent ordinary shares trade on the Spanish Stock Exchanges through the Automated Quotation System under the ticker symbol “SAN.” Santander Parent ordinary shares are also listed on the London (in the form of CREST depository interests) and Warsaw stock exchanges under the ticker symbol “BNC” and “SAN,” respectively, and in the International Quotation System of the Mexican stock exchange under the ticker symbol “SANN.” Santander Parent ADSs trade on the NYSE under the ticker symbol “SAN.”
The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on the B3 under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.”
The following table presents trading information for the securities on July 30, 2026, the trading day that ended immediately before Santander Parent issued a press release announcing the exchange offers after markets closed on July 30, 2026. Amounts in Brazilian reais have been expressed in U.S. dollars at the U.S.$/Brazilian reais exchange rate of U.S.$0.1969 per R$ on July 30, 2026. Amounts in euros have been expressed in U.S. dollars at the U.S.$/euros exchange rate of U.S.$1.1476 per euro on July 30, 2026.

Santander Brasil Preferred Shares			Santander Brasil Common Shares			Santander Parent Ordinary Shares
High	Low	Close	High	Low	Close	High	Low	Close
R$13.18	R$12.85	R$12.88	R$12.79	R$12.36	R$12.54	€12.27	€11.80	€12.25
U.S.$2.59	U.S.$2.53	U.S.$2.54	U.S.$2.52	U.S.$2.43	U.S.$2.47	U.S.$14.08	U.S.$13.55	U.S.$14.06

Santander Brasil Units			Santander Brasil ADSs			Santander Parent ADSs
High	Low	Close	High	Low	Close	High	Low	Close
R$26.00	R$25.18	R$25.25	U.S.$5.08	U.S.$4.95	U.S.$5.05	U.S.$14.14	U.S.$13.91	U.S.$14.11
U.S.$5.12	U.S.$4.96	U.S.$4.97

INFORMATION ABOUT SANTANDER PARENT AND SANTANDER BRASIL
Banco Santander, S.A.
Santander Parent is the parent company of the Santander Group. It was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Santander Parent is incorporated under, and governed by, the laws of Spain as a company with unlimited duration and with limited liability (sociedad anónima).
The Santander Group is a group of banking and financial companies that operate principally in Spain, the United Kingdom, other European countries, Brazil and other Latin American countries and the United States, offering a wide range of financial products. Recent corporate transactions completed by the Santander Group include the sale of Santander Poland and the acquisitions of TSB and Webster.
On January 9, 2026, Santander Parent and Erste announced the completion of the sale of Santander Poland, which had been disclosed in May 2025, after obtaining all required regulatory approvals and fulfilling of the conditions for closing. Erste acquired approximately 49% of the share capital of Santander Poland and the 50% of the asset management company (TFI) which was not integrated within Santander Poland, for a total cash consideration of approximately €7 billion.
On July 1, 2025, Santander Parent agreed to acquire TSB from Sabadell. The consideration paid at completion for the entire issued share capital of TSB was GBP 2.65 billion, plus Sabadell’s estimate of the difference in TSB’s tangible net asset value between April 1, 2025 and April 30, 2026 (the TNAV Variation) amounting to approximately GBP 213 million. The consideration paid at completion will be adjusted upwards or downwards once the final TNAV Variation has been determined after completion. The acquisition was completed on April 30 2026, (London Time), after the relevant regulatory approvals were obtained.
On February 3, 2026, Santander Parent, Webster and Webster Virginia Corporation entered into an agreement under which Santander Parent agreed to acquire Webster, the parent company of Webster Bank, N.A., for an announced value of approximately U.S. $12,200 million (approximately €10,300 million). Webster shareholders received U.S. $48.75 in cash and 2.0548 Santander Parent ordinary shares for each Webster share. The transaction was structured as a reincorporation merger of Webster with and into Webster Virginia Corporation, for the redomiciliation of the former from the State of Delaware to the State of Virginia, followed by a statutory share exchange. The acquisition was completed on August 20, 2026 after the relevant regulatory approvals were obtained. At completion, Webster became a wholly-owned subsidiary of Santander Parent and merged with and into Santander Holdings USA, Inc., and Webster Bank, N.A. merged with and into Santander Bank, N.A. The acquisition expanded the Santander Group’s scale and capabilities in the United States.
As of June 30, 2026, Santander Parent had a stock market capitalization of €177.5 billion, total assets of €1,954.5 billion and total equity of €115.9 billion. For the six months ended June 30, 2026, it reported total income and profit attributable to the parent of €30.8 billion and €9.0 billion, respectively. As of June 30, 2026, it employed approximately 185,300 people and had 6,496 branches and approximately 182.5 million customers worldwide.
Santander Parent ordinary shares trade on the Spanish Stock Exchanges through the Automated Quotation System under the ticker symbol “SAN.” Santander Parent ordinary shares are also listed on the London (in the form of CREST depository interests) and Warsaw stock exchanges under the ticker symbol “BNC” and “SAN,” respectively, and in the International Quotation System of the Mexican stock exchange under the ticker symbol “SANN.” Santander Parent ADSs trade on the NYSE under the ticker symbol “SAN.”
The principal executive office of Santander Parent is located at Avenida de Cantabria, s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number at that location is +34-91-289-9239. Santander’s internet website is www.santander.com.
Additional information about Santander and its subsidiaries is included in the documents incorporated by reference herein. See “Where You Can Find More Information.”
Banco Santander (Brasil) S.A.
Santander Brasil is currently the third largest privately owned bank in Brazil, and the only international bank that operates countrywide, according to public disclosures. Santander Brasil operates in both the retail and wholesale segments with high-added value offers, which allows Santander Brasil to provide its products and services to individuals, small and medium enterprises, and large corporate customers. Please refer to the “Presentation of Financial and Other Information” section included in the Santander Brasil 2025 Form 20-F.
Santander Brasil provides a full range of products and services to its customers through the following business segments:
•
Commercial Banking: provides services and products to individuals and companies (excluding global corporate customers, who are managed by the Global Wholesale Banking division). The revenue generated from this segment is derived from the banking and financial products and services offered to both account holders and non-account holders.

•
Global Wholesale Banking: offers a wide range of national and international tailor-made financial services and structured solutions for our global corporate customers, which are primarily local and multinational corporations.

The Santander Brasil common shares, the Santander Brasil preferred shares and the Santander Brasil units are listed on the B3 under the symbols “SANB3,” “SANB4” and “SANB11,” respectively. The Santander Brasil ADSs are listed on the NYSE under the symbol “BSBR.”
The principal executive offices of Santander Brasil are located at Avenida Presidente Juscelino Kubitschek, 2,041 and 2,235—Bloco A Vila Olímpia, São Paulo, SP 04543-011, Brazil, and its telephone number is +55 11-3553 3300.

BACKGROUND OF THE EXCHANGE OFFERS
Since the mid-1990s, including after Santander Brasil’s initial public offering in 2009, Santander Parent has owned, directly or indirectly, a substantial majority of Santander Brasil’s share capital. Following completion of the exchange offers launched by Santander Parent in September 2014, Santander Parent owned, directly or indirectly, approximately 88.3% of Santander Brasil’s total share capital. As of June 30, 2026, Santander Parent owned, directly or indirectly, approximately 89.6% of Santander Brasil’s total share capital.
In connection with Santander Parent’s ongoing review of its businesses, operations and strategic priorities, Santander Parent’s board of directors and senior management regularly consider potential opportunities to enhance shareholder value and simplify the organizational structure of the Santander Group. As part of this review process, Santander Parent’s board of directors and senior management consider and evaluate various strategic alternatives, including organic growth initiatives, acquisitions, divestments, business combination transactions, internal restructurings and other capital allocation and strategic alternatives.
In this context, in recent years, Santander Parent has from time to time considered, alongside other potential inorganic opportunities, the potential acquisition of the equity securities of Santander Brasil not already owned, directly or indirectly, by Santander Parent. More recently, as part of this preliminary assessment of such potential inorganic growth initiative involving Santander Brasil, Santander Parent conducted a high-level review of potential consideration alternatives, transaction structures, and the related regulatory processes.
Santander Parent’s internal discussions regarding a potential strategic transaction to increase its ownership interest in Santander Brasil intensified in 2026, consistent with the Santander Group’s broader simplification and integration strategy under its One Transformation and Global Businesses initiatives. Through July 2026, Santander management periodically held follow-up discussions regarding a potential transaction, including alternative structures considering the regulatory requirements in Brazil and the United States, timing considerations and the required documentation.
In connection with this evaluation, members of Santander Parent’s senior management held discussions from time to time with representatives of Pinheiro Neto Advogados, Santander Parent’s Brazilian external legal counsel, and Davis Polk & Wardwell LLP, Santander Parent’s U.S. external legal counsel, over the course of this period. In parallel, Santander Parent and its management also received advice from Centerview Partners, strategic advisor to Santander Parent, regarding the strategic merits, valuation considerations and potential market implications of a potential transaction.
On April 28, 2026, the board of directors of Santander Parent received a presentation from several members of Santander Parent’s senior management regarding the potential acquisition of the equity securities of Santander Brasil not already owned, directly or indirectly, by Santander Parent (approximately 10% of its share capital) in exchange for equity securities of Santander Parent. During the meeting, Santander Parent’s directors and senior management reviewed, among other matters, the growth prospects of Santander Brasil and the Brazilian market, the potential benefits of increasing Santander Parent’s ownership interest in Santander Brasil and the opportunity to simplify the Santander Group’s corporate structure. Alternative transaction structures, including a voluntary tender offer and a delisting tender offer, were also discussed. The board took note of the information presented but did not adopt an approval decision at that stage.
Following the April 2026 board meeting, members of Santander Parent’s management, together with its legal and financial advisors, continued to evaluate the proposed transaction and alternative means of implementation, analyzing, among other matters, the regulatory requirements associated with a voluntary tender offer and a delisting tender offer, valuation considerations, potential acceptance levels by minority shareholders and the expected impact of the transaction on the Santander Group’s capital position, earnings and corporate structure.
On June 15, 2026, Santander Parent’s executive committee of the board of directors (the “executive committee”) received a presentation from Santander Parent’s senior management on the potential transaction. After discussion, the executive committee determined to continue evaluating the potential transaction with a view to submitting it to Santander Parent’s board of directors for further consideration.
At a meeting held on June 23, 2026, following a presentation by several members of Santander Parent’s senior management regarding, among other things, the strategic rationale, expected execution timeline, valuation considerations and available transaction structures, Santander Parent’s board of directors agreed to continue pursuing the project and advancing its analysis within the relevant internal working groups for preparation of a final proposal to be presented for consideration at a future meeting of the audit committee and the board of directors of Santander Parent.
On July 1, 2026, Santander Parent engaged Uría Menéndez Abogados, S.L.P. as its Spanish external legal counsel in connection with the potential transaction, and on July 6, 2026, Santander Parent retained Bank of America Europe DAC (“BofA Securities”) to act as its financial advisor in connection with the potential transaction.
On July 8, 2026, José Luis de Mora, the Global Head of Group Strategy, informed Gilson Finkelsztain, Chief Executive Officer of Santander Brasil, that Santander Parent was considering making an offer to acquire the equity securities of Santander Brasil that it did not directly or indirectly own in exchange for equity securities of Santander Parent. Mr. de Mora highlighted the confidential nature of the potential offer and indicated to Mr. Finkelsztain that no final decision had been made as to whether any transaction would be pursued or regarding its potential structuring as a voluntary or a delisting tender offer. Shortly thereafter, Javier Illescas, Head of Legal at Santander Parent, informed Alessandro Tomao, General Counsel of Santander Brasil, of the potential transaction and its preliminary status.
On July 20, 2026, after a presentation made by several members of Santander Parent’s senior management, including with respect to the contemplated exchange offer structure, the strategic rationale for the acquisition and certain economic terms being preliminarily considered, the audit committee of Santander Parent discussed the proposed transaction and expressed its support for continuing the evaluation of the proposed transaction on the terms presented.
At a meeting held on July 21, 2026, after a presentation made by several members of Santander Parent’s senior management, including with respect to the strategic rationale, potential structures, consideration to be offered and the timeline of the transaction, the board of directors unanimously expressed its support for the transaction and delegated to Santander Parent’s executive committee the decision to proceed with the proposed transaction and to determine the timing of its announcement and the final terms of the offer.
Following the July 21, 2026 board meeting, Santander Parent’s management, together with its advisors, finalized its evaluation of the proposed transaction, including the proposed exchange ratio, transaction structure, disclosure documentation and corporate and regulatory actions required in Brazil, Spain and the United States.
On July 29, 2026, representatives of Santander Parent, including Mr. de Mora and Mr. Illescas, and representatives of Santander Brasil, including Mr. Finkelsztain and Mr. Tomao, held a call to discuss the expected approval and announcement timeline for the potential transaction and, if approved by the relevant corporate bodies, the disclosure and announcement process to be followed thereafter in Spain, Brazil and the United States.
At a meeting held on July 30, 2026, members of Santander Parent’s senior management and representatives of Centerview presented to and discussed with Santander Parent’s executive committee the strategic rationale, structure and timeline of the potential concurrent exchange offers in Brazil and the United States to acquire the equity securities of Santander Brasil that Santander Parent did not directly or indirectly own in exchange for Santander Parent ordinary shares, highlighting that the proposed transaction was aligned with Santander Parent’s simplification strategy and its One Transformation and Global Businesses initiatives, the expected benefits of increasing Santander Parent’s ownership interest in Santander Brasil and the expected financial impact of the transaction. Following the discussion, the executive committee approved announcing voluntary and concurrent exchange offers in Brazil and the United States to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, in each case other than any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs owned directly or indirectly by Santander Parent, at an exchange ratio reflecting a premium of approximately 15%, on the terms and subject to the conditions set forth in Santander Parent’s press release issued that day.
Later on July 30, 2026, representatives of Santander Parent, including Mr. de Mora and Mr. Illescas, and representatives of Santander Brasil, including Mr. Finkelsztain and Mr. Tomao, held a call during which the representatives of Santander Brasil were informed that the approval had been obtained and that a public announcement would be made imminently, in order to coordinate the steps for public disclosure. Mr. Finkelsztain communicated to Gabriel Galípolo, president of the Central Bank of Brazil, and Otto Eduardo Fonseca de Albuquerque Lobo, president of the CVM, the exchange offers to be announced.
Subsequently on July 30, 2026, following the close of the Spanish, U.S. and Brazilian markets, and based on the closing market price of Santander Parent ordinary shares and Santander Brasil units, the exchange rate for Brazilian reais into euros, as well as the proposed premium of 15%, the exchange ratio was fixed at 0.2028 of a Santander Parent ordinary share for each Santander Brasil share and 0.4056 of a Santander Parent ordinary share for each Santander Brasil unit or Santander Brasil ADS. Santander Parent then publicly announced the exchange offer. Following the announcement, Santander Parent delivered a letter to Ms. Deborah Vieitas, the Chair of the Board of Directors of Santander Brasil, informing Santander Brasil of the approval of the exchange offer by Santander Parent’s executive committee and the terms thereof and enclosing a copy of the public announcement.
On September 12, 2026, Santander Parent engaged UBS BB Corretora de Câmbio, Títulos e Valores Mobiliários S.A. as the Appraiser to deliver a valuation report, called a “laudo”, pursuant to the requirements under Brazilian law (the Appraisal Report, as defined herein), which was delivered to Santander Parent on September 18, 2026.

SANTANDER PARENT’S PURPOSE AND REASONS FOR THE PROPOSED EXCHANGE OFFERS
Santander Parent is conducting the exchange offers to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not owned directly or indirectly by Santander Parent. The summary of Santander Parent’s reasons for conducting the exchange offers and the other information presented in this section is not intended to be exhaustive, includes only the material reasons considered by Santander Parent, and are forward-looking statements and, therefore, should be read in light of the factors discussed under the “Cautionary Statement Regarding Forward-Looking Statements” section of this offer to exchange/prospectus beginning on page 19 and the risks and uncertainties discussed under the “Risk Factors” section of this offer to exchange/prospectus beginning on page 29.
The main reasons that Santander Parent considered for conducting the exchange offers are as follows:
•	Strategic Alignment with Santander Group’s One Transformation and Global Businesses Strategy.
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The proposed transaction is a further step in Santander Parent’s strategy of operating Santander as one global bank, simplifying the ownership structure and reinforcing the integration of Brazil into Santander Group’s Global Businesses and ONE Transformation.

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Santander Parent believes that a more aligned ownership structure should facilitate the deployment of global platforms, capital-allocation decisions and strategic initiatives across the Brazilian franchise, without changing Santander Group’s long-term commitment to Brazil.

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The proposed transaction represents an additional step towards the simplification of Santander Group’s structure. Santander Parent already has control of Santander Brasil with an approximately 90% stake, and the proposed transaction does not imply a change from a business, strategic, governance or organizational point of view.

•	Confidence in the Long-Term Growth Potential of Santander Brasil.
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Santander Parent is optimistic about the Brazilian market’s and Santander Brasil’s long-term prospects. Brazil is one of Santander Parent’s core markets and Santander Brasil is a leading franchise with a strong customer base, a diversified business model and attractive market positions across retail and wholesale banking, and Santander Parent expects its global business strategy will improve Santander Brasil’s profitability going forward. The proposed transaction demonstrates Santander Parent’s confidence in the long-term growth potential of Santander Brasil.

•	Exchange into a Larger, More Diversified Global Banking Franchise.
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Santander Parent believes that the shareholders of Santander Brasil who accept the exchange offers will exchange a minority interest in a predominantly Brazil-focused bank for ownership in one of the world’s leading financial institutions. Santander Group provides exposure to a diversified earnings base across Europe and the Americas while maintaining meaningful participation in Brazil, which remains one of the Group’s largest and most important markets. With a market capitalization of approximately €177.5 billion as of June 30, 2026, Santander Group offers substantially greater scale, liquidity and diversification than Santander Brasil on a standalone basis.

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By accepting the exchange offers, shareholders of Santander Brasil will retain meaningful indirect participation in Brazil but will also gain exposure to Santander Group’s diversified geographic and business portfolio, reducing dependence on the outcome of any single local economic or political cycle.

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Santander Parent believes that its recent acquisitions, including the Webster and TSB transactions, materially strengthen its platforms in the United States and the United Kingdom, providing additional sources of growth, earnings diversification and operating synergies that complement Santander Group’s broader strategic plan.

•	Financial Attractiveness for the Shareholders.
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Santander Parent believes that the proposed transaction is financially attractive for the shareholders of both Santander Parent and Santander Brasil. The financial attractiveness of the proposed transaction derives principally from the relative valuation, ownership economics and capital-neutral structure rather than from a synergy case, as no material cost savings are expected to result from the proposed transaction.

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The consideration payable pursuant to the exchange offers represents a 15% premium over the closing price of Santander Brasil shares as of July 30, 2026 (the trading day that ended immediately before Santander Parent issued a press release announcing the exchange offers after markets closed on July 30, 2026). See “The Exchange Offers—Consideration to Be Exchanged” section of this offer to exchange/prospectus beginning on page 45.

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Santander Parent believes that the shareholders of Santander Brasil who accept the exchange offers will gain enhanced liquidity by holding Santander Parent ordinary shares in the form of Santander Parent ADSs and Santander Parent BDSs. Santander Parent believes that the exchange offers combine an attractive premium with the opportunity for holders of a stock with limited liquidity to become shareholders in one of the world’s leading diversified financial groups, benefiting from its broader earnings base, resilient profitability and long-term value creation.

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Because the consideration is a fixed number of Santander Parent ordinary shares rather than cash, shareholders of Santander Brasil who accept the exchange offers will continue to participate in movements in Santander Parent’s share price and will preserve their participation in future earnings growth, capital returns and any potential valuation re-rating of Santander Group.

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Assuming full acceptance of the exchange offers, Santander Parent believes that Santander Parent shareholders can benefit from an anticipated earnings per share accretion of approximately 0.5% from 2028, based on consensus estimates for Santander Parent and Santander Brasil, assuming that such estimates are achieved. Santander Parent also expects the proposed transaction to increase tangible net asset value per share by approximately 0.6%, while remaining capital neutral. The expected accretion is based on current market-consensus estimates and does not rely on material cost synergies or Santander Parent forecasts.

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The proposed transaction is expected to have a neutral impact on Santander Group’s CET1 ratio, as the consideration for the Santander Brasil securities to be acquired will be settled through the issuance of Santander Parent securities rather than cash. Santander Parent believes the share-for-share structure would achieve the combined benefits of CET1 neutrality and per-share accretion.

•	Disciplined Capital Allocation.
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Santander Parent assesses every capital deployment decision adhering to its disciplined capital allocation framework. Santander Group prioritizes deploying capital for organic growth, maintaining a floor on shareholder distributions, and then assesses allocating capital for inorganic opportunities that can grow distributions to shareholders and maximize value. The proposed transaction meets Santander Group’s disciplined capital allocation framework and is fully aligned with Santander Parent’s strategy of delivering long-term shareholder value.

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Santander Parent believes that acquiring the minority interests in Santander Brasil will generate an attractive return above the return generated by share buybacks, while remaining neutral to Santander Group’s CET1 ratio. This reinforces the attractiveness of the proposed transaction within Santander Parent’s disciplined capital-allocation hierarchy.

The consensus estimates referred to above were published by Bloomberg as of July 9, 2026. Neither PricewaterhouseCoopers Auditores, S.L., Santander Parent’s independent registered public accounting firm, PricewaterhouseCoopers Auditores Independentes Ltda., Santander Brasil’s independent registered public accounting firm, nor any other independent accountants has audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to such estimates nor any other consensus estimates, and, accordingly, neither PricewaterhouseCoopers Auditores, S.L., PricewaterhouseCoopers Auditores Independentes Ltda. nor any other independent accountant expresses an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers Auditores, S.L. and PricewaterhouseCoopers Auditores Independentes Ltda. reports incorporated by reference in this document relate to Santander Parent’s and Santander Brasil’s previously issued financial statements, respectively. Such reports do not extend to the forward-looking information included in this document and should not be read to do so.

THE EXCHANGE OFFERS
The Exchange Offers
Santander Parent, a company organized under the laws of the Kingdom of Spain, is making separate offers, a U.S. exchange offer and a Brazilian exchange offer, to acquire all the outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that are not owned directly or indirectly by Santander Parent in exchange for 0.2028 newly issued Santander Parent ordinary shares, for each Santander Brasil share, and for 0.4056 newly issued Santander Parent ordinary shares, for each Santander Brasil unit or Santander Brasil ADS, subject to adjustment, as described herein. The U.S. exchange offer is being made pursuant to this offer to exchange/prospectus, which is being sent to all holders of Santander Brasil shares and Santander Brasil units that are U.S. holders and all holders of Santander Brasil ADSs wherever located. The Brazilian exchange offer is being made pursuant to offering documents that are being published in Brazil and made available to all holders of Santander Brasil shares and Santander Brasil units (the “Brazilian offering documents”).
As of August 31, 2026, Santander Parent owned, directly or indirectly, approximately 89.7% of Santander Brasil’s total share capital.
As of September 14, 2026, the aggregate number and percentage of Santander Brasil Securities beneficially owned by Santander Parent, by the directors and executive officers of Santander Parent and by the associates and majority-owned subsidiaries of such persons were as follows: 3,440,170,512 Santander Brasil common shares, representing 90.09% of the issued and outstanding Santander Brasil common shares, and 3,273,507,089 Santander Brasil preferred shares, representing 88.96% of the issued and outstanding Santander Brasil preferred shares. 1,306,099,834 of such Santander Brasil common shares and Santander Brasil preferred shares are represented by Santander Brasil units. In turn, 190,021,008 of those Santander Brasil units are represented by Santander Brasil ADSs.
Based on the information available as of September 14, 2026, the total number of Santander Brasil Securities that may be acquired in the exchange offers consists of 373,022,711 Santander Brasil common shares, representing 9.77% of the issued and outstanding Santander Brasil common shares, and 400,827,123 Santander Brasil preferred shares, representing 10.89% of the issued and outstanding Santander Brasil preferred shares. 330,633,458 of such Santander Brasil common shares and Santander Brasil preferred shares are represented by Santander Brasil units. In turn, 170,745,351 of those Santander Brasil units are represented by Santander Brasil ADSs.
Mailing of Exchange Offer Documents
Santander Brasil will provide Santander Parent with its shareholder list maintained by the Brazilian share registrar, the list of record holders of Santander Brasil ADSs maintained by the Santander Brasil ADS depositary and the security position listing of the DTC, as the book-entry transfer facility for Santander Brasil ADSs. This offer to exchange/prospectus, the accompanying letter of transmittal and other relevant materials (the “U.S. exchange offer materials”) will be mailed on behalf of Santander Parent to the registered holders of Santander Brasil ADSs and the record holders of Santander Brasil units and Santander Brasil shares that are U.S. holders and whose names and addresses appear on the shareholder lists provided by Santander Brasil. The U.S. exchange offer materials will also be furnished, for subsequent transmittal to the beneficial owners of Santander Brasil ADSs and Santander Brasil shares and Santander Brasil units that are U.S. holders, to the brokers, dealers, commercial banks, trust companies and similar nominees whose names, or the names of whose nominees, appear on the shareholder lists maintained by the Brazilian share registrar or, if applicable, who are listed as participants in the security position listing of the DTC. Santander Parent will reimburse brokers, dealers, commercial banks, trust companies and other nominees for customary handling and mailing expenses incurred by them in forwarding the U.S. exchange offer materials to their customers. Santander Parent will also arrange for the U.S. exchange offer materials to be mailed to any beneficial owner of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that requests a copy of the U.S. exchange offer materials. If you hold or are the beneficial owner of Santander Brasil shares or Santander Brasil units but you are not a U.S. holder, you should consult the Brazilian offering documents.
The distribution of this offer to exchange/prospectus and the making of the exchange offers may, in some jurisdictions, be restricted by applicable law. The exchange offers are not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the exchange offers or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of this offer to exchange/prospectus should inform themselves of and observe these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Santander Parent does not assume any responsibility for any violation by any person of any of these restrictions.

Consideration to Be Exchanged
Upon the terms and subject to the conditions of the exchange offers described below, Santander Parent is making the exchange offers to acquire all the issued and outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, other than those owned directly or indirectly by Santander Parent, pursuant to which they will receive 0.2028 of a Santander Parent ordinary share for each Santander Brasil share acquired and 0.4056 of a Santander Parent ordinary share for each Santander Brasil unit or Santander Brasil ADS acquired in the exchange offers, subject to adjustment, as described herein. Holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs who validly tender their Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs into, and do not withdraw from, the U.S. exchange offer through the U.S. exchange agent will receive the relevant number of Santander Parent ordinary shares in the form of Santander Parent ADSs, while holders of Santander Brasil shares or Santander Brasil units who validly tender their Santander Brasil shares or Santander Brasil units into, and do not withdraw from, the Brazilian exchange offer through the Auction on the B3 will receive the relevant number of Santander Parent ordinary shares in the form of Santander Parent BDSs, as described herein.
For a comparison of the rights of holders of Santander Parent Securities and Santander Brasil Securities see the “Comparison of Rights of Holders of Santander Parent Securities and Santander Brasil Securities” section of this offer to exchange/prospectus beginning on page 109.
Based on a closing price per Santander Parent ordinary share on the Spanish Stock Exchanges of €12.67, an exchange rate of 5.1487 Brazilian reais per U.S.$1.00 and an exchange rate of €0.8666 per U.S.$1.00, in each case, as of September 15, 2026, the exchange ratio for the exchange offers represented:
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premiums of 12.7% over the closing price per Santander Brasil preferred share on the B3, 15.8% over the closing price per Santander Brasil common share on the B3, 15.0% over the closing price per Santander Brasil unit on the B3 and 13.4% over the closing price per Santander Brasil ADS on the NYSE, in each case on July 30, 2026 (the trading day that ended immediately before Santander Parent issued a press release announcing the exchange offers after markets closed on July 30, 2026);

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a discount of 6.3% to the average closing price per Santander Brasil preferred share on the B3, a discount of 0.7% to the average closing price per Santander Brasil common share on the B3, a discount of 3.6% to the average closing price per Santander Brasil unit on the B3 and a discount of 2.2% to the average closing price per Santander Brasil ADS on the NYSE, in each case during the 12 months prior to July 30, 2026;

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a discount of 23.6% to the highest closing price per Santander Brasil preferred share on the B3, a discount of 21.5% to the highest closing price per Santander Brasil common share on the B3, a discount of 22.6% to the highest closing price per Santander Brasil unit on the B3 and a discount of 21.7% to the highest closing price per Santander Brasil ADS on the NYSE, in each case during the 12 months prior to July 30, 2026;

•
a premium of 12.7% to the lowest closing price per Santander Brasil preferred share on the B3, a premium of 18.0% to the lowest closing price per Santander Brasil common share on the B3, a premium of 15.0% to the lowest closing price per Santander Brasil unit on the B3 and a premium of 20.3% to the lowest closing price per Santander Brasil ADS on the NYSE, in each case during the 12 months prior to July 30, 2026; and

•
a premium of 1.7% over the closing price per Santander Brasil preferred share on the B3, a premium of 1.4% over the closing price per Santander Brasil common share on the B3, a premium of 1.6% over the closing price per Santander Brasil unit on the B3 and a premium of 1.2% over the closing price per Santander Brasil ADS on the NYSE on September 15, 2026.

If all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, other than those owned directly or indirectly by Santander Parent at the time the exchange offers are launched, are validly tendered into, and not withdrawn from, the exchange offers and no Santander Brasil shares (including those represented by Santander Brasil ADSs) or Santander Parent ordinary shares (including those represented by Santander Parent ADSs or Santander Parent BDSs) are issued after the date of this offer to exchange/prospectus other than the Santander Parent ordinary shares to be issued pursuant to the exchange offers (which will be represented by Santander Parent ADSs and Santander Parent BDSs), 156,936,749 Santander Parent ordinary shares will be issued in connection with the exchange offers, and the number of outstanding Santander Parent ordinary shares (including those represented by Santander Parent ADSs and Santander Parent BDSs) will increase from 14,556,482,801 as of September 15, 2026 to 14,713,419,550. Based on the same assumptions, the 156,936,749 Santander Parent ordinary shares represented by

Santander Parent ADSs and Santander Parent BDSs to be issued to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in connection with the exchange offers will represent approximately 1.1% of the outstanding Santander Parent ordinary shares (including those represented by Santander Parent ADSs and Santander Parent BDSs) immediately after the completion of the exchange offers.
Assuming that all outstanding Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs, other than those owned directly or indirectly by Santander Parent, are acquired in the exchange offers and the exchange offers are completed on the terms and conditions set forth in this offer to exchange/prospectus and the Brazilian offering documents, Santander Parent’s share capital would increase by approximately €78.5 million, or U.S. $90.5 million based on an exchange rate of 0.8666 euros per U.S.$1.00 as of September 15, 2026. This amount is calculated by multiplying 156,936,749, the assumed maximum number of Santander Parent ordinary shares issuable in connection with the exchange offers, by the nominal value of €0.50 per Santander Parent ordinary share.
Appraisal Report
Pursuant to Article 16 of CVM Resolution No. 215, as Santander Parent is the indirect controlling shareholder of Santander Brasil, Santander Parent is required to make available an appraisal report of Santander Brasil prepared by an independent appraiser. In addition, because the Brazilian offer is an exchange offer (OPA de permuta), Article 18, paragraph 1, of CVM Resolution 215 requires that an appraisal report also be presented in respect of Santander Parent, as the company whose securities are being delivered in exchange, containing the information required by Annex C to CVM Resolution 215. On September 12, 2026, Santander Parent engaged UBS BB Corretora de Câmbio, Títulos e Valores Mobiliários S.A., as the Appraiser. The Appraisal Report was delivered to Santander Parent on September 18, 2026. The Appraiser was engaged by Santander Parent to act as an independent contractor and not in any other capacity including as a fiduciary or agent, and any duties arising out of its engagement are owed solely to Santander Parent.
Under Article 17 of CVM Resolution 215, the appraisal report must be prepared by a legal entity duly organized and enrolled with the Brazilian taxpayers’ registry (CNPJ), with proven experience in the valuation of publicly held companies, and independent in relation to the exchange offers. Under Article 17, paragraph 1, of CVM Resolution 215, the independence of the appraiser is characterized by the absence of conflicts of interest in relation to the offer or to the offeror that could affect the appraiser’s impartiality, and must be assessed in light of the circumstances of the particular case pursuant to the terms provided for in CVM Resolution 215.
The Appraiser is an independent investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions, which also specializes in business valuations and book value appraisal reports for mergers and acquisitions. Santander Parent selected the Appraiser to act as appraiser and deliver the Appraisal Report based on its qualifications, expertise and reputation.
The full content of the Appraisal Report, dated September 18, 2026, which presents the assumptions made, procedures followed, matters considered, conflicts’ clearance and the qualifications and limitations on the scope of review undertaken by the Appraiser in preparing the Appraisal Report, is included as Annex A hereto. The succinct description of the Appraisal Report set forth below is qualified in its entirety by reference to the full context of the Appraisal Report, which is included as Annex A hereto. You are urged to read the Appraisal Report in its entirety. The Appraisal Report, containing the assumptions and information used in the valuation, will also be made available to any interested party for inspection and copying at the addresses indicated in the Brazilian offering documents during regular business hours. The Appraisal Report and its conclusions are not recommendations by the Appraiser as to whether Santander Brasil shareholders should take any action in connection with the exchange offers. The Appraisal Report is not a fairness opinion as such is understood under U.S. law or a recommendation to shareholders relating to the exchange ratio to be offered to Santander Brasil shareholders. The report was prepared solely pursuant to Brazilian legal requirements relating to third-party independent valuation reports to be used in connection with exchange offers.
Under Article 2 of Annex C to CVM Resolution 215, the Appraisal Report must reflect the Appraiser’s opinion as to the valuation, or the range of reasonable valuation, of the object of the offer as of the date of the appraisal, and must consist of a substantiated analysis of value. Under Article 3 of Annex C to CVM Resolution 215, the Appraiser’s opinion is not to be understood as a recommendation as to the price of the offer, which must be determined by the offeror. Accordingly, the exchange ratio for the exchange offers was determined solely by Santander Parent and does not, in any circumstances, constitute a recommendation or reflect any recommendation or conclusion of the Appraiser. For the avoidance of any misunderstanding, the Appraisal Report sets forth a range of reasonable valuation of Santander Brasil and Santander Parent as of the date specified and according to the Appraiser’s opinion expressed therein.
Under Article 13 of Annex C to CVM Resolution 215, the appraisal report must indicate the value (or the value range) of the company appraised according to each of the following criteria: (i) the volume-weighted average trading price of the shares of the company appraised in the organized securities market in which they are admitted to trading, broken down by type and class of share, (a) during the 12 months immediately prior to the publication of the material fact announcing the exchange offers and (b) between the date of disclosure of the material fact announcing the offer and the date of delivery of the appraisal report to the CVM; (ii) the book value of shareholders’ equity per share, as determined in the most recent periodic information (annual or quarterly) filed with the CVM; (iii) the economic value of the company appraised, including the value per share, calculated by at least one of the following methodologies: discounted cash flow, market multiples or comparable transaction multiples, as may be substantiated as most appropriate in order to appraise the company correctly; and (iv) any other valuation criterion selected by the appraiser that is generally accepted in the industry in which the company appraised operates, provided for in law or accepted by the CVM.
Under Article 14 of Annex C to CVM Resolution 215, the appraisal report must also present: (i) a description of the valuation criteria and comparison elements adopted, accompanied by an analysis of the applicability of each of the criteria referred to above; (ii) the date of preparation of the appraisal report, as of which the values determined are considered valid, unless otherwise indicated; (iii) the valuation criterion, among those set forth in the appraisal report, that is considered by the appraiser to be the most appropriate for the determination of the fair price or range of value; and (iv) where the valuation results in a range between a minimum and a maximum value, the justification for such range, which may not exceed 10% of the highest value in the range.
For purposes of the Appraisal Report, the Appraiser, among other things:
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Analyzed certain publicly available financial statements, including the audited financial statements of Santander Brasil for the fiscal years ended December 31, 2023, 2024 and 2025 and of Santander Parent for the fiscal years ended December 31, 2023, 2024 and 2025 (as updated through Santander Parent’s Current Report on Form 6-K submitted to the SEC on April 1, 2026 (Accession No. 0000891478-26-000037), solely to recast certain financial information and related disclosures as a result of certain changes to the presentation of Santander Parent’s financial information), as well as the unaudited interim condensed consolidated financial statements of Santander Parent for the six-month periods ended June 30, 2026 and 2025 and the unaudited condensed consolidated financial statements of Santander Brasil for the six-month periods ended June 30, 2026 and 2025, as well as other publicly available business and financial information of Santander Brasil and Santander Parent; and

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Carried out other analyses of the publicly available financial information as of June 30, 2026, which was prepared in accordance with International Financial Reporting Standards (IFRS) and Brazilian Generally Accepted Accounting Principles (BR GAAP), as applicable.

The information used in this analysis was based on the audited financial statements of Santander Brasil and Santander Parent and, additionally, on information available to the general public, including publicly available market data and analyst consensus forecasts as mentioned in the Appraisal Report and in accordance with Article 4 of Annex C to CVM Resolution No. 215.
According to the Appraisal Report, the Appraiser’s internal approval process with respect to the Appraisal Report consisted of several steps undertaken in accordance with the Appraiser’s customary procedures, as detailed in the Appraisal Report.
Purpose of the Appraisal
The Appraisal Report was rendered to Santander Parent solely to address the requirements of CVM Resolution 215, notably Article 16 and Article 18, paragraph 1, of CVM Resolution 215 in connection with the Brazilian exchange offer, and reflects the Appraiser’s opinion as to the range of reasonable value of each company appraised as of the date of the appraisal.

Methodology
The Appraisal Report was prepared based on accounting practices adopted in Brazil, which comprise those included in the Brazilian Corporation Law and the CVM Resolution 215. The Appraisal Report indicates a value range for Santander Brasil units and Santander Parent ordinary shares using the economic value methodology. The Appraiser chose the trading comparables multiples methodology to estimate the economic value of the Santander Brasil units and the Santander Parent ordinary shares.
The Appraiser did not perform a valuation based on discounted cash flow or dividend discount methodologies. According to the Appraisal Report, such methodologies would involve a high degree of complexity given the need for a large number of operating and macroeconomic assumptions across multiple countries and jurisdictions, many of which are inherently subjective and may materially affect the valuation outcome. Furthermore, the valuation was conducted exclusively on the basis of publicly available information and did not rely on management projections or other non-public internal information, which are typically key inputs for the reliable application of discounted cash flow and dividend discount methodologies. In light of these limitations, and considering the existence of highly liquid trading markets and a robust set of comparable publicly traded companies for both Santander Brasil and Santander Parent, the Appraiser determined a valuation based on discounted cash flow or dividend discount methodologies would provide a less reliable basis for valuation in the circumstances and therefore did not use them in the Appraisal Report.
Scope of Work of the Appraiser
The Appraiser examined Santander Brasil’s and Santander Parent’s respective balance sheets according to the applicable accounting standards.
The issuance of an appraisal report involves executing selected procedures to obtain evidence regarding the amounts recorded. This relies on the Appraiser’s judgment, that may, at any time, be impaired by the risks of significant misstatement in equity or any other public documents analyzed by the Appraiser, whether caused by fraud or error.
The Appraiser’s work did not include an assessment of the adequacy of the accounting policies used and the reasonableness of the judgment of the accounting estimates made by Santander Brasil’s and Santander Parent’s respective management teams. In addition, the Appraiser’s work did not provide any opinion on the internal controls of Santander Brasil and Santander Parent.
The Appraiser has not assumed responsibility for independent verification of, and has not independently verified, any information, whether publicly available or furnished to it, concerning Santander Brasil or Santander Parent, including, without limitation, any financial information, forecasts or projections considered in connection with the preparation of its Appraisal Report. The Appraiser made no representation, warranty, or undertaking, either express or implied, as to the accuracy, completeness, reliability, or sufficiency of the information contained in the Appraisal Report or as to the reasonableness of any assumption contained therein. Accordingly, for purposes of its Appraisal Report, Santander Parent entitled the Appraiser to rely and the Appraiser relied upon the accuracy and completeness of all such information, including that, as of the date of the Appraisal Report, with respect to Santander Parent, no material developments have occurred that, and with respect to Santander Brasil, to the best of Santander Parent’s knowledge, after due inquiry, no developments have occurred that would reasonably be expected to affect the information used by the Appraiser or otherwise related to the exchange offers or to the preparation of the Appraisal Report. The Appraiser has not conducted a physical inspection of any of the properties or assets, and has not prepared or obtained any independent evaluation or appraisal of any of the assets or liabilities, of Santander Brasil or Santander Parent.
Summary of Appraiser’s Analysis
The following is a summary of the material analysis performed by the Appraiser in connection with the Appraisal Report. The following summary is not a complete description of the analysis performed and factors considered by the Appraiser in connection with the Appraisal Report. Assessing any portion of such analysis and of the factors reviewed, without considering all of the analysis and factors, could create a misleading or incomplete view of the process underlying the Appraisal Report and is strongly discouraged.
The Appraiser performed a public trading comparables analysis of Santander Brasil and Santander Parent, which, in its view, is a reasonable valuation methodology in the context of preparing an appraisal report for purposes of an exchange offer in Brazil. This analysis consisted of selecting a group of publicly traded companies deemed relevant for comparison purposes and analyzing their trading Price-to-Earnings (“P/E”) multiples.
The comparable companies selected for Santander Brasil were Itaú, Bradesco, and Banco do Brasil. The comparable companies selected for Santander Parent were HSBC, BBVA, Unicredit, Intesa Sanpaolo, Caixabank, ING, Lloyds, Natwest, and Nordea. The P/E multiples were calculated by dividing each comparable company’s equity market value, based on the volume-weighted average price (“VWAP”) of its publicly traded shares over the 30 days preceding September 17, 2026, by its estimated adjusted net income from equity research analyst consensus forecasts as mentioned in the Appraisal Report. The Appraiser then applied an appropriate range of such P/E multiples to Santander Brasil’s and Santander Parent’s respective adjusted net income, based on market consensus forecasts as mentioned in the Appraisal Report, in order to derive an implied range of equity values for Santander Brasil and Santander Parent as mentioned in the Appraisal Report.The economic value mid-points for Santander Brasil and Santander Parent were based on the average of the implied equity values for 2026, 2027 and 2028, and a range of +/- 4.75% was applied to the mid-point to determine the valuation range.
Conclusion of the Appraisal Report
As of the date specified in the Appraisal Report and subject to the conditions and assumptions set forth therein, the Appraisal Report indicated an amount in the range of R$24.14 to R$26.55 as the reasonable one to be considered as the independent valuation assessment of the economic value of Santander Brasil units based on the price-to-earnings (P/E) trading multiple methodology, which was the selected methodology of the Appraisal Report.
As of the date specified in the Appraisal Report and subject to the conditions and assumptions set forth therein, the Appraisal Report indicated an amount in the range of €12.62 to €13.88 as the reasonable one to be considered as the independent valuation assessment of the economic value of Santander Parent ordinary shares based on the price-to-earnings (P/E) trading multiple methodology, which was the selected methodology of the Appraisal Report.
Miscellaneous
The Appraisal Report did not constitute a judgment, opinion, proposal, request, suggestion or recommendation to management or Santander Parent’s or Santander Brasil’s shareholders, or to any third party, as to the fairness, the convenience or opportunity of, or as informing a decision to participate or decline to tender their securities in, the exchange offers. Santander Parent’s and Santander Brasil’s shareholders should perform their own analyses in deciding whether to tender their securities in the exchange offers, and should consult their own financial, tax and legal advisors, to form their own, independent opinions as to the exchange offers. The Appraiser did not express any view on, and the Appraisal Report did not address any term or aspect of the exchange offers. The Appraisal Report did not in any manner address the prices at which the equity securities of Santander Parent or Santander Brasil would trade at any time, and the Appraiser expressed no opinion or recommendation as to whether the holders of such equity should tender their securities in the exchange offers or take any other actions in connection with the exchange offers.
The Appraisal Report is not a fairness opinion and the Appraiser will not provide any opinion regarding the fairness, the convenience and opportunity from a financial or economic point of view, of the consideration being offered by Santander Parent in the exchange offers. The Appraiser also assumed in the Appraisal Report that any and all material governmental, regulatory or other approvals and consents required in connection with the consummation of the exchange offers will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, or any amendments, modifications or waivers to any agreements, instruments or orders to which Santander Brasil or Santander Parent is a party or is subject or by which it is bound, no limitations, restrictions, or conditions will be imposed or amendments, modifications or waivers made that would have a material adverse effect on Santander Brasil or Santander Parent or materially reduce the contemplated benefits of the exchange offers to Santander Brasil or Santander Parent or the holders of their securities.
The Appraiser assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available and that formed a substantial basis for the Appraisal Report. The Appraisal Report was necessarily based on financial, economic, market and other conditions as in effect on, and the information used by the Appraiser as of the date of its Appraisal Report (unless an earlier date is otherwise indicated therein).
Events occurring after the date of the Appraisal Report may affect the Appraisal Report and the assumptions used in preparing it, and the Appraiser did not assume any obligation to update, revise, or reaffirm its Appraisal

Report, subject to any update obligations that may be applicable under CVM Resolution 215 or other applicable Brazilian requirements. The Appraisal Report was limited to the presentation of the valuation methodologies used to reach the conclusion set forth therein as of the date specified in the Appraisal Report and subject to the conditions and assumptions set forth therein. The Appraiser was retained following the announcement date to provide only a written appraisal report in connection with the exchange offers. As a result, the Appraiser was not involved in structuring, planning or negotiating the exchange consideration or any terms of the exchange offers or otherwise acting as a financial advisor to Santander Parent or Santander Brasil in connection therewith. In preparing its Appraisal Report, the Appraiser was not authorized to solicit, and did not solicit, interest from any party with respect to an acquisition, business combination or other extraordinary transaction, involving Santander Parent or Santander Brasil.
In connection with the preparation of the Appraisal Report, the Appraiser conducted a limited analysis of publicly available information of Santander Parent and Santander Brasil and considered a variety of factors and assumptions. The preparation of an appraisal report is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its conclusion, the Appraiser considered the results of its analysis as a whole and did not attribute any particular weight to any portion of its analysis, assumptions or factors. Selecting any portion of the Appraiser’s analysis, without considering the analysis as a whole, would create an incomplete view of the process underlying its analysis and conclusion. In addition, the Appraiser may have given various portions of its analysis and factors more or less weight than other portions of its analysis and factors, and may have deemed various assumptions more or less probable than other assumptions. In performing its analysis, the Appraiser made numerous judgments and assumptions, including with regard to the absence of any material adverse change in the financial condition and prospects of Santander Parent or Santander Brasil and other matters.
Under the terms of its engagement letter, the Appraiser provided to Santander Parent the written Appraisal Report described herein and included as Annex A hereto, and Santander Parent has agreed to pay the Appraiser a fixed fee in Brazilian reais equivalent to €1.5 million for preparing the Appraisal Report, due and payable 45 business days following delivery of the Appraisal Report and not contingent on the success of the exchange offers. Santander Parent has also agreed to reimburse the Appraiser for certain reasonable, actual and documented expenses incurred in connection with its engagement. In addition, Santander Parent has agreed to indemnify the Appraiser and its affiliates, their respective officers, directors, employees, affiliates, advisors, agents or representatives and controlling persons against certain direct losses, damages, costs and/or expenses.
As of the date of the Appraisal Report, the Appraiser held no Santander Brasil securities or securities issued by Santander Parent, or any derivative instruments referenced to such securities, whether for its own account or under discretionary management. UBS Group AG (which indirectly controls the Appraiser through its ownership of 50.01% of the Appraiser's share capital), through investment funds discretionarily managed by it or by specific vehicles under UBS Group AG common control, held 192,155,469 shares of Santander Parent as of the date of this Appraisal Report. One member of the Appraiser’s team involved in the preparation of the Appraisal Report currently holds certain stock options in Santander Parent and certain unvested shares of Santander Brasil, which were granted in connection with his prior employment with Santander Brasil. The Appraiser understands that such individual’s equity interest in Santander Parent and Santander Brasil will not result in any action capable of altering the results of the exchange offers and the exercise of any rights in connection with the exchange offers that is not in compliance with the Appraiser’s trading of securities policy. In addition, the Appraiser understands that such interests do not impair, and are not deemed to impair, the independence of the Appraiser in any respect, particularly in light of the comprehensive approval, review, and oversight procedures applicable to the preparation of the Appraisal Report. UBS BB and/or UBS Group AG may, from time to time, acquire such securities in the open market at market prices and on market terms, provided that they have neither acquired, during the last 24 months, nor intend to acquire, securities representing more than 5% of Santander Brasil's or Santander Parent’s capital stock. During the 24 months preceding the date hereof, UBS BB has not received any compensation from Santander Brasil or Santander Parent for the provision of consulting, valuation, auditing, or similar services. In addition, other than the compensation payable in connection with the preparation of the Appraisal Report, UBS BB is not entitled to receive from Santander Brasil or Santander Parent any amounts in connection with the provision of consulting, valuation, auditing, or similar services. Notwithstanding the foregoing, UBS Group AG received aggregate compensation of US$1.9 million from Santander Parent during the 24 months preceding the date hereof in connection with the provision of consulting, valuation, auditing, and/or similar services. Furthermore, UBS Group AG is entitled to receive from Santander Brasil and/or Santander Parent approximately US$2.5 million in connection with the provision of consulting, valuation, auditing, or similar services, that have no connection with the events that triggered the services performed in the context of the Appraisal Report.
Adjustments to the Consideration
If Santander Brasil makes any distribution of dividends, interest on equity (juros sobre capital próprio), or any other type of distribution to its shareholders (regardless of whether it is an ordinary, extraordinary, interim or complementary distribution) that is an Eligible Distribution, the exchange ratio offered as consideration in the exchange offers will be adjusted downwards to reflect the gross amount of the distribution per Santander Brasil security (on a per-common-share, per-preferred-share, per-unit or per-ADS basis, as applicable), as described herein. Similarly, if Santander Parent makes any distribution of dividends or any other type of distribution to its shareholders that is an Eligible Distribution, the exchange ratio will be adjusted upwards to reflect the gross amount of the distribution per Santander Parent ordinary share or fraction thereof, as described herein.
If either Santander Brasil or Santander Parent, or both, make one or more Eligible Distributions, the new exchange ratio per Santander Brasil security, as applicable, will be the result of dividing the Santander Brasil Reference Price by the Santander Parent Reference Price (each as defined herein), with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards).
Eligible Distributions
An “Eligible Distribution” means:
•
if you tender your Santander Brasil securities into the exchange offers prior to the expiration date, any distribution of dividends, interest on equity (juros sobre capital próprio), or any other type of distribution made by Santander Parent or Santander Brasil, as applicable, to their respective shareholders (regardless of whether it is an ordinary, extraordinary, interim or complementary distribution) (any such distribution by Santander Brasil or Santander Parent, a “Distribution”) with a record date from July 30, 2026 (the “announcement date”) through and including the settlement date of the exchange offers, unless, in the event of a Distribution by Santander Brasil, Santander Parent would acquire the Santander Brasil securities cum dividend pursuant to the exchange offers or, in the event of a Distribution by Santander Parent, tendering Santander Brasil security holders would receive the Santander Parent ordinary shares cum dividend pursuant to the exchange offers;

•
if you exercise the put right and tender your Santander Brasil securities into the exchange offers during the subsequent offering period and prior to the expiration of the first tendering period of the subsequent offering period, any Distribution with a record date from the announcement date through and including the settlement date of the first tendering period of the subsequent offering period, unless, in the event of a Distribution by Santander Brasil, Santander Parent would acquire the Santander Brasil securities cum dividend pursuant to the exchange offers or, in the event of a Distribution by Santander Parent, tendering Santander Brasil security holders would receive the Santander Parent ordinary shares cum dividend pursuant to the exchange offers; and

•
if you exercise the put right and tender your Santander Brasil securities into the exchange offers during the subsequent offering period and after the expiration of the first tendering period but prior to the expiration of the second tendering period of the subsequent offering period, any Distribution with a record date from the announcement date through and including the settlement date of the second tendering period, unless, in the event of a Distribution by Santander Brasil, Santander Parent would acquire the Santander Brasil securities cum dividend pursuant to the exchange offers or, in the event of a Distribution by Santander Parent, tendering Santander Brasil security holders would receive the Santander Parent ordinary shares cum dividend pursuant to the exchange offers.

Santander Parent Reference Price
•
If Santander Parent does not make an Eligible Distribution, the “Santander Parent Reference Price” will be the reference price per Santander Parent ordinary share used to determine the exchange ratio (i.e., €12.2480, which represents the closing price of a Santander Parent ordinary share on July 30, 2026).

•
If Santander Parent makes one or more Eligible Distributions, the “Santander Parent Reference Price” will be the reference price per Santander Parent ordinary share set forth in the preceding bullet (i.e., €12.2480), as adjusted by deducting, on a euro-for-euro basis, the aggregate gross amount distributed per Santander Parent ordinary share, with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards).

Santander Brasil Reference Price
•	If Santander Brasil does not make an Eligible Distribution, the “Santander Brasil Reference Price” will be:
○
in respect of a Santander Brasil unit or a Santander Brasil ADS, the reference price per Santander Brasil unit used to determine the exchange ratio (i.e., €4.9670, which represents the closing price of a Santander Brasil unit on July 30, 2026 of 25.25 Brazilian reais, increased by the 15% premium and converted into euros using the PTAX bid/ask average rate published by the Central Bank of Brazil on July 30, 2026 of 5.8461); and

○
in respect of a Santander Brasil common share or a Santander Brasil preferred share, 50% of the reference price per Santander Brasil unit (i.e., €2.4835) given each Santander Brasil unit consists of a Santander Brasil common share and a Santander Brasil preferred share.

•
If Santander Brasil makes one or more Eligible Distributions on the Santander Brasil units, the “Santander Brasil Reference Price” in respect of a Santander Brasil unit or a Santander Brasil ADS will be calculated as follows:

○
first, for each Eligible Distribution, the gross amount distributed per Santander Brasil unit will be converted from Brazilian reais into euros using the closing PTAX bid/ask average rate published by the Central Bank of Brazil on the relevant record date, with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards); and

○
second, the aggregate amount determined pursuant to the prior bullet will be deducted, on a euro-for-euro basis, from the reference price per Santander Brasil unit used to determine the exchange ratio (i.e., €4.9670, which represents the closing price of a Santander Brasil unit on July 30, 2026 of 25.25 Brazilian reais, increased by the 15% premium and converted into euros using the PTAX bid/ask average rate published by the Central Bank of Brazil on July 30, 2026 of 5.8461) with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards).

•
If Santander Brasil makes one or more Eligible Distributions on the Santander Brasil common shares, the “Santander Brasil Reference Price” in respect of a Santander Brasil common share will be calculated as follows:

○
first, for each Eligible Distribution, the gross amount distributed per Santander Brasil common share will be converted from Brazilian reais into euros using the closing PTAX bid/ask average rate published by the Central Bank of Brazil on the relevant record date, with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards); and

○
second, the aggregate amount determined pursuant to the prior bullet will be deducted, on a euro-for-euro basis, from the implied reference price per Santander Brasil common share used to determine the exchange ratio (i.e., €2.4835, which represents 50% of the reference price per Santander Brasil unit), with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards).

•
If Santander Brasil makes one or more Eligible Distributions on the Santander Brasil preferred shares, the “Santander Brasil Reference Price” in respect of a Santander Brasil preferred share will be calculated as follows:

○
first, for each Eligible Distribution, the gross amount distributed per Santander Brasil preferred share will be converted from Brazilian reais into euros using the closing PTAX bid/ask average rate published by the Central Bank of Brazil on the relevant record date, with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards); and

○
second, the aggregate amount determined pursuant to the prior bullet will be deducted, on a euro-for-euro basis, from the implied reference price per Santander Brasil preferred share used to determine the exchange ratio (i.e., €2.4835, which represents 50% of the reference price per Santander Brasil unit), with the resulting amount rounded to four decimal places (with 0.00005 being rounded upwards).

As a result of the foregoing adjustments, following an Eligible Distribution by Santander Brasil, the new exchange ratio for a Santander Brasil common share may differ from the new exchange ratio for a Santander Brasil preferred share, in each case to reflect the gross amount of the Eligible Distribution per Santander Brasil common share or Santander Brasil preferred share, as applicable, as described above.
This mechanism is designed to ensure that the relative economics of the exchange are preserved regardless of which party makes Eligible Distributions. In addition, the exchange ratio will be adjusted for stock splits, reverse stock splits, bonus share issues (bonificações) and other analogous corporate actions by either Santander Parent or Santander Brasil, in each case in a manner designed to preserve the relative economic position of the tendering holders and Santander Parent. Share buybacks conducted by either Santander Parent or Santander Brasil will not result in an adjustment to the exchange ratio.
Timing of the Exchange Offers
The initial period of the exchange offers will commence on [—] (the “commencement date”). The Brazilian exchange offer will expire at [—] Eastern time ([—] São Paulo time) on the expiration date and withdrawal rights for tenders of Santander Brasil shares and Santander Brasil units into the Brazilian exchange offer through the Auction on the B3 will expire at [—] Eastern time ([—] São Paulo time) on the expiration date. The U.S. exchange offer and withdrawal rights for tenders of Santander Brasil ADSs, Santander Brasil units and Santander Brasil shares into the U.S. exchange offer through the U.S. exchange agent will expire at the expiration time. The Auction will be held on the expiration date, and settlement of the Brazilian exchange offer will occur two (2) Brazilian business days after the Auction.
The term “expiration date” as used in this offer to exchange/prospectus means the date on which the exchange offers will expire, which is currently [—], unless the period of time for which the exchange offers are open is extended, in which case the term “expiration date” means the latest time and date on which the exchange offers, as so extended, expire. For a discussion of how the expiration date may be extended, see the “—Extension, Termination and Amendment” section of this offer to exchange/prospectus below.
Extension, Termination and Amendment
To the extent permitted by applicable rules and regulations of the CVM and the SEC, if one or more of the exchange offer conditions described in this section below under the heading “—Conditions to Completion of the Exchange Offers” is not fulfilled prior to the expiration date, Santander Parent reserves the right, from time to time, to extend the period of time during which the exchange offers are open until all of the exchange offer conditions have been satisfied or waived. In such event, Santander Parent will send written notice to the U.S. exchange agent. Santander Parent can give you no assurance that it will exercise its right to extend the exchange offers. If Santander Parent extends the period of time during which the exchange offers are open, the exchange offers will expire at the latest time and date to which Santander Parent extends the exchange offers. During any such extension, all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers prior to that date will remain subject to the exchange offers, subject to your right to withdraw your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs. You should read the discussion in this section below under “—Withdrawal Rights” for more information about your ability to withdraw tendered shares.
To the extent permitted by applicable rules and regulations of the CVM and the SEC, Santander Parent also reserves the right at any time or from time to time:
•
to terminate the exchange offers and not accept for exchange or to exchange any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs upon the failure of any of the exchange offer conditions described in this offer to exchange/prospectus below under the heading “—Conditions to Completion of the Exchange Offers” to be satisfied prior to the expiration date; and

•
to waive any condition (to the extent waivable) prior to the expiration date or otherwise delay or amend the exchange offers in any respect, by giving oral or written notice of such waiver, delay or amendment to the U.S. exchange agent.

Santander Parent will follow any extension, termination, amendment or delay of the exchange offers, as promptly as practicable, with a public announcement. In the case of an extension of the exchange offers, the related announcement will be issued no later than 9:00 a.m. Eastern time on the first business day after the expiration date. Subject to applicable law (including Brazilian exchange offer regulations and Rule 14d-4(d)(1) under the Exchange Act, which requires that any material change in the information published, sent or given to shareholders in connection with the U.S. exchange offer be promptly disseminated to security holders in a manner reasonably designed to inform security holders of that change) and without limiting the manner in which Santander Parent may choose to make any public announcement, Santander Parent does not assume any obligation to publish, advertise or otherwise communicate any public announcement of this type, as explained below, other than by issuing a press release. In addition, Santander Parent will post notice of any such extension on Santander Parent’s website at www.santander.com. The information on such website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.
Santander Parent will extend the exchange offers, to the extent required by the U.S. federal securities laws (including Rule 14e-1 under the Exchange Act) and permitted under applicable Brazilian law and regulations, if Santander Parent:
•	makes a material change to the terms of the exchange offers; or
•	makes a material change in the information concerning the exchange offers.
If Santander Parent changes the percentage of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs sought in the U.S. exchange offer within 10 business days prior to the then scheduled expiration date, the U.S. exchange offer will be extended so that it will expire no less than 10 business days after the change is first published, sent or given to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in order to allow adequate dissemination and investor response to the change. If Santander Parent makes any other change to the terms of the U.S. exchange offer within 10 calendar days prior to the then scheduled expiration date, the U.S. exchange offer will be extended so that it will expire no less than 10 calendar days after the change is first published, sent or given to holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in order to allow adequate dissemination and investor response. If Santander Parent waives any condition to the U.S. exchange offer, the U.S. exchange offer will be extended for 10 calendar days in order to allow adequate dissemination and investor response to the change.
For purposes of the exchange offers, a “business day” means any day, other than a Saturday, Sunday or federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 (midnight) Eastern time. For purposes of the Brazilian exchange offer, “Brazilian business days” means any day, other than a Saturday or Sunday, on which commercial banks are open in the city of São Paulo, state of São Paulo, Brazil, and “Spanish and Brazilian business days” means any day, other than a Saturday or Sunday, on which commercial banks are open in the cities of São Paulo, Brazil, and Madrid and Santander, Spain.
Conditions to Completion of the Exchange Offers
Santander Parent will not accept for exchange or exchange any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers unless the conditions described below are satisfied or waived (to the extent waivable) by Santander Parent. We refer to these conditions in this offer to exchange/prospectus collectively as the “exchange offer conditions.”
Governmental Approvals and Authorizations
•
All governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers, including the following, which cannot be waived:

•
the receipt of the report to be issued by an expert designated by the Commercial Registry of Cantabria with regard to the fair value of the Santander Brasil shares, the Santander Brasil units and the Santander Brasil ADSs to be received by Santander Parent in the exchange offers confirming that their fair value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Parent ordinary shares to be issued in exchange therefor; and

•	the registration with the CNMV of an information prospectus or, alternatively, the application of an exemption to register with the CNMV an information prospectus in accordance with the relevant applicable Spanish and European regulations (in particular, Regulation (EU) No. 2017/1129 of the European Parliament and of the Council, of June 14, 2017, on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market) for purposes of issuing the required Santander Parent ordinary shares and having them listed on the Spanish Stock Exchanges.
Other Conditions
•	Approval by Santander Parent’s shareholders of the capital increase resolutions necessary to issue the Santander Parent ordinary shares required in connection with the exchange offers;
•
confirmation shall have been obtained that the Santander Parent BDSs and the Santander Parent ADSs to be issued in the exchange offers will be admitted to listing on the B3 and the NYSE, respectively, no later than on the date of settlement of the exchange offers;

•
since the commencement date, no stop order suspending the effectiveness of the registration statement containing this offer to exchange/prospectus or any other action by virtue of which the exchange offers cannot be completed or which entail additional risks shall have been issued by the SEC or the NYSE and no proceeding for that purpose shall have been initiated or threatened by the SEC or the NYSE;

•
since the commencement date, no public, governmental, judicial, legislative or regulatory authority in the U.S., Brazil, Spain or any other relevant jurisdiction (a) shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, regulation, executive order, decree, injunction or other order which (i) prevents or prohibits the consummation of the exchange offers; (ii) adversely affects the terms and/or conditions of the exchange offers; (iii) imposes material limitations on the ability of Santander Parent (or any of its affiliates) to acquire, hold or exercise full rights of ownership of the Santander Brasil Securities to be purchased or exchanged pursuant to the exchange offers including, without limitation, the right to vote the Santander Brasil Securities; (iv) prohibits, restrains or makes or seeks to make illegal the payment for, purchase of or exchange of the Santander Brasil Securities pursuant to the exchange offers or that would impose material damages in connection therewith; (v) restrains or limits Santander Brasil’s business operations; (vi) imposes or seeks to impose any material condition to the exchange offers in addition to the conditions set forth elsewhere in this offer to exchange/prospectus, or shall any action, proceeding or complaint be commenced that seeks to do any of the foregoing; or (vii) imposes any limitation on the participation of any holder of Santander Brasil Securities in the exchange offers; or (b) shall have threatened to enact, issue, promulgate, enforce or enter, any statute, law, rule, regulation, executive order, decree, injunction or other order which would have, if enacted, issued, promulgated, enforced or entered, any of the foregoing effects;

•
since the commencement date, there shall not have occurred any change, event, development or condition (or any series thereof) that, individually or in the aggregate, in Santander Parent’s reasonable judgment, has had or could reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, capitalization, shareholders’ equity, condition (financial or otherwise), operations, results of operations, cash flows, business strategy or prospects of Santander Brasil or any of its subsidiaries, (ii) the value of the Santander Brasil shares, the Santander Brasil units or the Santander Brasil ADSs, (iii) Santander Parent or its shareholders if securities tendered pursuant to the exchange offers were acquired; (iv) the benefits of the exchange offers to Santander Parent; or (v) the ability of Santander Parent to complete the exchange offers or to exercise full rights of ownership of the Santander Brasil Securities acquired pursuant to the exchange offers; and

•	any additional conditions to the Brazilian exchange offer shall have been satisfied or waived.
The foregoing conditions are for the sole benefit of Santander Parent and may be asserted by Santander Parent regardless of the circumstances (including any action or inaction by Santander Parent) giving rise to any such conditions or may be waived by Santander Parent in whole or in part at any time and from time to time in Santander Parent’s or their sole discretion. The determination as to whether any condition has occurred shall be in Santander Parent’s sole judgment, and will be final and binding. The failure by Santander Parent at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration time.
Procedure for Tendering
The steps you must follow in order to validly tender into the exchange offers, and the time and expense of tendering, differ according to whether you hold Santander Brasil shares, Santander Brasil units or Santander Brasil

ADSs and whether you hold your shares directly or through a broker, dealer, commercial bank, trust company or other nominee. If you hold Santander Brasil shares or Santander Brasil units, you will need to choose among the three different ways you may tender your Santander Brasil shares or Santander Brasil units.
If you hold Santander Brasil ADSs and would like to tender them into the exchange offers, you should follow the procedures described in this section below under “—Holders of Santander Brasil ADSs”. Santander Parent has retained The Bank of New York Mellon to act as the U.S. exchange agent in connection with the U.S. exchange offer. All tenders of Santander Brasil ADSs into the U.S. exchange offer must be made through the U.S. exchange agent, who will receive and hold tendered and not properly withdrawn Santander Brasil ADSs for exchange for the benefit of Santander Parent and, if the U.S. exchange offer is completed, will exchange such Santander Brasil ADSs for Santander Parent ADSs. Santander Brasil ADSs may not be tendered into the Brazilian exchange offer through the Auction to be held on the B3. While you could withdraw the Santander Brasil units represented by your Santander Brasil ADSs and tender those Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent or into the Brazilian exchange offer through the Auction, it may not be in your best interests to do so because:
•	If you tender your Santander Brasil units (or underlying Santander Brasil shares) represented by your Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent:
•	you will have to pay a withdrawal fee to the Santander Brasil ADS depositary in an amount equal to U.S. $0.05 per Santander Brasil ADS;
•
you will receive Santander Parent ADSs as exchange consideration under the U.S. exchange offer, which is the same exchange consideration that you will receive if you tender your Santander Brasil ADSs directly;

•	you will have to register your investment in your Santander Brasil units (or Santander Brasil shares) in Brazil as a Foreign Direct Investment; and
•	you may have to pay capital gains tax in Brazil.
•	If you tender your Santander Brasil units (or underlying Santander Brasil shares) represented by your Santander Brasil ADSs into the Brazilian exchange offer through the Auction on the B3:
•	you will have to pay a withdrawal fee to the Santander Brasil ADS depositary in an amount equal to U.S. $0.05 per Santander Brasil ADS;
•
if your Santander Brasil shares or Santander Brasil units are not already registered in Brazil as an investment under Joint Central Bank of Brazil/CVM Resolution 13, you will have to register your investment in your Santander Brasil shares or Santander Brasil units in Brazil as an investment under Joint Central Bank of Brazil/CVM Resolution 13, and this process may take between 15 and 30 days to complete;

•	you will receive Santander Parent BDSs instead of Santander Parent ADSs,
•	you will have to pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction; and
•
if you want to withdraw the Santander Parent ordinary shares represented by the Santander Parent BDSs you will receive pursuant to the Brazilian exchange offer, you will have to pay a withdrawal fee to the Santander Parent BDS depositary of U.S. $15.00, plus a variable fee of 0.10%-0.20% depending on the amount of the withdrawal.

If you hold Santander Brasil shares or Santander Brasil units, there are three possible ways to tender them into the exchange offers:
•
if you are a U.S. holder, you can tender your Santander Brasil shares or Santander Brasil units if they are held as a Foreign Direct Investment into the U.S. exchange offer through the U.S. exchange agent, who will receive and hold tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Parent, and, if the U.S. exchange offer is completed, will exchange such Santander Brasil shares or Santander Brasil units for Santander Parent ADSs;

•
you can deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent); or
•	you can tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3.
In deciding which method you should use to tender your Santander Brasil shares or Santander Brasil units into the exchange offers, you should consider, among other things, the following:
•	If you are a U.S. holder and tender your Santander Brasil shares or Santander Brasil units into, and do not withdraw from, the U.S. exchange offer through the U.S. exchange agent:
•
you will have to convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment, and this process may take approximately seven (7) Brazilian business days to complete;

•
you will receive Santander Parent ADSs as exchange consideration under the U.S. exchange offer and will not have to pay the applicable issuance fees to the Santander Parent ADS depositary because, at the request of Santander Parent, the Santander Parent ADS depositary has agreed not to charge those fees to holders receiving Santander Parent ADSs as exchange consideration under the U.S. exchange offer;

•	you will not have to pay any fees to B3 or the Central Depositary;
•	you will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil shares or Santander Brasil units;
•	you will not have to pay the IOF; and
•	you may have to pay capital gains tax in Brazil.
•
If you deposit your Santander Brasil units into the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into, and do not withdraw from, the U.S. exchange offer through the U.S. exchange agent (or, if you hold Santander Brasil shares, convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus, deposit your Santander Brasil units into the Santander Brasil ADR program and tender the Santander Brasil ADSs received in respect of your deposited Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent):

•	you will receive Santander Parent ADSs as exchange consideration under the U.S. exchange offer;
•	you will have to pay issuance fees to the Santander Brasil ADS depositary;
•
you will not have to pay the applicable issuance fees to the Santander Parent ADS depositary because, at the request of Santander Parent, the Santander Parent ADS depositary has agreed not to charge those fees to holders receiving Santander Parent ADSs as exchange consideration under the U.S. exchange offer;

•	you will not have to pay any fees to B3 or the Central Depositary;
•	you will not have to pay any fee to the U.S. exchange agent to tender your Santander Brasil ADSs;
•	you will not have to pay IOF in Brazil; and
•	you may have to pay capital gains tax in Brazil.
•	If you tender your Santander Brasil shares or Santander Brasil units into, and do not withdraw from, the Brazilian exchange offer through the Auction on the B3:
•	you will receive Santander Parent BDSs instead of Santander Parent ADSs as exchange consideration under the Brazilian exchange offer;

•
if your Santander Brasil shares or Santander Brasil units are not already registered in Brazil as an investment under Joint Central Bank of Brazil/CVM Resolution 13, you will have to register your investment in your Santander Brasil shares or Santander Brasil units in Brazil as an investment under Joint Central Bank of Brazil/CVM Resolution 13, and this process may take between 15 and 30 days to complete;

•	you will not have to pay any issuance fees to the Santander Parent BDS depositary;
•	you will have to pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction; and
•
if you want to withdraw the Santander Parent ordinary shares represented by the Santander Parent BDSs you will receive pursuant to the Brazilian exchange offer, you will have to pay a withdrawal fee to the Santander Parent BDS depositary of U.S. $15.00, plus a variable fee of 0.10%-0.20% depending on the amount of the withdrawal.

If you hold Santander Brasil shares or Santander Brasil units and would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you should follow the procedures described in this section below under “—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent.”
If you hold Santander Brasil units and would like to deposit them in the Santander Brasil ADR program, receive Santander Brasil ADSs representing your deposited Santander Brasil units and tender those Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent, you should deposit your Santander Brasil units in the Santander Brasil ADR program and tender the Santander Brasil ADSs representing your deposited Santander Brasil units by following the procedures described in this section below under “—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent” (provided that, if you hold Santander Brasil shares, will need to first convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus).
If you hold Santander Brasil shares or Santander Brasil units and you would like to tender them into the Brazilian exchange offer through the Auction on the B3, you should follow the procedures described in this section below under “—Holders of Santander Brasil Shares and Santander Brasil Units—Tenders of Santander Brasil Shares and Santander Brasil Units into the Brazilian exchange offer through the Auction” and in the Edital that is being published in Brazil and made available to all holders of Santander Brasil shares and Santander Brasil units.
For more information on the Brazilian and U.S. tax consequences of the various methods of tendering your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares, see the “Tax Consequences” section below beginning on page 72.
You must follow the procedures described below in a timely manner in order to tender your Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs into the exchange offers.
THE METHOD OF DELIVERY OF SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DOCUMENTS REQUIRED PURSUANT TO THE PROCEDURES OF THE BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE THROUGH WHICH YOU MAY HOLD YOUR SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs) IS AT YOUR ELECTION AND RISK. SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS AND SANTANDER BRASIL ADSs TO BE TENDERED IN THE U.S. EXCHANGE OFFER THROUGH THE U.S. EXCHANGE AGENT WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE U.S. EXCHANGE AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, SANTANDER PARENT RECOMMENDS THAT YOU USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. PLEASE DO NOT SEND ANY SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs, LETTERS OF TRANSMITTAL OR OTHER DOCUMENTS TO SANTANDER PARENT DIRECTLY.

ALL HOLDERS WISHING TO TENDER THEIR SANTANDER BRASIL SHARES, SANTANDER BRASIL UNITS OR SANTANDER BRASIL ADSs MUST ALLOW SUFFICIENT TIME FOR THE COMPLETION OF ALL REQUIRED STEPS DESCRIBED IN THIS OFFER TO EXCHANGE/PROSPECTUS BEFORE THE EXPIRATION TIME.
Holders of Santander Brasil ADSs
Tender of Santander Brasil ADSs through the U.S. Exchange Agent
If you hold Santander Brasil ADSs and would like to tender them into the U.S. exchange offer, you must tender them to the U.S. exchange agent prior to [—] Eastern time ([—] São Paulo time) (the expiration time) on the expiration date. The expiration date is currently [—]. In order to tender your Santander Brasil ADSs, you must take the following actions:
•
If you hold your Santander Brasil ADSs directly in the form of Santander Brasil ADRs, you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with your Santander Brasil ADRs and any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•
If you hold your Santander Brasil ADSs directly in uncertificated form on the books of the Santander Brasil ADS depositary, in order to tender your Santander Brasil ADSs you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•
If you hold your Santander Brasil ADSs indirectly in a securities account with a broker or other securities intermediary, you must instruct your securities intermediary to tender your Santander Brasil ADSs to the U.S. exchange agent on your behalf through the automated system of DTC and causing DTC to send an agent’s message to the U.S. exchange agent’s account to be received no later than the expiration time. Each broker and other securities intermediary will set its own cutoff date and time to receive tender instructions from customers, which will be earlier than the expiration time stated in this document. You should contact your securities intermediary to determine the cutoff date and time that apply to you. The term “agent’s message” means a message transmitted by DTC to, and received by, the U.S. exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of this offer to exchange/prospectus and the letter of transmittal and that Santander Parent may enforce such agreement against the participant Delivery of documents to DTC will not constitute delivery to the U.S. exchange agent.

Except as otherwise provided below, all signatures on the enclosed letter of transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an “eligible guarantor institution” (as defined in Rule 17Ad-15 under the Exchange Act) (which we refer to collectively as “eligible institutions”). Signatures on the letter of transmittal need not be guaranteed (1) if the letter of transmittal is signed by the registered holder of the Santander Brasil ADSs to be tendered and the holder has not completed either Box 2: “Special Issuance Instructions” or Box 3: “Special Delivery Instructions” on the letter of transmittal, (2) if the Santander Brasil ADSs to be tendered are held for the account of an eligible institution or (3) if you are tendering Santander Brasil shares or Santander Brasil units.
The method of delivery of letters of transmittal, Santander Brasil ADRs and any other required documents is at your sole option and risk. Letters of transmittal, Santander Brasil ADRs and any other required documents will be deemed delivered only when actually received by the U.S. exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the expiration time.
No alternative, conditional or contingent tenders of Santander Brasil ADSs will be accepted, and no fractional Santander Brasil ADSs will be delivered. By executing the letter of transmittal, you waive any right to receive any notice of the acceptance of your Santander Brasil ADSs for exchange.
The U.S. exchange agent will receive and hold all validly tendered Santander Brasil ADSs for the benefit of Santander Parent and will certify to Santander Parent on the expiration date the total number of Santander Brasil units represented by Santander Brasil ADSs that have been validly tendered through the U.S. exchange agent into, and not withdrawn from, the U.S. exchange offer as of the expiration time. If all of the exchange offer conditions have been satisfied or waived by Santander Parent, then the Santander Brasil ADSs will be accepted for exchange in the U.S. exchange offer at the expiration time. After the Santander Parent ordinary shares are issued, Santander Parent will deposit the Santander Parent ordinary shares issuable in respect of the Santander Brasil ADSs accepted for exchange in the U.S. exchange offer with the custodian of the Santander Parent ADS depositary, and the Santander Parent ADS depositary will then issue to the U.S. exchange agent Santander Parent ADSs representing such Santander Parent ordinary shares.
All properly completed and duly executed letters of transmittal, Santander Brasil ADRs and any other required documents or, in the case of a book-entry transfer, all agent’s messages, delivered to the U.S. exchange agent by you or on your behalf will be deemed, without any further action by the U.S. exchange agent, to constitute acceptance by you of the U.S. exchange offer with respect to your Santander Brasil ADSs tendered in the U.S. exchange offer upon the terms and subject to the conditions set forth in this offer to exchange/prospectus and the accompanying letter of transmittal.
If your Santander Brasil ADSs are not accepted for exchange for any reason, the Santander Brasil ADRs evidencing your Santander Brasil ADSs or your Santander Brasil ADSs in book-entry form will be sent back to you promptly after the expiration or termination of the U.S. exchange offer or your proper withdrawal of the Santander Brasil ADSs from the U.S. exchange offer, as applicable. In the case of Santander Brasil ADSs in book-entry form, such return will be effected by crediting such Santander Brasil ADSs to the account at DTC from which they were transferred.
Santander Brasil ADSs in respect of which a tender has been made will be held in an account controlled by the U.S. exchange agent, and consequently you will not be able to sell, assign, transfer or otherwise dispose of such securities until such time as (i) you withdraw your Santander Brasil ADSs from the U.S. exchange offer, (ii) your Santander Brasil ADSs have been exchanged for Santander Parent ADSs (in which case you will only be able to sell, assign, transfer or otherwise dispose of the Santander Parent ADSs received in respect of your Santander Brasil ADSs), or (iii) your Santander Brasil ADSs have been returned to you if the U.S. exchange offer expires or is terminated or because they were not accepted for exchange.
Withdrawal of Santander Brasil Units Represented by Santander Brasil ADSs
If you hold Santander Brasil ADSs and you want to tender the Santander Brasil units represented by those Santander Brasil ADSs into the exchange offers using one of the methods described in this section below under “—Holders of Santander Brasil Shares and Santander Brasil Units”, you or the broker or other securities intermediary through which you hold the Santander Brasil ADSs must first withdraw the Santander Brasil units represented by your Santander Brasil ADSs by:
•
surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary, The Bank of New York Mellon, by either delivering the Santander Brasil ADRs which evidence your Santander Brasil ADSs (by hand or overnight courier) to [—], or your Santander Brasil ADSs in book-entry form via DTC to the Santander Brasil ADS depositary’s DTC participant number 2504; and

•	paying any fees, taxes and governmental charges payable in connection with such withdrawal.
Before surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary for withdrawal and receiving the Santander Brasil units represented by your Santander Brasil ADSs, you must register the Santander Brasil units to be withdrawn at the Central Depositary and you will need to register your investment in Brazil. If you intend to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, you will need to obtain a foreign registration under Joint Central Bank of Brazil/CVM Resolution 13, appoint a Brazilian representative for purposes of such registration and make arrangements for that representative to tender your Santander Brasil shares or Santander Brasil units on your behalf. This registration process may take between 15 and 30 days to complete. The process for withdrawing the Santander Brasil units underlying your Santander Brasil ADSs typically takes approximately 24 hours to complete. If you intend to tender your Santander Brasil units through the U.S. exchange agent, you will need to obtain a registration as a Foreign Direct Investment outside the financial and capital markets under Law 14,286 and Central Bank Resolution 278. You will need to take these steps sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date to be able to effect your tender if you intend to tender your Santander Brasil units in the Auction on the B3, or [—] Eastern time ([—] São Paulo time) if you intend to tender your Santander Brasil units through the U.S. exchange agent. You will need to take these steps sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date to be able to effect your tender. For more information about this registration process, see “The Exchange Offers—Certain Legal and Regulatory Matters—Registering Under Joint Central Bank/CVM Resolution 13 and Central Bank Resolution 278” section of this offer to exchange/prospectus beginning on page 86.
There are potential disadvantages to withdrawing the Santander Brasil units represented by your Santander Brasil ADSs and tendering those Santander Brasil units in the exchange offers which are described in this section above under “—Procedure for Tendering.”
Holders of Santander Brasil Shares and Santander Brasil Units
Tender of Santander Brasil Shares and Santander Brasil Units through the U.S. Exchange Agent
If you are a U.S. holder and you hold Santander Brasil shares or Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you must first convert your investment in your Santander Brasil shares or Santander Brasil units in Brazil from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment. This registration process may take approximately seven (7) Brazilian business days to complete.
In order to convert your investment under Joint Central Bank/CVM Resolution 13 into a Foreign Direct Investment, you will need to take the following steps:
•
contact Santander Brasil and provide it with (a) a copy of your Brazilian Tax Number, (b) documentary evidence that you are a holder not deemed to be domiciled in Brazil for Brazilian tax purposes (a “non-Brazilian holder”) and (c) a power of attorney appointing a representative in Brazil to represent you under the applicable corporate legislation and to receive service of process;

•	request Santander Brasil to enroll you with the CDNR as a foreign direct investor and report the investment to the Central Bank of Brazil;
•
Santander Brasil, with the CDNR number 34227, will obtain an updated SCE-IED and the custodian for the investor’s investment under Joint Central Bank/CVM Resolution 13 (a “a Joint Central Bank/CVM Resolution 13 custodian”) will act as a representative of the investor before the Central Bank of Brazil;

•
based on the date agreed upon for the conversion, the Joint Central Bank/CVM Resolution 13 custodian will update the registration under Joint Central Bank/CVM Resolution 13 with the Central Bank of Brazil in order to reflect the current market value of the investment under Joint Central Bank of Brazil/CVM Resolution 13;

•	Santander Brasil will update the investor’s SCE-IED with the Central Bank of Brazil in order to reflect the amount and the number of shares represented by such Foreign Direct Investment.
You may have to pay capital gains tax in connection with this transaction and your Joint Central Bank/CVM Resolution 13 legal representative may withhold such taxes. You should consult your Joint Central Bank/CVM Resolution 13 legal representative to confirm if capital gains tax will be assessed in this transaction.
Once your investment in your Santander Brasil shares or Santander Brasil units has been effectively converted to a Foreign Direct Investment, you can tender your Santander Brasil shares or Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent in sufficient time to permit the U.S. exchange agent’s Brazilian custodian to confirm the delivery and report to the U.S. exchange agent that the shares or units have been credited to the U.S. exchange agent’s account, all prior to the expiration time (which is [—] Eastern time ([—] São Paulo time) on the expiration date) by completing and signing the enclosed letter of transmittal and returning it together with:
(i)	a duly executed and properly completed OTA included with the enclosed letter of transmittal;
(ii)	if the OTA is executed by your representative, appropriate documentation evidencing the authority of such representative to execute the OTA on your behalf;
(iii)	the updated SCE-IED; and
(iv)	all other required documentation,
to Santander Brasil, acting as its own share registrar (the “Brazilian share registrar”), at Banco Santander (Brasil) S.A., Shareholders Records and Services Dept., (Serv. de Registro e Atendimento a Acionistas), Attn: Dagoberto

Vianni or Wilson Gonçalves da Cruz, Rua Amador Bueno, 474—2º andar—Santo Amaro, São Paulo—SP, 04752-005, Federative Republic of Brazil or electronically to acoes@santander.com.br.
If the OTA is executed within Brazil, the signatures of the signing parties must be notarized by a notary public licensed in Brazil. If the OTA is executed outside Brazil, the signatures of the signing parties must be notarized by a notary public licensed under the laws of the jurisdiction in which the OTA is executed and the signature of such notary public must be authenticated by a consular official of Brazil with competent jurisdiction. The OTA is required under Brazilian law to be executed in Portuguese. Therefore, the OTA has been prepared in Portuguese and a certified English translation is being provided for your reference.
While you may withdraw any Santander Brasil shares or Santander Brasil units you tender into the U.S. exchange offer through the U.S. exchange agent prior to the expiration time by providing a written notice of withdrawal to the U.S. exchange agent, by signing the OTA you will irrevocably authorize the Brazilian share registrar to impose a stop transfer order on all of the Santander Brasil shares or Santander Brasil units you tender into the U.S. exchange offer through the U.S. exchange agent, which will prevent you from being able to transfer such shares or units from the date you sign the OTA until the date the U.S. exchange offer is completed or terminated.
The U.S. exchange agent will receive and hold all tendered Santander Brasil shares or Santander Brasil units for the benefit of Santander Parent and will certify to Santander Parent on the expiration date the total number of Santander Brasil shares or Santander Brasil units that have been validly tendered into and not withdrawn from the U.S. exchange offer through the U.S. exchange agent as of the expiration time. If all of the exchange offer conditions have been satisfied or waived by Santander Parent, at the expiration time the Santander Brasil shares or Santander Brasil units will be accepted for exchange in the U.S. exchange offer. After the Santander Parent ordinary shares are issued, Santander Parent will deposit the Santander Parent ordinary shares issuable in respect of the Santander Brasil shares or Santander Brasil units accepted for exchange in the U.S. exchange offer with the custodian of the Santander Parent ADS depositary, and the Santander Parent ADS depositary will then issue to the U.S. exchange agent Santander Parent ADSs representing such Santander Parent ordinary shares.
If you are a U.S. holder and hold your Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee, and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent, you should instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your investment in your Santander Brasil shares or Santander Brasil units to be converted in Brazil from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment and thereafter to tender your Santander Brasil shares or Santander Brasil units on your behalf into the U.S. exchange offer through the U.S. exchange agent using the procedures described above. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can effect such tender on your behalf prior to the expiration time and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.
Tender of Santander Brasil shares or Santander Brasil units through the U.S. Exchange Agent in the form of Santander Brasil ADSs
If you or your nominee holds Santander Brasil units directly in your own name and you would like to tender Santander Brasil ADSs representing those units into the U.S. exchange offer through the U.S. exchange agent, you must first deposit your Santander Brasil units with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and pay issuance fees to the Santander Brasil ADS depositary and any applicable taxes or other governmental charges payable in connection with such deposit. The Santander Brasil ADSs representing your Santander Brasil units will be delivered to you or your securities account with your broker or other securities intermediary and may be tendered through the U.S. exchange agent using the procedures described above under “—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent.”
If you or your nominee holds Santander Brasil shares directly in your own name and you would like to tender Santander Brasil ADSs representing those shares into the U.S. exchange offer through the U.S. exchange agent, you will need to first convert your Santander Brasil shares into Santander Brasil units as described in the section “The Exchange Offers—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus and then take the actions described in the preceding sentences.

You will need to take these steps sufficiently in advance of the expiration time so that the Santander Brasil ADSs representing your Santander Brasil units may be tendered into the U.S. exchange offer through the U.S. exchange agent.
If you hold Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender Santander Brasil ADSs representing those units into the U.S. exchange offer through the U.S. exchange agent, you must instruct your broker, dealer, commercial bank, trust company or other nominee to arrange for your Santander Brasil units to be deposited with the custodian of the Santander Brasil ADS depositary for the Santander Brasil ADR program and thereafter to tender the Santander Brasil ADSs representing your Santander Brasil units on your behalf into the U.S. exchange offer through the U.S. exchange agent using the procedures described above under “—Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent.”
If you hold Santander Brasil shares indirectly through a broker, dealer, commercial bank, trust company or other nominee and you would like to tender Santander Brasil ADSs representing those shares into the U.S. exchange offer through the U.S. exchange agent, you will need to first instruct your broker, dealer, commercial bank, trust company or other nominee to convert your Santander Brasil shares into Santander Brasil units as described in the section “The Exchange Offers—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus and then take the actions described in the preceding sentences.
You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of the expiration time so that it can effect such deposit and tender on your behalf prior to the expiration time and you must pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such deposit or tender.
Tenders of Santander Brasil Shares or Santander Brasil Units into the Brazilian exchange offer through the Auction
If you hold Santander Brasil shares or Santander Brasil units directly in your own name and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3, you must, no later than [—] Eastern time ([—] São Paulo time) on the expiration date either personally or by means of a duly appointed proxy, contact a broker authorized to conduct trades on the B3, complete the steps and provide the documentation set forth in the Edital and request that the broker tender your Santander Brasil shares or Santander Brasil units on your behalf into the Brazilian exchange offer through the Auction. In order to tender your Santander Brasil shares or Santander Brasil units in the Auction, you must authorize your broker to, no later than [—] Eastern time ([—] São Paulo time) on the expiration date, present a sell order on your behalf in the Auction. You must ensure that you give your broker your instructions and any required documents sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date so that your broker can effect such tender prior to [—] Eastern time ([—] São Paulo time) on the expiration date and you must pay any fees or commissions your broker charges to make such tender. In addition, in order to tender your Santander Brasil shares or Santander Brasil units in the Auction on the B3, you must qualify to participate in the Auction on the B3 by following the procedures set forth in the Edital.
Santander Brasil shares and Santander Brasil units held directly are generally held either through the Central Depositary or through Brazilian share registrar. The Central Depositary is the custodian for Santander Brasil shares and Santander Brasil units that are traded on the B3, and settlement of the Auction will occur through the facilities of the Central Depositary. If you invested in Santander Brasil shares or Santander Brasil units under Joint Central Bank of Brazil/CVM Resolution 13, you hold your Santander Brasil shares or Santander Brasil units through the Central Depositary and you should ask your Brazilian representative for purposes of Joint Central Bank/CVM Resolution 13 to contact the Central Depositary on your behalf.
If you hold your Santander Brasil shares or Santander Brasil units through the Brazilian share registrar, you should ask your broker to request the transfer of your shares to the custody of the Central Depositary in order to enable the broker to tender your Santander Brasil shares or Santander Brasil units on your behalf. Before it will accept an order to transfer Santander Brasil shares or Santander Brasil units to the Central Depositary, the Brazilian share registrar will generally check the personal information it maintains on file for you against the personal information that you provided to the broker in submitting your letter of transmittal to make sure that the information is the same. If there are inconsistencies between these records, the Brazilian share registrar will not transfer the shares. It is your responsibility to ensure that the information you provide to your broker is consistent with that in the records of the Brazilian share registrar. It is also your responsibility to contact a broker sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date to ensure that the Brazilian share registrar can transfer your shares to the custody of the Central Depositary before [—] Eastern time ([—] São Paulo time) on the expiration date.
If you do not know whether you hold your Santander Brasil shares or Santander Brasil units through the Central Depositary or the Brazilian share registrar, you should inquire with your broker, dealer, commercial bank, trust company or other nominee.
Once tendered into the Brazilian exchange offer through the Auction on the B3, Santander Brasil shares or Santander Brasil units held through the Central Depositary are blocked and may not be traded. You must ensure that you give your broker your tender instructions and any required documentation sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date so that they can effect such tender prior to [—] Eastern time ([—] São Paulo time) on the expiration date and pay any fees or commissions charged by the broker to make such tender.
If you tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction, you must pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction. In addition, any broker, dealer, commercial bank, trust company or other nominee that tenders Santander Brasil shares or Santander Brasil units on your behalf in the Brazilian exchange offer may charge a fee or commission for doing so. You should consult your broker, dealer, commercial bank, trust company or other nominee to determine what fees or commissions may apply.
If you hold Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and would like to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3, then you must instruct your broker, dealer, commercial bank, trust company or other nominee to tender your shares or units into the Brazilian exchange offer through the Auction to be held on the B3 on your behalf as provided above in this section no later than [—] Eastern time ([—] São Paulo time) on the expiration date. You must ensure that your broker, dealer, commercial bank, trust company or other nominee receives your instructions and any required documentation sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date in order to effect such tender prior to [—] Eastern time ([—] São Paulo time) on the expiration date and pay any fees or commissions charged by such broker, dealer, commercial bank, trust company or other nominee to make such tender.
No Guaranteed Delivery
There will be no guaranteed delivery process available to tender Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.
Power of Attorney
The letter of transmittal that you will use to tender your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, as applicable, into the U.S. exchange offer through the U.S. exchange agent will contain a power of attorney pursuant to which you will authorize The Bank of New York Mellon, as the U.S. exchange agent, to take the following actions for your account if the U.S. exchange offer is completed:
•
deliver to Santander Parent the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered by you through the U.S. exchange agent into, and not withdrawn from, the U.S. exchange offer, thereby subscribing for the Santander Parent ordinary shares to be issued for your account;

•
provide Santander Parent with delivery instructions so as to enable Santander Parent to deposit with the custodian for the Santander Parent ADR program the Santander Parent ordinary shares issued for your account in the U.S. exchange offer;

•
instruct the Santander Parent ADS depositary to issue the Santander Parent ADSs issued for your account and deposited pursuant to the preceding bullet and to deliver such Santander Parent ADSs to the U.S. exchange agent;

•	deliver to you the Santander Parent ADSs the U.S. exchange agent receives pursuant to the preceding bullet point after settlement of the U.S. exchange offer; and
•
aggregate the fractional Santander Parent ADSs that you would otherwise be entitled to receive pursuant to the U.S. exchange offer with those fractional Santander Parent ADSs (or the underlying Santander Parent ordinary shares) that all other tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Parent ADSs (or the underlying Santander Parent ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to you and such other tendering holders.
In addition, U.S. holders of Santander Brasil units or Santander Brasil shares that wish to tender those Santander Brasil securities in the U.S. exchange offer must deliver those Santander Brasil securities to the Santander Brasil ADS Depositary’s custodian in Brazil (the “Depositary’s Custodian”) indicating that the deposit is for the purpose of tendering in the U.S. exchange offer, and deliver a duly completed and signed Santander Brasil unit or Santander Brasil share letter of transmittal, as applicable, to the U.S. exchange agent with respect to those Santander Brasil securities, which letter of transmittal will, by its terms, also operate as a power to the U.S. exchange agent to (i) instruct the Santander Brasil ADS Depositary to register uncertificated Santander Brasil ADSs in the name of the tendering holder representing those Santander Brasil securities and to enter a stop transfer instruction on the Santander Brasil ADS Depositary’s register with respect to those Santander Brasil ADSs to remain for the duration of the U.S. exchange offer and (ii) to surrender those Santander Brasil ADSs for the purpose of withdrawal upon the expiration or termination of the U.S. exchange offer or if the tendering holder delivers a notice of withdrawal or if the Santander Parent does not accept the tendered Santander Brasil securities for exchange for any reason and instruct the Santander Brasil ADS Depositary to deliver the tendered Santander Brasil securities to the order of Santander Parent (if those Santander Brasil securities have been purchased) or to the tendering holder (in any other case).
If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, in order to make such tender you will be required to deliver a similar power of attorney in favor of the Santander Parent BDS depositary with respect to your Santander Brasil shares, Santander Brasil units, Santander Parent BDSs and Santander Parent BDRs.
Representations and Warranties of Holders
By tendering your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs into the U.S. exchange offer, you will be deemed to represent and warrant to Santander Parent and the U.S. exchange agent that you have full power and authority to accept the U.S. exchange offer and to irrevocably sell, assign, and transfer the Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, as applicable, in respect of which the U.S. exchange offer is being accepted or deemed to be accepted (and any and all securities or rights issued or issuable in respect thereof) and that, on the settlement date of the U.S. exchange offer, Santander Parent will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third-party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, if the record date for distributions occurs after the expiration of the relevant tendering period.
Validity of Tender
Santander Parent will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, in Santander Parent’s sole discretion, and Santander Parent’s determination shall be final and binding. Santander Parent reserves the absolute right to reject any and all tenders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs that Santander Parent determines are not in proper form or the acceptance of or exchange for which may be unlawful. Santander Parent also reserves the absolute right to waive any defect or irregularity in the tender of any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs will be deemed to have been validly made until all defects and irregularities in tenders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs have been cured or waived. Neither Santander Parent nor the U.S. exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, and none of them will incur any liability for failure to give any such notification. Santander Parent’s interpretation of the terms and conditions of the exchange offers, including the acceptance forms and instructions thereto, will be final and binding.

Conversion of Santander Brasil Shares into Santander Brasil Units
In order to convert Santander Brasil shares into Santander Brasil units the following steps must be taken:
•
the holder of the Santander Brasil shares must first transfer the number of Santander Brasil common shares and Santander Brasil preferred shares necessary to get the number of Santander Brasil units that it wants to tender (i.e., one Santander Brasil common share and one Santander Brasil preferred share for every Santander Brasil unit) to the Santander Brasil units custodian by executing an OTA and by depositing such Santander Brasil common shares and Santander Brasil preferred shares in a deposit account maintained by the Santander Brasil units custodian;

•
the Santander Brasil units custodian will then credit Santander Brasil’s program account at B3 with the number of Santander Brasil common shares and Santander Brasil preferred shares transferred by the tendering holder and instruct the Santander Brasil units bookrunner to issue the corresponding Santander Brasil units;

•
after confirming that the Santander Brasil common shares and Santander Brasil preferred shares were transferred from the tendering holder to Santander Brasil’s program account at B3, the Santander Brasil units bookrunnerr will submit a notice to B3 requesting the issuance of the corresponding Santander Brasil units;

•
B3 will then debit the Santander Brasil common shares and Santander Brasil preferred shares transferred from the Santander Brasil’s program account at B3, register such Santander Brasil common shares and Santander Brasil preferred shares as underlying the corresponding number of Santander Brasil units and credit such corresponding number of Santander Brasil units into Santander Brasil’s program account at B3; and

•
after confirming that the Santander Brasil units were transferred to Santander Brasil’s program account at B3, the Santander Brasil units bookrunner will transfer such Santander Brasil units to an account of the holder at the Santander Brasil units custodian.

Once the steps described above have been completed, the holder thereof will be able to deposit its Santander Brasil units with the Santander Brasil ADS depositary as described in the section “—Holders of Santander Brasil Shares and Santander Brasil Units—Tender of Santander Brasil shares or Santander Brasil units through the U.S. Exchange Agent in the form of Santander Brasil ADSs.”
No taxes apply in Brazil to the conversion of Santander Brasil shares into Santander Brasil units.
Withdrawal Rights
General
Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into the U.S. exchange offer through the U.S. exchange agent may be withdrawn at any time before the expiration time in accordance with the procedures described below in this section. In addition, in accordance with the U.S. tender exchange offer laws, you may withdraw securities tendered into the U.S. exchange offer if they are not yet accepted for exchange at any time 60 days after the date of this offer to exchange/prospectus. If you tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3, you may withdraw such Santander Brasil shares or Santander Brasil units from the Brazilian exchange offer at any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date.
You may not rescind a withdrawal. If you withdraw your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs from the exchange offers, they will be deemed not validly tendered for purposes of the exchange offers. However, you may re-tender withdrawn Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs prior to the expiration time, if you are tendering into the U.S. exchange offer through the U.S. exchange agent, or at any time prior to [—] Eastern time ([—] São Paulo time) on the expiration date, if you are tendering into the Brazilian exchange offer through the Auction on the B3, in either case by following the procedures described in this section above under “—Procedure for Tendering.”
Withdrawal of Tendered Shares through the U.S. Exchange Agent
If you tendered your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares into the U.S. exchange offer through the U.S. exchange agent, you may withdraw the tender of your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares prior to the expiration time (which is [—] Eastern time ([—] São Paulo time) on the expiration date) by following the procedures below.

If you hold your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares directly in your name and tendered by delivering a letter of transmittal, you may withdraw them by delivering a properly completed and duly executed notice of withdrawal (which must be guaranteed by an eligible guarantor institution if you were required to obtain a signature guarantee for the letter of transmittal pursuant to which you tendered your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares to the U.S. exchange agent) at the address below:

By Mail:
The Bank of New York Mellon
Voluntary Corporate Actions, Coy: BSBB
P.O. Box 43011
Providence, RI 02940-3011

OR

By Overnight Delivery:
The Bank of New York Mellon
Voluntary Corporate Actions, Coy: BSBB
150 Royall Street, Suite V
Canton, MA 02021

Any such notice of withdrawal must:
•	specify the name of the person that tendered the Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares to be withdrawn;
•	contain a statement that you are withdrawing your election to tender your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares;
•
be signed by you in the same manner as the original signature on the letter of transmittal by which such Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares were tendered (including any required signature guarantees); and

•
specify the number of Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares to be withdrawn if not all the Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares tendered by you are to be withdrawn.

If you hold your Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares indirectly through a broker, dealer, commercial bank, trust company or other nominee and you tendered such Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares pursuant to the procedures of such broker, dealer, commercial bank, trust company or other nominee, you must follow the broker’s, dealer’s, commercial bank’s, trust company’s or other nominee’s procedures in order to withdraw such Santander Brasil ADSs, Santander Brasil units and/or Santander Brasil shares. Each broker or other securities intermediary will set its own cutoff date and time to receive instructions from customers, which will be earlier than the expiration time of the U.S. exchange offer. You should contact your broker or other securities intermediary to determine the cutoff date and time that apply to you.
If you properly withdraw your Santander Brasil ADSs, Santander Brasil units or Santander Brasil shares from the U.S. exchange offer, those securities will be returned as promptly as practicable to the person or account from which they were tendered or unblocked on the issuer’s register, as applicable.
Withdrawal of Tenders into the Brazilian exchange offer through the Auction
If you hold your Santander Brasil shares or Santander Brasil units in your own name, you or your Brazilian representative must contact the broker that has been instructed to tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3 on your behalf and instruct the broker to withdraw the order to tender those Santander Brasil shares or Santander Brasil units before [—] Eastern time ([—] São Paulo time) on the expiration date and must provide any documentation required by the broker. Any tender of Santander Brasil shares or Santander Brasil units will be irrevocable after that time. If you wish to withdraw the tender of your Santander Brasil shares or Santander Brasil units, it is your responsibility to ensure that the broker that has been instructed to tender your Santander Brasil shares or Santander Brasil units receives instructions to withdraw the tender of those shares sufficiently in advance of [—] Eastern time ([—] São Paulo time) on the expiration date. If you wish to withdraw your Santander Brasil shares or Santander Brasil units from the Brazilian exchange offer, you are strongly advised to contact your broker well before [—] Eastern time ([—] São Paulo time) on the expiration date.
If you hold your Santander Brasil shares or Santander Brasil units indirectly through a broker, dealer, commercial bank, trust company or other nominee and you tendered them pursuant to the procedures of such broker, dealer, commercial bank, trust company or other nominee, you must follow the broker’s, dealer’s, commercial bank’s, trust company’s or other nominee’s procedures in order to withdraw your shares.
Fractional Shares
Holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs will receive the greatest whole number of Santander Parent BDSs or Santander Parent ADSs, as applicable, that can be issued at the exchange ratio. No fractional Santander Parent ADSs or Santander Parent BDSs will be issued to you in connection with the exchange offers. Instead of any such fractional Santander Parent ADSs that you would otherwise be entitled to receive in the U.S. exchange offer, the U.S. exchange agent will aggregate all fractional Santander Parent ADSs that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Parent ADSs (or the underlying Santander Parent ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such holders. Instead of any such fractional Santander Parent BDSs that a holder tendering into the Brazilian exchange offer would otherwise be entitled to receive pursuant to the Brazilian exchange offer, the Santander Parent BDS depositary will aggregate all Santander Parent ordinary shares that all tendering holders tendering into the Brazilian exchange offer through the Auction would otherwise be entitled to receive in the form of Santander Parent BDSs pursuant to the Brazilian exchange offer, and will instruct a brokerage firm selected by Santander Parent to place a market order to sell such fractional Santander Parent ordinary shares on the continuous market (mercado continuo) of the Spanish Stock Exchanges (at such times, in such manner and on such terms as the Santander Parent BDS depositary determines in its reasonable discretion) and pay the resulting cash proceeds in Brazilian reais to the holders entitled thereto through the Central Depositary.
It is expected that the payment of cash in lieu of fractional Santander Parent ADSs will be made promptly following the delivery of the Santander Parent ADSs. Cash in lieu of fractional Santander Parent BDSs will be paid within seven (7) Spanish and Brazilian business days following the date on which the Santander Parent BDSs are delivered. Such payment will be subject to B3’s confirmation, no later than one (1) Brazilian business day following such delivery, of the number of fractional Santander Parent ordinary shares to be sold on the Spanish secondary market.
Announcement of the Results of the Exchange Offers
Santander Parent will announce the results of the exchange offers by means of a public announcement to be issued by no later than 9:00 a.m. Eastern time on the first business day following the expiration date. The announcement will be made by means of a press release. In addition, notice will be posted on Santander Parent’s website at www.santander.com. The information on Santander Parent’s website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.
Acceptance for Exchange
If the conditions referred to under “—Conditions to Completion of the Exchange Offers” have been satisfied or, to the extent legally permitted, waived, Santander Parent will, upon the expiration time, accept for exchange and will exchange all Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into the U.S. exchange offer through the U.S. exchange agent and not properly withdrawn prior to the expiration time and will procure the issuance of the Santander Parent ordinary shares underlying the Santander Parent ADSs to be delivered to the tendering holders in exchange therefor as described below under “—Settlement and Delivery of Securities.”
Subject to the applicable rules of the SEC, CVM and B3, Santander Parent reserves the right to delay acceptance for exchange, or delay exchange, of the tendered Santander Brasil Securities in order to comply in whole or in part with applicable law.

In accordance with applicable Brazilian regulations and subject to the terms and conditions discussed in this offer to exchange/prospectus, if the conditions referred to under “—Conditions to Completion of the Exchange Offers” have been satisfied or, to the extent legally permitted, waived, all Santander Brasil shares and Santander Brasil units validly tendered into the Brazilian exchange offer prior to [—] Eastern time ([—] São Paulo time) on the expiration date and not withdrawn from the Brazilian exchange offer prior to [—] Eastern time ([—] São Paulo time) on the expiration date will be deemed accepted for exchange and will be acquired by Santander Parent through the Brazilian exchange offer. The Auction to be conducted pursuant to the Brazilian exchange offer is currently scheduled to occur at [—] Eastern time ([—] São Paulo time), on the expiration date, subject to the satisfaction or waiver of the exchange offer conditions as described above. Before Santander Parent accepts for exchange any Santander Brasil shares and/or Santander Brasil units validly tendered into, and not withdrawn from, the Brazilian exchange offer through the Auction, the following must occur:
•
no later than [—] Eastern time ([—] São Paulo time) on the expiration date, the Brazilian share registrar will certify to B3 the total number of Santander Brasil shares and Santander Brasil units that Santander Parent has certified to the Brazilian share registrar to have been validly tendered into and not withdrawn from the Brazilian exchange offer;

•
the Auction will commence at [—] Eastern time ([—] São Paulo time) on the expiration date, and Santander Parent will accept for exchange all Santander Brasil shares and Santander Brasil units validly tendered in, and not withdrawn from, the Brazilian exchange offer through the Auction in accordance with the terms and conditions of the Brazilian exchange offer. Settlement of the Brazilian exchange offer, including transfer of title to the Santander Brasil shares and Santander Brasil units to Santander Parent and delivery of the Subscription Receipts to tendering holders, will occur on the settlement date (i.e., two (2) Brazilian business days after the Auction). The Subscription Receipts will be canceled and the Santander Parent BDSs will be issued by the Depositary Institution and credited through the Central Depositary 10 Spanish and Brazilian business days after the Auction.

If the Auction occurs at any time other than [—] Eastern time ([—] São Paulo time) on the expiration date, then each of the times specified above will be adjusted by the same amount that the actual time of the commencement of the Auction differs from [—] Eastern time ([—] São Paulo time).
Prior to [—] Eastern time ([—] São Paulo time) on the expiration date, holders of Santander Brasil shares and/or Santander Brasil units tendering into the Brazilian exchange offer through the Auction must, through their custody agent, transfer their Santander Brasil shares and/or Santander Brasil units, free and clear of any liens or encumbrances, to portfolio [—] maintained by the Central Depositary to enable their brokers to sell their Santander Brasil shares or Santander Brasil units in the Auction on their behalf. If the Santander Brasil shares or Santander Brasil units are not deposited in portfolio [—] maintained by the Central Depositary by that time, the corresponding sell orders will be canceled by B3 prior to the start of the Auction. If the Brazilian exchange offer is not consummated, the Auction will not occur and the Central Depositary will return the Santander Brasil shares and the Santander Brasil units to the tendering holders as soon as practicable.
Sell orders from brokers tendering Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction to be held on the B3 on behalf of tendering holders of Santander Brasil shares or Santander Brasil units must be authorized to be submitted through B3’s Megabolsa electronic trading system using the code “SANB3L” for Santander Brasil common shares, the code “SANB4L” for Santander Brasil preferred shares and the code “SANB11L” for Santander Brasil units no later than [—] Eastern time ([—] São Paulo time) on the expiration date. Sell orders for Santander Brasil shares or Santander Brasil units that have been validly tendered into the Auction by [—] Eastern time ([—] São Paulo time) on the expiration date, and not withdrawn from the Auction on the B3 before [—] Eastern time ([—] São Paulo time) on the expiration date, will be deemed accepted for exchange and may not be withdrawn. For holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendering into the U.S. exchange offer through the U.S. exchange agent, tenders of such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs must be made no later than the expiration time. Tenders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs into the U.S. exchange offer through the U.S. exchange agent that have been validly made and not withdrawn before the expiration time will be deemed accepted for exchange and may not be withdrawn.
Under CVM Resolution 215, a third party is permitted to ‘interfere’ in the Auction for the total lot of Santander Brasil shares and Santander Brasil units subject to the Brazilian exchange offer, pursuant to Article 25, paragraph 6, item II, and paragraph 10 of CVM Resolution 215, or to commence a competing offer for all of the shares subject to the exchange offers, pursuant to Articles 56 through 60 of CVM Resolution 215, provided that (i) upon disclosure of its intention, the interested party submits a document evidencing compliance with Article 11 of CVM Resolution 215; (ii) its first bid is at least 5% greater than the price per share of the relevant class offered in this offer to exchange/prospectus and it discloses its intention to the market at least 10 days in advance, pursuant to Article 25, paragraph 10, and Article 56 of CVM Resolution 215; and (iii) any competing offer is launched by means of publication of a notice in accordance with Article 23 of CVM Resolution 215. Once a competing offer is announced, Santander Parent and the interested third party may increase the price of their respective offers by any amount and as many times as they deem appropriate, pursuant to Articles 9 and 56 of CVM Resolution 215. Upon publication of such notice, or upon receipt of a request to register a competing offer, the CVM may (1) postpone the date of the Auction, (2) establish a maximum deadline for the submission of final bids by all bidders or (3) order a joint auction, setting the date, time and rules for its conduct, pursuant to Article 23 of CVM Resolution 215. The launch of a competing offer will invalidate tenders made in respect of the original exchange offer, whose auction may be postponed, if necessary, including by order of the CVM, so that both offerings may be effected on the same terms and procedures of the CVM as the original exchange offer. If a third party ‘interferes’ or a competing offer is commenced, this could result in any Santander Brasil shares and Santander Brasil units tendered into the Brazilian exchange offer failing to be acquired by Santander Parent. The consummation of the U.S. exchange offer is not conditioned on whether Santander Parent completes the Brazil tender offer and acquires any Santander Brasil shares and Santander Brasil units pursuant thereto.
Settlement and Delivery of Securities
General
If Santander Parent has accepted for exchange the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs as described under “—Acceptance for Exchange,” Santander Parent will deliver the Santander Parent ADSs or Santander Parent BDSs, as applicable, in the manner described in this section.
Under Spanish law, a number of procedural steps must be taken after the exchange offers are completed and before the Santander Parent ADSs and/or Santander Parent BDSs can be delivered. If the U.S. exchange offer is completed, we expect that you will receive the Santander Parent ADSs you are entitled to receive pursuant to the U.S. exchange offer by the [—] business day following the expiration date.
The Brazilian exchange offer will be settled two (2) Brazilian business days after the Auction. On the settlement date of the Brazilian exchange offer, tendering holders will receive one (1) Class A Subscription Receipt for each Santander Brasil common share validly tendered into, and not withdrawn from, the Brazilian exchange offer, one (1) Class B Subscription Receipt for each Santander Brasil preferred share validly tendered into, and not withdrawn from, the Brazilian exchange offer and one (1) Class A Subscription Receipt and one (1) Class B Subscription Receipt for each Santander Brasil unit validly tendered into, and not withdrawn from, the Brazilian exchange offer. Each Subscription Receipt will entitle its holder to receive 0.2028 Santander Parent BDSs, subject to the adjustments to the exchange ratio described herein. The Subscription Receipts will then be canceled and the Santander Parent BDSs will be issued by the Depositary Institution and credited through the Central Depositary 10 Spanish and Brazilian business days following the Auction. The Santander Brasil shares and the Santander Brasil units tendered through the U.S. exchange agent and the Santander Brasil ADSs will not be eligible to participate in the Auction.
It is expected that the payment of cash in lieu of fractional Santander Parent ADSs will be made promptly following the delivery of the Santander Parent ADSs. Cash in lieu of fractional Santander Parent BDSs will be paid within seven (7) Spanish and Brazilian business days following the date on which the Santander Parent BDSs are delivered. Such payment will be subject to B3’s confirmation, no later than one (1) Brazilian business day following such delivery, of the number of fractional Santander Parent ordinary shares to be sold on the Spanish secondary market.
Under no circumstances will interest be paid on the exchange of or payment for Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, regardless of any delay in making the exchange or payment or any extension of the exchange offers.
Title to Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs validly tendered into, and not withdrawn from, the exchange offers will transfer to Santander Parent only on the applicable settlement date: (i) in the case of the Brazilian exchange offer, title to the Santander Brasil shares and Santander Brasil units will transfer to Santander Parent on the settlement date of the Brazilian exchange offer, which will be two (2) Brazilian business days after the Auction and (ii) in the case of the U.S. exchange offer, title will transfer to Santander Parent on the settlement date of the U.S. exchange offer. Spanish law requires Santander Parent to have title to the tendered Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs at the time Santander Parent executes the relevant capital increase necessary to complete the exchange offers and issue the Santander Parent ordinary shares to be exchanged in the form of Santander Parent ADSs and Santander Parent BDSs.
On the applicable settlement date, once the board or the executive committee of Santander Parent (or a director with delegated powers) adopts the resolution effecting the capital increase, tendering holders will, under Spanish law, be deemed to have paid for and acquired title to the Santander Parent ordinary shares represented by the Santander Parent ADS or Santander Parent BDS, as applicable, issued to the Santander Parent ADS depositary and/or the Santander Parent BDS depositary, as applicable, on behalf of the holders tendering Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offer. Until the capital increase is formalized as a public deed before a notary public and the appropriate documentation is delivered to the Spanish stock exchanges, the Santander Parent ordinary shares represented by the Santander Parent ADS or Santander Parent BDS will not be transferable shares that may be sold on the Spanish stock exchanges. However, if Santander Parent breaches its agreement to deliver the Santander Parent ADS or Santander Parent BDS, Spanish law would not limit any action, suit or proceeding that the tendering holders may initiate against Santander Parent for breach of its obligations under the exchange offer.
Delivery of Santander Parent ADSs and Cash in Lieu of Fractional Santander Parent ADSs
Subject to the terms and conditions of the exchange offers, upon Santander Parent’s acceptance of the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs tendered into the U.S. exchange offer and confirmation from the Santander Parent ADS depositary of receipt of the applicable number of Santander Parent ordinary shares to be represented by the Santander Parent ADSs to be issued in the U.S. exchange offer by the Santander Parent ADS depositary’s custodian, the U.S. exchange agent will deliver the applicable whole number of Santander Parent ADSs to the holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired in the U.S. exchange offer that tendered their Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent, as follows:
•
if you tendered your Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent by means of delivery of a letter of transmittal together with Santander Brasil ADRs evidencing your Santander Brasil ADSs, the U.S. exchange agent will instruct the Santander Parent ADS depositary to register the applicable number of uncertificated Santander Parent ADSs in your name and mail you a confirmation of such registration according to the issuance and delivery instructions provided in the letter of transmittal;

•
if you tendered your Santander Brasil ADSs in uncertificated form, Santander Brasil units or Santander Brasil shares in the U.S. exchange offer through the U.S. exchange agent by means of delivery of a letter of transmittal, the U.S. exchange agent will instruct the Santander Parent ADS depositary to register the applicable number of uncertificated Santander Parent ADSs in your name and mail you a confirmation of such registration according to the issuance and delivery instructions provided in the letter of transmittal; or

•
if you hold your Santander Brasil ADSs in a securities account with a broker or other securities intermediary and such Santander Brasil ADSs were tendered through DTC’s automated system and by sending an agent’s message to the U.S. exchange agent, the U.S. exchange agent will deliver the applicable whole number of Santander Parent ADSs to DTC for allocation by it to your financial intermediary’s account at DTC.

Any cash in lieu of fractional Santander Parent ADSs to which you would otherwise be entitled will be delivered by the same means described above promptly following delivery of your Santander Parent ADSs.

Delivery of Santander Parent BDSs
If you held your Santander Brasil shares or Santander Brasil units tendered into the Brazilian exchange offer through the Auction directly in your name, or through a broker, dealer, commercial bank, trust company or other nominee, then on the settlement date of the Brazilian exchange offer (i.e., two (2) Brazilian business days after the Auction), and subject to the terms thereof, you will receive Subscription Receipts issued by the Depositary Institution, and Santander Parent will receive the Santander Brasil shares and/or Santander Brasil units tendered into the Brazilian exchange offer.
Subscription Receipts will be issued in two classes: “Class A Subscription Receipts”, relating to Santander Brasil common shares, and “Class B Subscription Receipts”, relating to Santander Brasil preferred shares. Tendering holders will receive one (1) Class A Subscription Receipt for each Santander Brasil common share validly tendered into, and not withdrawn from, the Brazilian exchange offer, one (1) Class B Subscription Receipt for each Santander Brasil preferred share validly tendered into, and not withdrawn from, the Brazilian exchange offer and one (1) Class A Subscription Receipt and one (1) Class B Subscription Receipt for each Santander Brasil unit validly tendered into, and not withdrawn from, the Brazilian exchange offer. Each Subscription Receipt will entitle its holder to receive 0.2028 Santander Parent BDSs, subject to the adjustments to the exchange ratio described herein. The Subscription Receipts will then be canceled and the Santander Parent BDSs will be issued by the Depositary Institution and credited through the Central Depositary 10 Spanish and Brazilian business days following the Auction.
Cash in lieu of fractional Santander Parent BDSs will be paid within seven (7) Spanish and Brazilian business days following the date on which the Santander Parent BDSs are delivered. Such payment will be subject to B3’s confirmation, no later than one (1) Brazilian business day following such delivery, of the number of fractional Santander Parent ordinary shares to be sold on the Spanish secondary market.
Dividend Payments
The Santander Parent ordinary shares to be issued in connection with the exchange offers in the form of Santander Parent ADSs and Santander Parent BDSs will have the same dividend rights as the other currently outstanding Santander Parent ordinary shares.
The Santander Parent ADS depositary will deliver any dividends paid upon deposited Santander Parent ordinary shares to the holders of Santander Parent ADSs in the manner set forth in the Santander Parent ADS deposit agreement and the Santander Parent BDS depositary will deliver any dividends paid upon deposited Santander Parent ordinary shares to the holders of Santander Parent BDSs in the manner set forth in the Santander Parent BDS deposit agreement.
For a description of how payments of dividends or other distribution prior to the expiration of the exchange offers will affect the consideration offered in the exchange offers, see “—Adjustments to the Consideration.” For a description of Spanish, Brazilian and United States federal income tax consequences of these dividend payments, see “—Tax Consequences”.
Tax Consequences
Brazilian Tax Consequences
Subject to the limitations and assumptions below, in the opinion of Pinheiro Neto, the following are the material Brazilian tax consequences of the exchange offers with respect to the Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs tendered by a non-Brazilian holder. This discussion does not address all the Brazilian tax considerations that may be applicable to any particular non-Brazilian holder, and each non-Brazilian holder is encouraged to consult its own tax advisor about the Brazilian tax consequences of tendering Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs in the exchange offers. This discussion also does not address any tax consequences under the tax laws of any state or locality of Brazil or any other jurisdiction.
According to Law No. 10,833 enacted on December 29, 2003, the disposition of assets located in Brazil by a non-Brazilian holder to either a Brazilian resident or a non-resident may be subject to capital gains taxation in Brazil, regardless of whether the disposition occurs outside or within Brazil.

Under Brazilian law, capital gains taxation rules vary depending on the residency of the non-Brazilian holder, the type of registration of the investment by the non-Brazilian holder with the Central Bank of Brazil and how the disposition is carried out, as outlined below.
A non-Brazilian holder can hold two different kinds of investments in Brazil: (i) a Foreign Direct Investment; or (ii) an investment under Joint Central Bank of Brazil/CVM Resolution 13. We refer to holders of an investment under Joint Central Bank/CVM Resolution 13 as “investors under Joint Central Bank of Brazil/CVM Resolution 13”.
The IOF (Imposto Sobre Operações Financeiras) is a tax on foreign exchange, securities/bonds, credit and insurance transactions. The Minister of Finance establishes the rates of the IOF tax, subject to limits set forth by law.
Pursuant to Decree No. 6,306 of December 14, 2007, as amended, the conversion of Brazilian reais into foreign currency and the conversion of foreign currency into Brazilian reais (each, a “foreign exchange transaction”) are subject to the IOF (the “IOF/Exchange”). Under the IOF regulations currently in force in Brazil, the Minister of Finance is empowered to establish the applicable IOF/Exchange rate. Such IOF/Exchange rate can be increased at any time up to a rate of 25%. The above-mentioned Decree sets forth that the current general IOF/Exchange rate is 0.38% for inbound foreign exchange transactions, while the general IOF/Exchange rate for outbound foreign exchange transactions is 3.5%.
The IOF may also be levied on transactions involving bonds or securities, including transactions carried out on Brazilian stock, futures or commodities exchanges (“IOF/Títulos tax”). The IOF/Títulos current general rate is 0% for transactions carried out in the equity markets in Brazil, including those performed in stock, futures and commodities exchanges and similar markets. The Executive branch of the Brazilian government, however, has the legal power to increase the rate up to a maximum of 1.5% of the amount of the taxed transaction for each day of the investor’s holding period, but only to the extent of gain realized on the transaction and only on a prospective basis. Currently, the IOF/Títulos is assessed at the rate of 0.0% on the deposit of shares issued by a Brazilian company and listed for trading on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil.
Taxation of the Non-Brazilian Holders of Santander Brasil ADSs
Tender of Santander Brasil ADSs through the U.S. Exchange Agent
Capital Gains Tax
The non-Brazilian holders that tender their Santander Brasil ADSs in the U.S. exchange offer through the U.S. exchange agent will receive in exchange Santander Parent ADSs. Although there is no clear guidance in the Brazilian tax legislation addressing the capital gains tax consequences of an exchange transaction involving American Depositary Shares of a Brazilian company, the exchange of Santander Brasil ADSs for Santander Parent ADSs in connection with the U.S. exchange offer should not be taxable in Brazil based on the fact that: (i) the Santander Brasil ADSs should be considered as a foreign asset; and (ii) the exchange of Santander Brasil ADSs for Santander Parent ADSs alone would not result in any Brazilian sourced income to the non-Brazilian holder. However, Brazilian authorities do not provide clear guidance in this respect, and may treat such a transaction as subject to capital gains tax in Brazil at the progressive rates varying from 15% up to 22.5% depending on the value of the gains (or 25% if the non-Brazilian holder is located in a tax haven jurisdiction), plus potential interest and fines.
Non-Brazilian holders of Santander Brasil ADSs may withdraw the Santander Brasil units underlying their Santander Brasil ADSs from the Santander Brasil ADR program and tender the Santander Brasil units underlying those Santander Brasil ADSs using one of the methods described above under “—Procedure for Tendering—Holders of Santander Brasil Shares and Santander Brasil Units.” The withdrawal of Santander Brasil units from the Santander Brasil ADR program does not give rise to capital gains taxation in Brazil.
IOF/Exchange
Brazilian law imposes IOF / Exchange on the conversion of Brazilian reais into foreign currency and on the conversion of foreign currency into Brazilian reais.
As the exchange of Santander Brasil ADS for Santander Parent ADS does not result in the execution of any foreign exchange transaction, no IOF/Exchange tax will be due on that exchange.

Withdrawal of Santander Brasil Units Represented by Santander Brasil ADSs
As the withdrawal of Santander Brasil ADSs from the Santander Brasil ADR program and receipt of the underlying Santander Brasil units does not result in the execution of any foreign exchange transaction, no IOF/Exchange tax will be due on that exchange.
Taxation of the Non-Brazilian Holders of Santander Brasil Shares and Santander Brasil Units
Tender of Santander Brasil Shares or Santander Brasil Units through the U.S. Exchange Agent
Capital Gains Tax
If you hold Santander Brasil shares or Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in exchange for Santander Parent ADS, you must first convert your investment from an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment in Brazil.
According to the Central Bank Regulations, the conversion of an investment under Joint Central Bank/CVM Resolution 13 to a Foreign Direct Investment must be made at market value based on current trading price of the shares or units. Please note that, if the market value exceeds the original acquisition cost of the investment under Joint Central Bank of Brazil/CVM Resolution 13, the non-Brazilian holder would recognize capital gain in Brazil on the transaction and the tax consequences applicable to such gain are discussed below.
As per the current guidance issued by the Brazilian tax authorities, the conversion of the Joint Central Bank/CVM Resolution 13 Investment into a Foreign Direct Investment should not be taxable for as long as the investor is not located in a tax haven jurisdiction, as the conversion would be executed on the stock exchange and gains earned by Joint Central Bank/CVM Resolution 13 investors on the sale of assets on the stock exchange is exempt from taxation.
Nonetheless, if the gains are earned in this transaction, and provided the non-Brazilian holder is eligible for the tax benefits granted to Joint Central Bank of Brazil/CVM Resolution 13 investors, non-Brazilian holders located in a tax haven jurisdiction would be subject to capital gains tax in Brazil at the rate of 15%. We note that the United States is not considered as a tax haven jurisdiction for Brazilian law purposes.
If the tax benefits granted to investors under Joint Central Bank/CVM Resolution 13 are not applicable: (i) non-Brazilian holders in a non-tax haven jurisdiction would be subject to capital gains tax in Brazil at progressive rates varying from 15% up to 22.5%; and (ii) non-Brazilian holders located in tax haven jurisdictions would be subject to capital gains tax in Brazil at the rate of 25%.
As a second step, the exchange of the Foreign Direct Investment in Santander Brasil shares or Santander Brasil units for the Santander Parent ADSs would not be subject to any capital gains tax if the amount of the Santander Parent ADSs received in exchange for the Santander Brasil shares or Santander Brasil units is equal to or lower than the amount of the Foreign Direct Investment held by the non-Brazilian holder in Santander Brasil shares or Santander Brasil units, as registered in the Central Bank of Brazil (the “registered cost” of the Foreign Direct Investment). In the event that the amount of the Santander Parent ADSs received in exchange for the Santander Brasil shares or Santander Brasil units is greater than the registered cost, there are legal arguments to support the view that any positive difference is not subject to income tax, since it arises from a share exchange-type transaction in which there is no economic or legal realization of income for the investor. Nonetheless, the Brazilian tax authorities may challenge this position and argue that the positive difference is subject to capital gains tax in Brazil, in which case (i) non-Brazilian holders in a non-tax haven jurisdiction would be subject to capital gains tax at the progressive rates from 15% up to 22.5%; and (ii) non-Brazilian holders located in tax haven jurisdictions would be subject to capital gains tax at the rate of 25%.
If a non-Brazilian holder receives cash in connection with the exchange offers, the difference between the cash received and the registered cost of the portion of the Santander Brasil shares or Santander Brasil units exchanged for cash could be subject to capital gains tax in Brazil, according to the rules described in this section.
Converting the registration of your investment in Santander Brasil shares or Santander Brasil units from an investment under Joint Central Bank/CVM Resolution 13 into a Foreign Direct Investment is a pre-condition for you to tender your Santander Brasil shares and Santander Brasil units into the U.S. exchange offer through the U.S. exchange agent and there is a risk that the offer is not completed and you remain with a Foreign Direct Investment in Santander Brasil shares or Santander Brasil units. If the U.S. exchange offer is not consummated, you will not be able to recover any taxes paid in connection with converting your investment under Joint Central

Bank/CVM Resolution 13 into a Foreign Direct Investment. In addition, if the U.S. exchange offer is not completed, you may also want to convert your Foreign Direct Investment back into an investment under Joint Central Bank of Brazil/CVM Resolution 13, in which case you will be subject to capital gains taxation at the rate of 15% or 25% (for non-Brazilian holders located in tax haven jurisdictions) on any gains.
IOF/Exchange
No foreign exchange transaction will be needed for the conversion of an investment under Joint Central Bank/CVM Resolution 13 into a Foreign Direct Investment. As a result, no IOF/Exchange will be levied on this conversion.
Likewise, the exchange of the Foreign Direct Investment in Santander Brasil shares or Santander Brasil units for the Santander Parent ADSs would not constitute a foreign exchange transaction under applicable Brazilian law and no IOF would apply.
Deposit of Santander Brasil shares or Santander Brasil Units for Santander Brasil ADSs
If you hold Santander Brasil units directly and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs in exchange for Santander Parent ADSs, you must first deposit your Santander Brasil units with the custodian for the Santander Brasil ADR program. The potential tax consequences of depositing your Santander Brasil units with the custodian for the Santander Brasil ADR program are discussed below. (If you hold Santander Brasil shares and you would like to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil ADSs, you must first convert your Santander Brasil shares into Santander Brasil units as described in the section “—Conversion of Santander Brasil shares into Santander Brasil units” of this offer to exchange/prospectus.) For a discussion of the potential tax consequences to you of tendering the Santander Brasil ADSs representing your Santander Brasil shares or Santander Brasil units through the U.S. exchange agent, see “—Taxation of the Non-Brazilian Holders of Santander Brasil ADSs—Tender of Santander Brasil ADSs through the U.S. Exchange Agent” in this section above.
Capital Gains Tax
The deposit of Santander Brasil units in the Santander Brasil ADR program in exchange for the Santander Brasil ADSs by a non-Brazilian holder will be subject to Brazilian capital gains tax on the amount of the capital gain realized on such exchange. The amount of the capital gain will generally be equal to the difference between the registered cost of the Santander Brasil units held by the non-Brazilian holder in Santander Brasil units, as registered in the Central Bank of Brazil, and the average price of the Santander Brasil units, calculated as follows:
•	the average price of Santander Brasil units sold on that day on the Brazilian stock exchange on which the greatest number of such units were sold on the day of deposit; or
•
if no Santander Brasil units were sold on that day, the average price of a Santander Brasil unit on the Brazilian stock exchange on which the greatest number of Santander Brasil units were sold during the 15 preceding trading sessions.

The difference between the registered cost and the average price of the Santander Brasil units, calculated as set forth above, is treated as capital gain subject to tax. For non-Brazilian holders that are not Joint Central Bank/CVM Resolution 13 investors, taxation should apply at the progressive rates from 15% up to 22.5%, or 25% for non-Brazilian holders who are in tax-haven jurisdictions. For non-Brazilian holders that are Joint Central Bank/CVM Resolution 13 investors, although there are arguments to sustain that no tax impacts should arise, Brazilian tax authorities may have already taken the position that the gains earned in this transaction should be subject to taxation at a 15% rate. Progressive rates from 15% to 22.5% should apply to Joint Central Bank/CVM Resolution 13 investors that are located in tax haven jurisdictions.
IOF / Títulos
IOF / Títulos may also be levied on transactions involving bonds or securities, including transactions carried out on Brazilian stock, futures or commodities exchanges. The IOF/Títulos general rate is currently zero for transactions carried out in the equity markets in Brazil, including those performed in stock, futures and commodities exchanges and similar markets. However, the IOF/Títulos is assessed at the rate of 0.0% on the deposit of units issued by a Brazilian company and listed for trading on the Brazilian stock exchange with the specific purpose of enabling the issuance of depositary receipts traded outside Brazil. Therefore the deposit of Santander Brasil units in the Santander Brasil ADR program will be subject to IOF at a 0.0% rate.
Tender of Santander Brasil Shares or Santander Brasil Units in the Auction
Capital gains tax
If you tender your Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3 and the market value of the Santander Parent BDSs received in exchange exceeds the acquisition cost of the Santander Brasil shares or Santander Brasil units tendered, there are legal arguments to support the view that any positive difference is not subject to income tax, since it arises from a share exchange-type transaction in which there is no economic or legal realization of income for the investor. Nonetheless, the Brazilian tax authorities may challenge this position and argue that the positive difference is subject to capital gains tax in Brazil, in which case the corresponding tax impacts would be those described below. For Joint Central Bank/CVM Resolution 13 investors, the tax treatment of the transaction would differ depending on whether the non-Brazilian holder is located in a tax haven jurisdiction. The non-Brazilian holders resident in a non-tax haven regular jurisdiction should be exempt from capital gains tax on such gains; and the non-Brazilian holders resident in tax haven jurisdictions would be subject to capital gains tax at the rate of 15%. For non-Brazilian holders that are not Joint Central Bank/CVM Resolution 13 investors, the sale of the shares or units should be subject to taxation at a 15% rate, or at a 25% rate if the investor is located in a tax haven jurisdiction.
The sale of shares or units by a non-Brazilian holder of a Foreign Direct Investment and by investors under Joint Central Bank/CVM Resolution 13 that are resident in tax haven jurisdictions in transactions carried out on the exchange is, as a general rule, subject to withholding income tax at a rate of 0.005%, which can be offset with possible income tax due on capital gain. This tax may be assessed on the tender of Santander Brasil shares or Santander Brasil units in exchange for Santander Parent BDS and would be withheld by your broker.
IOF / Exchange
No foreign exchange transactions will be needed for the tender of Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction in exchange for Santander Parent BDRs. Therefore, no IOF/Exchange should apply over this transaction.
Taxation on the Put Right
Taxation of the non-Brazilian holders of Santander Brasil shares or Santander Brasil units
Capital gains tax
In the event that the Santander Brasil shares or Santander Brasil units of a non-Brazilian holder are exchanged for Santander Parent BDRs pursuant to the put right and the market value of the Santander Parent BDRs received exceeds the acquisition cost of the Santander Brasil shares or Santander Brasil units exchanged, there are legal arguments to support the view that any positive difference is not subject to income tax, since it arises from a share exchange-type transaction in which there is no economic or legal realization of income for the investor. Nonetheless, the Brazilian tax authorities may challenge this position and argue that the positive difference is subject to capital gains tax in Brazil, in which case the corresponding tax impacts would be those described below. For non-Brazilian holders that are not Joint Central Bank/CVM Resolution 13 investors, as a general rule, the capital gains recognized in the transaction will be subject to capital gains in Brazil at the progressive rates from 15% to 22.5% (regular rate) or 25% (for investors located in tax haven jurisdictions). For non-Brazilian holders that are Joint Central Bank/CVM Resolution 13 investors, as a general rule, the capital gains recognized in the transaction will be subject to capital gains tax in Brazil at a 15% rate (regular rate) or 15% to 22.5% (for investors located in tax haven jurisdictions).
The exchange of Santander Brasil shares or Santander Brasil units of a non-Brazilian holder for Santander Parent BDRs may also be subject to the assessment of the withholding income tax at a rate of 0.005%, which can be generally offset with the income tax due on capital gains. Prospective investors should consult their own tax advisor on whether or not the abovementioned 0.005% withholding tax assessment would apply in this case.
IOF / Exchange
The remittance of funds abroad to the non-Brazilian holder as a return of an investment under Joint Central Bank/CVM Resolution 13 is subject to the IOF at a rate of 0%.

Other Brazilian Taxes
There are no Brazilian stamp, issue, registration or similar taxes or duties payable by holders of Santander Brasil shares or Santander Brasil units in connection with the exchange offers.
Spanish Tax Consequences
The discussion set out below summarizes certain material Spanish taxation considerations relating to the acquisition, ownership and disposition of Santander Parent Depositary Shares by a Qualifying Shareholder (as defined herein). This summary is based on current Spanish law and practice, which are subject to change, possibly with retroactive effect.
The following description is intended as a general guide only. It applies solely to holders of Santander Parent Depositary Shares that are resident in the United States or Brazil for the purposes of (i) the Convention between the United States of America and the Kingdom of Spain for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to taxes on income, together with a related protocol, signed at Madrid on February 22, 1990 as amended by protocol signed on 14 January 2013 (the “U.S.-Spain Treaty”); or (ii) the Convention between the Brazilian Federal Republic and the Kingdom of Spain for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to taxes on income, together with a related protocol, signed at Brasilia on November 14, 1974 as amended (the “Brazil-Spain Treaty” and, together with the U.S.-Spain Treaty, the “Treaties”) and are the beneficial owners of such Santander Parent Depositary Shares and their income and are entitled to the benefits of the corresponding Treaty, without any limitation and who (iii) do not carry on business activities through a permanent establishment in Spain to which their Santander Parent Depositary Shares are effectively connected, and (iv) do not act through a non-cooperative jurisdiction for Spanish tax purposes (as defined in the First Additional provision of Law 36/2006, of November 29, on measures for the prevention of tax fraud, as amended by Law 11/2021, of July 9, and Order HFP/115/2023, of February 9, as amended (a “Qualifying Shareholder”).
This summary does not purport to be a complete analysis or description of all the potential tax consequences arising from the acquisition, ownership or disposition of Santander Parent Depositary Shares. Nor does it address all tax considerations that may be relevant to all categories of prospective investors, some of whom may be subject to special rules. In particular, this section does not address the Spanish tax consequences applicable to “look-through” entities (such as trusts or estates) that may be subject to the tax regime applicable to non-Spanish entities under the Spanish NRIT Tax Law, approved by Royal Legislative Decree 5/2004, of March 5 (the “Spanish NRIT Law”), to individuals who acquire the Santander Parent Depositary Shares by reason of employment, or to pension funds or collective investment undertakings in transferrable securities.
Holders of Santander Parent Depositary Shares who do not fall within the above definition of “Qualifying Shareholder” or who are uncertain as to their tax status or obligations, should consult their own professional advisors without delay.
This summary of certain material Spanish taxation considerations is provided for general information purposes only and does not constitute tax advice. Holders are strongly encouraged to consult their tax advisors regarding the application of Spanish tax law to their particular circumstances, as well as any tax consequences arising under the laws of any other relevant taxing jurisdiction or pursuant to any applicable tax treaty.
Spanish Tax Considerations Relating to the Transaction
As general rule, no charge to Spanish tax (including Spanish Transfer Tax or Value Added Tax) will arise to Qualifying Shareholders in respect of the exchange offers or the receipt by them of Santander Parent Depositary Shares. In particular, the acquisition of Santander Parent Depositary Shares by a Qualifying Shareholder in exchange of Santander Brasil Securities in the context of the transaction shall not be subject to Spanish NRIT pursuant to the Spanish NRIT Law. However, if a Qualifying Shareholder receives a cash payment in lieu of the corresponding fractional Santander Parent ADSs or Santander Parent BDSs as a consequence of the sale of the fractional Santander Parent ordinary shares in the Spanish Stock Exchanges underlying such fractional Santander Parent ADSs or Santander Parent BDSs as set forth herein, any potential capital gain triggered from the sale would be exempt from NRIT under Spanish NRIT Law.
The acquisition (other than pursuant to a gift or inheritance) of Santander Parent Depositary Shares shall generally be subject to Spanish Financial Transactions Tax (“FTT”) at a rate of 0.2%, unless the delivery of such

Santander Parent Depositary Shares qualifies as a primary market transaction under Law 5/2020, of October 15, of Financial Transactions Tax (the “Spanish FTT Law”). Accordingly, the delivery of Santander Parent Depositary Shares in connection with the share capital increase undertaken by Santander in connection with the transaction shall be exempt from Spanish FTT.
Consequences of the Acquisition, Ownership and Disposition of Santander Parent Securities
Taxation of Dividends
Under the Spanish NRIT Law, dividends are generally subject to NRIT at a 19% rate. This tax rate may be reduced under the provisions of the Treaties.
In particular, withholding tax shall be applicable by Santander on the gross amount of dividends at the general tax rate referred to above, following the procedures set forth by the Order of April 13, 2000. However, under the Treaties and subject to the fulfilment of certain requirements, Qualifying Shareholders may be entitled to a general reduced rate of 15%.
To benefit from the U.S.-Spain Treaty’s general reduced rate of 15%, the corresponding Qualifying Shareholder shall provide the Santander Parent ADS Depositary with a certificate from the IRS stating that to the knowledge of the IRS, such Qualifying Shareholder is a resident of the United States within the meaning of the U.S.-Spain Treaty. Likewise, to benefit from Brazil-Spain Treaty’s general reduced rate of 15%, the corresponding Qualifying Shareholder shall provide the Santander Parent BDS Depositary with a certificate from the Brazilian tax authorities stating that to their knowledge, such Qualifying Shareholder is a resident of Brazil within the meaning of the Brazil-Spain Treaty. Such certificates will be valid for one year from the date of issue, unless they include a specific year for which a tax resident is considered, in which case the certificates will be deemed applicable during that year.
According to the Order of April 13, 2000, to have access to the direct application of the Treaties-reduced rate of 15%, the certificates referred to above shall be provided to the relevant Depositary before the tenth day following the end of the month in which the dividends were distributed by Santander. If the Qualifying Shareholder fails to timely provide the Depositary with the required documentation, the Qualifying Shareholder may obtain a refund of the amount withheld exceeding 15% that would result from the Spanish tax authorities in accordance with the procedures below.
Spanish Refund Procedure
According to Spanish Regulations on NRIT, approved by Royal Decree 1776/2004, dated July 30, 2004, as amended, and the Order EHA/3316, dated December 17, 2010, a refund of the amount withheld in excess of the rate provided by the Treaties can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the Qualifying Shareholder shall be required to file all of the following:
•	the applicable Spanish Tax Form (as of the date of this document, Form 210),
•	the certificate of tax residence referred to in the preceding section, and
•	evidence that NRIT was withheld with respect to the Qualifying Shareholder.
For the purposes of the Spanish refund procedure, the Qualifying Shareholder would be required to file Form 210 (together with the corresponding documentation) within the period from February 1 of the year following the year in which the NRIT was withheld and ending four years after the end of the filing period in which those withholding taxes were reported and paid. The Spanish tax authorities must make the refund within six months after the refund claim is filed. If such period lapses without receipt of the refund, the Qualifying Shareholder is entitled to receive interest for late payment on the amount of the refund claimed. For further details, prospective holders should consult their tax advisors.
Taxation of Capital Gains
Under Spanish tax law, any capital gains derived from the transfer of securities issued by Spanish tax residents are deemed to be Spanish-source income and, therefore, are taxable in Spain. Capital gains and losses will be calculated separately for each transaction, and losses may not be offset against capital gains.
As a result, income from the sale of Santander Parent Depositary Shares will in general be treated as capital gains for Spanish tax purposes subject to NRIT at a 19% rate, unless the U.S.-Spain Treaty applies.

Under the U.S.-Spain Treaty, capital gains realized by Qualifying Shareholders upon the disposition of Santander Parent Depositary Shares will not be taxed in Spain. For these purposes, Qualifying Shareholders are required to establish that are entitled to the exemption by providing to the relevant Spanish tax authorities an IRS certificate of residence in the United States, together with the appropriate Spanish 210 Form, between January 1 and January 20 of the calendar year following the year in which the transfer of Santander Parent Depositary Shares occurred.
Under the Brazil-Spain Treaty, capital gains realized by Qualifying Shareholders upon the disposition of Santander Parent Depositary Shares will subject to NRIT in Spain at the general rate of 19%. For further details, prospective holders should consult their tax advisors (including for the application of any tax credits in their jurisdiction of tax residence).
Spanish Wealth Tax (Impuesto sobre el Patrimonio)
Qualifying Shareholders, who are individuals, may be subject to the Spanish wealth tax pursuant to Spanish Law 19/1991, which imposes a tax on property and rights located in Spain or that can be exercised within the Spanish territory on the last day of any year. The Spanish tax authorities might take the view that all ADSs or BDSs representing shares of Spanish corporations are located in Spain for Spanish tax purposes. If such a view were to prevail, Qualifying Shareholders who held Santander Parent Depositary Shares on the last day of any year would be subject to the Spanish wealth tax for such year, which would be calculated based on the average market value of Santander ordinary shares during the last quarter of such year (this average price of listed shares is published in the Official State Gazette every year). Notwithstanding the above, the first €700,000 of net wealth owned by an individual (resident or non-resident) will be exempt from taxation.
As a result of the above, Qualifying Shareholders who hold or held Santander Parent Depositary Shares, or other assets or rights located in Spain according to Spanish wealth tax law, on the last day of the year, the combined value of which exceeds €700,000 might be subject to the Spanish wealth tax on that excess amount at marginal rates varying between 0.2% and 3.5%, and would be obliged to file the corresponding wealth tax return.
Solidarity Tax on Large Fortunes (Impuesto Temporal de Solidaridad de las Grandes Fortunas)
On December 28, 2022, Law 38/2022 introduced a solidarity tax on large fortunes as a temporary measure that would be implemented in 2023 and 2024 for the 2022 and 2023 tax years. This is a complementary tax to Spanish wealth tax for high net-worth individuals, which is charged on net assets over €3 million establishing a progressive tax rate from 0% up to €3 million, 1.7% up to €5.3 million, 2.1% up to €10 million and to 3.5% for a net wealth of over €10 million. The Royal Decree-Law of December 28, 2023 extended indefinitely its application and added the exemption from taxation for the first €700,000 euros for non-resident taxpayers.
Because of its complementary nature with the current wealth tax, the legislative text provides that the amount an individual pays in wealth tax may be deducted from the solidarity tax in order to avoid double taxation between the solidarity tax and the wealth tax.
Inheritance and Gift Tax (Impuesto sobre Sucesiones y Donaciones)
Transfers of Santander Parent Depositary Shares upon death or by gift are subject to Spanish inheritance and gift taxes pursuant to Spanish Law 29/1987 if the transferee is a resident of Spain for tax purposes, or if the Santander Parent Depositary Shares are located in Spain at the time of gift or death, or the rights attached thereto could be exercised or have to be fulfilled in the Spanish territory, regardless of the residence of the beneficiary. In this regard, the Spanish tax authorities might determine that all Santander Parent Depositary Shares representing shares of Spanish corporations are located in Spain for Spanish tax purposes. The applicable tax rate, after applying all relevant factors, ranges between 0% and 81.6% for individuals. Non-Spanish resident taxpayers (both EU and non-EU citizens) receiving assets located in Spain by way of inheritance or donation will be eligible to apply the same benefits or tax reductions that a Spanish resident taxpayer of such region would be entitled to recognize.
Gifts granted to corporations that are non-resident in Spain are subject to NRIT at a 19% rate on the fair market value of the shares as a capital gain. If the donee is a U.S. corporation, the exclusions available under the U.S.-Spain Treaty described in the section “—Taxation of Capital Gains” above will be applicable.

Transfer Tax and VAT
The subscription, acquisition, and transfer of Santander Parent Depositary Shares shall generally be exempt from Spanish Transfer Tax and Value Added Tax. No Spanish Stamp Duty or registration tax shall be payable in connection with such subscription, acquisition, or transfer.
Compliance
In certain circumstances, the Spanish tax authorities may impose penalties for failure to comply with the Spanish tax requirements described above. In some cases, such penalties may be calculated based on the amount of tax payable.
Spanish FTT
The acquisition of Santander Parent Depositary Shares or Santander ordinary shares will be subject to Spanish FTT at a 0.2% tax rate except for (i) the acquisition of Santander ordinary shares exclusively aimed at the issuance of Santander Parent Depositary Shares; (ii) the acquisition of Santander Parent Depositary Shares in exchange for the supply of the Santander ordinary shares that will be represented by the depositary receipts; and (iii) transactions to cancel Santander Parent Depositary Shares via supply of the Santander ordinary shares represented by them.
Prospective investors are advised to seek their own professional advice regarding the potential implications of the Spanish FTT.
Material United States Federal Income Tax Considerations
The following summary describes the material U.S. federal income tax consequences of the U.S. exchange offer with respect to the Santander Brasil Securities and the ownership and disposition of Santander Parent ordinary shares or Santander Parent ADSs, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person’s decision to participate in the exchange offer. The summary applies only to U.S. Holders (as defined below) that hold such shares, units or ADSs as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder’s particular circumstances, including the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the “Code”) known as the Medicare contribution tax, state, local or non-United States tax laws, and tax consequences applicable to U.S. Holders subject to special rules, such as:
•	financial institutions;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	dealers and traders in securities that use a mark-to-market method of tax accounting;
•	persons holding shares, units or ADSs as part of a “straddle”, conversion transaction or integrated transaction;
•	persons whose “functional currency” is not the U.S. dollar;
•	persons liable for any alternative minimum tax;
•	tax exempt entities, including “individual retirement accounts” and “Roth IRAs”;
•	partnerships or other entities classified as partnerships for U.S. federal income tax purposes;
•	persons that are ineligible for the benefits of the Treaty (as defined below);
•	persons that tender into the Brazilian exchange offer and receive Santander Parent ordinary shares in the form of Santander Parent BDSs;
•	persons that own or are deemed to own 10% or more of the voting shares of Santander Brasil or Santander Parent;
•	persons subject to special accounting rules under Section 451(c) of the Code;

•	persons that acquired shares, units or ADSs pursuant to the exercise of an employee stock option or otherwise as compensation; or
•	persons holding shares, units or ADSs in connection with a trade or business outside the United States.
If an entity that is classified as a partnership for U.S. federal income tax purposes holds shares, units or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding shares, units or ADSs and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of participating in the exchange offer.
This summary is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the U.S.-Spain Treaty (the “Treaty”), all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. In addition, this summary assumes that each obligation provided for in or otherwise contemplated by the deposit agreement or any other related document will be performed in accordance with its terms. U.S. Holders are urged to consult their own tax advisors as to the U.S., Brazilian, Spanish and other tax consequences of participating in the exchange offer.
As used in this “—Material United States Federal Income Tax Considerations” section, a “U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of Santander Brasil Securities, Santander Parent ordinary shares or Santander Parent ADSs that is eligible for the benefits of the Treaty and is:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.
In general, for U.S. federal income tax purposes, U.S. Holders of Santander Brasil ADSs and Santander Parent ADSs will be treated as the owners of the underlying shares represented by those ADSs. Accordingly, no gain or loss will be recognized if a U.S. Holder exchanges Santander Brasil ADSs or Santander Parent ADSs for the underlying shares represented by those ADSs.
Foreign Tax Credits
Certain Treasury Regulations (the “Foreign Tax Credit Regulations”) may in some circumstances prohibit a U.S. person (as defined in the Code) from claiming a foreign tax credit with respect to certain non-U.S. taxes that are not creditable under applicable income tax treaties. The IRS has released notices which indicate that the Treasury Department and the IRS are considering amendments to the Foreign Tax Credit Regulations and provide temporary relief from certain of their provisions for taxable years ending before the date that a notice or other guidance withdrawing or modifying the temporary relief is issued (or any later date specified in such notice or other guidance). Accordingly, all U.S. investors should consult their tax advisors regarding the creditability or deductibility of any Brazilian taxes imposed on the exchange and U.S. investors that are ineligible for the benefits of the Treaty should consult their tax advisors regarding the creditability or deductibility of any Spanish taxes imposed on dividends on, or dispositions of, Santander Parent ordinary shares or Santander Parent ADSs.
The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.
Consequences of the Transaction
The receipt of Santander Parent ADSs and cash (if any) in exchange for Santander Brasil Securities will be a taxable transaction for U.S. federal income tax purposes. A U.S. Holder that exchanges Santander Brasil Securities for Santander Parent ADSs pursuant to the exchange offer will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the exchange (including amounts realized as a result of an adjustment to the exchange ratio as described above in “The Exchange Offers—Adjustments to the Consideration”) and the U.S. Holder’s tax basis in the Santander Brasil Securities exchanged, in each case determined in U.S. dollars. The amount realized by a U.S. Holder on the exchange will be the fair market value of any Santander Parent ADSs received in the exchange, as determined in U.S. dollars, plus the U.S. dollar value of any cash received in consideration for fractional Santander Parent ADSs.

A U.S. Holder will have a tax basis in the Santander Parent ADSs received in the exchange equal to their fair market value on the date of the exchange, and the U.S. Holder’s holding period with respect to such Santander Parent ADSs received will begin on the day after the date of the exchange.
Gain or loss must be calculated separately for each block of Santander Brasil Securities exchanged by the U.S. Holder. Based on Santander Brasil’s public filings, Santander Parent believes that Santander Brasil was not a “passive foreign investment company” for U.S. federal income tax purposes (a “PFIC”) for its taxable year ended December 31, 2025. Assuming that Santander Brasil is not and has not been a PFIC, such gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Santander Brasil Securities have been held for more than one year. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.
Subject to certain generally applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above under “—Foreign Tax Credits,” Brazilian taxes that may be imposed upon the receipt of Santander Parent ADSs and cash (if any) in exchange for Santander Brasil Securities pursuant to the exchange offer will generally be treated as foreign income taxes eligible for a credit against a U.S. Holder’s U.S.  federal income tax liability. A U.S. Holder will be entitled to use these foreign tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Because a U.S. Holder’s gains from the receipt of Santander Parent ADSs and cash (if any) will generally be treated as U.S.-source income, this limitation may preclude a U.S. Holder from claiming a credit for all or a portion of the foreign taxes imposed on any such gains. U.S. Holders should consult their tax advisors as to whether these Brazilian taxes may be creditable against the U.S. Holder’s U.S. federal income tax liability. Instead of claiming a credit, a U.S. Holder may, at its election, deduct such otherwise creditable Brazilian income taxes in computing taxable income, subject to generally applicable limitations under U.S. law. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and, therefore, U.S. Holders are urged to consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.
Consequences of the Ownership and Disposition of Santander Parent Ordinary Shares or Santander Parent ADSs
Taxation of Distributions
To the extent paid out of Santander Parent’s current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), distributions made with respect to Santander Parent ADSs and Santander Parent ordinary shares will be includible in the income of a U.S. Holder as foreign-source ordinary dividend income. The amount of any distribution will include any Spanish withholding tax withheld on such distribution. Because Santander Parent does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to U.S. Holders as dividends. These dividends will be included in a U.S. Holder’s income on the date of the U.S. Holder’s (or in the case of Santander Parent ADSs, the depositary’s) receipt of the dividends, and will not be eligible for the “dividends-received deduction” generally allowed to corporations receiving dividends from domestic corporations under the Code. The amount of the distribution will equal the U.S. dollar value of the euros received, calculated by reference to the exchange rate in effect on the date that distribution is received (which, for U.S. Holders of Santander Parent ADSs, will be the date that distribution is received by the depositary), whether or not the depositary or U.S. Holder in fact converts any euros received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect thereof. A U.S. Holder may have foreign currency gain or loss if the euros are converted into U.S. dollars after the date of receipt. Any gain or loss resulting from the conversion of euros into U.S. dollars will be treated as ordinary income or loss, as the case may be, and will be U.S.-source. The foregoing does not apply to certain pro rata distributions of Santander Parent’s capital stock or rights to subscribe for shares of its capital stock.
A scrip dividend will be treated as a distribution of property, even if a U.S. Holder elects to receive the equivalent amount in Santander Parent ordinary shares. In that event, the U.S. Holder will be treated as having received the U.S. dollar fair market value of the Santander Parent ordinary shares on the date of receipt, and that amount will be the U.S. Holder’s tax basis in those shares. The holding period for the Santander Parent ordinary shares will begin on the following day.

Subject to generally applicable limitations that may vary depending upon a U.S. Holder’s individual circumstances and the discussion of the PFIC rules below, under current law, dividends paid to certain non-corporate U.S. Holders may be taxable at rates applicable to long-term capital gains. A U.S. Holder must satisfy minimum holding period requirements in order to be eligible to be taxed at these favorable rates. Non-corporate U.S. Holders are urged to consult their own tax advisors regarding the availability of the reduced rate on dividends in their particular circumstances.
Subject to certain generally applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above under “—Foreign Tax Credits,” a U.S. Holder electing to apply the benefits of the Treaty will be entitled to a credit against its U.S. federal income tax liability for Spanish income taxes withheld at a rate not exceeding the rate provided by the Treaty. Spanish income taxes withheld in excess of the rate applicable under the Treaty will not be eligible for credit against a U.S. Holder’s federal income tax liability. See “—Spanish Tax Consequences—Spanish Standard Refund Procedure” for a discussion of how to obtain amounts withheld in excess of the applicable Treaty rate. The limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Instead of claiming a credit, a U.S. Holder electing to apply the benefits of the Treaty may, at its election, deduct such otherwise creditable Spanish taxes in computing taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all taxes paid or accrued in the taxable year to foreign countries and possessions of the United States.
The rules governing foreign tax credits are complex, and U.S. Holders are urged to consult their own tax advisors to determine whether they are subject to any special rules that limit their ability to make effective use of foreign tax credits.
Sale or Exchange of Santander Parent Ordinary Shares or Santander Parent ADSs
A U.S. Holder will realize gain or loss on the sale or exchange of Santander Parent Securities in an amount equal to the difference between the U.S. Holder’s tax basis in the Santander Parent Securities and the amount realized on the sale or exchange, in each case as determined in U.S. dollars. Subject to the discussion of the PFIC rules below, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder held the Santander Parent Securities for more than one year. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.
However, subject to certain generally applicable limitations that may vary depending upon a U.S. Holder’s circumstances and subject to the discussion above under “—Foreign Tax Credits,” U.S. Holders that are eligible for benefits under the Treaty may be able to elect to treat the gain as foreign-source income under the Treaty and claim a foreign tax credit in respect of Spanish taxes on disposition gains. The Foreign Tax Credit Regulations generally preclude a U.S. Holder from claiming a foreign tax credit with respect to Spanish income taxes on gains from dispositions if the U.S. Holder does not elect to apply the benefits of the Treaty. However, in that case it is possible that any Spanish taxes on disposition gains may either be deductible or reduce the amount realized on the disposition.
The rules governing foreign tax credits are complex. U.S. Holders are urged to consult their own tax advisors regarding the consequences of the imposition of any non-U.S. tax on disposition gains and the creditability or deductibility of the non-U.S. taxes in their particular circumstances (including any applicable limitations).
Passive Foreign Investment Company Rules
Santander Parent believes that it was not a PFIC for U.S. federal income tax purposes for the 2025 taxable year. However, because Santander Parent’s PFIC status depends upon the composition of its income and assets and the fair market value of its assets (including, among others, less than 25% owned equity investments) from time to time, and upon certain proposed Treasury Regulations that are not yet in effect but are proposed to become effective for taxable years after December 31, 1994, there can be no assurance that Santander Parent was not or will not be a PFIC for any taxable year. In addition, if certain proposed Treasury Regulations are finalized in their current form, our PFIC status will also depend on the location of activities that produce active banking income and the location of our customers.
If Santander Parent were a PFIC for any taxable year during which a U.S. Holder owned Santander Parent ordinary shares or Santander Parent ADSs, any gain recognized by a U.S. Holder on a sale or other disposition of

Santander Parent Securities would be allocated ratably over the U.S. Holder’s holding period for the Santander Parent Securities. The amounts allocated to the taxable year of the sale or other exchange and to any year before Santander Parent became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to each of those taxable years. Further, any distribution in respect of Santander Parent Securities in excess of 125% of the average of the annual distributions on Santander Parent Securities received by the U.S. Holder during the preceding three years or the U.S. Holder’s holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the Santander Parent Securities.
In addition, if Santander Parent were a PFIC in a taxable year in which it paid a dividend or the prior taxable year, the reduced rate on dividends discussed above with respect to certain non-corporate U.S. Holders would not apply.
If Santander Parent were a PFIC for any taxable year during which a U.S. Holder owned Santander Parent ADSs, the U.S. Holder would generally be required to file IRS Form 8621 with its annual U.S. federal income tax return, subject to certain exceptions.
Information Reporting and Backup Withholding
Payment of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) the U.S. Holder is an exempt recipient or (ii) in the case of backup withholding, the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. The amount of any backup withholding from a payment to a U.S. Holder will be allowed as a credit against the U.S. Holder’s U.S. federal income tax liability and may entitle the U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.
Foreign Financial Asset Reporting
Certain U.S. Holders who are individuals may be required to report information relating to their ownership of an interest in certain foreign financial assets, including stock of a non-U.S. entity, subject to certain exceptions (including an exception for publicly traded stock and interests held in custodial accounts maintained by a U.S. financial institution). Certain U.S. Holders that are entities may be subject to similar rules in the future. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of this requirement on the ownership and disposition of Santander Parent Securities.
Brokerage Commissions
If you tender Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction, you must pay two combined fees to B3 and the Central Depositary, respectively, in an aggregate amount equal to 0.0345% of the value of the exchange transaction. In addition, if your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs are tendered into the exchange offers by your broker, dealer, commercial bank, trust company or other nominee, you will be responsible for any fees or commissions they may charge you in connection with such tender. Finally, you will be responsible for all governmental charges and taxes payable in connection with tendering your Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs.
Listing of Santander Parent ordinary shares, Santander Parent ADSs and Santander Parent BDSs
Spanish Stock Exchange
Santander Parent ordinary shares are currently listed on the Spanish Stock Exchanges through the Automated Quotation System under the ticker symbol “SAN.”
London, Warsaw and Mexico Stock Exchanges
Santander Parent ordinary shares are listed on the London (in the form of CREST depository interests) and Warsaw stock exchanges under the ticker symbol “BNC” and “SAN,” respectively, and in the International Quotation System of the Mexican stock exchange under the ticker symbol “SANN.”

B3
Santander Parent submitted an application to B3 to register the Santander Parent BDSs representing Santander Parent ordinary shares to be issued pursuant to the Brazilian exchange offer for trading on the B3. The application is expected to become effective and trading of the BDSs exchanged in the Brazilian exchange offer is expected to commence on the [—] business day after the Auction, although the registration of the Santander Parent BDSs program will be obtained before such date. Santander Parent expects that the Santander Parent BDSs to be issued pursuant to the Brazilian exchange offer will trade under the symbol “BSAN11” on the B3.
New York Stock Exchange
Santander Parent will submit an application to list the Santander Parent ADSs representing Santander Parent ordinary shares to be issued pursuant to the U.S. exchange offer for trading on the NYSE. The application is expected to become effective no later than by the settlement of the U.S. exchange offer. Santander Parent ADSs currently trade under the ticker symbol “SAN” on the NYSE.
Appraisal Rights; Dissenting Shares
There are no appraisal or similar rights available to holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs in connection with the exchange offers.
Put Right and Subsequent Offering Period
Following completion of the exchange offers and the acquisition of tendered Santander Brasil securities pursuant to the Auction, less than 15% of the Santander Brasil ordinary shares and the Santander Brasil preferred shares (including, in each case, those underlying Santander Brasil units and Santander Brasil ADSs) will be held by persons other than Santander Parent and its affiliates or related persons (pessoas vinculadas). As a result, pursuant to the requirements of the CVM, all holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that were not acquired in the exchange offers will have the option to sell (the “put right”) such Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs to Santander Parent at any time during the 30 calendar days following the date of the Auction for the same number of Santander Parent ordinary shares (in the form of Santander Parent ADSs or Santander Parent BDSs, as applicable) that they would have received pursuant to the exchange offers in respect of their Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs, subject to the adjustment set forth under “—Adjustments to the Consideration.” The exchange ratio applicable to the put right will not be adjusted by reference to the Selic rate or any other rate, because the consideration payable in the exchange offers consists of securities rather than cash.
In order to exercise such put right during the subsequent offering period, holders of Santander Brasil shares and Santander Brasil units that would have been entitled to tender into the Brazilian exchange offer through the Auction prior to the expiration date should (i) send a written notification to Santander Brasil, in its capacity as instituição intermediária (intermediary institution) for purposes of the Brazilian exchange offer (the “Intermediary Institution”), with a copy to the Intermediary Institution’s Book-Entry Shares Department, under the subject line “Santander Offer: Exercise of the Additional Obligation Option” and (ii) visit a branch of the Intermediary Institution in Brazil in person or through an attorney-in-fact and execute a specific exchange agreement in respect of their Santander Brasil shares and/or Santander Brasil units, copies of which will be available at such branches.
Holders of Santander Brasil ADSs and U.S. holders of Santander Brasil shares and Santander Brasil units who wish to exercise such put right during the subsequent offering period to tender into the U.S. exchange offer through the U.S. exchange agent, should follow the same procedures for tendering securities that apply prior to the expiration date.
As a result of this put right, holders of Santander Brasil Securities will be entitled to tender their Santander Brasil shares, Santander Brasil units and/or Santander Brasil ADSs during the subsequent offering period as follows. Santander Parent will announce two (2) successive tendering periods. The first tendering period will begin on the first business day of the subsequent offering period, which will be the first business day after the expiration date, and will remain open for 12 business days. The second tendering period will begin immediately following the expiration of the first tendering period and will remain open for the number of business days required to complete the 30-calendar-day subsequent offering period. We expect that holders exercising their put right during any such tendering period will receive the Santander Parent ADSs and/or Santander Parent BDSs that they are entitled to receive pursuant to the exercise of such put right after such tendering period.

Certain Legal and Regulatory Matters
General
Except as otherwise disclosed in this section, Santander Parent is not aware of any other material regulatory approvals or other regulatory actions required for the consummation of the exchange offers. Should any such approval or other action be required, we currently contemplate that such approval or other action will be sought. We are unable to predict whether such approval or other action may determine that we are required to delay the acceptance for exchange of securities tendered pursuant to the exchange offers pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that if such approvals were not obtained or such other actions were not taken adverse consequences might not result to Santander Brasil’s business or the exchange offers. Our obligation under the exchange offers to accept for exchange the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs is subject to the conditions as described above under the caption “—Conditions to Completion of the Exchange Offers.”
As discussed above under the heading “—Conditions to Completion of the Exchange Offers” of this offer to exchange/prospectus beginning on page 54, the exchange offers are subject to the condition that none of the approvals or authorizations required in connection with the exchange offers be revoked, amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers. While Santander Parent does not expect any of the required approvals or authorizations to be revoked or amended, modified or supplemented in any way once obtained, there can be no assurances that the relevant regulators will not take any such actions or that litigation challenging these approvals and authorizations will not be commenced, any of which could cause Santander Parent to elect to terminate the exchange offers without the acceptance of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs thereunder.
Registering Under Joint Central Bank/CVM Resolution 13 and Central Bank Resolution 278
The right to convert dividend payments and proceeds from the sale of Brazilian securities into foreign currency and to remit those amounts outside Brazil is subject to restrictions under foreign investment regulations, which require, among other things, the electronic registration of the relevant investment with the Central Bank of Brazil. The Bank of New York Mellon, as the Santander Brasil ADS depositary, holds an electronic registration for the Santander Brasil units underlying the Santander Brasil ADSs.
If you want to tender your Santander Brasil ADSs into the Brazilian exchange offer through the Auction on the B3, as described in this section above under “—Holders of Santander Brasil ADSs—Withdrawal of Santander Brasil Units Represented by Santander Brasil ADSs,” you must withdraw from the Santander Brasil ADR program the Santander Brasil units you wish to tender. You must then obtain your own electronic registration by registering your investment in the Santander Brasil units as a foreign portfolio investment under Joint Central Bank of Brazil/CVM Resolution 13.
Under Joint Central Bank of Brazil/CVM Resolution 13, foreign investors may invest in almost all financial assets and engage in almost all transactions available in the Brazilian financial and capital markets, provided that certain requirements are met. Nevertheless, trading of securities is restricted to transactions carried out on the stock exchanges or organized over-the-counter markets licensed by the CVM.
Under Joint Central Bank of Brazil/CVM Resolution 13, a foreign portfolio investor must:
•	appoint a representative in Brazil with powers to take actions relating to the investment;
•	obtain registration with the CVM in accordance with the applicable regulations.
•
Securities and other financial assets held by foreign investors pursuant to Joint Central Bank/CVM Resolution 13 must be registered or maintained in deposit accounts or under the custody of an entity duly licensed by the Central Bank of Brazil or the CVM.

If you hold Santander Brasil ADSs and you want to tender them into the U.S. exchange offer through the U.S. exchange agent in the form of Santander Brasil units, you must withdraw from the Santander Brasil ADR program the Santander Brasil units you wish to tender. You must then obtain your own registration by registering your investment in the Santander Brasil units as a Foreign Direct Investment under Law 14,286 and Central Bank Resolution 278. This process may take approximately seven (7) Brazilian business days to complete.

Investors with Foreign Direct Investments may sell their shares in both private and open market transactions, but these investors will generally be subject to less favorable tax treatment on capital gains.
Under Law 14,286 and Central Bank Resolution 278, a foreign direct investor must:
•	be enrolled in the CDNR;
•	obtain a taxpayer identification number from the Brazilian tax authorities;
•	appoint a tax representative in Brazil; and
•	appoint a representative in Brazil for service of process in respect of suits based on the Brazilian corporation law.
The Brazilian company receiving the investment is responsible for reporting the Foreign Direct Investment to the Central Bank of Brazil through the SCE-IED system.
If you want to withdraw the Santander Brasil units underlying your Santander Brasil ADSs, you should begin the process of obtaining your own foreign investor registration in advance of surrendering your Santander Brasil ADSs to the Santander Brasil ADS depositary and withdrawing the Santander Brasil units underlying your Santander Brasil ADSs from the Santander Brasil ADR program. As stated above in this section, the registration process may take between 15 and 30 days to complete. If you do not timely complete this process, the custodian for the Santander Brasil ADS depositary for the Santander Brasil ADR program will neither effect the exchange nor deliver the Santander Brasil units underlying your Santander Brasil ADSs and will instruct the Santander Brasil ADS depositary to cancel the exchange and return the Santander Brasil ADSs to you.
CVM Registration
Pursuant to Brazilian regulations, before commencement of the Brazilian exchange offer, Santander Parent must be registered as a foreign issuer in Category A with the CVM. In addition, the Santander Parent BDSs and the Brazilian exchange offer must be registered with the CVM. Santander Parent expects to obtain all registrations required no later than the commencement date. Pursuant to applicable Brazilian regulations, the Brazilian exchange offer must remain open for at least 20 calendar days.
B3 Registration
In order to have the Santander Parent BDSs admitted to listing and trading on the B3, Santander Parent must be registered as a foreign issuer on the B3. In addition, the Santander Parent BDSs and the Brazilian exchange offer must be registered with B3. Santander Parent expects to obtain the B3 registrations by [—].
Other Brazilian Regulatory Matters
Under Santander Brasil’s bylaws, within 15 days after the publication of the exchange offer notice required by Brazilian law, the board of directors of Santander Brasil is required to prepare and disclose a reasoned prior opinion addressing (i) the convenience and opportunity of the exchange offers vis-à-vis the interests of the shareholders of Santander Brasil and the liquidity of their securities; (ii) the impact of the exchange offers on the interests of Santander Brasil; (iii) the announced strategic plans of the offeror in connection with Santander Brasil; and (iv) any other matters the board deems relevant. The opinion will be made available on the websites of Santander Brasil, the CVM and B3.
Santander Parent Shareholders’ Approval
Santander Parent’s board of directors will propose that the shareholders of Santander Parent pass the relevant capital increase resolutions necessary to issue the shares of Santander Parent to be delivered in connection with the exchange offers (including any subsequent offering period). Such capital increase resolutions are expected to be passed at a general shareholders’ meeting to be held no later than the commencement date.
Due to the fact that the consideration for the share capital increase consists of non-cash contributions, Santander Parent will request, and the Commercial Registry of Cantabria is expected to appoint, an independent expert to issue a report with regard to the fair value of the Santander Brasil shares, Santander Brasil Units and Santander Brasil ADSs to be received by Santander Parent in the exchange offers as consideration. Such report shall contain a description of such securities, their value and whether their value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Parent ordinary shares to be issued in exchange therefor.

Comisión Nacional del Mercado de Valores (CNMV)
Pursuant to Spanish Law 6/2023 (March 17, 2023), as amended, and EU Prospectus Regulation (Regulation (EU) 2017/1129) (June 14, 2017), the issue of new Santander Parent ordinary shares does not require prior administrative authorization. However, Santander Parent will have to comply with certain information requirements and register with the CNMV an information prospectus or, alternatively, apply any of the available exemptions to such registration in accordance with the said regulations and make certain other filings with the CNMV for purposes of issuing the Santander Parent ordinary shares to be issued in connection with the exchange offers and having them listed on the Spanish Stock Exchanges.
Certain Consequences of the Exchange Offers
Trading in Santander Shares During and After the Offer Period
During the exchange offer period, Santander Brasil shares and Santander Brasil units not tendered into the Brazilian exchange offer will continue to trade on the B3 and Santander Brasil ADSs not tendered into the U.S. exchange offer will continue to trade on the NYSE. Trading in Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs may continue on the B3 and the NYSE, as applicable, after the completion of the exchange offers depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs not acquired in the exchange offers. However, if a sufficient number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs are acquired in the exchange offers, the Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs may be delisted from the NYSE (as discussed below in this section under “—Reduced Liquidity; Deregistration”).
Reduced Liquidity; Deregistration
The acquisition of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs by Santander Parent pursuant to the exchange offers will reduce the number of holders of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs and the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs that might otherwise trade publicly and, depending on the number of Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs acquired by Santander Parent pursuant to the exchange offers, could adversely affect the liquidity, market value and eligibility for inclusion in indices of any remaining Santander Brasil shares, Santander Brasil units and Santander Brasil ADSs held by the public.
Although Santander Parent does not currently intend to seek delisting of the Santander Brasil ADSs from the NYSE, Santander Parent may request the delisting in the future or, depending upon the number of Santander Brasil ADSs purchased pursuant to the U.S. exchange offer, the Santander Brasil ADSs may no longer meet the standards for continued listing on the NYSE and delisting the Santander Brasil ADSs may be required, which could further adversely affect the liquidity of the Santander Brasil ADSs.
According to the NYSE’s published guidelines, the NYSE would consider delisting the Santander Brasil ADSs if, among other things, (i) the total number of holders of Santander Brasil ADSs falls below 400, (ii) the total number of holders of Santander Brasil ADSs falls below 1,200 and the average monthly trading volume for Santander Brasil ADSs is less than 100,000 ADSs for the most recent 12 months or (iii) the number of publicly-held Santander Brasil ADSs (exclusive of holdings of officers and directors of Santander Brasil and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Brasil that as of July 27, 2026, there were 11,923 beneficial holders of 1,280,095,277 Santander Brasil ADSs, of which approximately 164,016,451 Santander Brasil ADSs were publicly-held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Brasil ADSs if (i) at least 96.64% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer, (ii) at least 89.93% of holders tendered all of their Santander Brasil ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Brasil ADSs fell below 100,000 ADSs for the previous 12 months or (iii) at least 99.63% of publicly-held Santander Brasil ADSs were tendered into the U.S. exchange offer.
If, as a result of the purchase of the Santander Brasil ADSs pursuant to the U.S. exchange offer, the Santander Brasil ADSs no longer meet the requirements of the NYSE for continued listing and the listing of the Santander Brasil ADSs is discontinued, the market for the Santander Brasil ADSs could be adversely affected. In the event the Santander Brasil ADSs were no longer listed on the NYSE, price quotations for the Santander Brasil ADSs might still be available from other sources. The extent of the public market for the Santander Brasil ADSs and availability of such quotations would, however, depend upon factors such as the number of holders and/or the aggregate market value of the publicly-held Santander Brasil ADSs at such time, the interest in maintaining a market in the Santander Brasil ADSs on the part of securities firms, the possible termination of registration of the Santander Brasil ADSs under the Exchange Act as described below and other factors.
After completion of the Brazilian exchange offer, any outstanding Santander Brasil shares and Santander Brasil units will continue to trade on the B3. Santander Brasil will remain listed in B3’s Traditional Segment. Santander Parent does not currently have any plans to alter the corporate governance practices currently applying to Santander Brasil’s board of directors or modify the bylaws requirements. However, the offer may negatively affect the liquidity of the Santander Brasil shares and Santander Brasil units.
Deregistration under the Exchange Act; Public Availability of Information
Santander Brasil shares and Santander Brasil units represented by Santander Brasil ADSs are currently registered under the Exchange Act. Santander Brasil may request that the SEC terminate this registration if Santander Brasil ADSs are neither listed on a U.S. national securities exchange or quotation system nor held by at least 300 holders that are residents of or located in the United States. Although it is not Santander Parent’s current intention, if the Santander Brasil ADSs are delisted from the NYSE, and Santander Brasil has fewer than 300 holders of its shares or units that reside or are located in the United States, the Santander Brasil ADSs may be deregistered under the Exchange Act. Termination of registration of the Santander Brasil ADSs under the Exchange Act would substantially reduce the information required to be furnished by Santander Brasil to holders of Santander Brasil ADSs and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Santander Brasil. In addition, “affiliates” of Santander Brasil and persons holding “restricted securities” (each as defined under Securities Act Rule 144) of Santander Brasil, if any, may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act.
Santander Brasil ADSs May Cease Being “Margin Securities”
Santander Brasil ADSs currently constitute “margin securities” under the regulations of the Board of Governors of the U.S. Federal Reserve System (the “Federal Reserve”), which status has the effect of, among other things, allowing U.S. brokers to extend credit on the collateral of Santander Brasil ADSs for purposes of buying, carrying and trading in securities. If the Santander Brasil ADSs were to be delisted from the NYSE, and, consequently, there is no liquid market for the Santander Brasil ADSs, it is possible that following the U.S. exchange offer, the Santander Brasil ADSs might no longer constitute “margin securities” under the regulations of the Federal Reserve. As such, the Santander Brasil ADSs could no longer be used as collateral for the purpose of loans made by U.S. brokers.
Santander Brasil ADSs May Cease to Be Eligible for Inclusion in Indices
A materially reduced free float could affect Santander Brasil’s weighting and eligibility in certain equity indices. Lower index representation may reduce passive ownership and trading activity over time, creating additional pressure on liquidity and market visibility.
Accounting Treatment
As Santander Brasil was controlled and consolidated by Santander Parent prior to the proposed transaction, the accounting treatment of the transaction will be recorded (i) in accordance with IFRS 10.23, which states: “Changes in a parent’s ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are equity transactions (i.e., transactions with owners in their capacity as owners)” and (ii) taking into consideration guidance of IFRS 10.B96, which states: “When the proportion of the equity held by non-controlling interests changes, an entity shall adjust the carrying amounts of the controlling and non-controlling interests to reflect the changes in their relative interests in the subsidiary. The entity shall recognize directly in equity any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received, and attribute it to the owners of the parent.” Therefore, the Santander Group will recognize the difference between (i) the amount by which the non-controlling interests are adjusted and (ii) the fair value of the consideration paid (equity interest issued by Santander Parent) directly in equity and attributed to the owners of the parent.

Agents and Related Fees and Expenses
Santander Parent retained The Bank of New York Mellon to act as the U.S. exchange agent to receive and hold Santander Brasil ADSs validly tendered into, and not withdrawn from, the U.S. exchange offer, for the benefit of Santander Parent. Santander Parent will pay the U.S. exchange agent reasonable and customary compensation for its services in connection with the U.S. exchange offer, will reimburse the U.S. exchange agent for its reasonable out-of-pocket expenses and will indemnify the U.S. exchange agent against certain liabilities and expenses.
Other Fees and Expenses
Santander Parent has retained Sodali & Co. as information agent in the United States in connection with the U.S. exchange offer. The information agent may contact holders of Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs by mail, telephone or other means and may request that brokers, dealers, commercial banks, trust companies and other nominees who hold Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs on behalf of beneficial owners of these Santander Brasil shares, Santander Brasil units or Santander Brasil ADSs to forward material relating to the exchange offers to such beneficial owners. Santander Parent will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. Santander Parent has agreed to indemnify the information agent against certain liabilities and expenses in connection with the exchange offers, including certain liabilities under the U.S. federal securities laws.
The expenses to be incurred in connection with the exchange offers to be paid by Santander Parent are estimated in the aggregate to be approximately U.S.$[—]. Such expenses include fees paid to financial advisors, the Appraiser, transaction-related accounting and legal fees, printing costs, consultants, other advisors and registration fees, among others. The following table sets forth the estimated fees and expenses that Santander Parent expects to incur in connection with the exchange offers:

Type of Fee	Amount (U.S.$)
Securities and Exchange Commission Filing Fees	U.S.$ [—]
Financial, legal, accounting and advisory fees	U.S.$ [—]
Printing and mailing expenses	U.S.$ [—]
Appraiser fees and expenses	U.S.$ [—]
Miscellaneous fees and expenses	U.S.$ [—]
Total	U.S.$ [—]

Source and Amount of Funds
The exchange offers are not conditioned upon any financing arrangements, and no funds have been borrowed for purposes of the exchange offers. Santander Parent will use general corporate funds to pay any cash requirements of the exchange offers.
Certain Relationships between Santander Parent and Santander Brasil
Intermediary Institution of the Brazilian Exchange Offer
Santander Parent has engaged Santander Brasil to act as the instituição intermediária (Intermediary Institution) for purposes of the Brazilian exchange offer pursuant to CVM Resolution 215. Acting through Santander Institucional Corretora de Câmbio e Valores Mobiliários S.A., the Intermediary Institution will provide an independent, irrevocable and unconditional guarantee of the financial settlement of the Brazilian exchange offer up to 4.4 billion Brazilian reais and will furnish certain services to Santander Parent, including brokerage and intermediation services on B3, assistance in obtaining registration of the Brazilian exchange offer with CVM and authorization of the Auction by B3 and other services necessary to complete the Brazilian exchange offer in compliance with applicable Brazilian law. The Intermediary Institution will remain responsible for fulfilling its regulatory duties under CVM Resolution 215.
Guarantee of Financial Settlement of the Brazilian Exchange Offer
Pursuant to Article 11 of CVM Resolution 215, the Intermediary Institution will guarantee the financial settlement of the Brazilian exchange offer, up to 4.4 billion Brazilian reais, in an amount equivalent to the obligation to deliver the Subscription Receipts to holders tendering into the Brazilian exchange offer and, subsequently, the related Santander Parent BDRs and cash proceeds from the sale of fractions. Accordingly, if those securities or proceeds are not delivered when due, the Intermediary Institution will instead pay affected holders tendering into the Brazilian exchange offer an equivalent cash amount in Brazilian reais.
In addition, Santander Parent will provide a supplementary settlement guarantee by fiduciarily assigning certain bonds issued by the Brazilian National Treasury (Tesouro Nacional) and securities issued by the Brazilian National Treasury in an aggregate amount sufficient to cover any portion of the settlement exceeding the 4.4 billion Brazilian reais guaranteed by the Intermediary Institution. This collateral may be enforced only after the Intermediary Institution’s guaranteed amount has been fully exhausted or is insufficient, in which case the Intermediary Institution, acting as collateral agent, will sell the Brazilian National Treasury securities and apply the proceeds to any remaining shortfall.
If the Intermediary Institution makes any payment under the guarantee, the tendering holders will be deemed to have transferred the relevant Santander Brasil shares or Santander Brasil units to Santander Parent, any corresponding Subscription Receipts will be canceled, and Santander Parent will be required to promptly reimburse the Intermediary Institution in full for all amounts paid.
Global Long-Term Incentive Plans
Santander Brasil maintains global long-term incentive plans under which eligible executives may receive incentive compensation expressed as a target number of Santander Group instruments. The determination of the incentive is subject to the achievement of pre-established performance indicators assessed over time. Santander Brasil also maintains deferral programs under which a portion of the variable compensation of statutory officers, certain employees whose activities have a material impact on the institution’s risk profile and other eligible employees may be deferred and paid in cash and/or share-based instruments, depending on the participant’s profile.
Other Relationships
The Santander Group currently engages in, and expects from time to time in the future to engage in, financial and commercial transactions with Santander Brasil and its subsidiaries and affiliates, including in connection with the exchange offers.
Santander Brasil has credit lines outstanding with certain of its affiliates within the Santander Group. At December 31, 2025, borrowings and deposits from the Santander Group were not material. In addition, from time to time, Santander Brasil enters into certain transactions with the Santander Group and other related parties for the provision of consulting, advisory and advertising services. These transactions are conducted at arm’s-length, based on terms that would have been applied for transactions with third parties.
The transactions and remuneration of services between the Santander Group and Santander Brasil are made in the ordinary course of business on an arm’s-length basis under similar conditions, including interest rates, terms and guarantees, and involve no greater risk than transactions with unrelated parties carried out in the ordinary course and have no other disadvantages. See Item 7B “Related Party Transactions” in the Santander Brasil 2025 Form 20-F, incorporated by reference herein, for more information about certain relationships between Santander Parent and Santander Brasil.
Furthermore, in 2025, Santander Brasil entered into certain intra-group transactions as part of Santander Group’s global service platform strategy. These included: (i) a services and technology agreement with Santander Global Cards & Digital Solutions Brasil S.A. relating to card issuance, processing and payment platform infrastructure services. At the moment of the transaction the estimated value for the fiscal year of 2025 for this agreement was approximately R$106,000,000.00, based on the processing volume on the platform between January and December, and the agreement remains effective through December 2029; and (ii) an asset transfer by F1rst Tecnologia e Inovação Ltda. to Santander Global Technology and Operations Ltda. involving certain technology assets and activities. These transactions were undertaken to support the centralization and optimization of technology and operational services within the Santander Group’s global operating model. The asset transfer transaction had an aggregate value of R$95,774,251.12.
Information Technology Platform
Santander Brasil enters into certain agreements with some affiliates of the Santander Group most notably Santander Serviços Digitais Brasil Ltda., Santander Global Technology and Operations Brasil Ltda., Getnet Plataforms Cards Brasil S.A.(new denomination of Santander Global Cards & Digital Solutions Brasil S.A.) and

PagoNxt Payments Brasil Ltda. for the outsourcing of certain products and services relating to Santander Brasil’s information technology platform, including software development, maintenance and cybersecurity. In August 2025, the hardware infrastructure services were migrated to Santander Service Digital S.L, as well as the resources that operate this service. Santander Parent believes that these services are provided on an arm’s-length basis with terms substantially similar to those available from other providers in the market.
Procurement Services
Santander Brasil and Aquanima Brasil Ltda. (“Aquanima”), an affiliate of the Santander Group, have entered into agreements which offer procurement services to Santander Brasil. Santander Brasil procures solutions in trade negotiations, tactical and strategic purchasing, online procurement, supplier management, outsourcing, consulting, and vendor risk assessment from Aquanima. Santander Brasil’s relationship with Aquanima include the joint purchases of materials and services between different customers and other economic groups, which, in Santander Brasil’s view, allow for greater efficiency in price negotiations and rationalization of services, as well as the engagement of real estate management services. Santander Brasil paid Aquanima R$18 million in 2025, R$36 million in 2024 and R$42 million in 2023 for the services rendered in those years. The agreements entered into with Aquanima Brasil Ltda. were on an arm’s-length basis. At the beginning of 2026, Aquanima’s services were phased out. Subsequently, in May 2026, the company, together with its remaining operations and services, was merged into Santander Global Technology and Operations Brasil Ltda.
Other Transactions
From time to time, Santander Brasil engages in lending and borrowing transactions to fund its operations and other miscellaneous transactions with various companies of the Santander Group, in compliance with restrictions on loans or advances imposed by Brazilian law. All such transactions between Santander Brasil and Santander Group companies are conducted on an arm’s-length basis with terms substantially similar to those available from other providers in the market. The balance owed to Santander Brasil by Santander Group and joint-controlled companies as of December 31, 2025 was R$10,865 million and R$28,767 million, respectively, and the amounts owed by Santander Brasil to Santander Group and joint-controlled companies as of December 31, 2025 were R$3,909 million and R$12,442 million, respectively. The gain/(losses) accounted by Santander Brasil due to transactions with Santander Group and joint-controlled companies for the year ended December 31, 2025 were R$2,029 million and R$615 million, respectively.
Voting Rights of Principal Shareholder
Santander Parent, the principal shareholder of Santander Brasil, does not have voting rights distinct from those of the other shareholders of Santander Brasil.
Plans for Santander Brasil after the Exchange Offers
Once the proposed exchange offers have been completed, Santander Parent intends for Santander Brasil to continue its current operations as an affiliate of Santander Parent.
Regulation and Tax
The primary regulator for each of the companies will continue to be the central bank of the country in which each company is incorporated, as follows.
In the case of Santander Parent, the European Central Bank is its primary regulator (in collaboration with the Bank of Spain (Banco de España) as national competent authority) and will continue to be the primary regulator of Santander Parent after the completion of the proposed exchange offer. Banco Central do Brasil will continue to be the primary regulator of Santander Brasil after completion of the proposed exchange offer.

DIRECTORS AND EXECUTIVE OFFICERS OF SANTANDER PARENT
The name, current principal occupation or employment, and material occupations, positions, offices or employment for the past five (5) years of each director and executive officer of Santander Parent are set forth below. The business address of each director and officer is Ciudad Grupo Santander, 28660 Boadilla del Monte (Madrid), Spain. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to employment with Santander Parent. None of the directors and officers of Santander Parent listed below has, during the past five (5) years, (i) been convicted in a criminal proceeding or (ii) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, U.S. federal or state securities laws, or a finding of any violation of U.S. federal or state securities laws. Unless otherwise indicated, all directors and officers listed are citizens of Spain.

Board of Directors
Name	Current Principal Occupation, Five (5) Year Employment History and Country of Citizenship if other than Spain
Ana Botín
Executive chair of the board of directors and chair of the executive committee since 2014. Joined the board in 1989. Ana Botín pursues her professional career as an economist at Banco Santander, S.A. In addition, during the last five years she has held various relevant positions. She has served as a non-executive director of The Coca-Cola Company, a multinational beverage company headquartered at One Coca-Cola Plaza, Atlanta, Georgia (United States), since July 18, 2013. She is also a non-executive director of Santander Holdings USA, Inc., the Santander Group holding company in the United States, with its registered office at 437 Madison Avenue, New York (United States), since October 21, 2019, and of Santander Bank, N.A., a commercial banking institution with its registered office at 824 North Market Street, Wilmington, Delaware (United States), since October 28, 2019. She also serves as non-executive chair of Universia España Red de Universidades, S.A., a company focused on developing initiatives and services for universities, students and employers, with its registered office at Avenida de Cantabria s/n, Boadilla del Monte, Madrid (Spain), since December 3, 2014; of Universia Holding, S.L., the holding company of the Universia group, with its registered office at Avenida de Cantabria s/n, Boadilla del Monte, Madrid (Spain), since December 3, 2014; and of Santander Payment Solutions, S.L., a company engaged in the provision of payment solutions and services, with its registered office at Avenida de Cantabria s/n, Boadilla del Monte, Madrid (Spain), since September 14, 2020. Finally, she has served as non-executive chair of Open Bank, S.A. (formerly Santander Consumer Finance, S.A.), a digital banking institution with its registered office at Plaza de Santa Bárbara 2, Madrid (Spain), since May 22, 2023. She also served as non-executive chair of Open Digital Services, S.L., a company engaged in the development and provision of technological and digital services for financial institutions, with its registered office at Plaza de Santa Bárbara 2, Madrid (Spain), from May 22, 2023 until June 1, 2026.

Héctor Grisi
Director and chief executive officer since 2023. Héctor Grisi pursues his professional career as an economist at Banco Santander, S.A. Joined in 2015 as executive chair and chief executive officer of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México and Grupo Financiero Santander México, S.A. de C.V., and in 2019. In addition, during the last five years he has held various relevant positions. He has served as a director of Santander Payment Solutions, S.L., a company engaged in the provision of payment solutions and payment-related services, with its registered office at Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid (Spain), since September 14, 2020. He has also served as a

Board of Directors
Name	Current Principal Occupation, Five (5) Year Employment History and Country of Citizenship if other than Spain director of Grupo Financiero Santander México, S.A. de C.V., a financial holding company providing banking and financial services in Mexico, with its registered office at Prolongación Paseo de la Reforma No. 500, Colonia Lomas de Santa Fe, Alcaldía Álvaro Obregón, C.P. 01219, Mexico City (Mexico), since December 8, 2017. Finally, he has served as Chairman of Cogrimex, S.A. de C.V., a holding company operating in the pharmaceutical and cosmetics sectors, with its registered office in Mexico City (Mexico), since December 8, 2017.

Glenn Hutchins
Joined the board in 2022. Vice chair of the board of directors and lead independent director since 2023, chair of the remuneration committee since 2023 and chair of the innovation and technology committee since 2024. Glenn Hutchins pursues his professional career as an economist at North Island Ventures, LLC since January 1, 2020. In addition, during the last five years he has held various relevant positions. He serves as Non-Executive Chairman of North Island Ventures, LLC, a venture capital and investment advisory firm primarily focused on financing early-stage technology companies, with its registered office in New York, New York (United States), since July 1, 2018. He also serves as Lead Independent Director of CoreWeave, Inc., a company specializing in the provision of cloud infrastructure for high-performance computing workloads, primarily focused on artificial intelligence (AI), with its registered office in Livingston, New Jersey (United States), since February 10, 2025. Furthermore, he served as a director of AT&T Inc., a multinational telecommunications and technology services company, with its registered office in Dallas, Texas (United States), from June 27, 2014 until May 15, 2025. He also served as a member of the Executive Committee of the Boston Celtics, a professional sports organization engaged in the operation and management of professional basketball activities and related entertainment events, with its principal offices in Boston, Massachusetts (United States), from December 31, 2002 until August 19, 2025. Citizen of the United States.

José Antonio Álvarez Álvarez
Vice chair of the board of directors since 2019 and chief executive officer between 2015 and 2022. Joined the board in 2015. José Antonio Álvarez pursues his professional career as an economist at Banco Santander, S.A. In addition, during the last five years he has held various relevant positions. He serves as Independent Director of Aon plc, a global professional services company specializing in risk management, insurance and reinsurance brokerage, with its registered office in London, United Kingdom, since January 24, 2024. He also serves as Non-Executive Chairman of Inbonis, S.A., a company engaged in consulting, advisory, analysis, assessment and rating services for enterprises, with its registered office at Plaza de la Lealtad, 2, 28014 Madrid, Spain, since January 24, 2024. In addition, he serves as Non-Executive Director of Santander Payment Solutions, S.L., a company engaged in the provision of payment solutions and payment-related services, with its registered office at Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid (Spain), since September 14, 2020. He also served as Non-Executive Vice Chairman and Director of Banco Santander (Brasil) S.A., a banking institution engaged in the provision of banking and financial services, with its registered office at Avenida Presidente Juscelino Kubitschek, 2041 e 2235, São Paulo, Brazil, serving as Director from November 24, 2009 and as Non-Executive Vice Chairman from April 28, 2023 until January 1, 2025.

Board of Directors
Name	Current Principal Occupation, Five (5) Year Employment History and Country of Citizenship if other than Spain
Juan Carlos Barrabés Cónsul
Director since 2024. Juan Carlos Barrabés pursues his professional career as a businessman at Grupo Barrabés Cónsul, S.L. In addition, during the last five years he has held various relevant positions. He serves as Chairman of Grupo Barrabés Cónsul, S.L., a company engaged in digital transformation, innovation, new technologies, e-commerce and internet consulting services for large corporations and small and medium-sized enterprises, with its registered office in Huesca, Spain, since December 30, 2013.

Javier Botín
Director since 2004. Javier Botín pursues his professional career as a businessman at JB Capital Markets, Sociedad de Valores, S.A.U. He serves as Executive Chairman of JB Capital Markets, Sociedad de Valores, S.A.U., a company engaged in investment banking, brokerage, financial advisory and capital markets services, with its registered office in Madrid, Spain, since November 13, 2007.

Sol Daurella
Director since 2015 and chair of the responsible banking, sustainability and culture committee since 2024. Sol Daurella pursues her professional career as a businesswoman at Grupo Cobega, S.A., a company engaged in the manufacturing, bottling and marketing of beverages and food products, as well as investment and asset management activities, with its registered office at Avenida Països Catalans 32, 08950 Esplugues de Llobregat, Barcelona (Spain), since March 30, 2012. In addition, during the last five years she has held various relevant positions. She serves as Chairwoman of Coca-Cola Europacific Partners plc, a leading multinational company engaged in the manufacturing, bottling, distribution and marketing of beverages, with its registered office at Pemberton House, Bakers Road, Uxbridge, Middlesex UB8 1EZ, United Kingdom, since May 24, 2016. She also serves as Executive Chairwoman of Olive Partners, S.A., a holding company engaged in investment and shareholding activities, with its registered office at Calle Alcalá 44, 28014 Madrid, Spain, since November 11, 2015.

Henrique de Castro
Director since 2019. Henrique de Castro pursues his professional career as an economist at Fiserv, Inc. He serves as Independent Director of Fiserv, Inc., a company engaged in the provision of payment processing, financial technology and digital financial services, with its registered office at 300 Kimball Drive, Parsippany, New Jersey 07054 (United States), since July 29, 2019. In addition, he serves as Non-Executive Director of Santander Payment Solutions, S.L., a company engaged in the provision of payment solutions and payment-related services, with its registered office at Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid (Spain), since September 14, 2020. Citizen of Portugal.

Germán de la Fuente Escamilla
Director since 2022 and chair of the audit committee since 2024. Germán de la Fuente Fernández pursues his professional career as an economist at Banco Santander, S.A. In addition, during the last five years he has held relevant positions. He served as Chairman and Chief Executive Officer of Deloitte, S.L., a company engaged in audit, consulting, tax and financial advisory services, with its registered office at Plaza Pablo Ruiz Picasso 1, Torre Picasso, 28020 Madrid (Spain), from 2017 until 2022.

Board of Directors
Name	Current Principal Occupation, Five (5) Year Employment History and Country of Citizenship if other than Spain
Gina Díez Barroso Azcárraga
Director since 2020. Gina Díez Barroso pursues her professional career as a businesswoman at Centro de Diseño y Comunicación, S.C., an institution of higher education and civil association dedicated to the teaching and promotion of design, film and television, with its registered office at Av. Constituyentes 455, Colonia América, 11820, Mexico City, Mexico, where she has served as Founder and Chairwoman since January 22, 2013. In addition, during the last five years she has held various relevant positions. She serves as Independent Director of Bolsa Mexicana de Valores, S.A.B. de C.V., a company engaged in the operation and administration of securities markets and related financial services, with its registered office at Av. Paseo de la Reforma No. 255, Col. Cuauhtémoc, C.P. 06500, Mexico City, Mexico, since April 28, 2022. She also serves as Independent Director of Grupo Axo, S.A.P.I. de C.V., a company engaged in the retail distribution, marketing and operation of fashion, beauty and lifestyle brands, with its registered office at Boulevard Manuel Ávila Camacho No. 5, Torre C, Floor 22, Fraccionamiento Lomas de Sotelo, 53390 Naucalpan de Juárez, State of Mexico, Mexico, since July 15, 2025. Furthermore, she served as Non-Executive Chairwoman of Grupo Diarq, S.A. de C.V., a company engaged in architecture, design, project development and real estate-related services, with its registered office at Prado Sur 230-PH, Lomas de Chapultepec, 11000 Mexico City, Mexico, from January 17, 1990 until February 24, 2025. She also served as a member of the Board of Directors of Dalia Women, S.A.P.I. de C.V. (Dalia Empower), a company engaged in professional development, leadership and financial inclusion initiatives for women, with its registered office at Prado Sur 230-PH, Lomas de Chapultepec, 11000 Mexico City, Mexico, from March 31, 2017 until February 24, 2025. Citizen of Mexico.

Luis Isasi Fernández de Bobadilla
Director since 2020. Luis Isasi pursues his professional career as an economist at Banco Santander, S.A. In addition, during the last five years he has held various relevant positions. He served as Senior Advisor of Morgan Stanley, a global financial services company engaged in investment banking, securities, wealth management and investment management services, with its registered office at 1585 Broadway, New York, NY 10036 (United States), from 2020 until 2023. He serves as Non-Executive Chairman (Independent) of Logista Integral, S.A., a company engaged in the distribution, transport and logistics of products and services in different sectors, with its registered office at Calle del Trigo 39, Polígono Industrial Polvoranca, 28914 Leganés, Madrid (Spain), since September 7, 2023. In addition, he serves as Non-Executive Chairman of the Santander Spain business unit of Banco Santander, S.A. since March 2020.

Belén Romana García
Director since 2015 and chair of the nomination committee since 2024. Belén Romana García pursues her professional career as an economist at Banco Santander, S.A. In addition, during the last five years she has held various relevant positions. She serves as Independent Director of Industria de Diseño Textil, S.A. (Inditex), a company engaged in the design, manufacture, distribution and retail sale of fashion products and accessories, with its registered office at Avenida Diputación s/n, Edificio Inditex, Polígono Industrial de Sabón, 15142 Arteixo, A Coruña (Spain), since July 9, 2024. She also serves as Independent Director of Werfen, S.A., a company engaged in the development, manufacture and distribution of diagnostic products, medical

Board of Directors
Name	Current Principal Occupation, Five (5) Year Employment History and Country of Citizenship if other than Spain devices and healthcare solutions, with its registered office at Plaza Europa 21-23, 08908 L'Hospitalet de Llobregat, Barcelona (Spain), since July 21, 2022. In addition, she serves as Independent Non-Executive Chairwoman of Santander Insurance, S.L., a company engaged in the management and distribution of insurance products and services, with its registered office at Avenida de Cantabria s/n, Ciudad Grupo Santander, 28660 Boadilla del Monte, Madrid (Spain), since February 11, 2025. She also served as Independent Director of SIX Group AG and held various directorship and non-executive chairmanship positions within its subsidiary companies, which are engaged in the operation of financial market infrastructures, securities services, payment solutions and digital asset markets, with their registered offices in Switzerland and Spain, from November 1, 2020 until May 5, 2026.

Deborah Vieitas
Director since 2026. Deborah Stern Vieitas pursues her professional career as an economist at Santander Brasil. Please refer to the section “Information about Santander Parent and Santander Brasil—Banco Santander (Brasil) S.A.” of this offer to exchange/prospectus for more information about Santander Brasil. She has served as Chairwoman of the board of directors of Santander Brasil since August 23, 2017. In addition, during the last five years she has held various relevant positions. She serves as Independent Director of Iochpe-Maxion S.A., a company engaged in the manufacture and commercialization of automotive wheels, structural components and railway equipment, with its registered office at Rua Dr. Othon Barcellos, 83, Cruzeiro, São Paulo (Brazil), since April 28, 2023. She also served as Independent Director of BRF S.A., a company engaged in the production, processing and commercialization of food products, particularly poultry, pork and processed foods, with its registered office at Avenida das Nações Unidas, 14401, São Paulo (Brazil), from 2023 until 2025. Citizen of Brazil.

Pamela Ann Walkden
Director since 2019 and chair of the risk supervision, regulation and compliance committee since 2024. Pamela Walkden pursues her professional career as an economist at Banco Santander, S.A. In addition, during the last five years she has held various relevant positions. She serves as Non-Executive Director of Santander UK plc, a banking institution engaged in the provision of retail banking, commercial banking and financial services, with its registered office at 2 Triton Square, Regent’s Place, London NW1 3AN (United Kingdom), since October 1, 2021. She also serves as Non-Executive Director of Santander UK Group Holdings plc, a financial holding company engaged in the ownership and management of banking and financial services subsidiaries, with its registered office at 2 Triton Square, Regent’s Place, London NW1 3AN (United Kingdom), since October 1, 2021. Citizen of the United Kingdom.

Antonio Francesco Weiss
Director since 2024. Antonio Weiss pursues his professional career as a businessman at AFWCo LP, a company engaged in strategic consulting and financial advisory services, with its registered office at 152 West 57th Street, 36th Floor, New York, NY 10019 (United States), where he has served as Associate since June 1, 2017. In addition, during the last five years he has held various relevant positions. He served as Senior Advisor to JAB Holdings, a company engaged in long-term investment management and the ownership of consumer goods, services and healthcare businesses, with its registered office in Luxembourg City, Luxembourg, from 2018 until 2025. He is Founder and Partner of SSW Partners, LP, an investment firm engaged

Board of Directors
Name	Current Principal Occupation, Five (5) Year Employment History and Country of Citizenship if other than Spain in private equity and strategic investment activities, with its registered office at 152 West 57th Street, 36th Floor, New York, NY 10019 (United States), since October 1, 2020. He also serves as Non-Executive Director of Société Familiale d'Investissements, S.A., an investment holding company engaged in investment management activities, with its registered office in Luxembourg City, Luxembourg, since March 1, 2022. Citizen of the United States.

Executive Officers
Name	Current Principal Occupation, Five-Year Employment History and Country of Citizenship if other than Spain
Ana Botín	(See above)

Héctor Grisi	(See above)

Julia Bayón
Group Chief Audit Executive. Joined Grupo Santander in 1994 and was Head of Banesto’s International and Wholesale Banking legal service from 2001 to 2013, when she moved on to running the legal service for Global Transaction Banking, Credit and Restructuring at Banco Santander. In 2016, she became Head of Legal for Corporate & Investment Banking. In 2021, she was appointed Head of the Legal Service for Business and deputy secretary of the Banco Santander board of directors. In 2024, she became Group Senior Executive Vice President and CAE.

Pedro Castro
Group Chief Risk Officer. Joined Grupo Santander in 1993, where he has held various senior management positions at Santander Portugal. He has been a member of the board of directors of the Banco Santander Totta since 2007 and has served as Vice Chair of the board and CEO since January 2019. Between 2023 and 2024, he was Regional Head of Europe for Santander Group. He also serves on the boards of Santander UK and PagoNxt since 2023. Citizen of Portugal.

Juan Manuel Cendoya
Group Head of Communications, corporate marketing and research. Joined Grupo Santander in 2001 as Group Senior Executive Vice President (director general) and Group Head of the Communications, Corporate Marketing and Research division. In 2016, he was appointed Vice Chair of the board of directors and Head of Institutional and Media Relations of Santander España. Previously, he had been Head of the Legal and Tax department of Bankinter, S.A. He is a State Attorney for Spain.

José Antonio García Cantera
Group Chief Financial Officer. Joined Grupo Santander in 2003 as Group Senior Executive Vice President (director general) of Global Wholesale Banking of Banesto and was appointed CEO in 2006. He became Senior Executive Vice President of Global Corporate Banking at Banco Santander in 2012 and Group CFO in 2015. Previously, he had served on the board and on the management committee of Citigroup EMEA, as well as on the board of directors of Citigroup Capital Markets UK. In 2026, he was appointed as an independent director of Sener Grupo de Ingeniería, S.A.

Javier García-Carranza
Global Head of Wealth Management & Insurance. Joined Grupo Santander in 2016 as Global Head of Corporate Holdings and Investment Platforms before being appointed Global Head of Wealth Management & Insurance in

Executive Officers
Name	Current Principal Occupation, Five-Year Employment History and Country of Citizenship if other than Spain
2024. Previously, he was Head of Principal Investments and Investment Banking for Europe, the Middle East and North Africa (EMEA) at Morgan Stanley.

David Hazell
Group Chief Compliance Officer. Joined Grupo Santander in 2012 as Chief Conduct & Compliance Officer of Santander UK. In 2018, he was named CCO of Santander Holdings USA and in 2022 took the same role at Santander Bank N.A. In 2024, he became Group Senior Executive Vice President and Group Chief Compliance Officer. Previously, he was Director of Risk and Regulation at Ernst & Young LLP (2004-2009), Director of Governance, Risk and Compliance at PricewaterhouseCoopers LLP (2009-2010), and Operational & Regulatory Risk Director at Aviva plc (2010-2012). Citizen of the United Kingdom.

José María Linares
Global Head of Corporate & Investment Banking. Joined Grupo Santander in 2017 as Senior Executive Vice President (director general) and Global Head of Corporate and Investment Banking. Previously, he served as director and senior equity analyst at Société Générale (1997-1999). He joined J.P. Morgan in 1999, where he was appointed managing director and Head of Global Corporate Banking (2011-2017). Citizen of the United Kingdom.

Mónica López-Monís
Group Head of Supervisory and Regulatory Relations. Joined Grupo Santander in 2009 as General Counsel and secretary of the board of Banesto. In 2015, she was appointed Group Senior Executive Vice President (director general) of Banco Santander and Group CCO until her appointment in 2019 as Group Head of Supervisory and Regulatory Relations. Previously, she had been General Counsel at Aldeasa, S.A. She also was General Counsel at Bankinter, S.A., as well as independent director at Abertis Infraestructuras, S.A. She is a State Attorney for Spain.

José Luis de Mora
Group Head of Corporate Development and Financial Planning. Joined Grupo Santander in 2003 to head the Group’s Strategic Plan Development and Acquisitions. In 2015, he was appointed Group Senior Executive Vice President (director general) and Group Head of Corporate Development and Financial Planning. He was also Head of Strategy (2019-2023) and Global Head of Digital Consumer Bank (2020-2025).

Juan Olaizola
Group Chief Operating & Technology Officer. Joined Grupo Santander in 2005 as Chief Operating Officer of Santander UK. In 2017 he was appointed Head of Technology & Operations for Spain and Europe, and in 2022 became CEO of PagoNxt Payments Hub. In 2025, he was appointed Group Senior Executive Vice President and Group Chief Operating & Technology Officer. Previously, he held various senior management positions at IBM Financial Services Consulting.

Jaime Pérez Renovales
General Counsel. Secretary and secretary of the board after joining the Group in 2003. Former director of the office of the second deputy Prime Minister for Economic Affairs and Minister of Economy, deputy secretary to the Spanish Prime Minister, Chair of the Spanish State Official Gazette and of the committee for Government Reform. Previously, he had been Vice General Counsel, vice secretary of the board and Head of Grupo Santander’s

Executive Officers
Name	Current Principal Occupation, Five-Year Employment History and Country of Citizenship if other than Spain legal department, General Counsel and secretary of the board at Banesto, and deputy director of legal services at the CNMV. He is the Banco Santander representative on the board of trustees of the Princess of Asturias Foundation and is a member of the jury for its award for Social Sciences. He is Chair of the board of trustees of the Fundación Universitaria Comillas I.C.A.I., and professor of Constitutional Law in the Faculty of Law at Universidad Pontificia Comillas (ICADE). He is a State Attorney for Spain.

Nitin Prabhu
Global Head of Openbank. Joined Grupo Santander in January 2025 as Senior Executive Vice President and Global Head of Digital Consumer Bank. From 2012, he worked at PayPal, holding leadership roles spanning the payments, consumer and merchant businesses, and where he became Senior Vice President of Small and Medium Sized Businesses and Financial Services Products. Prior to PayPal, he worked at eBay and consulted with Fortune 1000 companies globally. Citizen of the United States.

Manuel Preto
Group Chief Accounting Officer. Joined Grupo Santander in 1996 and has held various positions at Santander Portugal and in the Group. In 2019, he was appointed deputy CEO, CFO and Head of Strategy of Santander Portugal. In 2025, he was appointed Group Senior Executive Vice President and GAO Officer. Citizen of Portugal.

Javier Roglá
Group Head of People, Culture & Organization. Joined Grupo Santander in 2016 as Global Head of Santander Universities and CEO of Universia. In 2021 he became Group Senior Executive Vice President and Chief Talent Officer, and in 2024 was appointed Head of the Group’s People, Culture & Organization division. He was a member of the board of Teach for All (2017-2025) and previously a business development consultant at Endesa and principal at Boston Consulting Group, as well as co-founding and running Fundación Empieza por Educar.

As of September 8, 2026, the directors and executive officers of Santander Parent owned, directly or indirectly, and were entitled to vote, approximately 206,240,875 Santander Parent ordinary shares, representing approximately 1.42% of the outstanding ordinary shares of Santander Parent.

SANTANDER MARKET ACTIVITIES INVOLVING SANTANDER ORDINARY SHARES
Since the announcement of the exchange offers, Santander Parent, through certain identifiable business units, and certain of its affiliates have engaged and intend to continue to engage in various dealing and brokerage activities involving Santander Parent ordinary shares outside the United States.
Among other things, Santander Parent, either directly or through an affiliate, has engaged in dealings in Santander Parent ordinary shares from time to time, and intends to continue to do so, for its own account (i) to provide liquidity for Santander Parent ordinary shares or to supply additional securities, as needed, and (ii) to fulfill its obligations under employee share ownership and incentive share programs. In addition, since the announcement of the exchange offers, Santander Parent has purchased Santander Parent ordinary shares in connection with Santander Parent’s €5,030 million share buy-back program ended on August 21, 2026 and €1,825 million share buy-back program commenced on August 24, 2026. For further information, see the Santander Parent Share Buy-Back Program 6-K. Santander Parent will not engage in purchases of Santander Parent ordinary shares in connection with Santander Parent’s €1,825 million share buy-back program during the period from commencement through completion of the exchange offers, including the subsequent offering period described herein.
Certain mutual fund management companies, pension fund management companies, asset management companies, wealth management companies (including Santander Parent) and insurance companies that are affiliates of Santander Parent may have purchased and sold, and may continue to purchase and sell, Santander Parent ordinary shares and derivatives, as part of their ordinary investing activities and/or as part of the investment selections made by their clients. Santander Parent, through its derivatives business units, has also engaged, and intends to continue to engage, in dealings in Santander Parent ordinary shares and derivatives for the accounts of their respective customers for the purpose of market making of derivatives or of hedging their respective positions established in connection with certain derivatives activities (including listed and over-the-counter as options, warrants, convertible securities and other structured products related to Santander Parent ordinary shares or baskets or indices including Santander Parent ordinary shares, as well as index futures on the foregoing) relating to Santander Parent ordinary shares entered into by Santander Parent and its affiliates and their respective customers. Santander Parent, through its brokerage business units, has also engaged, and intends to continue to engage, in unsolicited brokerage transactions in Santander Parent ordinary shares with Santander Parent’s customers. Santander Parent, through certain identifiable business units, has also engaged, and intends to continue to engage, in stock borrowing/lending transactions and customer dividend reinvestment plan activities involving Santander Parent ordinary shares. These activities occurred and are expected to continue to occur through the automatic quotation system, on the Spanish Stock Exchanges, the stock exchanges of London and Warsaw, the International Quotation System of the Mexican stock exchange and in the over-the-counter market in Spain or elsewhere outside the United States.
In addition, Santander Parent’s affiliates in the United States also have engaged and may continue to engage in unsolicited brokerage and wealth management transactions in Santander Parent ordinary shares and Santander Parent ADSs in the United States. Santander Parent is not obliged to make a market in Santander Parent ordinary shares and any such market making may be discontinued at any time. All of these activities could have the effect of preventing or retarding a decline in the market price of the Santander Parent ordinary shares.
All of the foregoing activities will be effected in the ordinary course of business consistent with past practice, not for the purpose of facilitating the distribution, and will not include any repurchases or redemptions of Santander Parent ordinary shares or Santander Parent ADSs, by or on behalf of Santander Parent, during the period from commencement through completion of the exchange offers, including the subsequent offering period described herein.

DESCRIPTION OF SANTANDER PARENT ORDINARY SHARES
You should read and consider the description of Santander Parent’s ordinary shares discussed under the caption “Description of Santander Ordinary Shares” included in the Santander Parent Webster F-4. See “Where You Can Find More Information” for the location of information incorporated by reference herein.

DESCRIPTION OF SANTANDER AMERICAN DEPOSITARY SHARES
You should read and consider the description of Santander Parent’s American depositary shares discussed under the caption “Description of Santander American Depositary Shares” included in the Santander Parent Webster F-4. See “Where You Can Find More Information” for the location of information incorporated by reference herein.

DESCRIPTION OF SANTANDER PARENT BRAZILIAN DEPOSITARY SHARES
General
Upon completion of the Brazilian exchange offer, the holders who validly tender their Santander Brasil shares or Santander Brasil units into the Brazilian exchange offer through the Auction on the B3 will receive in exchange Santander Parent ordinary shares in the form of Santander Parent BDSs (each of which represents one Santander Parent ordinary share). The Santander Parent BDSs will be held in book entry form or will be evidenced by Santander Parent BDRs. The Santander Parent BDS depositary will be the registered owner of the Santander Parent ordinary shares underlying the Santander Parent BDSs. Accordingly, holders of Santander Parent BDSs must rely on the Santander Parent BDS depositary to exercise the rights of a Santander Parent shareholder on their behalf.
Holders of Santander Parent BDSs are not treated as direct shareholders of Santander Parent and may not have the same rights as holders of Santander Parent ordinary shares. Nevertheless, such holders have rights and obligations as holders of Santander Parent BDSs, which are set forth in the Santander Parent BDS deposit agreement and are subject to the restrictions under Brazilian laws and regulations.
Deposit
The Santander Parent BDS depositary will issue Santander Parent BDSs upon compliance with the provisions set forth in the Santander Parent BDS deposit agreement, including the deposit of Santander Parent ordinary shares with Santander Investment, S.A. (the “Santander Parent BDS custodian”) and payment of the issuance fee.
The Santander Parent BDS depositary will credit the Santander Parent BDSs in the registry of holders of Santander Parent BDSs (the “Santander Parent BDS registry”) in the name of the holder or in the name of B3 for those holders who hold their Santander Parent BDSs under custody through B3. Subsequently, the Santander Parent BDS depositary will credit the delivery of the Santander Parent BDSs to their respective holders.
Transfer
Non-Brazilian resident holders are permitted to sell their Santander Parent BDSs on the B3. The non-Brazilian resident holders will receive the sale proceeds from the purchaser and (i) keep them in Brazil to reinvest them in other assets or (ii) send them abroad by means of a currency exchange remittance contract as specified under Joint Central Bank of Brazil/CVM Resolution 13.
Withdrawal
Non-Brazilian resident holders may request the cancellation of their Santander Parent BDSs. The escrow agent or legal representative of the non-Brazilian resident holder, upon receipt of the corresponding instruction from the holder, must (i) register the cancellation of the Santander Parent BDSs with the Central Bank of Brazil, (ii) inform the Santander Parent BDS depositary of the registration, attaching a copy of the document issued by the Central Bank of Brazil, (iii) transfer the Santander Parent BDSs to the Santander Parent BDS depositary, (iv) send a letter, facsimile, electronic receipt or SWIFT message to the Santander Parent BDS depositary reporting the information on custody overseas for the transfer of the Santander Parent ordinary shares that underlie Santander Parent BDSs and (v) pay the cancellation fee to the Santander Parent BDS depositary.
The Santander Parent BDS custodian, upon receiving appropriate notification from the Santander Parent BDS depositary, shall undertake the necessary verification steps and transfer the securities to the holding account of the foreign broker.
The Santander Parent BDS depositary and the Santander Parent BDS custodian may demand that the holder of the Santander Parent BDSs to be cancelled provide all documents, instruments and any other information required by applicable regulations that may be necessary for the cancellation of the Santander Parent BDSs and the transfer of the underlying Santander Parent ordinary shares.
Share Dividends and Other Distributions
Holders of Santander Parent BDSs will have the same dividend rights as holders of currently outstanding Santander Parent ordinary shares. Santander Parent must disclose any information regarding dividend payments and other cash distributions to the market, both in Brazil and abroad, simultaneously.

The Santander Parent BDS depositary, when receiving the expected dividend payments or other cash distributions from Santander Parent, will, as soon as practicable, appoint a foreign exchange agency to transfer such dividend payments or other cash distributions into Brazil, in order to effect payment to the respective holders of the Santander Parent BDSs.
Cash distributions shall be proportionate to the number of Santander Parent ordinary shares represented by the Santander Parent BDSs and those distributions will be made in undivided reais and whole reais cents.
No interest or any compensation will be owed by Santander Parent to the Santander Parent BDS holders for the period between the date the dividend payments and other cash distributions are paid abroad and the date such payments are credited to the Santander Parent BDS holders in Brazil.
Payment of Taxes
The Santander Parent BDS holders will be responsible for any taxes or other government charges related to their Santander Parent BDSs. The Santander Parent BDS depositary will deduct from any distribution any amount that the Santander Parent BDS depositary is required to withhold on account of taxes, according to the applicable regulations.
For Santander Parent BDS holders who are entitled to government tax immunity or exemption, such immunity or exemption must be established by confirmatory documents presented by Santander Parent to the Santander Parent BDS depositary. If the Santander Parent deposit agreement is terminated, these documents will be returned to Santander Parent.
Right of preference
If available to the holders of Santander Parent ordinary shares, holders of Santander Parent BDSs will be granted the right to exercise and freely dispose of the right of preference to subscribe for new shares and securities issued by Santander Parent and other rights that may be granted to the holders of Santander Parent ordinary shares. Such right will only be available to the extent available to the holders of Santander Parent ordinary shares in Spain.
Securities bonuses and stock split
In the case of a bonus in stock securities or stock split, the Santander Parent BDS depositary will issue new Santander Parent BDSs corresponding to those securities and will credit them to the Santander Parent BDS holders. Only whole Santander Parent BDSs will be distributed. Any fractions of Santander Parent BDSs will be, at the discretion of Santander Parent, (i) aggregated and sold at auction on the B3, and the amount obtained through the auction process will be credited to each Santander Parent BDS holder on a pro rata basis, (ii) indirectly sold on a foreign stock exchange in accordance with the procedure indicated by Santander Parent and approved by the Santander Parent BDS depositary, and the amount obtained will be credited pro rata to each Santander Parent BDS holder; or (iii) treated differently as indicated by the holder and approved by the Santander Parent BDS depositary. Taxes of any kind that must be collected by the Santander Parent BDS depositary pursuant to applicable regulations shall be withheld before the proceeds from the auction of fractional Santander Parent BDSs is delivered to the Santander Parent BDS holders. Santander Parent may choose not to carry out the additional distribution of Santander Parent BDS to the holders and, instead, may choose to change the proportion between the underlying Santander Parent ordinary shares and the Santander Parent BDSs.
Reverse stock split
A reverse stock split of Santander Parent ordinary shares will result in an automatic cancellation of Santander Parent BDS to the extent necessary to reflect the new quantity of securities deposited with the Santander Parent BDS custodian. For those holders of Santander Parent BDSs who maintain their Santander Parent BDSs under B3 custody, the Santander Parent BDS depositary will inform the Santander Parent BDS custodian of the reverse stock split, and the Santander Parent BDS custodian will debit the securities from the holder’s custody account to give effect to the automatic cancellation of Santander Parent BDSs. For those holders of Santander Parent BDSs who maintain their Santander Parent BDSs through the Santander Parent BDS registry, the Santander Parent BDS depositary will debit the securities from the Santander Parent BDS holder’s individual account. Only whole Santander Parent BDSs will be cancelled. Any resulting fractional Santander Parent BDSs will be, at the discretion of Santander Parent, (i) aggregated and sold at an auction on the B3, and the amount obtained from the auction process will be proportionally credited to each Santander Parent BDS holder; (ii) indirectly sold on a foreign stock exchange in accordance with the procedure indicated by Santander Parent and approved by the Santander Parent BDS depositary, and the amount obtained will be credited pro rata to each Santander Parent BDS holder; or (iii) treated differently as indicated by the holder and approved by the Santander Parent BDS depositary. Taxes of any kind that shall be collected by the Santander Parent BDS depositary pursuant to applicable regulations shall be withheld before the proceeds from the auction of fractional Santander Parent BDSs is delivered to the Santander Parent BDS holders. Santander Parent may choose not to cancel the Santander Parent BDSs required in order to effect the reverse stock split with respect to the holders of Santander Parent BDSs, and instead may choose to change the proportion between the Santander Parent BDSs and the underlying Santander Parent ordinary shares.
Voting
Each Santander Parent BDS holder has the right to vote the Santander Parent ordinary shares that are deposited with the Santander Parent BDS custodian and are represented by that holder’s Santander Parent BDSs by instructing the Santander Parent BDS depositary as to how such holder wishes to vote on all matters in which such Santander Parent ordinary shares have the right to vote pursuant to Santander Parent bylaws.
Santander Parent will forward the notice calling a general shareholders’ meeting to the Santander Parent BDS depositary accompanied by an instruction form, translated into Portuguese, that Santander Parent BDS holders may use to indicate their voting instructions.
The Santander Parent BDS depositary shall send the voting instructions received from Santander Parent BDS holders to the Santander Parent BDS custodian who will, in turn, send the votes received to Santander Parent.
Santander Parent cannot guarantee that the Santander Parent BDS holders will receive notice of the agenda for the general shareholders’ meeting in time to allow them to send their voting instructions to the Santander Parent BDS depositary on time. The Santander Parent BDS depositary and its agents will not be held responsible for any issue that may arise if the voting instructions are not received in time or not received at all. This means that occasionally Santander Parent BDS holders may not be able to vote and will have no recourse if the vote is not cast as requested.
Under no circumstances will the Santander Parent BDS depositary have the right to exercise discretionary voting rights with respect to the Santander Parent ordinary shares underlying the Santander Parent BDSs. If the Santander Parent BDS depositary fails to receive voting instructions for one or more Santander Parent ordinary shares from Santander Parent BDS holders, the Santander Parent BDS depositary may not delegate the right to vote on the shares to a person designated by Santander Parent.
Limitations on Obligations and Liability to Santander Parent BDS Holders
The Santander Parent BDS deposit agreement limits the obligations and liability of the Santander Parent BDS depositary, Santander Parent and their respective agents as follows:
•	The Santander Parent BDS depositary will not be liable for any disclosure not made in Brazil if the Santander Parent BDS depositary did not previously receive such disclosure from Santander Parent.
•
Neither Santander Parent nor the Santander Parent BDS depositary shall be liable for any Santander Parent BDS holders’ action or omission regarding such holder’s obligations pursuant to Brazilian law or regulations regarding foreign investments in Brazil with respect to withdrawing and selling of underlying Santander Parent ordinary shares deposited with the Santander Parent BDS custodian. The actions or omissions may include, but are not limited to any failure to comply with an investment registry required by any applicable regulation or any failure to report a foreign currency transaction to the Central Bank of Brazil.

•	The Santander Parent BDS depositary and its agents shall not be liable if the voting instructions are not received in time, or not received at all.
•	There are currently no specific rules regarding the delisting of Santander Parent BDSs and any such delisting will need to be approved by the CVM.
Santander Parent BDS Issuance to Investors Residing in Brazil
The Santander Parent BDS depositary will issue the Santander Parent BDS only after (a) receiving (i) the Santander Parent BDS custodian message, naming the recipient of the Santander Parent BDSs, (ii) the issuance fee,

(iii) the Santander Parent BDS issuance instruction and (iv) evidence of the reporting of the investment to the Central Bank of Brazil, according to current regulations, and (b) verification that all the documents are correct and include all necessary information for the issuance of the Santander Parent BDSs.
Santander Parent BDS Issuance to Non-Brazilian Resident Investors, Registered in Brazil
The Santander Parent BDS depositary will issue the Santander Parent BDS only after (a) receiving (i) the Santander Parent BDS custodian message, naming the recipient of the Santander Parent BDSs, (ii) the issuance fee, (iii) the Santander Parent BDS issuance instruction, (iv) a copy of the simultaneous foreign exchange contract in order to register at Central Bank of Brazil, according to current regulations, and (b) verification that all the documents are correct and include all necessary information for the issuance of the Santander Parent BDSs.
In all cases, the Santander Parent BDS depositary and the Santander Parent BDS custodian may demand from the securities depositary entity all documents and instruments which they believe are necessary to issue the Santander Parent BDSs, including the securities ownership confirmation, proof of fulfillment of applicable regulations and the written orders to the Santander Parent BDS depositary for the issuance of Santander Parent BDSs.
Pre-Release of Santander Parent BDS
Under no conditions will Santander Parent BDSs be issued without the respective confirmation from the Santander Parent BDS custodian that the entire amount corresponding to the underlying Santander Parent ordinary shares has been deposited with the Santander Parent BDS custodian.
Appointment
In the Santander Parent BDS deposit agreement, Santander Parent concedes special authority to the Santander Parent BDS depositary to perform all necessary actions on its behalf in connection with the execution of the services to be rendered.
Amendment
The Santander Parent BDS deposit agreement, as well as the rights assigned to the Santander Parent BDS holders, may be modified without the approval of the Santander Parent BDS holders.
The Santander Parent BDS depositary shall inform the market on the B3, through written notification, of any relevant modification to the Santander Parent BDS deposit agreement.
Termination
The term of the Santander Parent BDS deposit agreement is indefinite, and the agreement may be terminated without penalty by either party upon 60 days’ written notice.
Unilateral Termination for Breach of Agreement
The Santander Parent BDS deposit agreement may be terminated by either party upon failure on the part of the other party to comply with obligations contained therein and, after being notified in writing, to cease those actions, within 15 days from receipt of said notification to take one of the following steps: (i) cease or correct the violation committed, without prejudice to compensation to the aggrieved party for the damages caused, or (ii) compensate the aggrieved party for the evidenced damage caused when compliance with the compliance obligation is no longer possible or is no longer in the interest of the aggrieved party.
Unilateral Termination by the Santander Parent BDS depositary
The Santander Parent BDS depositary may unilaterally terminate the Santander Parent BDS deposit agreement if (i) the Santander Parent BDS depositary is asked by Santander Parent to conduct an illegal operation or an action of a dubious nature under the rules applicable to the financial and capital markets or under the uses and customs of these markets; or (ii) Santander Parent is declared in bankruptcy or has petitioned for judicial or extrajudicial deferment of liabilities.

Unilateral Termination by Santander Parent
Santander Parent may unilaterally terminate the Santander Parent BDS deposit agreement if the Santander Parent BDS depositary (i) has declared bankruptcy; (ii) has been subject to extrajudicial intervention, or (iii) has been subject to liquidation or judicial or extrajudicial dissolution.
If the Santander Parent BDS deposit agreement is terminated, the Santander Parent BDS depositary shall notify Santander Parent BDS holders in writing of the termination, at least 60 days prior to the Santander Parent BDS deposit agreement’s termination date. The Santander Parent BDS depositary shall continue to maintain the Santander Parent BDS registry and other correlated services for 20 days after the Santander Parent BDS deposit agreement’s termination. During this period, the Santander Parent BDSs registry and provision of services shall be provided only if requested until the date of the contract dissolution. After the date of the contractual dissolution, the Santander Parent BDS registry will end.
If a new BDS depositary is nominated before the termination of the Santander Parent BDS deposit agreement or during the 20-day period mentioned above, Santander Parent will notify the Santander Parent BDS depositary, which, immediately after the acknowledgement of the notification, shall: (i) transfer to the new depositary, the Santander Parent BDS registry and all rights and responsibilities accorded the BDS Depositary; (ii) immediately provide Santander Parent and the new depositary with all information and documents in its possession related to its depositary services; (iii) facilitate the transfer to the new depositary of the Santander Parent BDS registry and other information related to Santander Parent or to the new depositary; and (iv) provide the services stated in the Santander Parent BDS deposit agreement until the effective transference to the new depositary.

COMPARISON OF RIGHTS OF HOLDERS OF SANTANDER PARENT SECURITIES AND
SANTANDER BRASIL SECURITIES
Santander Parent is a company organized under the laws of the Kingdom of Spain and is governed by the Spanish Companies Act. As Santander Parent is a company organized under the laws of the Kingdom of Spain, the rights of holders of Santander Parent ordinary shares are governed directly, and the rights of the holders of Santander Parent ADSs and Santander Parent BDSs are governed indirectly, by Spanish law and by Santander Parent’s bylaws (estatutos). The rights of holders of Santander Parent ADSs are governed by New York law and the Santander Parent ADS deposit agreement under which the Santander Parent ADSs are issued. The rights of holders of Santander Parent BDSs are governed by Brazilian law and the Santander Parent BDS deposit agreement under which the Santander Parent BDSs are issued. Santander Brasil is a Brazilian corporation. The rights of holders of Santander Brasil common shares, Santander Brasil preferred shares and Santander Brasil units are governed directly, and the rights of holders of Santander Brasil ADSs are governed indirectly, by Brazilian law and by Santander Brasil’s bylaws. The rights of holders of Santander Brasil ADSs are governed by New York law and Santander Brasil ADS deposit agreement under which the Santander Brasil ADSs are issued. The rights of shareholders under Spanish law and the rights of shareholders under Brazilian law differ in certain respects. See the sections “Description of Santander Parent Ordinary Shares”, “Description of Santander Parent American Depositary Shares” and “Description of Santander Parent Brazilian Depositary Shares” of this offer to exchange/prospectus for more information about the Santander Parent ordinary shares, the Santander Parent ADSs and the Santander Parent BDSs, and Exhibit 2.5 “Description of Securities” to the Santander Brasil 2025 Form 20-F, incorporated by reference herein, for more information about the Santander Brasil shares, the Santander Brasil units and the Santander Brasil ADSs.
The following discussion of the material differences between the rights of holders of Santander Parent ordinary shares, Santander Parent ADSs and Santander Parent BDSs and the rights of holders of Santander Brasil common shares, Santander Brasil preferred shares, Santander Brasil units and Santander Brasil ADSs is only a summary and does not purport to be a complete description of these differences. The following discussion is qualified in its entirety by reference to the Spanish Companies Act and Brazilian Corporation Law, the full text of the bylaws of Santander Parent and the bylaws of Santander Brasil, and the full text of the Santander Parent ADS deposit agreement, the Santander Parent BDS deposit agreement and the Santander Brasil ADS deposit agreement, copies of which are exhibits hereto or on file with the SEC. For information on how you can obtain copies of these documents, see “Where You Can Find More Information”.

Santander Brasil	Santander Parent
SHARES Corporate Governance
Santander Brasil’s bylaws and Brazilian Corporation Law govern the rights of holders of Santander Brasil’s common shares, Santander Brasil preferred shares and Santander Brasil units.
The rights attached to Santander Parent’s ordinary shares are governed by its bylaws, its rules and regulations for the shareholders’ meeting and the Spanish Companies Act, as amended from time to time.

Authorized Capital Stock
Issued Shares. At September 9, 2026 Santander Brasil’s capital stock was R$65,000,000,000, fully paid-in and divided into 7,498,531,051 shares, all nominative, in book-entry form and without par value, consisting of 3,818,695,031 common shares and 3,679,836,020 preferred shares. Under Santander Brasil’s bylaws, Santander Brasil may increase its capital stock up to its authorized limit, irrespective of any amendments to its bylaws, upon a resolution of its board of directors, and through the issue of up to 9,090,909,090 new shares, provided that the total number of preferred shares cannot exceed 50.0% of the total number of its outstanding shares. Any capital

Issued Shares. Santander Parent’s share capital is represented by ordinary shares with a par value of €0.50 each. All ordinary shares belong to the same class and series, and carry the same rights, including as to voting and dividends.

At September 9, 2026, Santander Parent had a share capital of €7,278,241,400.50 represented by 14,556,482,801 ordinary shares. All ordinary shares are fully paid, nonassessable and represented in book-entry form only.

Under Spanish law, the authority to increase share

Santander Brasil	Santander Parent
increase in excess of this limit requires approval by its shareholders. Pursuant to Law No. 4,595, it may not issue debentures.
capital rests with Santander Parent’s shareholders. However, Santander Parent’s shareholders may delegate to the board the authority to execute capital increases in accordance with Article 297.1(a) of the Spanish Companies Act.

Additionally, under Article 297.1(b) of the Spanish Companies Act, Santander Parent’s shareholders may delegate to the board of directors the authority to approve, on one or more occasions, capital increases, for cash consideration, up to no more than 50% of the share capital, subject to certain limits established under the Spanish Companies Act.

Santander Parent’s bylaws are fully aligned with Spanish law, and do not establish any different conditions for share capital increases.

Voting Rights and Action by Written Consent
Voting Rights. Each Santander Brasil common share entitles the holder to one vote at Santander Brasil’s general and special shareholders’ meeting. Santander Brasil’s preferred shares do not have voting rights in Santander Brasil’s shareholders’ meeting, except as related to the following matters:

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Santander Brasil’s change of corporate status, merger, consolidation or spin-off;

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the approval of contracts which would have been subject to approval in general shareholders’ meeting entered into by and between Santander Brasil and Santander Parent, directly or indirectly; and

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the appraisal of assets to be contributed to increase Santander Brasil’s capital stock.

Under Brazilian Corporation Law, any change that has an adverse financial effect on rights of the holders of Santander Brasil’s preferred shares, or any change that results in the creation of a more favored class of preferred shares, must be approved by a resolution at a general shareholders’ meeting, and will only become valid and effective after approval by a majority of Santander Brasil’s preferred shareholders in a special shareholders’ meeting.

Action by Written Consent. Brazilian Corporation Law does not permit actions reserved to the shareholders meeting without a meeting.

Voting Rights. Each ordinary share of Santander Parent entitles its holder to one vote at Santander Parent’s shareholders’ meeting. Santander Parent’s bylaws do not contain provisions regarding cumulative voting.

Action by Written Consent. The Spanish Companies Act does not permit matters reserved to the shareholders’ meeting to be decided without convening a meeting except, in certain cases, when all shareholders consent to the relevant resolutions being passed in writing and without a meeting being held.

Santander Brasil	Santander Parent
Amendment to the Articles of Incorporation
Under Brazilian Corporation Law, the company’s bylaw serves as both a constitutive document and as bylaws. See “—Amendment to the Bylaws”.
Not applicable. Under the Spanish Companies Act, the provisions set out in the articles of incorporation (escritura de constitución), which regulate a company throughout its existence, are incorporated into and reflected in its bylaws.

Amendment to the Bylaws
Under Brazilian Corporation Law, the shareholders in general meeting are exclusively responsible for approving, among other matters, amendments to the company’s bylaws.

Shareholders’ meetings convened to resolve on amendments to the bylaws require a quorum at the first call of at least 2/3 of the voting shares and, at the second call, any number of holders of voting shares to be convened. The quorum for approval is the majority of the voting shares present. CVM may authorize the abovementioned quorum, set forth in the Brazilian Corporation Law, to be reduced in the case of a publicly held company with widely held shares, and where the last three general meetings have been attended by shareholders representing less than half the voting shares.

In general, amendments to the company’s bylaws must be approved by shareholders attending a general meeting in person, or through a proxy, corresponding at least to the majority of the common shares represented at the meeting, and abstentions are not taken into account for this calculation. Nevertheless, the affirmative vote of shareholders representing at least one half of the voting shares is needed for the approval of the following amendments, among others: change in corporate purpose and reduction of the mandatory dividend to be distributed to shareholders.

Under the Spanish Companies Act, shareholders have the authority to amend any provision of a company’s bylaws.

In general, the board of directors may not amend a company’s bylaws. However, Santander Parent’s bylaws allow the board to make certain limited amendments, such as modifying, deleting or transferring the corporate website.

Amendments to Santander Parent’s bylaws, as well as other matters such as the issuance of debentures, capital increases or reductions, or the transformation, merger, split-off, or global assignment of assets and liabilities, require at the relevant shareholders’ meeting (i) a quorum of at least 50% of the subscribed voting capital on first call, or at least 25% on second call; and (ii) the favorable vote of more than half of the votes corresponding to the ordinary shares represented in person or by proxy, except when on second call shareholders representing less than 50% of the subscribed share capital with the right to vote are in attendance, in which case the favorable vote of two-thirds of the share capital represented in person or by proxy is required.

Any amendments to the bylaws of a Spanish bank must be submitted to the ECB for approval. As an exception, the following amendments do not require approval and only need to be notified: (i) a relocation of registered office within Spain; (ii) a capital increase; (iii) amendments to align the bylaws with mandatory legislation; and (iv) other amendments that the ECB or the Bank of Spain have deemed unnecessary to request approval for, following a previous consultation.

Inherent Rights of Shareholders
Santander Brasil’s shareholders possess the following rights, which, under Brazilian Corporation Law, cannot be repealed by bylaws or decisions made at shareholders’ meetings:

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the right to participate in the distribution of profits
and in any remaining assets upon liquidation;

Santander Parent’s shareholders have, pursuant to the terms of the Spanish Companies Act and subject to certain exceptions, the following rights:

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the right to participate in the distribution of profits and in the equity resulting from liquidation;

Santander Brasil	Santander Parent

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preemptive right in subscribing for shares or convertible securities under certain circumstances;

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the right to supervise the management of the business pursuant to the provisions of Brazilian Corporation Law; and

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the right to withdraw from the company in those circumstances set forth under Brazilian Corporation Law, including (i) a merger or consolidation and (ii) a spin-off, among other circumstances.

In addition to the above:

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the rights attaching to each class of shares shall be equal; and

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a shareholder’s legal entitlement to enforce its rights cannot be overridden by the bylaws or decisions of shareholders’ meetings.

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a preemptive right to subscribe for shares or convertible securities as described in “Preemptive Rights” below;

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the right to attend and vote at general shareholders meetings and challenge company agreements;

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the right to be duly informed in connection with any general shareholder meeting to be held, as described in “Rights of Inspection” below; and

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the right, under certain exceptional circumstances, to require the company to purchase the shareholder’s shares in the company (see “Appraisal Rights” below).

In addition to the above:

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the shares associated with each class of shares must have the same rights; and

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neither the bylaws nor resolutions passed at any shareholders meeting may be contrary to mandatory provisions contained in the Spanish Companies Act with regard to the rights of the shareholders.

Right to Dividends
Holders of Santander Brasil’s common shares are entitled to receive dividends ratably when declared by Santander Brasil from funds legally available for the payment of dividends, after payment of all dividends on preferred shares. Holders of Santander Brasil’s preferred shares have the right to participate with priority in the distribution of dividends and interest attributable to shareholders’ equity in an amount 10% higher than those attributed to common shares.

Santander Brasil’s bylaws provide that an amount equal to at least 25% of its adjusted net income, after deducting allocations to the legal and contingency reserves, should be available for distribution as dividend or interest attributable to shareholders’ equity in any given year. This amount represents the mandatory dividend. Brazilian Corporation Law allows, however, the shareholders to suspend dividends distribution if,

Santander Parent’s shareholders are entitled to participate in any dividend distribution, or any other form of shareholders remuneration, in proportion to the paid-in capital represented by their ordinary shares.

Santander Parent is not required to distribute any mandatory dividends to its shareholders.

Santander Brasil	Santander Parent
according to the board of directors, the distribution would not be advisable given the company’s financial condition.

Appraisal Rights
Withdrawal Rights. Shareholders who dissent or abstain from voting on certain actions taken during a shareholders’ general meeting have the right under Brazilian Corporation Law to withdraw from the company and to receive the value of their shares.

According to Brazilian Corporation Law, shareholder withdrawal rights may be exercised in certain circumstances, including:

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a modification in preferences, privileges or a condition of redemption or amortization conferred upon Santander Brasil preferred shares or creation of a new, more favored class of preferred shares (in which case, only the shareholders adversely affected by such modification or creation will have withdrawal rights);

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a spin-off (cisão) of the company (in the specific circumstances described below);

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a reduction in the percentage of mandatory dividends;

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a change in corporate purpose;

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an acquisition of a controlling stake by the company in another company if the acquisition price is above the limits established by Brazilian Corporation Law;

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a merger (fusão) of the company if the company is not the surviving entity or the consolidation (incorporação) with another company (in which case, shareholders of both companies receive the withdrawal rights); or

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an approval of the company’s participation in a group of companies (as defined in the Brazilian Corporation Law).

Brazilian Corporation Law further provides that a spin-off will entitle shareholders to utilize withdrawal rights in the following circumstances only:

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causes a change in corporate purpose, except if the equity is spun-off to a company whose primary activities are consistent with the company’s

Separation Rights. Under the Spanish Companies Act, shareholders do not generally have the right to require a company to purchase their shares. As an exception, in limited circumstances shareholders who did not vote in favor of the corresponding resolution may request that the company purchase their shares. For listed shares, the purchase price shall be the average market price of the shares over the preceding quarter.

According to the Spanish Companies Act, shareholders will be entitled to withdraw from the company in certain circumstances, including:

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the substitution or material modification of the corporate purpose;

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the extension of the company term;

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the reactivation (reactivación) of the company (i.e., reversal of a prior dissolution resolution);

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the creation, amendment or early cancellation of ancillary commitments (prestaciones accesorias) (i.e., undertakings by a shareholder to do or refrain from doing certain things), unless otherwise provided in the bylaws; or

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certain structural modification transactions, including the change of corporate type (transformación).

The bylaws may establish additional causes for withdrawal. In those cases, the bylaws set forth the procedure for evidencing the existence of the cause and for exercising withdrawal rights as well as the terms for doing so.

In addition, shareholders do not have the right to request the optional redemption of their shares, nor can a company mandatorily redeem the shares of its shareholders.

Santander Brasil	Santander Parent
corporate purposes;

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reduces mandatory dividends; or

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causes the company to join a group of companies (as defined in the Brazilian Corporation Law);

In cases where (1) Santander Brasil merges with another company in circumstances in which it is not the surviving company or (2) Santander Brasil is consolidated with another company or (3) Santander Brasil participates in a group of companies (as defined in the Brazilian Corporation Law), its shareholders will not be entitled to withdraw from the company if their respective shares are (i) liquid, defined as part of the B3 index or some other traded stock exchange index (as defined by the CVM) and (ii) widely held, such that the controlling shareholder or companies it controls hold less than 50% of Santander Brasil’s shares.

The right to withdraw expires 30 days after publication of the minutes of the relevant shareholders’ general meeting. Santander Brasil is entitled to reconsider any action giving rise to withdrawal rights for 10 days after the expiration of those rights if the redemption of shares of dissenting or non-voting shareholders would jeopardize its financial stability.

If shareholders exercise withdrawal rights, they are entitled to receive net book value for the shares, based on the last balance sheet approved by the shareholders. If the resolution giving rise to the rights is made later than 60 days after the date of the last approved balance sheet, the shareholder may demand that his or her shares be valued according to a new balance sheet dated no less than 60 days before the resolution date. In this case, Santander Brasil must immediately pay 80% of the equity value of the shares according to the most recent balance sheet approved by Santander Brasil’s shareholders, and the balance must be paid within 120 days after the date of the resolution of the shareholders’ general meeting.

Except for the withdrawal rights mentioned above, shareholders do not have the right to request the optional redemption of their shares, nor can a company mandatorily redeem the shares of its shareholders.

Preemptive Rights
Santander Brasil’s shareholders have a general preemptive right to participate in any issuance of new shares, debentures convertible into shares, subscription warrants and founders’ shares convertible into shares, in

In the event of a capital increase by means of cash contributions, each shareholder has a preferential right by operation of law to subscribe for Santander Parent’s ordinary shares in proportion to its shareholding. The

Santander Brasil	Santander Parent
proportion to their respective shareholding in the company at such time, but the conversion of such securities into shares or the granting or exercise of options to purchase shares are not subject to preemptive rights. In addition, Brazilian Corporation Law allows for companies’ bylaws to give the board of directors the power to exclude preemptive rights or reduce the exercise period of such rights with respect to the issuance of new shares, debentures convertible into shares (which is not applicable to Santander Brasil, as it is not permitted to issue debentures under Brazilian banking regulations) and subscription warrants up to the limit of the authorized capital stock if the distribution of those shares is effected through a stock exchange, through a public offering or through an exchange of shares in a tender offer the purpose of which is to acquire control of another company.

Shareholders are allowed to exercise the preemptive rights for a period of at least 30 days following the publication of notice of the issuance of shares, and the right may be transferred or disposed of for consideration.

same right is vested in shareholders upon the issuance of convertible debt. However, preemptive rights of shareholders may be excluded under certain circumstances by specific approval at the Santander Parent shareholders’ meeting (or, upon its delegation, by the board) and preemptive rights are deemed excluded by operation of law for certain share issuances, including, among others, when shareholders approve:

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capital increases following conversion of convertible bonds into Santander Parent’s ordinary shares;

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capital increases due to the absorption of another company or the absorption of spun-off assets of another company, provided the new Santander Parent ordinary shares are issued in exchange for such other company or spun-off assets; or

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capital increases due to Santander Parent’s tender offer for securities using ordinary shares as all or part of the consideration.

If capital is increased by the issuance of new ordinary shares in return for capital from certain reserves, the resulting new ordinary shares are distributed pro rata to existing shareholders.

Attendance and Voting at Meetings of Shareholders
Each Santander Brasil common share entitles the holder to one vote at Santander Brasil’s general and special shareholders’ meeting. Santander Brasil preferred shares do not have voting rights at shareholders’ meetings, except as described under “—Voting Rights and Action By Written Consent.”

Shareholders present at shareholders’ meetings must provide evidence of their status as shareholders and their ownership of shares that have voting rights as established by Brazilian Corporation Law. Santander Brasil’s shareholders may be represented at a shareholders’ meeting by a proxy (including public proxy requests, pursuant to CVM Instruction No. 81, dated March 29, 2022) appointed less than a year before the meeting, which proxy must be a shareholder, a corporate officer, a lawyer or, in the case of a publicly traded company, such as Santander Brasil, a financial institution. An investment fund shareholder must be represented by its investment fund officer.

Each ordinary share entitles its holder to one vote. Registered holders of any number of ordinary shares who are current in the payment of capital calls are entitled to attend the Santander Parent shareholders’ meetings.

Only registered holders of ordinary shares of record at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at the shareholders’ meetings.

Any ordinary share may be voted by proxy.

From the date the notice for the Santander Parent shareholders’ meeting is published, Santander Parent’s corporate website must provide the full text of all resolutions proposed by the board on the different agenda items, along with information on how shareholders may grant representation to an individual or legal entity. The corporate website must also specify the procedures and requirements for electronic delegation and online voting.

In certain circumstances, mandatory voting restrictions

Santander Brasil	Santander Parent
may apply to ordinary shares if their holders face potential conflicts of interest, as established by the Spanish Companies Act or other applicable laws.

Special Meetings of Shareholders
A special shareholders’ meeting may be held at any time, including concurrently with an annual general shareholders’ meeting. Pursuant to Brazilian Corporation Law, Santander Brasil’s board of directors may call a shareholders’ general meeting. Shareholders’ general meetings may also be called by:

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any shareholder, if the board of directors fails to call a general shareholders’ meeting within 60 days after the date they were required to do so under applicable laws and Santander Brasil’s bylaws;

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shareholders holding at least 5% of Santander Brasil’s capital stock if the board of directors fails to call a meeting within eight days after receipt of a request to call the meeting by those shareholders, and such request must indicate the proposed agenda;

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shareholders holding at least 5% of Santander Brasil’s common shares or shareholders holding at least 5% of Santander Brasil’s preferred shares if the board of directors fail to call a meeting within eight days after receipt of a request to call the meeting to convene a fiscal council; and

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Santander Brasil’s fiscal council, if one is in place, if the board of directors delays calling an annual general shareholders’ meeting for more than one month. The fiscal council may also call a special shareholders’ meeting at any time if it believes that there are significant or urgent matters to be addressed.

Santander Parent holds its annual shareholders’ meeting during the first six months of each fiscal year on a date fixed by the board. Extraordinary meetings may be called from time to time by the board whenever the board considers it advisable for corporate interests, and whenever so requested by shareholders representing at least 3% of the outstanding share capital.

Notices of all meetings must be published at least one month prior to the scheduled meeting date, unless a different period is established by law. Such notices must be published in the Official Gazette of the Commercial Registry or in one of the national newspapers with the largest circulation in Spain, as well as on the CNMV’s website and Santander Parent’s website. In addition, under Spanish law, the meeting agenda must be sent to the CNMV and the Spanish Stock Exchanges and published on Santander Parent’s website.

Shareholder Proposals and Nominations
Any shareholder, when the company’s directors fail to call a meeting within 60 days of the date required by law or by the bylaws, may call a general shareholders’ meeting. A general shareholders’ meeting may also be called by shareholders representing a minimum of 5% of the capital stock, if (i) the directors fail to call a meeting, within eight days, in response to a justified request submitting matters to be discussed; or (ii) if the directors fail to call a meeting intended to install a fiscal council, within eight days of the request being made.

Shareholders representing at least 3% of Santander Parent’s share capital may request the publication of a supplement to the notice convening a shareholders’ meeting, including the addition of one or more items to the agenda. This right must be exercised by verifiable notice received at Santander Parent’s registered office within five days following publication of the original notice of meeting. The supplement to the notice shall be published at least 15 days prior to the date scheduled for the shareholders’ meeting.

Santander Brasil	Santander Parent
Minority shareholders holding (i) a minimum of 15% of the total number of voting shares, (ii) preferred shares without voting rights, or with restricted voting rights, representing at least 10% of the capital stock, or (iii) common and preferred shares who jointly represent at least 10% of the capital stock, have the right to elect one member of Santander Brasil’s board of directors, in a separate vote. Nevertheless, these rights can only be exercised by the holders of shares that maintained their holdings for at least three months before the date of the annual general shareholders’ meeting. Brazilian Corporation Law also permits a multiple vote procedure to be adopted, upon request by shareholders representing at least 10% of the company’s voting capital.

In addition, shareholders representing at least one-tenth of the voting shares or 5% of the nonvoting shares may request Santander Brasil’s fiscal council to be installed.

In addition, pursuant to the Spanish Companies Act, shareholders whose aggregate shareholdings are equal to or greater than the result of dividing the total share capital by the number of directors are entitled to appoint a corresponding proportion of the members of the board of directors, disregarding fractions. Shareholders who exercise this right may not vote on the appointment of the remaining directors.

Shareholder Suits
Under Brazilian Corporation Law, a company is entitled to bring a corporate action for liability against its officers or directors if shareholders of the company pass a resolution to that effect at a shareholders’ meeting. Any shareholder can file the corporate action if not done by the company in three months from the shareholders’ meeting decision. Also, shareholders representing at least 5% of the capital stock of the company may jointly initiate a corporate action for liability against one or more officers or directors to recover any damages incurred by the company as a result of the officers or directors’ liability, if the shareholders meeting votes against the corporate action for liability.

According to Santander Brasil’s bylaws, all the controversies or disputes among or against any of the shareholders, the company, its managers and members of the board of directors or the fiscal council, shall be submitted to arbitration in Brazil.

Pursuant to the Spanish Companies Act, a company may bring a corporate action for liability (acción social de responsabilidad) against its directors upon the approval of a resolution by the shareholders’ meeting to that effect. Such a resolution may be proposed and voted on at any shareholders’ meeting, even if it is not included on the meeting agenda.

Notwithstanding the foregoing, pursuant to the Spanish Companies Act, shareholders representing at least 3% of a company’s share capital may jointly initiate such action if:

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such company’s directors have failed to convene a shareholders’ meeting to vote on such action following a request by shareholders representing at least 3% of such company’s share capital;

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such company has not commenced the action within one month after the shareholders’ meeting approved the resolution authorizing such action; or

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such company’s shareholders’ meeting has resolved not to bring the corporate action for liability.

Moreover, shareholders holding at least 3% of a company’s share capital may directly initiate the action (without needing to request the calling of a shareholders’ meeting) if the action is based on a breach of a director’s duty of loyalty (deber de lealtad).

Santander Brasil	Santander Parent

A corporate action for liability may be brought solely to remedy or restore damage caused by the director(s) to the company and may not be used to seek compensation for individual damage suffered by shareholders.

Under Spanish law, class actions are not available to shareholders pursuing claims against a company’s directors. Pursuant to the Spanish Companies Act, any shareholder whose interests have been directly damaged by acts or resolutions of a company’s directors may bring individual proceedings against such directors (acción individual de responsabilidad) to seek remedy or compensation for such direct or indirect damages.

Rights of Inspection
Under Brazilian Corporation Law, any shareholder may request certificates of the entries in the Registered Shares Register Book, Registered Shares Transfer Book, Registered Participation Certificates Register or Registered Participation Certificates Transfer Book, provided they are required for the defense of rights and clarification of circumstances of personal interest or in the interest of the shareholders or the securities market, for which the company may charge the cost of the respective service. Appeals may be filed with the CVM in the event the request is denied by the company.

In addition, at the request of shareholders representing at least 5% of the capital stock, a complete inspection of the books of the company may be ordered by a competent judicial court whenever acts contrary to the law or to the bylaws occur or there are grounds to suspect that serious irregularities have been committed by any of the corporate organs of the company.

Under Spanish law, a shareholder is entitled to:

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request information relating to matters included on the agenda of a shareholders’ meeting (i) in writing, up to and including the fifth day prior to the meeting; and/or (ii) verbally during the meeting. Santander Parent’s directors are required to provide the requested information unless disclosure is unnecessary for the protection of shareholders’ rights, or there are objective grounds to believe that it could be used for non-corporate purposes or that it could be detrimental to the company. However, the directors may not refuse to provide such information if the request is supported by shareholders representing at least 25% of such company’s share capital. As a listed company, Santander Parent’s shareholders may also request, up to and including the fifth day prior to a shareholders’ meeting, additional information or clarification regarding any information made publicly available by Santander Parent and submitted to the CNMV since the last shareholders’ meeting, as well as regarding the report of the external auditor;

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obtain from the company the annual accounts submitted for approval at the annual shareholders’ meeting;

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inspect the mandatory reports and information that the board of directors is required to provide in connection with certain corporate actions, such as mergers, split-offs or certain share capital increases, and request that such documents be delivered or sent to them free of charge;

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if applicable, obtain the reasoned proposal for the directors’ remuneration policy, together with the

Santander Brasil	Santander Parent

full text of the policy and the specific report issued by the remuneration committee, and request that these be delivered or sent to such shareholder free of charge; and

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access, on the company’s corporate website and at its registered office, to the full text of all other documents and proposed resolutions submitted to the shareholders’ for binding or consultative vote (among others, the annual report on directors’ remuneration).

Santander Parent must publish the resolutions approved by the shareholders’ meeting and the results of the voting on its corporate website within five days after the meeting.

In addition, shareholders of Santander Parent who, individually or collectively, hold at least 3% of Santander Parent’s share capital, as well as shareholders’ associations representing at least 1% of Santander Parent’s share capital, are entitled to obtain shareholder information (including addresses and contact details) solely for the purpose of exercising their rights and safeguarding their common interests.

Apart from the general right to information described above, shareholders of a Spanish public company do not have the right to inspect the company’s documents, contracts, books or other information.

Notwithstanding the foregoing, Santander Parent’s bylaws grant shareholders the right to inspect the attendance list of the shareholders’ meetings during the meeting.

Board of Directors Size and Classification of Board of Directors
Santander Brasil’s bylaws require that its board of directors consist of a minimum of five and a maximum of 15 directors, one of them denominated chairman, another vice-chairman and the other members denominated directors. The exact number of directors is set by the shareholders at the meeting which approves their election. Santander Brasil’s bylaws require that at least 20% of the members of Santander Brasil’s board of directors should be independent.

Santander Brasil’s bylaws provide that the term of office of a director is two years, however, directors may be reelected.

Santander Parent’s bylaws establish that the board shall consist of a minimum of 12 and a maximum of 17 members, with the current board comprising 15 directors.

Santander Parent’s bylaws provide that a director’s term of office is three years, although directors may be reappointed. Additionally, Santander Parent’s bylaws require that each year the term of office of one-third of its directors must expire and that such directors must either retire or be reappointed. The directors to retire or be reappointed must be those who have served for a longer time period after their most recent appointment.

Santander Brasil	Santander Parent
Santander Brasil’s bylaws require that the office of chief executive officer and the position of chairman of the board of directors be occupied by different persons.

Quorum
The meetings of the board of directors of Santander Brasil require a minimum quorum of 50% of the directors present at the meeting.	The meetings of the board of directors of Santander Parent require a quorum of more than one half of the elected directors, in person or by proxy.

Election
Directors are typically elected at the annual shareholders’ meeting, although Brazilian Corporation Law provides that they may also be elected at a special shareholders’ meeting.

Brazilian Corporation Law permits cumulative voting upon the request of shareholders of at least 10% of Santander Brasil’s voting capital. Should this occur, each share is granted as many votes as there are seats on the board, and each shareholder has the option to cast his or her votes for one or more candidates. Under CVM Resolution No. 70, dated March 22, 2022, the minimum percentage required for a shareholder to request adoption of cumulative vote procedure in public companies may be reduced based on the amount of the outstanding capital stock reflected in its bylaws, varying from 5% to 10%.

If there is no request for cumulative voting, under applicable law, the shareholders, individually or jointly, holding at least 15% of Santander Brasil’s common shares, or the shareholders, individually or jointly, holding at least 10% of Santander Brasil’s preferred shares or shares with restricted voting rights, or still the shareholders of common and preferred shares which jointly represent at least 10% of Santander Brasil’s total capital stock, have the right to indicate, in a separate election, one member of the board of directors and the respective substitute.

Directors are generally appointed by the shareholders’ meeting.

Under Spanish law, shareholders who voluntarily aggregate their shares to reach an amount of share capital equal to or greater than the result of dividing the company’s total share capital by the number of members of the board of directors are entitled to appoint the number of directors corresponding to that proportion, disregarding fractions. Shareholders exercising this right may not vote on the appointment of any remaining directors.

Removal
Under Brazilian Corporation Law, shareholders may remove a director without cause at any time by passing the relevant resolution at a general shareholders meeting.	Under Spanish law, shareholders may remove a director without cause at any time by passing the relevant resolution at a general shareholders meeting.

Vacancies
The board of directors has the power to provisionally fill all vacancies on the board until the next general shareholders meeting, whereupon the shareholders may confirm or revoke such appointment.
The board has the authority to fill any board vacancies on an interim basis until the next shareholders’ meeting, at which point the shareholders may confirm or revoke the appointment. If a vacancy arises after the notice for a

Santander Brasil	Santander Parent

shareholders’ meeting has been issued but before such meeting takes place, the board may appoint a director, and the appointee will serve until the following shareholders’ meeting.

A director appointed to fill a vacancy on an interim basis is not required to be a shareholder. If the board does not make an interim appointment as described above, or if the shareholders decide to revoke the appointment of a director provisionally appointed by the board, the shareholders may appoint another person to fill the vacancy.

Director Liability and Indemnification
Santander Brasil indemnifies its directors and executive officers from claims arising during the time they serve as directors or officers, exclusively related to court or administrative costs and attorney’s fees, except in cases of bad faith, gross negligence, willful misconduct or mismanagement.

Pursuant to the Spanish Companies Act and Santander Parent’s bylaws, directors of Santander Parent are liable to the company, its shareholders and its creditors for any damage resulting from acts or omissions that breach applicable law, Santander Parent’s bylaws or the duties inherent to their office, provided that such acts or omissions involve willful misconduct (dolo) or negligence (culpa).

Santander Parent’s directors are covered by Santander Parent’s civil liability insurance policy.

Anti-Takeover Provisions Business Combinations
Not applicable.	Not applicable.

Transfer of a Controlling Stake
According to Santander Brasil’s bylaws, in case of transfer of share control, either through a single or successive transactions, the same terms and conditions of purchase must be extended by the acquirer in an offer to purchase all of Santander Brasil shares, subject to the conditions and periods set forth under the applicable law, so as to assure equal treatment among all of Santander Brasil’s shareholders.

The same offer is also required (1) when there is a significant assignment of rights to purchase Santander Brasil’s shares, which may result in a change of control, and (2) if Santander Brasil’s selling shareholders sell their control to a third party, in which case, the selling shareholders must declare and provide evidence to the B3 of the value received in return.

In the event of a change of control transaction (or series of related transactions that would result in a change of control of the target company), Santander Brasil’s

Under Spanish law, a mandatory tender offer at a price established by law shall be launched for all shares of the target company, as well as any other securities that may directly or indirectly confer the right to subscribe for or acquire such shares (including convertible and exchangeable bonds), whenever any person acquires control of a Spanish company listed on the Spanish Stock Exchanges. As an exception, takeover regulations shall not apply to acquisitions of control resulting from the exercise of any resolution tools provided under the applicable regulations on the recovery and resolution of credit institutions.

For these purposes, control of a target company is considered to be acquired, whether individually or jointly, if any person or group of persons acquires, directly or indirectly (i) 30% or more of the voting rights in the company, or (ii) less than 30% of the voting rights in the company but, within 24 months of the acquisition, has been responsible for appointing more than half of

Santander Brasil	Santander Parent
bylaws require the seller to grant tag-along rights to the minority shareholders of the target company entitling them to receive the same consideration, on a per share basis, to be paid in connection with the sale of the controlling block.

In the case of a tender offer, Santander Brasil’s bylaws also require the board of directors of the target company to deliver to the shareholders an opinion as to (i) the convenience and opportunity of the exchange offer vis-à-vis the interests of the shareholders of the target company and the liquidity of their securities; (ii) the impact of the exchange offer on the interests of the target company; (iii) the announced strategic plans of the offeror in connection with the target company; and (iv) any other considerations the board deems relevant.

the target company’s board of directors. In addition, voluntary public tender offers for the acquisition of shares in Spanish listed companies (that is, offers that do not result in the acquisition of control of the target company or trigger an obligation to launch a mandatory public tender offer) are also subject to the authorization of the CNMV and to the provisions of the Securities Markets and Investment Services Law and Royal Decree 1066/2007, although, among other exceptions, they are not subject to the requirement to set a regulated price.

If a tender offer for all the shares of a listed company is accepted by holders of 90% or more of the voting rights attached to the shares to which the offer was addressed, and the offeror consequently holds 90% or more of the target company’s voting capital, holders of the remaining ordinary shares may require the offeror to acquire all such outstanding shares, and the offeror may require these shareholders to sell their shares to the offeror, at a price regulated by Spanish law.

Legal Restrictions on Acquisitions of Shares in Banks
Under Brazilian law, the acquisition by any individual or corporation of the corporate control of a Brazilian financial institution requires prior approval by the Central Bank of Brazil and the acquisition of a “qualified holding” stake (i.e., 15% or more of the capital stock of the financial institution) requires a post-transaction approval by the Central Bank of Brazil.

In addition, the Brazilian constitution permits foreign individuals or companies to invest in the voting shares of Brazilian financial institutions only if they have specific authorization by the President of Brazil based on national interest or reciprocity. A presidential decree issued on November 13, 1997, in respect of Banco Meridional do Brasil S.A. (a predecessor entity of Santander Brasil) allows up to 100% foreign participation in Santander Brasil’s capital stock.

Under Spanish law, the acquisition by any individual or corporation of a significant holding of shares of a Spanish bank (participación significativa) requires the prior non-opposition of the European Central Bank:

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any natural or legal person or any such persons acting in concert, who have taken a decision either to acquire, directly or indirectly, a significant holding (participación significativa) in a Spanish bank or to further increase, directly or indirectly, such a significant holding in a Spanish bank as a result of which the proportion of the voting rights or of the capital held would reach or exceed 20%, 30% or 50% or so that the bank would become its subsidiary, must first notify the Banco de España, indicating the size of the intended holding and other relevant information. A significant holding for these purposes is defined as a direct or indirect holding in a Spanish bank which represents 10% or more of the capital or of the voting rights or which makes it possible to exercise a significant influence over the management of that bank. In accordance with article 23.7 of Royal Decree 84/2015, of February 13 “significant influence” shall be deemed to exist in any case when there is the capacity to appoint or dismiss a board member.

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If the acquisition is carried out and the required notice is not given to the Banco de España or if the acquisition is carried out before the

Santander Brasil	Santander Parent

60 business days’ period following the acknowledgement of receipt by the Bank of Spain elapses, or if the acquisition is opposed by the European Central Bank, then: (i) the voting rights corresponding to the acquired shares may not be exercised or, if exercised, will be deemed null, (ii) the European Central Bank may seize control of the bank or replace its board of directors, and (iii) sanctions may be imposed on the acquirer;

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any natural or legal person, or any such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the Banco de España and the bank, indicating the size of the acquired holding;

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any natural or legal person who has taken a decision to dispose, directly or indirectly, of a significant holding in a Spanish bank must first notify the Banco de España, indicating the size of the intended reduced holding. Such a person shall likewise notify the Banco de España if such person has taken a decision to reduce its qualifying holding so that the proportion of the voting rights or of the capital held would fall below 20%, 30% or 50% or so that the bank would cease to be such person’s subsidiary. Failure to comply with these requirements may lead to sanctions being imposed on the defaulting party;

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if the European Central Bank determines at any time, on the basis of substantiated and accredited reasons, that the influence of a person who owns a significant holding of a significant bank (as it is the case of Santander Parent) may be detrimental to the sound and prudent management of the bank and may seriously damage its financial situation, it may (i) suspend the voting rights of such person’s shares for a period not exceeding three years; (ii) seize control of the bank or replace its board of directors; or (iii) in exceptional circumstances, revoke the bank’s license. Sanctions may also be imposed on the person owning the relevant significant shareholding.

Duties of Directors
Brazilian Corporation Law imposes on Santander Brasil’s directors and officers the duty of diligence during the performance of their functions, as well as the duty of loyalty to the company besides prohibiting the

Under Spanish law, the board of directors is responsible for the management and representation of a company, although certain matters are reserved for the shareholders’ meeting, which may also grant mandates

Santander Brasil	Santander Parent
directors and officers from: (1) receiving any type of direct or indirect personal advantage from third parties, by virtue of the position occupied, without authorization in the bylaws or from a shareholders’ meeting; (2) taking part in any corporate transaction in which he or she has an interest that conflicts with the company’s interest or in the decisions made by other directors on the matter; (3) using any commercial opportunity which may come to his or her knowledge, by virtue of his or her position, for his or her own benefit or that of a third party, whether or not harmful to the company; (4) fail to exercise or protect the company’s rights or to take advantage of a commercial opportunity of interest to the company, in seeking to obtain advantages for himself or herself or for a third party; or (5) acquiring for resale with profit property or rights which he or she knows the company needs or which the company intends to acquire.

to the board of directors regarding management matters. In line with Santander Parent’s internal rules and regulations and corporate governance best practices, the board also has a general duty of supervision.

Directors are required to comply with the duties established by law, the company’s bylaws and the regulations governing the shareholders’ meeting and the board of directors. These duties include the following:

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to act with diligence in the management of the company. In particular, directors must perform their duties with the care of an “orderly businessperson” (ordenado empresario), taking into account the nature of their position and the duties assigned to them. A director shall devote sufficient time to the company, adopt appropriate measures to manage and supervise its affairs and diligently request and obtain from the company the information necessary to fulfill such director’s duties; and

 •
to comply with their duty of loyalty (deber de lealtad). In particular, directors must carry their responsibilities with the loyalty of a “faithful representative” (fiel representante), acting in good faith and in the best interest of the company. The Spanish Companies Act establishes certain obligations and prohibitions as part of this duty, including (i) not using their powers as director for purposes other than those for which they were granted, (ii) maintaining the confidentiality of non-public information, even after leaving office, except in cases where disclosure is permitted or required by law, and (iii) taking the necessary measures to prevent conflicts of interests between their personal interests and those of the company or their duties as director. In addition, the Spanish Companies Act sets out certain actions that directors are prohibited from taking to comply with their duty to avoid conflicts of interest.

Under the Spanish Companies Act, certain specific obligations related to conflicts of interest, which form part of the duties of loyalty, may be waived by the board of directors or the shareholders’ meeting (depending on the specific prohibition and the circumstances of the case) provided that certain conditions are met.

In addition to the foregoing, Spanish banking regulations require directors to meet standards of professional and commercial integrity, as well as possess the relevant knowledge and expertise.

Santander Brasil	Santander Parent
Liquidation
The Santander Brasil shares entitle the holders thereof to participate on a pro rata basis in the distribution of any remaining assets upon a liquidation of Santander Brasil. While the Santander Brasil preferred shares are entitled to receive the pro rata distributions upon liquidation before the equal distribution on Santander Brasil common shares, they are not entitled to any priority in the amount of payment, and therefore they receive distributions on liquidation on a pro rata basis with the Santander Brasil common shares.
The Santander Parent ordinary shares entitle the holders thereof to participate on a pro rata basis in the distribution of any remaining assets upon a liquidation of Santander Parent.

UNITS
The units are depositary share certificates, each representing one common share and one preferred share, free and clear of liens or encumbrances.

The shares underlying the units are registered in the name of the custodian and reflected in a deposit account maintained by the custodian for the benefit of each of the unit holders. Title of the units is transferable upon the execution of a transfer order from the holder of record to the custodian. Income generated by the units and the proceeds of redemption or amortization of the units may only be paid to the holder of record in accordance with the books maintained by Santander Brasil, as custodian.

The shares underlying the units, the income generated by such shares and the proceeds from share redemption or amortization may not be pledged, encumbered or given as collateral by unit holders, and may not be subject to attachment, seizure, impounding or any other form of lien or confiscation.

The units are registered in book-entry form and are kept by Santander Brasil in the name of the holders thereof. Transfers of title take place by debiting the unit account of the seller and crediting the unit account of the buyer, pursuant to a written transfer order from the seller or a judicial authorization or order for the transfer, delivered to Santander Brasil, and Santander Brasil will hold on to the transfer order. Payment of dividends, interest attributable to shareholders’ equity and/or other cash distributions is made through Santander Brasil, and Santander Brasil delivers the funds to the unit holders.

The following rules, among others, apply to the exercise of the rights granted to the shares underlying units:

 •
Dividends and other cash distributions, including
the proceeds from redemption or amortization of
Not applicable.

Santander Brasil	Santander Parent
shares issued by Santander Brasil, will be transferred to Santander Brasil and B3, in the capacity as depositaries of the shares, which will then deliver the funds to unit holders; and

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Only shareholders registered as such in Santander Brasil corporate books, and, in the case of the ADS holders, only the custodian, are entitled to attend shareholders’ meetings and exercise their voting rights.

ADSs
Santander Brasil ADSs. Each ADS represents an ownership interest in one unit with each unit representing one Santander Brasil common share and one Santander Brasil preferred share, which were deposited with the custodian, as agent of the depositary, under the deposit agreement among Santander Brasil, the depositary and the holders and beneficial owners of ADSs.

Voting of Santander Brasil ADSs. The depositary has agreed that upon receipt of notice in English of any shareholders’ meeting, as soon as practicable thereafter, it will mail a summary of the information contained in such notice of meeting to the record holders of ADSs.

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The record holders of ADSs (as of the close of business on the date specified by the depositary in the notice to holders) are entitled, subject to applicable laws, the bylaws of Santander Brasil and the deposit agreement, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to their holdings.

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The depositary has agreed that it will endeavor, insofar as practicable, to have the units voted so represented in accordance with any such written instructions of record holders of ADSs.

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The depositary has agreed not to vote any units except in accordance with instructions from the record holders of ADSs.

Amendment of Deposit Agreement. An amendment that increases certain charges or otherwise prejudices substantial existing rights of holders will not become effective until thirty days after notice of the amendment.

Depositary Fees. The depositary may charge each person to whom Santander Brasil ADSs are issued and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the

Santander Parent ADSs. ADRs evidencing ADSs are issuable by the depositary pursuant to the deposit agreement. Each ADS will represent the right to receive one Santander Parent ordinary share (or evidence of rights to receive one share) deposited with the custodial agent for the depositary represented by means of book entries in the books of the Sociedad de Gestión de los Sistemas de Registro, Compensación y Liquidación de Valores, S.A. (Iberclear). An ADR may evidence any number of ADSs.

Voting of Santander Parent ADSs. The depositary has agreed that upon receipt of notice in English of any shareholders’ meeting, as soon as practicable thereafter, it will mail a summary of the information contained in such notice of meeting to the record holders of ADSs.

 •
The record holders of ADSs (as of the close of business on the date specified by the depositary in the notice to holders) are entitled, subject to applicable laws, the bylaws (estatutos) of Santander Parent and the deposit agreement, to instruct the depositary as to the exercise of the voting rights, if any, pertaining to their holdings.

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The depositary has agreed that it will endeavor, insofar as practicable, to have the shares voted so represented in accordance with any such written instructions of record holders of ADSs.

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The depositary has agreed not to vote any shares except in accordance with instructions from the record holders of ADSs.

Amendment of Deposit Agreement. An amendment that increases certain charges or otherwise prejudices substantial existing rights of holders will not become effective until three months after notice of the amendment.

Depositary Fees. The depositary will charge the party to

Santander Brasil	Santander Parent
deposit agreement or whose ADRs are cancelled or reduced for any other reason, U.S.$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, cancelled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a unit distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the Santander Brasil ADR holders, by any party depositing or withdrawing units or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

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a fee of up to U.S.$0.05 per ADS for any cash distribution made pursuant to the deposit agreement;

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a fee of U.S.$0.05 per ADS per calendar year (or portion thereof) for services performed by the depositary in administering Santander Brasil’s ADR program (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders of ADRs as of the record date or record dates set by the depositary during each calendar year and shall be payable in the manner described in the next succeeding provision);

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any other charge payable by any of the depositary, any of the depositary’s agents, including, without limitation, the custodian, or the agents of the depositary’s agents in connection with the servicing of Santander Brasil’s Units or other deposited securities (which charge shall be assessed against registered holders of Santander Brasil’s ADRs as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such registered holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the distribution of securities (or the sale of securities in connection with a distribution), such fee being in an amount equal to the fee for the execution and delivery of ADSs that would have been charged as a result of the deposit of

whom Santander Parent ADSs are delivered against deposits, and the party surrendering ADSs for delivery of shares or other deposited securities, property and cash, U.S. $5.00 for each 100 ADSs (or portion thereof) issued or surrendered. In connection with any cash dividend or other cash distribution under the deposit agreement, the depositary may charge a fee of U.S. $0.01 per ADS (or portion thereof), such amount to be deducted from the net amount distributed to holders entitled thereto. Santander Parent will pay all other charges of the depositary and those of any registrar or co-registrar under the deposit agreement, except for taxes and other governmental charges, any applicable share transfer or registration fees on deposits or withdrawals of shares, certain cable, telex, facsimile transmission and delivery charges and such expenses as are incurred by the depositary in the conversion of foreign currency into dollars. Santander Parent will also pay all charges and expenses of the depositary in connection with the issuance of ADSs payable as a dividend or distribution and in connection with any rights offering to shareholders.

Santander Brasil	Santander Parent
such securities (treating all such securities as if they were units) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to those holders entitled thereto;

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stock transfer or other taxes and other governmental charges;

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transfer or registration fees for the registration of transfer of deposited securities on any applicable register in connection with the deposit or withdrawal of deposited securities;

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expenses of the depositary in connection with the conversion of foreign currency into U.S. dollars; and

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such fees and expenses as are incurred by the depositary (including, without limitation, expenses incurred in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in delivery of deposited securities or otherwise in connection with the depositary’s or its custodian’s compliance with applicable laws, rules or regulations.

Santander Brasil will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between Santander Brasil and the depositary.

BDSs
Not applicable.
Santander Parent BDSs. BDSs are held either in book entry form or evidenced by a BDR issued by the Santander Parent BDS depositary pursuant to the deposit agreement. Each BDS will represent the right to receive one Santander Parent ordinary share (or evidence of rights to receive one share) deposited with Santander Investment, S.A., the Santander Parent BDS custodian for the depositary. A BDR may evidence any number of BDSs.

The Santander Parent BDS depositary will credit the BDSs in the Santander Parent BDS registry in the name of the investor or in the name of B3 for those investors who hold their BDSs under custody through B3. Subsequently, the Santander Parent BDS depositary will credit the delivery of the BDSs to their respective holders.

Santander Parent BDS Pre-Release. Under no

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conditions will BDSs be issued without the respective confirmation from the Santander Parent BDS custodian that the whole amount corresponding to the underlying Santander Parent ordinary shares has been deposited with the Santander Parent BDS custodian.

Voting of Santander Parent BDSs. The Santander Parent BDS depositary has agreed that upon receipt of notice and a voting instruction form in Portuguese for any meeting of holders of shares, as soon as practicable thereafter, it will mail the information contained in such notice of meeting and the voting instruction form to the record holders of BDSs.

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The record holders of BDSs (as of the close of business on the date specified by the Santander Parent BDS depositary in the notice to holders) are entitled, subject to applicable laws, the bylaws (estatutos) of Santander Parent and the deposit agreement, to instruct the Santander Parent BDS depositary as to the exercise of the voting rights, if any, pertaining to their holdings.

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The Santander Parent BDS depositary has agreed to send the voting instructions received from the holders of Santander Parent BDSs to the Santander Parent BDS custodian who, in turn, will send the voting instructions to Santander Parent.

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The Santander Parent BDS depositary has agreed not to exercise any discretionary voting rights with respect to any Santander Parent ordinary shares underlying the Santander Parent BDSs. If the Santander Parent BDS depositary fails to receive voting instructions for one or more Santander Parent ordinary shares from Santander Parent BDS holders, the Santander Parent BDS depositary may not delegate the right to vote on the shares to a person designated by Santander Parent.

Amendment of Deposit Agreement. The Santander Parent BDS deposit agreement, as well as the rights assigned to the Santander Parent BDS holders, may be modified without the approval of the BDS holders.

Transfer. Non-Brazilian residents are permitted to sell their Santander Parent BDSs on the B3. The non-Brazilian resident will receive the sale proceeds from the purchaser and may keep them in Brazil to reinvest them in other assets or send them abroad by means of a currency exchange contract remittance, as specified under Joint Central Bank of Brazil/CVM Resolution 13.

Santander Brasil	Santander Parent

Withdrawal. Non-Brazilian residents may request the cancellation of their BDSs. The escrow agent or legal representative of the non-Brazilian investor, upon receipt of the corresponding instruction from the investor, must:

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register the cancellation of the BDSs with the Central Bank of Brazil;

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inform the Santander Parent BDS depositary of the registration, attaching a copy of the document issued by the Central Bank of Brazil;

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transfer the BDSs to the Santander Parent BDS depositary;

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send a letter, facsimile, electronic receipt or SWIFT message to the Santander Parent BDS depositary reporting the information on custody overseas for the transfer of the underlying Santander Parent ordinary shares that serve as backing for the issuance of the BDSs; and

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make payment to the Santander Parent BDS depositary of the cancellation fee.

The Santander Parent BDS custodian, upon receiving appropriate notification from the Santander Parent BDS depositary, shall undertake the necessary verification steps and transfer the securities to the holding account of the foreign broker.

Dividends. Holders of Santander Parent BDSs will be entitled to any dividends declared in respect of the underlying Santander Parent ordinary shares.

Delisting. There are currently no specific rules regarding the delisting of Santander Parent BDSs and any such delisting will need to be approved by the CVM.

Depositary Fees. The Santander Parent BDS depositary will charge the Santander Parent BDS holders for issuance and cancellation of the BDSs R$ 0.05 for each BDS issued or cancelled.

Santander Parent will pay all other charges and expenses of the Santander Parent BDS depositary pursuant to agreements from time to time between Santander Parent and the Santander Parent BDS depositary.

VALIDITY OF SECURITIES
Uría Menéndez, Santander Parent’s Spanish counsel, will provide an opinion regarding the validity of the Santander Parent ordinary shares under Spanish law. Pinheiro Neto Advogados, Santander Parent’s Brazilian counsel, will provide an opinion regarding the validity of the Santander Parent BDSs under Brazilian law. Certain U.S. federal, Spanish and Brazilian tax consequences of the exchange offers will be passed upon by Davis Polk & Wardwell LLP, Uría Menéndez and Pinheiro Neto Advogados, respectively.
EXPERTS
The consolidated financial statements incorporated in this offer to exchange/prospectus by reference to the Recast 6-K and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this offer to exchange/prospectus by reference to the Annual Report on Form 20-F of Banco Santander, S.A. for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores, S.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 20-F of Banco Santander (Brasil), S.A. for the year ended December 31, 2025, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores Independentes Ltda., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES
Santander Parent is a company (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Santander Parent, and certain of the experts named in this document, are not residents of the United States and all or a substantial portion of the company’s assets and its directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. Santander Parent is advised by its Spanish legal counsel that there is doubt as to the enforceability in Spain of liabilities predicated solely upon the securities laws of the United States, either in original actions or in actions for enforcement of judgments of U.S. courts.

ANNEX A: APPRAISAL REPORT (LAUDO) BY UBS BB CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A.

Appraisal Report of Banco Santander (Brasil) S.A. and Banco Santander, S.A. September 18, 2026

Contents

Section		
1	Executive Summary	A-3
2	UBS BB Information and Statements	A-10
3	Santander Brasil Valuation	A-18
4	Banco Santander Valuation	A-37
5	Implied Exchange Ratio Between the Companies	A-56

Appendix		
A	Comparables Selected for Santander Brasil and Banco Santander	A-58
B	Price to Tangible Book Value Calculations	A-63
C	Glossary	A-66
D	Disclaimer	A-70

UBS BB
Investment Bank

Contents Section 1 Executive Summary 3 2 UBS BB Information and Statements 10 3 Santander Brasil Valuation 18 4 Banco Santander Valuation 37 5 Implied Exchange Ratio Between the Companies 56 Appendix A Comparables Selected for Santander Brasil and Banco Santander 58 B Price to Tangible Book Value Calculations 63 C Glossary 66 D Disclaimer 70

Executive Summary Section 1

Introduction and Initial Considerations Sources: Santander Brasil’s Investor Relations website Notes: The Banco Santander’s Proposed Exchange Ratio has been determined based on the number of outstanding Santander Brasil Securities. Final offer documentation will include customary antidilution provisions As shown in Bloomberg at 10pm CEST In compliance with CVM Resolution No. 44, dated August 23, 2021 (“CVM Resolution 44”) and Article 157, Paragraph 4, of Law No. 6,404, dated December 15, 1976, as amended (“Brazilian Corporate Law”), Banco Santander (Brasil) S.A. (“Santander Brasil” or the “Company”) disclosed to the market, on July 30, 2026, a material fact giving notice of the then intention of its controlling shareholder Banco Santander, S.A. (“Banco Santander”) to launch voluntary exchange public tender offers (“Exchange Offers” and “Material Fact”, respectively) for the acquisition of all the Company’s issued and outstanding common shares (“Common Share of Santander Brasil”), preferred shares (“Preferred Share of Santander Brasil”), and units (“Unit of Santander Brasil”) traded on B3 S.A. – Brasil, Bolsa, Balcão (“B3”), and American depositary shares (“ADS of Santander Brasil”) traded on the New York Stock Exchange (“NYSE”), that are not yet held by Banco Santander (being those Santander Brasil securities jointly referred as “Santander Brasil Securities”). Pursuant to Banco Santander’s proposed Exchange Offers, holders of Santander Brasil Securities that opt to tender their securities in the Exchange Offers would be entitled to receive, in exchange, Banco Santander Brazilian depositary receipts (“Banco Santander BDRs”), pursuant to CVM Resolution No. 182, of May 11, 2023, as amended ("CVM Resolution 182"), or Banco Santander American depositary shares (“Banco Santander ADSs”), as applicable – each Banco Santander BDR or Banco Santander ADS representing one newly issued common share of Banco Santander, according to the following proposed exchange ratio calculated and informed solely by Banco Santander: (i) 0.2028 Banco Santander BDR or Banco Santander ADS, as applicable, for each Common Share of Santander Brasil or Preferred Share of Santander Brasil and (ii) 0.4056 Banco Santander BDR or Banco Santander ADS, as applicable, for each Unit of Santander Brasil or ADS of Santander Brasil (“Banco Santander’s Proposed Exchange Ratio”)1. Banco Santander's Proposed Exchange Ratio is subject to adjustment, and this report considers such exchange ratio as of September 17, 2026. According to the Material Fact, at that time the Banco Santander’s Proposed Exchange Ratio represented a premium of 15%, based on the closing price as of July 30, 2026 of €12.248 for a Banco Santander common share, the closing price as of July 30, 2026 of R$25.25 for a Santander Brasil Unit2, and a EUR/BRL foreign exchange rate of 5.8461 as of July 30, 2026. The Exchange Offers are voluntary and not subject to a minimum acceptance condition, and they do not contemplate the delisting of Santander Brasil from B3. In this context, UBS BB was engaged by Banco Santander to prepare this Appraisal Report in accordance with the applicable Brazilian regulations governing public exchange tender offers for Brazilian securities. Each unit of Santander Brasil is comprised of 1 Common Share and 1 Preferred Share. Banco Santander Offer attributes 50% of the consideration to each of them. Therefore, the prices shown in this document for each Santander Brasil unit would need to be divided by two to obtain the price per Common Share or Preferred Share. In this Appraisal Report, the Units of Santander Brasil and the shares of Banco Santander were valued using the same criteria, as follows: Volume weighted average price of units and shares (“VWAP") in the twelve months immediately prior to the publication of the Material Fact (e.g., from July 30, 2025 to July 29, 2026), and between the date of publication of the Material Fact and the base date established for the purposes of preparation and issuance of this appraisal report (from July 30, 2026 to September 17, 2026); Book value considering shareholders' equity and tangible shareholders' equity per Common Share of Santander Brasil, Preferred Share of Santander Brasil and Unit of Santander Brasil, in the case of Santander Brasil, and per share, in the case of Banco Santander, as of June 30, 2026; Economic value based on valuation methodology by trading comparables multiples. Unless otherwise indicated, all financial information presented has been prepared in accordance with International Financial Reporting Standards (IFRS).

Summary of the Different Valuation Methodologies (1/2) In accordance with CVM Resolution No. 215, UBS BB valued the units of Santander Brasil and the shares of Banco Santander based on the three required criteria: volume weighted average price, book value and comparable trading multiples Description Methodology Considerations and Relevance Weighted average of Santander Brasil’s and Banco Santander’s daily trading prices, weighted by daily trading volumes: In the 12 months immediately prior to the date of the Material Fact (from July 30, 2025 to July 29, 2026) Between the date of publication of the Material Fact and the date of the analyses contained in this appraisal report (from July 30, 2026 to September 17, 2026) This methodology takes into consideration the weighted average market value of both institutions Given the high liquidity of Santander Brasil's units and Banco Santander's shares, VWAP provides an objective and observable market-based reference for valuation purposes. However, as with any market-price-based methodology, it may be influenced by market sentiment, macroeconomic developments and other temporary factors that do not necessarily reflect the underlying value of the securities Given the different geographic footprint and business mix of Banco Santander and Santander Brasil, evolution over the past 12 months of both shares may not be directly comparable as they are affected by different drivers Additionally, given the high volatility observed in Santander Brasil and Banco Santander’s shares over the last 12 months, the VWAP may be subject to significant distortions, as historical trading prices may reflect temporary market conditions rather than the current underlying value of the shares Volume Weighted Average Price (“VWAP”) Tangible Book Value provides an objective balance-sheet-based reference by relating the value of the institution to its tangible net worth, excluding goodwill and other intangible assets. As with any asset-based methodology, however, it does not directly capture differences in profitability, expected growth, future earnings potential, risks or the efficiency with which management deploys capital. As a result, institutions with similar tangible book values may trade at materially different valuations depending on their return profile and market expectations Tangible Book Value (“TBV”) Book value based on the financial statements of Santander Brasil and Banco Santander, respectively, prepared in accordance with IFRS and as of June 30, 2026, divided by the total number of units and shares, excluding treasury units and shares Book value was adjusted for the carrying value of intangible assets, including goodwill, in order to present tangible book value per unit and share for each company

Summary of the Different Valuation Methodologies (2/2) Notes: (1) Market capitalization was calculated based on the average price of the unit (in the case of Santander Brasil) and the share (in the case of Banco Santander), weighted by trading volume over the 30 days preceding September 17, 2026; (2) Adjusted Net Income is calculated as Net Income minus Discontinued Operations. If Discontinued Operations data is not available, zero is substituted. Additionally, Preferred Dividends are subtracted from this result; (3) Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests” - "Intangible Assets", as per financial statements published by Santander Brasil, Banco Santander and its comparables as of June 30, 2026 (under IFRS) Description Methodology Considerations and Relevance Considerations on the applicability of the Discounted Cash Flow methodology in this case The discounted cash flow (“DCF”) and/or dividend discount approach takes into consideration the companies’ operating and financial characteristics and their future growth prospects, but may be subject to significant uncertainties and inaccuracies due to the number of variables involved and the difficulty of forecasting them with an acceptable degree of precision This methodology requires reliance on a large number of operating and macroeconomic assumptions, particularly considering that the valuation involves a multinational group with several different businesses across multiple countries, making long-term forecasting difficult. This approach would involve a high degree of complexity, given the volatility of assumptions such as interest rates, spreads and delinquency, among others, across multiple countries, as well as the need to make estimates regarding regulatory matters under development in several jurisdictions, such as minimum capital requirements, which would increase the level of uncertainty of the analysis Dealing with such complexity and inherent uncertainty was deemed a less reliable approach in this case, particularly given the existence of highly liquid and comparable companies for both companies For these reasons, we did not perform a valuation based on discounted cash flow or dividend discount methodologies UBS BB selected the trading comparables multiples methodology to estimate the economic value of Santander Brasil and Banco Santander There are publicly listed banks with highly liquid shares that are highly comparable to Santander Brasil and Banco Santander, respectively, in Brazil and Europe Economic Value (Trading Comparables Multiples)1 This methodology uses the relationship between the market value of comparable companies and their expected adjusted net income levels and applies this ratio to the adjusted net income projected by market analysts for Santander Brasil and Banco Santander Despite the limited number of comparables for Santander Brasil, the sample is of high quality, comprising direct competitors with comparable scale, high liquidity, broad analyst coverage and consensus estimates. As banking institutions are commonly valued using earnings-based market multiples, this methodology provides observable market inputs and a reliable, objective estimate of economic value, while reducing reliance on the long-term subjective assumptions inherent in DCF and DDM analyses P/E The P/E ratio (“market capitalization” divided by “adjusted net income”) was calculated based on the VWAP for the 30 days preceding September 17, 2026, and average adjusted net income2 for 2026, 2027 and 2028 for Santander Brasil and Banco Santander, provided by FactSet as of September 17, 2026 For each year, the median P/E multiple of the comparable companies was selected as the applicable multiple The P/E multiple selected for each year was applied to the average adjusted net income for 2026, 2027 and 2028 for Santander Brasil and Banco Santander, provided by FactSet as of September 17, 2026 to derive the value per Santander Brasil unit and the value per Banco Santander’s share, respectively. The economic value mid-points for Santander Brasil and Banco Santander are based on the average of these values (average of 2026E, 2027E and 2028E respective implicit equity values) and a +/- 4.75% range was applied to determine the price range P/TBV The P/TBV ratio (“market capitalization” divided by “tangible book value³”) was calculated based on tangible book value in accordance with IFRS. For the reference period of June 30, 2026, the median P/TBV ratio of the comparable companies was selected as the applicable multiple The P/TBV multiple selected was applied to Santander Brasil’s and Banco Santander’s tangible book value, as reported under IFRS, as of June 30, 2026 This methodology uses the relationship between the market value of comparable companies and their tangible book value to assess each bank P/TBV could be used for Banco Santander as return on TBV of peers is less dispersed, however given the disparity from Santander Brasil and its comparables in terms of profitability, expected returns on capital and long-term growth prospects, we disregarded this valuation methodology In accordance with CVM Resolution No. 215, UBS BB valued the units of Santander Brasil and the shares of Banco Santander based on the three required criteria: volume weighted average price, book value and comparable trading multiples Selected Methodology

Unit VWAP 1 day prior to the Material Fact publication: R$25.87/Unit Methodology Price per Unit (R$/Unit2) Volume Weighted Average Price VWAP for the 12 months prior to Material Fact publication (July 30, 2025 up to July 29, 2026) VWAP since Material Fact publication (July 30, 2026 up to September 17, 2026) Tangible Book Value Tangible Book Value1 / Unit (2Q26) Economic Value P/E Multiple3 Santander Brasil Valuation Summary Selected valuation methodology of economic value per unit based on P/E multiple results in price per unit between R$24.14 and R$26.55 Sources: Companies’ Investor Relations websites, FactSet as of September 17, 2026 Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Santander Brasil as of June 30, 2026 (under IFRS) Total number of equivalent units of 3,744 million, net of ~5.5 million treasury units. Each unit is comprised of 1 Common Share and 1 Preferred Share. Banco Santander Offer attributes 50% of the consideration to each of them. Therefore, the prices shown on this page for each unit would need to be divided by two to obtain the price per Common Share or Preferred Share P/E multiples (Price / Earnings) for selected comparables were calculated based on i) price, considering the VWAP for the 30 days preceding September 17, 2026 and ii) net income, based on consensus estimates of adjusted net income for 2026/2027/2028 provided by FactSet as of September 17, 2026. The implied price per unit of Santander Brasil was calculated by applying the median of comparables’ multiples to consensus estimates for Santander Brasil’s adjusted net income for the same years, divided by the total equivalent units ex-treasury. Mid-point based on average of 2026, 2027 and 2028 implied price per unit +/- 4.75% range was applied to determine the price range Valuation Approach The valuation of Santander Brasil’s units was based on the following methodologies: 1) VWAP VWAP for the 12 months prior to Material Fact publication by Santander Brasil on July 30, 2026 VWAP from the day of the Material Fact publication until September 17, 2026 2) Tangible Book Value Tangible Book Value1 per Unit 3) Economic Value Valuation based on the trading multiples of selected comparable Brazilian banks, namely: Itaú Bradesco Banco do Brasil The methodology adopted to determine the economic value of Santander Brasil’s units was the price-to-earnings multiple (P/E) Selected Methodology Mid-point

Methodology Price per Share (€/Share2) Volume Weighted Average Price VWAP for the 12 months prior to Material Fact publication (July 30, 2025 up to July 29, 2026) VWAP since Material Fact publication (July 30, 2026 up to September 17, 2026) Tangible Book Value Tangible Book Value1 / Share (2Q26) Economic Value P/E Multiple3 Sources: Companies’ Investor Relations websites, FactSet as of September 17, 2026 Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Banco Santander as of June 30, 2026 (under IFRS) Total number of shares outstanding ex-treasury, equivalent to 14,556 million P/E multiples (Price / Earnings) for selected comparables were calculated based on i) price, considering the VWAP for the 30 days preceding September 17, 2026 and ii) net income, based on consensus estimates of adjusted net income for 2026/2027/2028 provided by FactSet as of September 17, 2026. The implied price per share of Banco Santander was calculated by applying the median of comparables’ multiples to consensus estimates for Banco Santander’s adjusted net income for the same years, divided by the total shares outstanding. Mid-point based on average of 2026, 2027 and 2028 implied price per share +/- 4.75% range was applied to determine the price range Valuation Approach The valuation of Banco Santander’s shares was based on the following methodologies: 1) VWAP VWAP for the 12 months prior to Material Fact publication by Santander Brasil on July 30, 2026 VWAP from the day of the Material Fact publication until September 17, 2026 2) Tangible Book Value Tangible Book Value1 per share 3) Economic Value Valuation based on the trading comparables multiples of large European banks with similar returns/business profiles: HSBC BBVA Unicredit Intesa Sanpaolo Caixabank ING Lloyds Natwest Nordea The methodology adopted to determine the economic value of Banco Santander’s shares was the price-to-earnings multiple (P/E) Selected Methodology Banco Santander Valuation Summary Selected valuation methodology of economic value per share based on P/E multiple results in price per share between €12.62 and €13.88 Mid-point Share VWAP 1 day prior to the Material Fact publication: €12.01/Share

Methodology Implied Exchange Ratio2 Volume Weighted Average Price VWAP for the 12 months prior to Material Fact publication (July 30, 2025 up to July 29, 2026) VWAP since Material Fact publication (July 30, 2026 up to September 17, 2026) Tangible Book Value Tangible Book Value1 / Share (2Q26) Economic Value P/E Multiple Implied Exchange Ratio Between the Companies Exchange ratio determined according to the P/E methodology Sources: Companies’ Investor Relations websites, Bacen (Brazilian Central Bank), FactSet as of September 17, 2026 Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Santander Brasil and Banco Santander as of June 30, 2026 (under IFRS) Implied Exchange Ratio expressed as BDRs or ADSs for each unit of Santander Brasil. Each unit is comprised of 1 Common Share and 1 Preferred Share. Banco Santander Offer attributes 50% of the consideration to each of them. Therefore, the exchange ratio shown on this page for each unit would need to be divided by two to obtain the exchange ratio per Common Share or Preferred Share Santander Brasil valuation converted at a EUR/BRL exchange rate of 5.9124 as of September 17, 2026 Valuation Considerations Mid-point The Implied Exchange Ratios presented are based on the following assumptions: EUR/BRL foreign exchange rate as of September 17, 2026: 5.9124 For the trading comparables multiples valuation range: The lower bound of the Implied Exchange Ratio range corresponds to the exchange ratio derived from the maximum share price of Banco Santander and the minimum unit price of Santander Brasil The upper bound of the Implied Exchange Ratio range corresponds to the exchange ratio derived from the minimum share price of Banco Santander and the maximum unit price of Santander Brasil The Implied Exchange Ratios presented are derived from the valuation methodologies applied in this Appraisal Report and do not represent a determination of the proposed offer consideration Selected Methodology Banco Santander’s Proposed Exchange Ratio: 0.4056 The exchange offer consideration will consist of newly issued Banco Santander shares. Santander Brasil shareholders who accept the offer will receive, (i) for each unit or ADS of Santander Brasil, 0.4056 BDRs or ADSs representing a newly issued share of Banco Santander Material Fact publication by Santander Brasil on July 30, 2026

UBS BB Information and Statements Section 2

Information and Qualifications of UBS (1/4) UBS – Leading M&A and ECM Investment Bank for European Banks Source: Dealogic Selected recent M&A credentials Ranking in EMEA FIG advisory US$ 7 billion (Convex’s implied valuation) Sole Financial Advisor to PSP and GIC on the sale of their stakes in Convex to Onex Corp and AIG October 2025 € 300 million Joint Global Coordinator on the secondary accelerated bookbuilding of CrediaBank on behalf of Thrivest Holding July 2026 £ 400 million Joint Bookrunner on the Initial Public Offering October 2025 € c.200 million Exclusive Financial Advisor to Fortress on the private placement of Axactor, the creation of a co-investment structure and the acquisition of a stake in a seed NPL portfolio April 2026 SEK 8.8 billion Joint Bookrunner on NOBA’s IPO September 2025 € 1.8 billion Financial Advisor to Monte Dei Paschi Di Siena on the merger by incorporation of Mediobanca March 2026 € c.300 million Exclusive financial advisor to CrediaBank on the acquisition of Evropi Holdings May 2026 US$ 3.7 billion Sole financial advisor to EQT on its US$3.7 billion acquisition of Coller Capital January 2026 € 17.4 billion Financial Advisor to Monte Dei Paschi Di Siena on its €17.4bn voluntary exchange offer for Mediobanca September 2025 € 300 million Joint Global Coordinator on the re-IPO of CrediaBank April 2026 US$ 1.4 billion Joint Bookrunner on the Initial Public Offering September 2025 US$ 5.0 billion Joint Global Coordinator on the primary ABB March 2026 US$ 158 million Sole Global Coordinator on the $158m Secondary Accelerated Bookbuilding of Tel Aviv Stock Exchange on behalf of Manikay Global Opportunities July 2025 £ 2.7 billion (100% stake) Financial advisor to NatWest on the acquisition of Evelyn Partners February 2026 US$ 10.9 billion Financial Advisor to Zurich Insurance Group on the 100% recommended all-cash offer for Beazley Plc March 2026 Undisclosed Sole Financial Advisor to Schroders plc on the 99% stake sale of Schroders Investment Management Indonesia to Manulife September 2025 Selected recent ECM credentials Ranking in EMEA FIG ECM Financial Advisor Ranking value (€bn) No of deals Market share (%) 1 JPMorgan 786.3 544 27.1 2 UBS 767.2 551 26.4 3 Goldman Sachs 753.4 445 25.9 4 Morgan Stanley 734.8 424 25.3 5 BofA Securities 557.2 321 19.2 6 Rothschild & Co 482.5 582 16.6 7 Deutsche Bank 386.8 421 13.3 8 Citi 373.5 286 12.9 9 BNP Paribas 348.1 298 12.0 10 Lazard 300.4 357 10.3 Financial Advisor Ranking value (€bn) No of deals Market share (%) 1 UBS 103.7 320 12.6 2 BofA Securities 76.3 184 9.2 3 JPMorgan 74.5 283 9.0 4 Goldman Sachs 69.4 226 8.4 5 Morgan Stanley 58.7 206 7.1 6 Citi 56.5 271 6.8 7 Deutsche Bank 54.2 285 6.6 8 HSBC 25.5 79 3.1 9 Barclays 23.3 117 2.8 10 BNP Paribas 20.5 100 2.5 Source: Dealogic M&A Analytics, from 1 January 2007 to 1 August 2026 Source: Dealogic, from 1 January 2007 to 1 August 2026, excluding self-mandated Leading position inEMEA Banks advisory Best Bank for Financial Institutions 2025 Best Bank for Financial Institutions 2024 Deep local knowledgeand expertise No. 1 in EMEA Banks advisorybased on Dealogic1 #1 …with 8 senior FIG bankers based in major European hubs c.50 FIG EMEAheadcount

Information and Qualifications of UBS BB (2/4)

Sell-Side and Mergers

Neoenergia / Iberdrola
R$2,618,000,000
Sale of Dardanelos HPP to EDF
UBS acted as exclusive financial advisor to Neoenergia
November 2025

Neoenergia / Iberdrola / COPEL
R$2,135,000,000
Sale of Baixo Iguaçu HPP to ENERGO-PRO
Exclusive advisor to Neoenergia, Iberdrola and Copel
January 2025

Equatorial Energia
R$840,000,000
Sale of SPE 7 to CDPQ / verene
UBS acted as exclusive financial advisor to Equatorial
July 2024

B2W Digital
R$54,000,000,000
Combination of B2W Digital and Lojas Americanas
UBS acted as exclusive financial advisor to the Independent Committee of B2W Digital
April 2021

Reserva
R$175,000,000
Sale of Reserva to AREZZO
UBS acted as exclusive financial advisor to Reserva
October 2020

Buy-Side

Grupo Fleury
R$207,500,000
Acquisition of FEMME from L Catterton
UBS acted as exclusive financial advisor to Fleury
November 2025

Vitru / The Carlyle Group / Vinci Partners
R$3,500,000,000
Acquisition of 100% of UniCesumar
UBS acted as exclusive financial advisor to Vitru and its shareholders (Carlyle and Vinci)
August 2021

Afya
R$700,000,000
Acquisition of Universidade Unigranrio
UBS acted as financial advisor to Afya. Credit Suisse acted as financial advisor to Unigranrio
May 2021

Natura &Co
US$3,800,000,000
All-stock acquisition of AVON
UBS acted as lead financial advisor to Natura&Co
May 2020

GPA
US$2,500,000,000
Acquisition of éxito
UBS acted as exclusive financial advisor to GPA's BoD
June 2019

Tender Offers / Take-Privates

multiplus
R$1,183,441,000
Delisting tender offer from LATAM Airlines
UBS acted as financial advisor to Latam Airlines
April 2019

Private Capital Increase in Listed Companies

Vitru Education
R$400,000,000
PIPE from Crescera Capital and subsequent Rights Offering
UBS acted as financial advisor to Vitru
September 2022

UBS BB Investment Bank

Information and Qualifications of UBS BB (2/4) UBS BB has relevant experience in transactions with Brazilian listed companies Sources: UBS BB Global Banking. Dealogic. Considers transactions from UBS Group AG and Credit Suisse Group AG, acquired by UBS in 2023 UndisclosedStrategic investment from UBS acted as exclusive financial advisor to C6Bank March 2020 R$704,000,000 Acquisition of stake in 7 malls from UBS acted as exclusive financial advisor to BTG Pactual July 2019 Undisclosed Acquisition of Exclusive financial advisor to Natura and sole arranger of bridge loan facility September 2017 R$8,300,000,000 Sale of FAHZ’s stake in Itaú Unibanco and acquisition of 15.3% of Itaúsa’s voting shares UBS acted as financial advisor to FAHZ December 2017 Buy-Side Private Capital Increase in Listed Companies Sell-Side and Mergers R$400,000,000PIPE from and subsequent Rights Offering UBS acted as financial advisor to Vitru September 2022 R$592,400,000 Private capital increase UBS acted as financial advisor to Multiplan, underwriter and placement agent January 2017 US$261,700,000 Private capital increase with rights offering and block trade UBS acted as financial advisor to Ser Educacional, and lead-left bookrunner of the block trade September 2017 Tender Offers / Take-Privates R$3,500,000,000 Acquisition of 100% of UBS acted as exclusive financial advisor to Vitru and its shareholders (Carlyle and Vinci) August 2021 R$700,000,000 Acquisition of UBS acted as financial advisor to Afya. Credit Suisse acted as financial advisor to Unigranrio May 2021 US$3,800,000,000All-stock acquisition of UBS acted as lead financial advisor to Natura&Co May 2020 R$1,266,265,707 Buy-side advisor in the acquisition of 18.5% of AES Tietê held by UBS acted as defense advisor for hostile takeover attempt July 2020 US$2,500,000,000 Acquisition of UBS acted as exclusive financial advisor to GPA’s BoD June 2019 R$840,000,000Sale of SPE 7 to UBS acted as exclusive financial advisor to Equatorial July 2024 R$1,637,000,000 Creation of a fixed broadband Joint Venture (FiberCo) with UBS acted as exclusive financial advisor to TIM May 2021 R$54,000,000,000Combination of B2W Digital and UBS acted as exclusive financial advisor to the Independent Committee of B2W Digital April 2021 R$175,000,000Sale of Reserva to UBS acted as exclusive financial advisor to Reserva October 2020 US$390,000,000Divestment of minority stake in PT Vale Indonesia UBS acted as exclusive financial advisor to Vale June 2020 R$2,135,000,000 Sale of Baixo Iguaçu HPP to Exclusive advisor to Neoenergia, Iberdrola and Copel January 2025 R$220,000,000Related parties' transaction with Previ UBS acted as financial advisor and fairness opinion provider to Neoenergia’s BoD September 2021 R$4,261,000,000Sale of Boa Vista to and delisting of Boa Vista UBS acted as financial advisor to Boa Vista’s BoD February 2023 R$1,183,441,000 Delisting tender offer from UBS acted as financial advisor to Latam Airlines April 2019 R$11,723,000 Delisting tender offer from Mangue Participações UBS acted as exclusive financial advisor to Tarpon and DTO intermediary institution June 2019 R$11,948,546,448 Iberdrola acquired Previ’s 30.29% stake in Financial advisor and fairness opinion provider to Iberdrola September 2025 R$207,500,000 Acquisition of from UBS acted as exclusive financial advisor to Fleury November 2025 R$6,845,726,511 Delisting tender offer for 100% of the Free-Float of UBS acted as financial advisor to Iberdrola November 2025 R$2,618,000,000 Sale of Dardanelos HPP to UBS acted as exclusive financial advisor to Neoenergia November 2025 R$1,240,000,000 Carsales acquired an additional 40% stake in Exclusive financial advisor to Carsales March 2023 R$9,328,425,000 Delisting tender offer of Financial advisor to BAT and provider of independent appraisal report May 2015 R$7,830,585,162 Voluntary tender offer for the acquisition of Santander Brasil Financial advisor and provider of Fairness Opinion to Santander GroupApril 2014 R$334,640,550 Delisting tender offer of Vigor Financial advisor to FB Participações and appraisal report provider May 2015 R$15,417,467,000 Sale of CPFL Energia and CPFL Renováveis to China State Grid and Tag-Along tender offer. UBS acted as financial advisor to Previ and provider of appraisal report November 2018

Information and Qualifications of UBS BB (3/4) Proven experience with listed companies, having acted in several transactions involving the preparation of Appraisal Reports and Fairness Opinions Sources: UBS BB Global Banking. Dealogic. Considers transactions from UBS Group AG and Credit Suisse Group AG, acquired by UBS in 2023 Appraisal Reports Date Client Description Mar-23 Financial advisor and appraisal report provider on acquisition of additional 40% stake in Webmotors Mar-21 Financial advisor and appraisal report provider to Neoenergia S.A. on the potential acquisition of Previ's 2.29% stake in Companhia de Eletricidade do Estado da Bahia, 1.54% stake in Companhia Energética do Rio Grande do Norte, and 2.29% stake in Afluente Transmissão de Energia Elétrica Jan-20 Appraisal report provider for Banco Nacional de Desenvolvimento Econômico e Social (BNDES) for its 9.9% stake in Petroleo Brasileiro S.A. May-19 Appraisal report provider for CPFL Energia S.A. Board of Directors and Related Parties Committee on the acquisition of a 46.8% stake in CPFL Renováveis S.A. from China State Grid Brazil Power Participações S.A. Jul-19 Financial advisor and appraisal report provider to Companhia Brasileira de Distribuição's Board of Directors Special Committee on its acquisition of Almacenes Éxito S.A. Apr-19 Financial advisor, intermediary institution and appraisal report provider for TAM Linhas Aéreas S.A. on its delisting tender offer for Multiplus S.A. Jun-17 Financial advisor and appraisal report provider for Banco do Brasil's Board of Directors on the merger of Neoenergia S.A. and Elektro Holdings S.A. Sep-16 Appraisal report provider for BB Gestão de Recursos DDTVM S.A. and Previ's Board of Directors in the potential sale of shares of CPFL Energia S.A. and CPFL Energias Renováveis S.A. held by BB Carteira Livre I Fundo de Investimentos em Ações Fairness Opinions Date Client Description Sep-25 Financial advisor and Fairness Opinion provider to Iberdrola on its acquisition of Previ's 30.29% stake in Neoenergia Feb-23 Fairness Opinion provider to Boa Vista's Board of Directors on its sale to Equifax Apr-21 Exclusive financial advisor and Fairness Opinion provider to B2W - Companhia Digital's Independent Committee on the merger of B2W with Lojas Americanas S.A. Date Client Description Jun-16 Financial advisor to FB Participações and appraisal report provider on its delisting tender offer of Vigor Alimentos S.A. Apr-16 Appraisal report provider to BMF&Bovespa on its merger with Cetip May-15 Financial advisor to British American Tobacco International (Holdings) B.V. and appraisal report provider on its delisting tender offer of Souza Cruz S.A Nov-14 Appraisal report provider for Claro’s Board of Directors on its transaction with América Móvil Jun-14 Financial advisor to Kroton's BoD and provider of appraisal report for the merger between Anhanguera and Kroton Jun-14 Financial advisor to DASA's BoD and provider of valuation report for the transaction involving Edson Bueno and his wife, increasing their controlling stake Jun-14 Provider of appraisal report to assist Cosan’s Board of Directors in analyzing the merits of the merger between Rumo and ALL Jun-12 Appraisal report provider to Redecard on its delisting tender offer by Itaú Unibanco S.A. Date Client Description Jul-14 Fairness Opinion provider to CBD on the merger of Nova.com and Cdiscount Apr-14 Financial advisor and provider of Fairness Opinion to Santander Group on its voluntary tender offer for the acquisition of shares of Santander Brasil Fairness Opinions Appraisal Reports

Information and Qualifications of UBS BB (4/4) Internal approval process of appraisal reports Internal Approval Process of Appraisal Reports The internal process for approval of this Report by UBS BB involved the following steps: Appraisal report responsible team discussed the methodologies to be adopted in the Report Preparation and review of this Report by the responsible team of the Investment Banking and Legal departments Submission of this Report for review by the UBS global committee responsible for the approval of the issuance of appraisal reports, composed of senior professionals with extensive experience in M&A and financial advisory UBS's internal evaluation committee reviewed the analyses carried out, met with the appraisal report responsible team, discussed the main aspects related to the evaluation methodologies presented in this Appraisal Report, and approved its publication

Information About the Professionals Responsible for the Appraisal Report (1/2) Background Relevant Experience Name and Position Head of M&A LatAm at UBS BB with over 15 years of experience advising public and private companies on mergers and acquisitions, strategic transactions, fairness opinions, appraisal reports, capital markets transactions and corporate finance matters. Prior to joining UBS, Pedro held senior investment banking positions at Santander, UBS and Morgan Stanley. Holds a degree in Economics from Pontifícia Universidade Católica do Rio de Janeiro (PUC-Rio) and an MBA from the Kellogg School of Management at Northwestern University. Relevant transaction experience includes the sale of Algar Telecom's IoT business to Wireless Logic, the delisting tender offer and acquisition of Previ's stake in Neoenergia by Iberdrola, Assaí's acquisition of Extra, the sale of Gelnex to Darling Ingredients, Telefónica's acquisition of GVT and Natura's acquisition of Avon, among other strategic M&A and capital markets transactions. Pedro Aguiar Managing Director Head of FIG, Real Estate & Conglomerates Brazil. Prior to joining UBS in 2020, he was a Manager at Alvarez & Marsal and spent 4 years as the Head of Corporate Finance at QGDI S.A. During his investment banking career, he has advised on over 20 transactions including M&As, IPOs, Follow-on and LDCM. Antonio holds a Bachelor in Law from Universidade Católica de Pernambuco and MBA from the University of Chicago. Sole advisor to BB Asset Management on its commercial partnerships with Occam, JGP, and Trigono. Financial advisor to CSHG on its sale to Patria. Financial advisor to Boa Vista on its sale to Equifax. Financial advisor to UBS on its minority stake acquisition in Yvy Capital. Antônio Galvão Executive Director Director in M&A Latam at UBS BB. Prior to joining UBS BB in July 2021, Fabio has worked for Banco ABC between Dec. 2019 and Jul. 2021, and before that he worked as an Investment Analyst at Base Partners. During his investment banking career, he has advised on several M&A transactions representing c. R$35bn in total volume, including for public and private companies. Fabio holds a Bachelor of Business Administration from Insper. Financial advisor to Iberdrola and Fairness Opinion provider on the R$6.8bn delisting tender offer for Neoenergia and on the R$11.95bn acquisition of Previ’s stake in Neoenergia. Exclusive financial advisor to Nestlé on its acquisition of Grupo CRM. Exclusive financial advisor to Equatorial Energia on the sale of SPE 7 to CDPQ for an EV of R$1.2bn. Exclusive financial advisor to AmericaNet and its shareholders on its merger with Vero Internet. Exclusive financial advisor to Vitru and its shareholders on its acquisition of UniCesumar for R$3.5bn. Fabio Ticoulat Director Anderson Brito is the Head of Investment Banking at UBS BB. Anderson started in Investment Banking in 2008 and was previously Head of Technology and Education at Credit Suisse Brazil. He has advised on more than 200 transactions totaling more than US$ 50 billion, including sales, acquisitions, restructurings, IPOs and financings for public and private companies. Anderson holds a degree in Aeronautical Infrastructure Engineering from the Technological Institute of Aeronautics (ITA). Exclusive financial advisor to Nestlé on the acquisition of a majority stake in Grupo CRM from Advent International. Provided valuation report to BM&F on the US$ 40 billion combination of BM&F and Cetip. Financial advisor to BAT on its $3.5bn acquisition of the remaining stake in Souza Cruz. Lead financial advisor to Natura&Co on the acquisition of Avon. Advisor to Galp Energia on its partnership with SINOPEC for $4.8bn Anderson Brito Managing Director

Information About the Professionals Responsible for the Appraisal Report (2/2) Background Relevant Experience Name and Position Rafael Tredezini is an Associate Director in FIG, Real Estate & Conglomerates Brazil. Prior to joining UBS in 2025, Rafael worked at Itaú BBA and at Citibank. During his investment banking career, he has advised on over 20 transactions including M&As, IPOs, Follow-on and LDCM for public and private companies. Rafael holds a postgraduate degree in Economics from Universidade Estadual de Campinas. Advised on Klabin’s R$6.0bn acquisition of Arauco’s forestry assets. Supported Multiplan in the R$2.5bn acquisition of OTPP’s stake. Advised Patria on the sale of Guarde Aqui to Goodstorage. Advised GIC on the R$1.2bn acquisition of Neoenergia’s transmission assets. Rafael Tredezini Associate Director Bryan Dias joined UBS BB's Investment Banking team in 2023. He works in the São Paulo office as an Associate Director and is involved in the execution of M&A and ECM transactions across all sectors of the economy. Bryan holds a Bachelor of Science in Industrial Engineering from Universidade Federal de São Carlos (UFSCar). Advised CVC Capital Partners on the acquisition of GSH from Rede D’Or. Bryan Dias Associate Director Ricardo Baseggio joined UBS BB's Investment Banking team in 2025 and works in the execution of M&A and ECM transactions. Previously, he worked as an M&A and Project Finance analyst at ValeCap, based in Milan, Italy. Ricardo holds a Master's degree in Management from Università Commerciale Luigi Bocconi and a degree in Business Administration from Fundação Getulio Vargas. Financial Advisor to Renergia, an Italian biomethane platform on its €70mm project financing. Ricardo Baseggio Analyst

Additional Information on UBS BB pursuant to CVM Resolution 215 Notes: One member of the UBS BB team involved in the preparation of this Appraisal Report holds stock options in Banco Santander and unvested shares of Santander Brasil, which were granted in connection with his prior employment with Santander Brasil. Such individual will not take any action capable of altering the results of the Offer as well as exercise any rights in connection with the Offer that is not aligned with UBS BB’s trading of securities policy. In addition, such interests do not impair, and are not deemed to impair, the independence of UBS BB in any respect, particularly in light of the comprehensive approval, review, and oversight procedures applicable to the preparation of this Appraisal Report, as described on page 14. Additional information is available in the curriculum vitae included on page 15 As of the date of this Appraisal Report, UBS BB held no Santander Brasil securities or securities issued by Banco Santander, or any derivative instruments referenced to such securities, whether for its own account or under discretionary management. UBS Group AG (which indirectly controls the Appraiser through its ownership of 50.01% of the Appraiser's share capital), through investment funds discretionarily managed by it or by specific vehicles under UBS Group AG common control, held 192,155,469 shares of Banco Santander as of the date of this Appraisal Report. UBS BB and/or UBS Group AG may, from time to time, acquire such securities in the open market at market prices and on market terms, provided that they have neither acquired, during the last 24 months, nor intend to acquire, securities representing more than 5% of Santander Brasil's or Banco Santander's capital stock. In consideration for the services performed in connection with this Appraisal Report, UBS BB shall be entitled solely to a fixed fee of €1.5 million, and no contingent or success-based fee shall be payable. During the 24 months preceding the date hereof, UBS BB has not received any compensation from Santander Brasil or Banco Santander for the provision of consulting, valuation, auditing, or similar services. In addition, other than the compensation payable in connection with the preparation of this Appraisal Report, UBS BB is not entitled to receive from Santander Brasil or Banco Santander any amounts in connection with the provision of consulting, valuation, auditing, or similar services. Notwithstanding the foregoing, UBS Group AG received aggregate compensation of US$1.9 million from Banco Santander during the 24 months preceding the date hereof in connection with the provision of consulting, valuation, auditing, and/or similar services. Furthermore, UBS Group AG is entitled to receive from Santander Brasil and/or Banco Santander approximately US$2.5 million in connection with the provision of consulting, valuation, auditing, or similar services, that have no connection with the events that triggered the services performed in the context of this Appraisal Report. Notwithstanding the above, UBS BB is not aware of any commercial, credit-related, or other information that could affect the conclusions set forth in this Appraisal Report. UBS BB represents and warrants that neither it nor UBS Group AG has any conflict of interest that could compromise or impair the independence required for the proper performance of their respective duties in connection with this Appraisal Report1.

Santander Brasil Valuation Section 3

Section 3.1

Santander Brasil Valuation

Brazilian Banking Sector

Brazilian Banking Sector Santander Brasil Valuation Section 3.1

Brazilian Banking Sector | Key Macroeconomic Indicators

Real GDP Growth

4.8%
3.0%
3.2%
3.4%
2.3%
1.9%
1.5%
1.9%
2.0%
2021
2022
2023
2024
2025
2026E
2027E
2028E
2029E

Interest Rate (Target SELIC)

9.3%
13.8%
11.8%
12.3%
15.0%
13.8%
12.0%
10.5%
10.0%
2021
2022
2023
2024
2025
2026E
2027E
2028E
2029E

Inflation (IPCA)

10.1%
5.8%
4.6%
4.8%
4.3%
4.9%
4.3%
3.8%
3.5%
2021
2022
2023
2024
2025
2026E
2027E
2028E
2029E

Net Public Debt as % of GDP

55.1%
56.1%
60.4%
61.3%
65.2%
70.0%
73.7%
76.4%
79.1%
2021
2022
2023
2024
2025
2026E
2027E
2028E
2029E

UBS BB Investment Bank

Brazilian Banking Sector | Key Macroeconomic Indicators Brazil’s macroeconomic outlook points to easing inflation and rates, amid slower growth and rising public debt Sources: Brazilian Central Bank, Ipeadata, Focus Report published on September 14, 2026 Real GDP Growth Interest Rate (Target SELIC) Inflation (IPCA) Net Public Debt as % of GDP

Brazilian Banking Sector | Key Macroeconomic Indicators (Cont'd)

Last 3 Years Economic Activity Performance (%; YoY Growth)

Industrial Production
Retail Sales
Volume of Services
10.0
8.0
6.0
4.0
2.0
-
(2.0)
(4.0)
Jun-23
Jun-24
Jun-25
Jun-26
2.9
2.0
1.7

Last 3 Years Unemployment Rate Evolution

9.0%
8.0%
7.0%
6.0%
5.0%
4.0%
Jun-23
Jun-24
Jun-25
Jun-26
5.4%

UBS BB Investment Bank

Sources: Brazilian Central Bank, IBGE, Ipeadata

Brazilian Banking Sector | Key Macroeconomic Indicators (Cont’d) Economic activity remains resilient, supported by services and a strong labor market Sources: Brazilian Central Bank, IBGE, Ipeadata 21 Last 3 Years Economic Activity Performance (%; YoY Growth) Last 3 Years Unemployment Rate Evolution Industrial Production Retail Sales Volume of Services 1.7 2.0 2.9

Brazilian Banking Sector | Largest Banks by Total Assets

Largest Brazilian Banks by Total Assets (R$bn)

Listed on B3
% Share of national financial system
17.2%
13.9%
13.3%
12.6%
6.9%
5.3%
5.0%
2.2%
2.2%
1.6%
3,202[1]
2,588[1]
2,469[1]
2,342[2]
1,291[1]
993[2]
930[1]
418[1]
408[1]
289[2]
itaú
Banco do Brasil
bradesco
CAIXA
Santander
BNDES
btg
nu[3,4]
xp[5]
Safra

UBS BB Investment Bank

Sources: Companies' Investor Relations websites and Brazilian Central Bank

Notes:

1. As of 2Q26, reported on an IFRS basis
2. As of May 2026, reported on a BRGAAP basis according to the latest information available in the Central Bank of Brazil's IF.Data system
3. Listed on NYSE
4. Consolidated figures considering operations in other countries
5. Listed on NASDAQ

Brazilian Banking Sector | Largest Banks by Total Assets The largest 10 banks represent c.80% of the total assets of Brazil’s national financial system Sources: Companies’ Investor Relations websites and Brazilian Central BankNotes: As of 2Q26, reported on an IFRS basis As of May 2026, reported on a BRGAAP basis according to the latest information available in the Central Bank of Brazil's IF.Data system Listed on NYSE Consolidated figures considering operations in other countries Listed on NASDAQ Largest Brazilian Banks by Total Assets (R$bn) Listed on B3 5 3,4 % Share of national financial system 1 1 1 1 1 1 2 1 2 2

Section 3.2

Santander Brasil Valuation

Overview of Santander Brasil

Overview of Santander Brasil Santander Brasil Valuation Section 3.2

Santander Brasil at a Glance One of the largest banks in Brazil with nationwide scale and diversified operations Sources: Santander Brasil’s Investor Relations website, CVM (Comissão de Valores Mobiliários) Notes: Reported on an IFRS basis Reported on a BRGAAP basis Net Income attributable to the controlling shareholder LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated Santander Brasil is one of Brazil’s largest commercial banks and the country’s largest international banking franchise, with a full-service retail and wholesale offering Present in Brazil since 1957, Santander built scale through landmark acquisitions including Banespa (2000) and Banco Real (2008/09) The company has +76mm clients, R$1.3tn in assets and R$714.8bn in expanded loans as of 2Q26, with a diversified presence across retail and corporations Santander Brasil concluded its IPO in B3/NYSE in 2009 and in 2014 Banco Santander carried out a Voluntary Tender Offer, acquiring an additional 13.65% stake in the company In 2017, Qatar Holding sold a c.2.5% stake in Santander Brasil through a R$2.3bn secondary follow-on offering Overview Financial and Operational Highlights (2Q26LTM4) Ownership Structure (2Q26) Total Assets (2Q26)1 R$ 1,291 billion Cost of Risk (2Q26)2 3.8% Efficiency Ratio (2Q26)2 39.3% Expanded Loan Book (2Q26)2 R$ 715 billion Total Revenue1 R$ 74.7 billion 0.23% 10.24% Banco Santander, S.A. (“Banco Santander”) Grupo Empresarial Santander S.L. Sterrebeeck B.V. Treasury shares & Management Free Float Banco Santander (Brasil) S.A. (“Santander Brasil”) 99.1% 100% 42.25% 47.25% 0.04% Net Income1,3 R$ 13.8 billion ROAE (2Q26)2 12.5% Total Customers (2Q26) +76 million

Santander Brasil Overview | Credit Portfolio

Expanded Loan Portfolio (2Q26)

Consumer Finance 14%
Individuals 37%
SMEs 13%
R$715bn
Large Companies 36%

Loan Concentration (2Q26)

100 Largest 18%
50 Largest 13%
20 Largest 8%
10 Largest 5%
Largest debtor 1%

Retail Credit Portfolio Mix[1]

Mortgages
Credit cards
Payroll loans
Personal loans / Others
Others2
2Q26 29% 25% 21% 13% 12%
2Q25 26% 22% 25% 14% 13%

Corporate Credit Portfolio Mix[3]

Private securities and guarantees
Working Capital / Others
Trade Finance
Others4
2Q26 38% 28% 26% 8%
2Q25 37% 27% 28% 8%

Consumer Finance Mix[5]

Auto
Goods and Services
2Q26 86% 14%
2Q25 88% 12%

UBS BB Investment Bank

Sources: Santander Brasil's Investor Relations website

Notes:

Santander Brasil Overview | Credit Portfolio Sources: Santander Brasil’s Investor Relations website Notes: Represents the traditional retail loan portfolio, mostly including money lent directly to people who have a bank account at Santander Brasil Includes private securities and guarantees, agricultural loans, and leasing/auto loans, each separately representing less than 10% share of total portfolio Represents the traditional corporate loan portfolio, mostly including money lent directly to companies with a bank account at Santander Brasil Includes agricultural loans, on-lending, leasing/auto loans, and mortgages, each separately representing less than 10% share of total portfolio Refers to loans originated through external channels, where the borrower does not need to be a Santander Brasil account holder Expanded Loan Portfolio (2Q26) Retail Credit Portfolio Mix1 Corporate Credit Portfolio Mix3 Consumer Finance Mix5 Loan Concentration (2Q26) R$715bn 2 4

Santander Brasil Overview | Financial Performance

Total Revenue (R$mm)[1,2]

65,864
73,757
74,997
74,719
2023
2024
2025
2Q26LTM

71.2%
76.8%
76.8%
80.0%
46,884
56,679
57,634
59,784
2023
2024
2025
2Q26LTM

Operating Income Before Tax & Margin (R$mm, %)[1]

18.1%
26.0%
22.3%
24.4%
11,922
19,190
16,729
18,228
2023
2024
2025
2Q26LTM

Net Income for the Period & Margin (R$mm,%)[1,3]

14.3%
18.1%
17.0%
18.5%
9,449
13,366
12,766
13,841
2023
2024
2025
2Q26LTM

UBS BB Investment Bank

Sources: Santander Brasil's Investor Relations website

Notes:
1. Values reported on an IFRS basis
2. Considers Net Interest Income, Net Fees & Commissions, and Trading, FX, Equity and Other Incomes
3. Net Income attributable to the controlling shareholder

Santander Brasil Overview | Financial Performance Sources: Santander Brasil’s Investor Relations website Notes: Values reported on an IFRS basis Considers Net Interest Income, Net Fees & Commissions, and Trading, FX, Equity and Other Incomes Net Income attributable to the controlling shareholder Total Revenue (R$mm)1,2 Operating Income Before Tax & Margin (R$mm, %)1 Net Interest Income & Share of Total Revenue (R$mm, %)1 Net Income for the Period & Margin (R$mm,%)1,3

Santander Brasil Overview | Balance Sheet

Liabilities & Shareholders' Equity (R$mm)[1]	2023	2024	2025	2Q26
Financial Liabilities Measured at Fair Value Through Profit or Loss / Held for Trading	49,581	82,723	112,471	73,202
Financial Liabilities Measured at Amortized Cost	910,551	1,001,581	992,387	1,051,790
Provisions	11,474	10,977	11,804	13,036
Tax Liabilities	9,000	10,175	9,389	8,885
Other Liabilities	19,014	13,384	17,241	14,539
Total Liabilities	**1,000,796**	**1,118,970**	**1,143,476**	**1,161,466**
Shareholders' Equity	118,421	126,199	130,282	132,394
Other Comprehensive Income	(3,968)	(6,708)	(5,108)	(5,119)
Non-Controlling Interests	403	335	1,380	1,818
Total Shareholders' Equity	**114,856**	**119,827**	**126,553**	**129,093**
Total Liabilities and Equity	**1,115,653**	**1,238,797**	**1,270,029**	**1,290,559**

UBS BB Investment Bank

Sources: Santander Brasil's Investor Relations website
Notes:
1. Values reported on an IFRS basis

Assets (R$mm)1 2023 2024 2025 2Q26 Liabilities & Shareholders' Equity (R$mm)1 2023 2024 2025 2Q26 Cash 23,123 37,084 20,233 28,090 Financial Liabilities Measured at Fair Value Through Profit or Loss / Held for Trading 49,581 82,723 112,471 73,202 Financial Assets Measured at Fair Value Through Profit or Loss 208,922 231,002 262,407 245,077 Financial Liabilities Measured at Amortized Cost 910,551 1,001,581 992,387 1,051,790 Financial Assets Measured at Fair Value Through Other Comprehensive Income 59,052 92,079 69,447 62,079 Provisions 11,474 10,977 11,804 13,036 Financial Assets Measured at Amortized Cost 723,710 768,325 800,546 831,776 Tax Liabilities 9,000 10,175 9,389 8,885 Derivatives Used as Hedge Accounting 25 30 217 42 Other Liabilities 19,014 13,384 17,241 14,539 Non-Current Assets Held for Sale 914 1,042 1,413 1,591 Total Liabilities 1,000,796 1,118,970 1,143,476 1,161,466 Investments in Associates and Joint Ventures 1,610 3,640 3,517 3,514 Shareholders' Equity 118,421 126,199 130,282 132,394 Tax Assets 52,839 59,790 65,061 68,148 Other Comprehensive Income (3,968) (6,708) (5,108) (5,119) Other Assets 5,997 6,955 8,916 11,343 Non-Controlling Interests 403 335 1,380 1,818 Fixed Assets 7,086 6,022 5,046 5,737 Total Shareholders’ Equity 114,856 119,827 126,553 129,093 Intangible Assets 32,376 32,827 33,227 33,162 Total Assets 1,115,653 1,238,797 1,270,029 1,290,559 Total Liabilities and Equity 1,115,653 1,238,797 1,270,029 1,290,559 Santander Brasil Overview | Balance Sheet Sources: Santander Brasil’s Investor Relations website Notes: Values reported on an IFRS basis

Income Statement (R$mm)¹ 2023 2024 2025 2Q26LTM3 (+) Net Interest Income 46,884 56,679 57,634 59,784 (+) Net Fees and Commissions 15,640 17,205 17,495 17,365 (+) Trading, FX, Equity and Other Income 3,340 (126) (133) (2,430) (=) Total Revenue 65,864 73,757 74,997 74,719 (-) Impairment Losses on Financial Assets (28,008) (28,484) (29,540) (26,611) (-) Administrative Expenses (19,563) (20,417) (20,938) (21,029) (-) Depreciation and Amortization (2,741) (2,731) (2,626) (2,624) (-) Provisions and Other Impairments (4,675) (4,848) (5,376) (6,405) (-) Gains (losses) on Disposal of Assets Held for Sale 1,044 1,912 212 178 (=) Operating Income Before Tax 11,922 19,190 16,729 18,228 (-) Income Taxes (2,423) (5,776) (3,764) (4,158) (-) Profit Attributable to Non-controlling Interests (49) (48) (199) (229) (=) Net Income2 9,449 13,366 12,766 13,841 Santander Brasil Overview | Income Statement Sources: Santander Brasil’s Investor Relations website Notes: Values reported on an IFRS basis Net Income attributable to the controlling shareholder LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated

Santander Brasil Overview | Shareholding Structure Overview Sources: Santander Brasil’s Investor Relations website, CVM Shareholding Structure (as of June 30, 2026) Total Common Shares Issued 3,818,695,031 Treasury-held Common Shares (5,502,000) Common Shares ex-Treasury 3,813,193,031 Total Preferred Shares Issued 3,679,836,020 Treasury-held Preferred Shares (5,502,000) Preferred Shares ex-Treasury 3,674,334,020 Unit Composition Structure Common Shares per Unit 1.0 Preferred Shares per Unit 1.0 Number of Common and Preferred Shares per Unit 2.0 Total Equivalent Units 3,749,265,526 Treasury-held Equivalent Units (5,502,000) Total Equivalent Units ex-Treasury 3,743,763,526

Section 3.3

Santander Brasil Valuation

Valuation Methodologies

Valuation Methodologies Santander Brasil Valuation Section 3.3

Volume
Daily VWAP
VWAP for the period
Daily VWAP per Unit (R$)
Volume (R$mm)
40
38
36
34
32
30
28
26
24
22
20
800
700
600
500
400
300
200
100
-
High: R$37.17
(January 29, 2026)
+41.5%
VWAP: R$ 30.86
(30.9%)
Low: R$25.68
(July 8, 2026)
Jul-25
Sep-25
Nov-25
Jan-26
Mar-26
May-26
Jul-26

Volume
Daily VWAP
VWAP for the period
Daily VWAP per Unit (R$)
Volume (R$mm)
40
38
36
34
32
30
28
26
24
22
20
800
700
600
500
400
300
200
100
-
VWAP: R$ 29.29
Material Fact publication (30-Jul-2026)
30-Jul-26
09-Aug-26
19-Aug-26
29-Aug-26
08-Sep-26
17-Sep-26

UBS BB Investment Bank

Sources: FactSet as of September 17, 2026

Since Material Fact Publication (July 30, 2026 to September 17, 2026) Volume Weighted Average Unit Price at Market Value (1/2) VWAP of R$30.86 in the 12 months immediately prior to the Material Fact publication and R$29.29 from the date of the publication until September 17, 2026 Sources: FactSet as of September 17, 2026 12 Months Prior to Material Fact Publication (July 30, 2025 to July 29, 2026) VWAP: R$ 30.86 VWAP: R$ 29.29 Daily VWAP per Unit (R$) Volume (R$mm) Daily VWAP per Unit (R$) Volume (R$mm) Material Fact publication (30-Jul-2026) Volume Daily VWAP VWAP for the period Volume Daily VWAP VWAP for the period High: R$37.17 (January 29, 2026) Low: R$25.68 (July 8, 2026) +41.5% (30.9%) 17-Sep-26

Volume Weighted Average Price per Unit at Market Value (2/2) VWAP for the periods of 1, 30, 60, 90, 180 days and 12 months immediately prior to the Material Fact publication and for the period from the date of the publication to September 17, 2026 Sources: FactSet as of September 17, 2026 Summary Period Prior to the Material Fact Publication (July 30, 2026) VWAP per Unit (R$/Unit) 1 Day 25.87 30 Days 26.72 60 Days 26.80 90 Days 27.08 180 Days 30.47 12 Months 30.86 From the Material Fact Publication Date up to Last Trading Day before Appraisal Report Publication (July 30, 2026 to September 17, 2026) 29.29

Valuation Based on Book Value per Unit On June 30, 2026, Santander Brasil’s book value per unit was R$ 34.00 and the tangible book value was R$ 25.14 per unit Sources: Santander Brasil’s Investor Relations website, CVM (Comissão de Valores Mobiliários) Notes: Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests", as per financial statements published by Santander Brasil as of June 30, 2026 (under IFRS) Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests" – "Intangible Assets", as per financial statements published by Santander Brasil as of June 30, 2026 (under IFRS) Calculated Book Value1 per Unit 2Q26 Book Value1 (R$ mm) 127,275 (/) Total Equivalent Units ex-Treasury (mm) 3,744 (=) Book Value1 / Unit (R$/Unit) 34.00 Calculated Tangible Book Value2 per Unit 2Q26 (+) Book Value (R$ mm) 127,275 (-) Intangible Assets (R$ mm) (33,162) (=) Tangible Book Value2 (R$ mm) 94,113 (/) Total Equivalent Units ex-Treasury (mm) 3,744 (=) Tangible Book Value2 / Unit (R$/Unit) 25.14

Economic Value | Trading Comparables Multiples (1/3) Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Santander Brasil and selected comparables as of June 30, 2026 (under IFRS) Details of the Applied Methodology In accordance with CVM Resolution No. 215, UBS BB selected a trading comparables multiples approach to estimate the economic value of Santander Brasil Trading comparables multiples are a relative valuation methodology that uses the relationship between the companies’ market value and selected financial metrics. The metrics used include: P/E: P/E multiples (Price / Earnings) were calculated based on i) price, the VWAP for the 30 days preceding September 17, 2026 and ii) net income, based on consensus estimates of adjusted net income for 2026/2027/2028 provided by FactSet as of September 17, 2026 P/TBV: P/TBV multiples (Price / Tangible Book Value¹) were calculated based on i) price, the VWAP for the 30 days preceding September 17, 2026, and ii) tangible shareholders’ equity, the most recent publicly available financial statements (June 30, 2026) The significant differences in returns on tangible book value among the comparable companies increase the limitations associated with this methodology, as the metric is only truly comparable when companies exhibit similar return profiles on tangible book value The median of the multiples of the comparable companies to Santander Brasil were calculated based on the average of market analysts’ projections for the companies’ adjusted net income for 2026, 2027 and 2028 and applied to market analysts’ projections for Santander Brasil’s adjusted net income for the same years The calculation of the multiples was based on the 30-day volume-weighted average share price for the 30 days preceding September 17, 2026 The 30-day period was selected with the objective of reducing short-term volatility in the share price. The use of longer periods could fail to reflect the companies’ current fundamentals Selected comparable companies are Brazilian banks with comparable scale and a focus on retail banking: Itaú Bradesco Banco do Brasil The institutions listed above have business models similar to Santander Brasil Despite the limited availability of companies comparable to Santander Brasil, we consider the selected sample of comparable companies to be of high quality, as it consists of direct competitors with similar scale and national physical footprint, at least R$50bn market capitalization, highly liquid shares, and all included in the Ibovespa Index We consider that adding other Brazilian banking institutions to the sample of comparables would not improve the quality of the analysis, particularly given the limited availability of further Brazilian banks with scale, similar business models and relevant liquidity to the analysis

Selected Comparables Analysis Share Price¹ Market Cap1 ADTV 30-days2 Adj. Net Income CAGR ROAE3 P/E 2Q26 Tangible Book Value4 P / TBV4 Company R$/Share R$mm R$mm 26E-28E 2Q26 LTM5 2026E 2027E 2028E R$mm 2Q26 44.04 | 40.74 ITUB3 | ITUB4 467,578 1,089 9.7% 24.5% 9.2x 8.4x 7.7x 191,466 2.4x 15.45 | 17.49BBDC3 | BBDC4 174,065 702 10.2% 16.2% 6.1x 5.5x 5.0x 154,390 1.1x 20.91BBAS3 119,363 664 30.9% 8.3% 6.9x 4.8x 4.0x 173,813 0.7x Average 17.0% 16.3% 7.4x 6.2x 5.6x 1.4x Median 10.2% 16.2% 6.9x 5.5x 5.0x 1.1x Economic Value | Trading Comparables Multiples (2/3) Sources: Companies’ Investor Relations websites and FactSet as of September 17, 2026 Notes: Considers the VWAP for the 30 days preceding September 17, 2026 Average daily traded volume preceding September 17, 2026 Reported in BRGAAP, as per the companies’ 2Q26 earnings release Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by selected comparables as of June 30, 2026 (under IFRS) LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated

Economic Value | Trading Comparables Multiples (3/3) P/E-based methodology indicates range of values per unit between R$24.14 and R$26.55 Sources: Santander Brasil’s Investor Relations website, FactSet as of September 17, 2026 Notes: Considers the average of all consensus estimates from brokers for adjusted net income, provided by FactSet as of September 17, 2026 Calculated as the average of the Implied Equity Values from the P/E multiples for 2026E, 2027E and 2028E Price-to-Earnings Analysis P / E 2026E 2027E 2028E Mid-Point (“MP”)2 Low (MP - 4.75%) High (MP + 4.75%) Median Multiple of Selected Comparables 6.9x 5.5x 5.0x (x) Santander Brasil Adj. Net Income¹ (R$mm) 14,096 16,424 19,356 (=) Implied Equity Value (R$mm) 96,697 90,613 97,389 94,900 90,392 99,407 (/) Total Equivalent Units, ex-Treasury (mm) 3,744 3,744 3,744 3,744 3,744 3,744 (=) Price per Unit (R$/Unit) 25.83 24.20 26.01 25.35 24.14 26.55

Banco Santander Valuation Section 4

Section 4.1

Banco Santander Valuation

European and Spanish Banking Sector

European and Spanish Banking Sector Banco Santander Valuation Section 4.1

European Banking Sector | Key Macroeconomic Indicators[1]

GDP Growth

6.6%
3.8%
0.5%
1.2%
1.3%
1.4%
1.5%
2021
2022
2023
2024
2025
2026E
2027E

Lending Growth[2]

3.3%
2.6%
0.2%
1.0%
2.6%
3.3%
3.3%
2021
2022
2023
2024
2025
2026E
2027E

Inflation

2.8%
8.9%
6.6%
2.4%
2.4%
2.7%
2.4%
2021
2022
2023
2024
2025
2026E
2027E

Interest Rate

(0.5%)
2.0%
4.0%
3.0%
2.0%
2.5%
2.3%
2021
2022
2023
2024
2025
2026E
2027E

Unemployment Rate

6.4%
5.7%
5.6%
5.5%
5.6%
5.6%
5.5%
2021
2022
2023
2024
2025
2026E
2027E

Debt/GDP

95.7%
92.0%
90.3%
90.6%
91.9%
93.2%
94.0%
2021
2022
2023
2024
2025
2026E
2027E

UBS BB Investment Bank

Sources: Haver, CEIC, National Statistics, UBS forecasts, ECB

Notes:

1. Data shown relates to the European Union (EU)
2. Calculated as change in domestic bank credit

European Banking Sector | Key Macroeconomic Indicators1 Despite moderate growth, EU macro-outlook remains supportive for banks, with slight acceleration of lending growth, sustained interest rates and employment and despite some increase in debt/GDP Sources: Haver, CEIC, National Statistics, UBS forecasts, ECB Notes: Data shown relates to the European Union (EU) Calculated as change in domestic bank credit GDP Growth Lending Growth2 Inflation Interest Rate Unemployment Rate Debt/GDP

European Banking Sector (incl. UK) | Key Market Participants

Largest Banks by Market Capitalization (€bn)[1,2]

307
188
140
134
126
120
115
91
90
75
HSBC
Santander
BBVA
UBS
UniCredit
INTESA SANPAOLO
BNP PARIBAS
CaixaBank
ING
BARCLAYS

Largest Banks by Total Assets (€bn)[1,3]

3,084
2,993
2,462
2,011
1,954
1,673
1,521
1,486
1,161
1,156
BNP PARIBAS
HSBC
CRÉDIT AGRICOLE
BARCLAYS
Santander
SOCIETE GENERALE
Deutsche Bank
UBS
ING
LLOYDS

UBS BB
Investment Bank

European Banking Sector (incl. UK) | Key Market Participants A small group of European banks continues to command outsized scale, leading the sector across both market capitalization and total assets Sources: Companies’ Investor Relations websites and FactSet as of September 17, 2026 Notes: Exchange rate of £1 = €1.16 and of US$1 = €0.87 as of September 17, 2026 Spot price as of September 17, 2026 As of 2Q26, reported on an IFRS basis Largest Banks by Market Capitalization (€bn)1,2 Largest Banks by Total Assets (€bn)1,3

Spanish Banking Sector | Key Macroeconomic Indicators

GDP Growth

6.7%
6.4%
2.5%
3.5%
2.8%
2.5%
1.8%
2021
2022
2023
2024
2025
2026E
2027E

Lending Growth[1]

0.6%
(2.7%)
(3.3%)
0.3%
4.1%
1.6%
3.1%
2021
2022
2023
2024
2025
2026E
2027E

Inflation

3.0%
8.3%
3.4%
2.9%
2.7%
3.6%
3.2%
2021
2022
2023
2024
2025
2026E
2027E

Interest Rate

(0.5%)
2.0%
4.0%
3.0%
2.0%
2.5%
2.3%
2021
2022
2023
2024
2025
2026E
2027E

Unemployment Rate

14.9%
13.0%
12.2%
11.3%
10.5%
10.1%
9.8%
2021
2022
2023
2024
2025
2026E
2027E

Debt/GDP

115.7%
109.3%
105.2%
101.6%
100.7%
99.0%
98.0%
2021
2022
2023
2024
2025
2026E
2027E

UBS BB Investment Bank

Notes:

1. Calculated as change in domestic bank credit

Spanish Banking Sector | Key Macroeconomic Indicators Robust, but slowing GDP growth, with decreasing unemployment and debt/GDP while lending growth accelerates in 2027 Sources: Haver, CEIC, National Statistics, UBS forecasts, ECB, Banco de España Notes: Calculated as change in domestic bank credit GDP Growth Lending Growth1 Inflation Interest Rate Unemployment Rate Debt/GDP

Spanish Banking Sector | Key Market Participants

Largest Spanish Banks by Domestic Loans (€bn)[1]

% Market Share[1]

23.3%
19.4%
12.1%
7.5%
4.3%
3.9%
3.6%
3.4%
2.7%
2.0%
354
295
185
114
66
59
54
51
42
30
CaixaBank
Santander
BBVA
Sabadell
bankinter.
kutxabank
ABANCA
Unicaja
cajamar 2
Ibercaja

UBS BB Investment Bank

Sources: Companies' Investor Relations websites

Notes:

23.3% 19.4% 12.1% 7.5% 4.3% 3.9% 3.6% 3.4% 2.7% 2.0% Spanish Banking Sector | Key Market Participants The largest 10 banks represent c. 82.3% of the total loans of Spain’s national financial system Sources: Companies’ Investor Relations websites Notes: Market shares calculated using reported market share in loans as of 2Q26 As of 1Q26 Largest Spanish Banks by Domestic Loans (€bn)1 2 % Market Share1

Section 4.2

Banco Santander Valuation

Overview of Banco Santander

Overview of Banco Santander Banco Santander Valuation Section 4.2

Banco Santander at a Glance Global diversified bank with retail and commercial banking franchises across Europe and the Americas Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) Notes: Contribution as a percent of group revenue LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated Founded in 1857, Banco Santander is a global bank with an offering across retail and commercial banking, corporate and investment banking, wealth management, insurance and payments Headquartered in Madrid, Banco Santander operates across key markets in Europe and the Americas, including Spain, the UK, Portugal, the US, Mexico, Brazil, Chile and Argentina Listed in Spain, Mexico, the UK and the US Operates through five global businesses and has recently expanded its UK and US presence through the €3.3bn acquisition of TSB and the €10.3bn acquisition of Webster Overview Financial and Operational Highlights (As of 2Q26LTM2, reported on an IFRS basis, unless otherwise stated) Total Assets (2Q26) € 1,954 billion Total Customers (2Q26) 182.5 million Net Income € 16.2 billion Net loans (2Q26) € 1,149 billion Commissions € 13.5 billion Net Interest Income € 43.8 billion ROAE 15.1% Customer Deposits (2Q26) € 1,134 billion Efficiency Ratio (2Q26) 40.7% Cost of Risk 1.15% Segment Overview Retail & Commercial Banking Banking for consumers and SMEs, including deposits, mortgages, payments and business lending Digital Consumer Bank Consumer finance and auto lending platform, combining Banco Santander Consumer Finance and Openbank Corporate & Investment Banking Financing, markets, transaction banking and advisory services for large corporates and institutions Wealth Management & Insurance Payments Private banking, asset management and insurance products for affluent and institutional clients Merchant acquiring, cross-border payments, processing provided by PagoNext and card issuance Contribution1 55% 21% 15% 7% 2%

Banco Santander | Diversified Business Model

2Q26, unless otherwise stated

Total Assets

€1,954bn
30%
20%
12%
12%
Open banking
9%
6%
3%
4%
1%
Rest of Group
3%

Net Loans

€1,149bn
26%
25%
13%
Open banking
12%
8%
5%
4%
4%
1%
Rest of Group
2%

Customer Deposits

€1,134bn
32%
24%
12%
9%
Open banking
7%
5%
3%
4%
1%
Rest of Group
3%

Total Allocated Equity

€115.9bn
18%
16%
15%
14%
Open banking
12%
9%
3%
6%
3%
Rest of Group
4%

Net Operating Profit (LTM)[1,2]

€35.2bn
23%
21%
12%
11%
Open banking
9%
7%
6%
4%
4%
Rest of Group
3%

Net Income (LTM)[1]

€16.2bn
30%
14%
12%
11%
9%
8%
6%
Open Banking
5%
2%
Rest of Group
3%

UBS BB
Investment Bank

Banco Santander | Diversified Business Model Highly diversified footprint across geographies, anchored by Spain and LatAm, with meaningful contributions from the UK and the US Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) Notes: Geographic distribution as per 2Q26. LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated Refers to Total Income minus Operating expenses 2Q26, unless otherwise stated €1,954bn ` €1,149bn €1,134bn ` €115.9bn ` €35.2bn ` €16.2bn Net Operating Profit (LTM)1,2 Net Income (LTM)1 Customer Deposits Net Loans Total Assets Total Allocated Equity

Banco Santander | Financial Performance[1]

Revenue (€bn)

54.0
58.0
58.3
60.2
3%
21%
75%
3%
21%
75%
5%
22%
73%
5%
22%
73%
2023
2024
2025
2Q26 LTM 5
NII
NFCI
Other income

Net Interest Margin[2]

2.67%
2.82%
2.67%
2.64%
2023
2024
2025
2Q26 LTM 3,5

Cost-to-Income Ratio

45.4%
43.1%
42.1%
40.7%
2023
2024
2025
2Q26

Cost of Risk

1.13%
1.12%
1.14%
1.15%
2023
2024
2025
2Q26 LTM 5

RWA Density

34.7%
34.0%
33.7%
31.6%
2023
2024
2025
2Q26

ROATE[4]

14.4%
15.5%
16.3%
17.4%
2023
2024
2025
2Q26

UBS BB
Investment Bank

Notes:

1. Values reported on an IFRS basis
2. NIM calculated based on reported AIEA
3. Implied NIM using implied AIEA calculated using AIEA as a % of total assets as of FY25
4. Reported.Post-Additional Tier 1 Capital
5. LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026

Banco Santander | Financial Performance1 Sustained revenue growth, with increase of NFCI contribution, together with cost and impairment containment and enhanced capital allocation, have resulted in increased ROATE over the last years Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) Notes: Values reported on an IFRS basis NIM calculated based on reported AIEA Implied NIM using implied AIEA calculated using AIEA as a % of total assets as of FY25 Reported.Post-Additional Tier 1 Capital LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026 Net Interest Margin2 RWA Density Cost-to-Income Ratio ROATE4 5 Revenue (€bn) Cost of Risk 3,5

Assets (€bn)1 2023 2024 2025 2Q26 Cash 220 192 152 138 Financial assets held for trading 177 230 252 287 Financial assets measured at fair value through profit or loss 16 14 16 16 Financial assets measured at fair value through other comprehensive income 83 90 75 75 Financial assets measured at amortized cost 1,191 1,204 1,203 1,334 Non-current assets held for sale 3 4 75 3 Investments in associates and joint ventures 8 7 7 8 Tax assets 31 31 30 31 Tangible assets 34 32 27 26 Intangible assets 20 19 17 19 Other assets2 14 14 13 17 Total assets 1,797 1,837 1,868 1,954 Banco Santander | Balance Sheet Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) Notes: Values reported on an IFRS basis Includes: “Hedging derivatives”, “Changes in the fair value of hedged items in portfolio hedges of interest rate risk”, “Assets under reinsurance contracts” and “Other assets” Includes: “Hedging derivatives”, “Changes in the fair value of hedged items in portfolio hedges of interest rate risk” and “Other liabilities” Liabilities & Shareholders' Equity (€bn)1 2023 2024 2025 2Q26 Financial liabilities measured at fair value through profit or loss /held for trading 163 189 214 237 Financial liabilities measured at amortized cost 1,469 1,484 1,421 1,544 Liabilities under insurance contracts 18 18 19 19 Provisions 8 8 8 9 Tax liabilities 10 10 10 10 Non-current liabilities held for sale - - 63 - Other liabilities3 25 21 20 20 Total liabilities 1,693 1,730 1,755 1,839 Shareholders' equity 130 135 141 143 Other comprehensive income (35) (37) (38) (34) Non-controlling interests 9 9 10 7 Total shareholders’ equity 104 107 113 116 Total liabilities and equity 1,797 1,837 1,868 1,954

Income Statement (€mm)1 2023 2024 2025 2Q26LTM3 (+) Net Interest Income 40,650 43,787 42,348 43,848 (+) Net Fees and Commissions 11,495 12,376 12,976 13,485 (+) Trading, FX, Equity and Other Income / expenses 1,806 1,880 2,987 2,822 (=) Total Income 53,951 58,043 58,311 60,155 (-) Administrative Expenses (21,598) (22,036) (21,601) (21,697) (-) Depreciation and Amortization (3,086) (3,179) (3,178) (3,219) (-) Provisions and Impairments on Non-financial Assets (2,295) (3,686) (2,553) (3,174) (-) Impairment Losses on Financial Assets (12,298) (12,136) (12,546) (12,593) (+/-) Other Income/(Expenses)4 331 341 248 66 (=) Profit Before Tax 15,005 17,347 18,681 19,538 (-) Income Taxes (3,880) (4,844) (4,723) (4,798) (+) Profit or Loss After Tax From Discontinued Operations 1,058 1,241 1,542 2,711 (-) Profit Attributable to NCIs (1,107) (1,170) (1,399) (1,210) (=) Net Income For The Period² 11,076 12,574 14,101 16,241 Banco Santander | Income Statement Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) Notes: Values reported on an IFRS basis Net Income attributable to the controlling shareholder LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated Includes: “Negative goodwill recognized in results”, “Gains or losses on non-current assets held for sale not classified as discontinued operations” and “Gains or losses on non-financial assets and investments, net”

Section 4.3

Banco Santander Valuation

Valuation Methodologies

Valuation Methodologies Banco Santander Valuation Section 4.3

Volume
Daily VWAP
VWAP for the period
Daily VWAP per Share - €
Volume (€mm)
High: €12.51
(Jul 7, 2026)
VWAP: €9.99
Low: €7.20
(Aug 1, 2025)
14
12
10
8
6
4
2
0
1,000
900
800
700
600
500
400
300
200
100
-
Jul-25
Sep-25
Nov-25
Jan-26
Mar-26
May-26
Jul-26

Volume
Daily VWAP
VWAP for the period
Daily VWAP per Share - €
Volume (€mm)
VWAP: €12.66
14
12
10
8
6
4
2
0
1,000
900
800
700
600
500
400
300
200
100
-
30-Jul-26
15-Aug-26
31-Aug-26
17-Sep-26

UBS BB Investment Bank

Sources: FactSet as of September 17, 2026

Volume Weighted Average Share Price at Market Value (1/2) VWAP of €9.99 in the 12 months immediately prior to the Material Fact publication and €12.66 from the date of the publication until September 17, 2026 Sources: FactSet as of September 17, 2026 12 Months Prior to Material Fact Publication (July 30, 2025 to July 29, 2026) Daily VWAP per Share – € Volume (€mm) Volume Daily VWAP VWAP for the period Low: €7.20 (Aug 1, 2025) High: €12.51 (Jul 7, 2026) Since Material Fact Publication (July 30, 2026 to September 17, 2026) Daily VWAP per Share – € Volume (€mm) Volume Daily VWAP VWAP for the period VWAP: €9.99 VWAP: €12.66 17-Sep-26

Volume Weighted Average Price per Share at Market Value (2/2) VWAP for the periods of 1, 30, 60, 90, 180 days and 12 months immediately prior to the Material Fact publication and for the period from the date of the publication to September 17, 2026 Sources: FactSet as of September 17, 2026 Summary Period Prior to the Material Fact Publication (July 30, 2026) VWAP per Share (€ / Share) 1 Day 12.01 30 Days 12.06 60 Days 11.68 90 Days 11.28 180 Days 10.66 12 Months 9.99 From the Material Fact Publication Date up to Last Trading Day before Appraisal Report Publication (July 30, 2026 to September 17, 2026) 12.66

Valuation Based on Book Value per Share On June 30, 2026, Santander’s book value per share was €7.51 and the tangible book value was €6.22 per share Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) Notes: Book Value defined as “Total Shareholders’ Equity” – “Non-Controlling Interests”, as per financial statements published by Banco Santander as of June 30, 2026 (under IFRS) Tangible Book Value defined as “Total Shareholders’ Equity” – “Non-Controlling Interests” - “Intangible Assets”, as per financial statements published by Banco Santander as of June 30, 2026 (under IFRS) Calculated Book Value1 per Share 2Q26 Book Value1 (€mm) 109,346 (/) Total Shares ex-Treasury (mm) 14,556 (=) Book Value1 / Share (€/Share) 7.51 Calculated Tangible Book Value2 per Share 2Q26 (+) Book Value1 (€mm) 109,346 (-) Intangible Assets (€mm) (18,772) (=) Tangible Book Value2 (€mm) 90,574 (/) Total Shares ex-Treasury (mm) 14,556 (=) Tangible Book Value2 / Share (€/Share) 6.22

Economic Value | Trading Comparables Multiples (1/3) Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Banco Santander and selected comparables as of June 30, 2026 (under IFRS) Details of the Applied Methodology In accordance with CVM Resolution No. 215, UBS BB selected a trading comparables multiples approach to estimate the economic value of Banco Santander Trading comparables multiples are a relative valuation methodology that uses the relationship between the companies’ market value and selected financial metrics. The metrics used include: P/E: P/E multiples (Price / Earnings) were calculated based on i) price, the VWAP for the 30 days preceding September 17, 2026 and ii) net income based on consensus estimates of adjusted net income for 2026/2027/2028 provided by FactSet as of September 17, 2026 P/TBV: P/TBV multiples (Price / Tangible Book Value¹) were calculated based on i) price, the VWAP for the 30 days preceding September 17, 2026, and ii) tangible shareholders’ equity, the most recent publicly available financial statements (June 30, 2026) P/TBV could be used for Banco Santander as return on TBV of peers is less dispersed, however given the disparity from Santander Brasil we disregarded this valuation methodology The multiples of the comparable companies to Banco Santander were calculated based on the average of market analysts’ projections for the companies’ adjusted net income for 2026, 2027 and 2028 and applied to market analysts’ projections for Banco Santander’s adjusted net income for the same years The calculation of the multiples was based on the 30-day volume-weighted average share price for the 30 days preceding September 17, 2026 The 30-day period was selected with the objective of reducing short-term volatility in the share price. The use of longer periods could fail to reflect the companies’ current fundamentals Selected comparable companies are large-cap European banks (>€50bn market capitalization with high liquidity) that provide relevant comparability to Banco Santander across three dimensions: scale, return profile and retail-oriented business mix. The group includes banks with meaningful retail and commercial banking franchises. Selected comparables: HSBC BBVA Unicredit Intesa Sanpaolo Caixabank ING Lloyds Natwest Nordea

Economic Value | Trading Comparables Multiples (2/3) Sources: Companies’ Investor Relations websites, FactSet as of September 17, 2026 Notes: Exchange rate of £1 = €1.16 and of US$1 = €0.87 as of September 17, 2026 Considers the VWAP for the 30 days preceding September 17, 2026 Tangible Book Value defined as “Total Shareholders’ Equity” – “Non-Controlling Interests” – “Intangible Assets”, as per financial statements published by Banco Santander and selected comparables as of June 30, 2026 (under IFRS) LTM refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated Selected Comparables Analysis Share Price2 Market Cap2 Net Income CAGR ROAE P/E 2Q26 Tangible Book Value3 P/TBV3 Company €/Share €mm 26-28E 2Q26 LTM4 2026E 2027E 2028E €mm 2Q26 17.85 306,120 7.3% 14.4% 12.0x 11.0x 10.4x 139,514 2.2x 24.87 138,423 9.1% 18.5% 12.0x 10.8x 10.0x 55,830 2.5x 83.79 126,353 13.0% 17.0% 11.4x 9.9x 8.9x 59,560 2.1x 6.74 119,094 6.6% 15.5% 11.5x 10.7x 10.2x 50,235 2.4x 13.17 91,801 11.9% 15.4% 14.4x 12.4x 11.5x 33,390 2.7x 31.12 86,759 12.0% 13.5% 12.1x 10.6x 9.7x 48,506 1.8x 1.29 74,528 13.1% 11.6% 10.7x 9.3x 8.3x 38,048 2.0x 8.03 63,726 9.6% 14.5% 9.1x 8.2x 7.6x 33,170 1.9x 17.57 59,619 5.1% 16.2% 11.9x 11.3x 10.8x 29,342 2.0x Average 9.7% 15.2% 11.7x 10.5x 9.7x 2.2x Median 9.6% 15.4% 11.9x 10.7x 10.0x 2.1x Banco Santander 12.63 183,913 16.0% 15.1% 12.1x 10.3x 9.0x 90,574 2.0x 1 1 1

Economic Value | Trading Comparables Multiples (3/3) P/E-based methodology indicates range of values per share between €12.62 and €13.88 Sources: Banco Santander’s Investor Relations website (Recast financial information as reported in filings with the U.S. Securities and Exchange Commission) and FactSet as of September 17, 2026 Notes: Considers the average of all consensus estimates from brokers for adjusted net income, provided by FactSet as of September 17, 2026 Calculated as the average of the Implied Equity Values from the P/E multiples for 2026E, 2027E and 2028E Price-to-Earnings Analysis P / E 2026E 2027E 2028E Mid-Point (“MP”)2 Low (MP - 4.75%) High (MP + 4.75%) Median Multiple of Selected Comparables 11.9x 10.7x 10.0x (x) Banco Santander Adj. Net Income¹ (€mm) 15,175 17,923 20,416 (=) Implied Equity Value (€mm) 181,154 192,282 205,111 192,849 183,689 202,009 (/) Total Shares, ex-Treasury (mm) 14,556 14,556 14,556 14,556 14,556 14,556 (=) Price per Share (€/Share) 12.44 13.21 14.09 13.25 12.62 13.88

Section 5

Implied Exchange Ratio Between the Companies

Implied Exchange Ratio Between the Companies Section 5

Methodology Implied Exchange Ratio2 Volume Weighted Average Price VWAP for the 12 months prior to Material Fact publication (July 30, 2025 up to July 29, 2026) VWAP since Material Fact publication (July 30, 2026 up to September 17, 2026) Tangible Book Value Tangible Book Value1 / Share (2Q26) Economic Value P/E Multiple Implied Exchange Ratio Between the Companies Exchange ratio determined according to the P/E methodology Sources: Companies’ Investor Relations websites, Bacen (Brazilian Central Bank), FactSet as of September 17, 2026 Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Santander Brasil and Banco Santander as of June 30, 2026 (under IFRS) Implied Exchange Ratio expressed as BDRs or ADSs for each unit of Santander Brasil. Each unit is comprised of 1 Common Share and 1 Preferred Share. Banco Santander Offer attributes 50% of the consideration to each of them. Therefore, the exchange ratio shown on this page for each unit would need to be divided by two to obtain the exchange ratio per Common Share or Preferred Share Santander Brasil valuation converted at a EUR/BRL exchange rate of 5.9124 as of September 17, 2026 Valuation Considerations Mid-point The Implied Exchange Ratios presented are based on the following assumptions: EUR/BRL foreign exchange rate as of September 17, 2026: 5.9124 For the trading comparables multiples valuation range: The lower bound of the Implied Exchange Ratio range corresponds to the exchange ratio derived from the maximum share price of Banco Santander and the minimum unit price of Santander Brasil The upper bound of the Implied Exchange Ratio range corresponds to the exchange ratio derived from the minimum share price of Banco Santander and the maximum unit price of Santander Brasil The Implied Exchange Ratios presented are derived from the valuation methodologies applied in this Appraisal Report and do not represent a determination of the proposed offer consideration Selected Methodology Banco Santander’s Proposed Exchange Ratio: 0.4056 The exchange offer consideration will consist of newly issued Banco Santander shares. Santander Brasil shareholders who accept the offer will receive, (i) for each unit or ADS of Santander Brasil, 0.4056 BDRs or ADSs representing a newly issued share of Banco Santander Material Fact publication by Santander Brasil on July 30, 2026

Comparables Selected for Santander Brasil and Banco Santander Appendix A

Santander Brasil | Trading Comparables Operational and Financial Benchmark

Peer Selection Criteria:

Publicly Listed Brazilian Banks Universe

Banco da Amazônia, bmg, Banco Pine, BR Partners, BRB, Banese, Banpará, xp, Banco do Nordeste, banrisul, Banco Pan, Banestes, Mercantil, ABC Brasil, inter, itaú, Banco do Brasil, bradesco, Santander, btg pactual, nu

Group	Company	Market Cap (R$mm)[1]	ADTV 30d[2] (R$mm)	Total Assets (R$bn)[3]	ROAE[3]	Revenue Breakdown[4] (Net Interest Income / Other Revenues)	Key Considerations
	Santander Brasil	111,380	130	1,291	12.5%	80.0% / 20.0%	• Most revenues driven by interests over its loan portfolio • Recent negative treasury performance has netted against gross total income, increasing the share of interest income over consolidated results
Key Selected Peers	itaú	467,578	1,089	3,202	24.5%	67.2% / 32.8%	• Roughly two-thirds of its revenue comes from client net interest income; remainder is a balanced mix of services (payments, cards, acquiring, brokerage) and insurance
Key Selected Peers	bradesco	174,065	702	2,469	16.2%	57.8% / 42.2%	• Client credit as the primary revenue driver, complemented by service revenues • Mix is diluted by the largest insurance franchise in the country, which contributes roughly c. 10% of its consolidated revenue
Key Selected Peers	Banco do Brasil	119,363	664	2,588	8.3%	63.3% / 36.7%	• State-owned commercial bank with the largest corporate loan book in Brazil and high exposure to retail • The bulk of its revenue comes from interest over loans, with other revenues coming from diversified financial services such as insurance
Excluded Peers	nu	364,456	962	418	33.0%	61.5% / 38.5%	• Digital bank without physical branches. Rapidly scaled into a large consumer credit franchise, with the majority of its revenue coming from interest income • Limited comparability due to a different business model built on digital distribution and cards, also with significantly smaller total asset size and higher return profile
Excluded Peers	btg pactual	302,124	690	930	25.4%	37.3% / 62.7%	• One of the largest Investment Banking and Asset Management platforms in Brazil, with smaller commercial banking exposure • Revenues come primarily from advisory, capital markets, sales and trading, asset management and wealth management

Net Interest Income | Other Revenues

UBS BB Investment Bank

Notes:

Santander Brasil | Trading Comparables Operational and Financial Benchmark Selected companies are Brazilian banks with comparable scale, similar business models and relevant liquidity to the analysis Sources: Companies’ Investor Relations websites, CVM, Bacen (Brazilian Central Bank), and FactSet as of September 17, 2026 Notes: Calculated from VWAP for the 30 days preceding September 17, 2026 Average daily traded volume preceding September 17, 2026 Values reported on an IFRS basis Breakdown based on Companies’ earnings releases, managerial reports and financial statements as of June 30, 2026. Revenue definitions may differ across the peer set Company Market Cap (R$mm)1 ADTV 30d2 (R$mm) Total Assets (R$bn)3 ROAE3 Revenue Breakdown4 Key Considerations Brasil 111,380 130 1,291 12.5% Most revenues driven by interests over its loan portfolio Recent negative treasury performance has netted against gross total income, increasing the share of interest income over consolidated results 467,578 1,089 3,202 24.5% Roughly two-thirds of its revenue comes from client net interest income; remainder is a balanced mix of services (payments, cards, acquiring, brokerage) and insurance 174,065 702 2,469 16.2% Client credit as the primary revenue driver, complemented by service revenues Mix is diluted by the largest insurance franchise in the country, which contributes roughly c.10% of its consolidated revenue 119,363 664 2,588 8.3% State-owned commercial bank with the largest corporate loan book in Brazil and high exposure to retail The bulk of its revenue comes from interest over loans, with other revenues coming from diversified financial services such as insurance 364,456 962 418 33.0% Digital bank without physical branches. Rapidly scaled into a large consumer credit franchise, with the majority of its revenue coming from interest income Limited comparability due to a different business model built on digital distribution and cards, also with significantly smaller total asset size and higher return profile 302,124 690 930 25.4% One of the largest Investment Banking and Asset Management platforms in Brazil, with smaller commercial banking exposure Revenues come primarily from advisory, capital markets, sales and trading, asset management and wealth management Net Interest Income Other Revenues Publicly Listed Brazilian Banks Universe Peer Selection Criteria: Peers were initially screened based on minimum levels of: R$50bn market capitalization, R$100mm ADTV, and R$300bn total asset base A final assessment was applied to the shortened peer list focused on business model similarity, excluding digital-only banks and institutions focused mainly on investment banking and asset management Key Selected Peers Excluded Peers

Banco Santander | Trading Comparables Operational & Financial Benchmark (1/2)

Peer Selection Criteria

European Publicly Listed Banks Universe

UBS, BNP Paribas, Barclays, Deutsche Bank, Crédit Agricole, Société Générale, Santander, HSBC, BBVA, UniCredit, Intesa Sanpaolo, CaixaBank, ING, Lloyds, NatWest, Nordea

	Company	Market Cap (€mm)[1]	Total Assets (€bn)[2]	ROTE 28E	Revenue Breakdown (Other Revenues / Net Interest Income)	Deposits / Total Assets	Key Considerations
	Santander	183,913	1,954	20.2%	26% / 74%	58.0%	• Large retail and commercial operations, with strong depository base and footprint across Europe and LatAm
Key Selected Peers	HSBC[3]	306,120	2,993	19.6%	52% / 48%	53.2%	• Global banking group with a large retail/wealth franchise across Asia, Europe and Latin America and a global commercial banking platform with leading positions in transactional banking services
Key Selected Peers	BBVA	138,423	965	22.6%	28% / 72%	55.2%	• Spanish banking group with an internationally diversified footprint, including significant retail-led franchises in Mexico, Spain, Turkey and South America
Key Selected Peers	UniCredit	126,353	932	20.8%	46% / 54%	60.7%	• European banking group with meaningful retail and commercial banking operations across Italy, Germany, Austria and Central and Eastern Europe
Key Selected Peers	Intesa Sanpaolo	119,094	993	22.8%	49% / 51%	48.1%	• Leading Italian retail and commercial banking franchise, complemented by wealth management and insurance activities. Also has some retail presence in Central and Eastern Europe and Egypt

Net Interest Income   Other Revenues

UBS BB Investment Bank

Notes:

Banco Santander | Trading Comparables Operational & Financial Benchmark (1/2) Selected companies are European retail banks with comparable scale and similar business models Sources: Companies’ Investor Relations websites, FactSet as of September 17, 2026 Notes: Considers the VWAP for the 30 days preceding September 17, 2026 Values reported on an IFRS basis, based on Companies’ 2Q26 releases Exchange rate of £1 = €1.16 and of US$1 = €0.87 as of September 17, 2026 Company Market Cap (€mm)1 Total Assets (€bn)2 ROTE 28E Revenue Breakdown Deposits / Total Assets Key Considerations 183,913 1,954 20.2% 58.0% Large retail and commercial operations, with strong depository base and footprint across Europe and LatAm 306,120 2,993 19.6% 53.2% Global banking group with a large retail/wealth franchise across Asia, Europe and Latin America and a global commercial banking platform with leading positions in transactional banking services 138,423 965 22.6% 55.2% Spanish banking group with an internationally diversified footprint, including significant retail-led franchises in Mexico, Spain, Turkey and South America 126,353 932 20.8% 60.7% European banking group with meaningful retail and commercial banking operations across Italy, Germany, Austria and Central and Eastern Europe 119,094 993 22.8% 48.1% Leading Italian retail and commercial banking franchise, complemented by wealth management and insurance activities. Also has some retail presence in Central and Eastern Europe and Egypt Key Selected Peers European Publicly Listed Banks Universe Market capitalization: European peers with a market capitalization greater than €50bn Business model similarities: strong retail/commercial focus, leaving aside franchises with higher IB/WM weighting (i.e. Barclays, Deutsche Bank, UBS, Societe Generale or Credit Agricole) Return profile similarities: business models with higher weighting of IB have lower returns on tangible book value (i.e. Barclays, Deutsche Bank, Societe Generale, or Credit Agricole) 3 Peer Selection Criteria Net Interest Income Other Revenues

Banco Santander | Trading Comparables Operational & Financial Benchmark (2/2)

Company	Market Cap (€mm)[1]	Total Assets (€bn)[2]	ROTE 28E	Revenue Breakdown	Deposits / Total Assets	Key Considerations
Santander	183,913	1,954	20.2%	26% / 74%	58.0%	• Large retail and commercial operations, with strong depository base and footprint across Europe and LatAm
Key Selected Peers						
CaixaBank	91,801	693	21.4%	35% / 65%	65.1%	• Leading Iberian banking franchise with a predominantly retail-led business model and material exposure to mortgages, consumer banking, savings and insurance
ING	86,759	1,161	17.4%	32% / 68%	66.6%	• Leading Dutch banking group with retail and commercial banking operations in the Netherlands and across several European markets
LLOYDS[3]	74,528	1,156	21.1%	33% / 67%	50.4%	• Leading UK banking group with a leading position in retail banking, mortgages, consumer finance, SME banking and insurance
NatWest[3]	63,726	867	21.4%	22% / 78%	60.2%	• Leading UK banking group with a retail and commercial banking model spanning mortgages, consumer banking, SMEs and larger corporate customers
Nordea	59,619	712	18.6%	40% / 60%	41.5%	• Large Nordic banking group with operations across Sweden, Finland, Denmark, and Norway and a balanced retail and commercial banking franchise • Deposit to asset ratio optically lower due to: i) weight of pooled and unit linked deposits[4] (46.8% if adjusted), ii) higher penetration of covered bond financing in the Nordic markets and iii) high liquidity buffers maintained

Legend: Net Interest Income | Other Revenues

UBS BB Investment Bank

Notes:

Banco Santander | Trading Comparables Operational & Financial Benchmark (2/2) Selected companies are European retail banks with comparable scale and similar business models Sources: Companies’ Investor Relations websites, FactSet as of September 17, 2026 Notes: Considers the VWAP for the 30 days preceding September 17, 2026 Values reported on an IFRS basis, based on Companies’ 2Q26 releases Exchange rate of £1 = €1.16 and of US$1 = €0.87 as of September 17, 2026 Nordea has €81bn in pooled and unit-linked deposits, when excluding these from total assets, as the liability is matched by an equal asset, the ratio increases to 46.8% Company Market Cap (€mm)1 Total Assets (€bn)2 ROTE 28E Revenue Breakdown Deposits / Total Assets Key Considerations 183,913 1,954 20.2% 58.0% Large retail and commercial operations, with strong depository base and footprint across Europe and LatAm 91,801 693 21.4% 65.1% Leading Iberian banking franchise with a predominantly retail-led business model and material exposure to mortgages, consumer banking, savings and insurance 86,759 1,161 17.4% 66.6% Leading Dutch banking group with retail and commercial banking operations in the Netherlands and across several European markets 74,528 1,156 21.1% 50.4% Leading UK banking group with a leading position in retail banking, mortgages, consumer finance, SME banking and insurance 63,726 867 21.4% 60.2% Leading UK banking group with a retail and commercial banking model spanning mortgages, consumer banking, SMEs and larger corporate customers 59,619 712 18.6% 41.5% Large Nordic banking group with operations across Sweden, Finland, Denmark, and Norway and a balanced retail and commercial banking franchise Deposit to asset ratio optically lower due to: i) weight of pooled and unit linked deposits4 (46.8% if adjusted), ii) higher penetration of covered bond financing in the Nordic markets and iii) high liquidity buffers maintained Key Selected Peers 3 3 Net Interest Income Other Revenues

Banco Santander | Trading Comparables Excluded Peers Excluded companies’ earnings mix, and, in most cases, returns, differ from those of a predominantly retail bank Sources: Companies’ Investor Relations websites, FactSet as of September 17, 2026 Notes: Considers the VWAP for the 30 days preceding September 17,2026 Values reported on an IFRS basis, based on Companies’ 2Q26 releases Exchange rate of £1 = €1.16 and of US$1 = €0.87 as of September 17, 2026 Company Market Cap (€mm)1 Total Assets (€bn)2 ROTE 28E Revenue Breakdown Deposits / Total Assets Key Considerations 183,913 1,954 20.2% 58.0% Large share of loans in retail, with earnings strongly geared to consumer and SMEs Large, diversified European franchise with a sizeable balance sheet 140,144 1,486 15.6% 46.0% Global wealth management leader with significant investment banking and asset management operations and a leading retail/commercial position in Switzerland While UBS is comparable in scale, its business model is influenced by the significant weight of wealth/asset management and, to a lesser extent, the global investment banking activities 114,382 3,084 13.4% 37.6% One of Europe’s largest banking groups, with leading positions across retail banking, corporate banking, and capital markets Significant weighting of corporate and investment banking in the Group reduces direct comparability and creates a different return profile 76,256 2,011 14.7% 33.2% UK universal bank with large investment banking operations, credit cards operations in the US and wealth management Significant weighting of corporate and investment banking in the Group reduces direct comparability and creates a different return profile 64,200 1,521 12.1% 45.9% Diversified European banking group with a meaningful presence in corporate and investment banking alongside retail and commercial activities (mostly in Germany) Significant weighting of corporate and investment banking in the Group reduces direct comparability and creates a different return profile 57,149 2,462 14.2% 32.0% French entity that incorporates the banking product factories of the Credit Agricole Group (Corporate and Investment Banking, Asset Management (Amundi), Insurance and Consumer Finance) alongside LCL Bank, a retail and commercial bank in France and retail operations outside of France (Italy, Poland, Serbia, Ukraine and Egypt) Less comparable to Santander given a majority of the revenues and profits of Credit Agricole come from the factories and it shows a lower return profile to Santander 54,066 1,673 12.1% 36.8% French banking group with retail franchises in Central and Eastern Europe and Africa, a majority stake in Ayvens, the leading car leasing company, and a significant global markets and investment banking platform Significant weighting of corporate and investment banking in the Group reduces direct comparability and creates a different return profile Excluded Peers 3 Net Interest Income Other Revenues 3

Appendix B

Price to Tangible Book Value Calculations

Price to Tangible Book Value Calculations Appendix B

Price to Tangible Book Value1 Santander Brasil P/TBV1-based methodology indicates range of values per unit between R$27.00 and R$29.69 Price to Tangible Book Value1 Analysis Mid-Point (“MP”) Low (MP - 4.75%) High (MP + 4.75%) Median Multiple of Selected Comparables 1.1x (x) Santander Brasil 2Q26 Tangible Book Value1 (R$mm) 94,113 (=) Implied Equity Value (R$mm) 106,106 101,066 111,146 (/) Total Equivalent Units, ex-Treasury (mm) 3,744 3,744 3,744 (=) Price per Unit (R$/Unit) 28.34 27.00 29.69 Sources: Santander Brasil’s Investor Relations website, FactSet as of September 17, 2026 Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Santander Brasil and selected comparables as of June 30, 2026 (under IFRS)

Price to Tangible Book Value1 Banco Santander P/TBV1-based methodology indicates range of values per share between €12.57 and €13.83 Sources: Banco Santander’s Investor Relations website, FactSet as of September 17, 2026 Notes: Tangible Book Value defined as “Total Shareholders’ Equity" – “Non-Controlling Interests”- "Intangible Assets", as per financial statements published by Banco Santander as of June 30, 2026 (under IFRS) Price to Tangible Book Value1 Analysis Mid-Point (“MP”) Low (MP - 4.75%) High (MP + 4.75%) Median Multiple of Selected Comparables 2.1x (x) Banco Santander 2Q26 Tangible Book Value1 (€mm) 90,574 (=) Implied Equity Value (€mm) 192,147 183,020 201,274 (/) Total Shares, ex-Treasury (mm) 14,556 14,556 14,556 (=) Price per Share (€/Share) 13.20 12.57 13.83

Glossary Appendix C

Glossary (1/3) Definitions of key terms used ▪ 2Q26: second quarter of 2026. ▪ 26E, 27E, and 28E: estimates for 2026, 2027, and 2028, respectively. ▪ ADS: American Depositary Share, a security that represents shares of a foreign company and is traded in the United States. ▪ B3: B3 S.A. – Brasil, Bolsa, Balcão. ▪ BDR: Brazilian Depositary Receipt, a certificate of deposit traded in Brazil backed by securities issued abroad. ▪ Block Trade: the purchase or sale of a relevant block of securities. ▪ Bookbuilding: the process of collecting investor indications of interest to determine pricing and demand in a securities offering. ▪ BR GAAP / BRGAAP: Brazilian Generally Accepted Accounting Principles, accounting practices adopted in Brazil. ▪ BRL: currency code corresponding to the Brazilian real. ▪ Buy-Side: financial advice provided to the buyer in a transaction. ▪ CAGR: Compound Annual Growth Rate. ▪ CEST: Central European Summer Time. ▪ Covered Bonds: debt securities backed by a segregated pool of assets. ▪ Cross-Border: a transaction or activity involving more than one country. ▪ CVM: Brazilian Securities and Exchange Commission. ▪ DCF: Discounted Cash Flow. ▪ DDM: Dividend Discount Model. ▪ ECM: Equity Capital Markets. ▪ EMEA: Europe, Middle East and Africa. ▪ EUR: currency code corresponding to the euro.

Glossary (2/3) Definitions of key terms used ▪ EV: Enterprise Value. ▪ Fairness Opinion: an opinion on the financial fairness of a transaction’s terms, from the perspective specified in the relevant opinion. ▪ FactSet: a financial information and market data platform. ▪ FIG: Financial Institutions Group. ▪ Follow-On: a subsequent share offering by an already listed company. ▪ Free Float: outstanding shares not held by the controlling shareholder, related parties, or management, as applicable. ▪ Hedge Accounting: accounting treatment for hedging transactions. ▪ IFRS: International Financial Reporting Standards. ▪ IoT: Internet of Things. ▪ IPO: Initial Public Offering. ▪ Joint Venture: a company or enterprise jointly controlled by two or more parties. ▪ LDCM: Leveraged and Debt Capital Markets. ▪ Lead-Left Bookrunner: the lead bookrunner listed first among the coordinators of an offering. ▪ M&A: Mergers & Acquisitions. ▪ Managing Director: a senior executive. ▪ NII: Net Interest Income. ▪ NFCI: Net Fee and Commission Income. ▪ NCI: Non-controlling interests ▪ NPL: Non-Performing Loan, a delinquent or impaired loan. ▪ NYSE: New York Stock Exchange. ▪ Open Banking: standardized sharing of data and financial services between institutions, upon customer authorization and in accordance with applicable regulations.

Glossary (3/3) Definitions of key terms used ▪ P/E: ratio between price or market value and net income. ▪ P/TBV: ratio of price or market value to tangible book value. ▪ TBV: Tangible Book Value. ▪ SME: small and medium-sized enterprises. ▪ VWAP: Volume-Weighted Average Price. ▪ Private Banking: financial services segment serving high-income and high-net-worth clients. ▪ Private Placement: private placement of securities. ▪ Project Finance: structured financing in which the project’s own cash flow is the primary source of repayment. ▪ Re-IPO: a new offering or market repositioning by a company that has previously completed an initial public offering. ▪ IR: investor relations. ▪ ROAE: Return on Average Equity. ▪ ROATE: Return on Average Tangible Equity. ▪ ROTE: Return on Tangible Equity. ▪ RWA: Risk-Weighted Assets. ▪ SEC: U.S. Securities and Exchange Commission. ▪ Sell-Side: financial advice provided to the seller in a transaction. ▪ LTM: Throughout this Appraisal Report, “LTM” refers to the last twelve months, corresponding to the period from June 30, 2025, through June 30, 2026, unless otherwise indicated. ▪ Unit: certificate of deposit composed of more than one class of securities, traded as a unit. ▪ Unvested Shares: restricted shares whose rights have not yet been definitively acquired by the beneficiary. ▪ ADTV: Average Daily Trading Volume.

Disclaimer Appendix D

Disclaimer (1/4) By accepting this report, the recipient agrees to be bound by the following obligations and limitations. Purpose. This report contains a valuation report and has been prepared by UBS BB CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A. (“UBS BB”) for the exclusive use of the party to whom UBS BB delivers this report (together with its subsidiaries and affiliates, hereinafter the "Recipient") and solely in connection with the transaction described therein (the “Transaction”). This report has been prepared following the rules applicable to the preparation of appraisal reports within the context of tender offers under the laws and regulations of Brazil, including CVM Resolution No. 215 of October 29, 2024, and which shall contain all analyses, valuation methodologies, information, assumptions and conclusions required thereunder. This report contains such financial analyses, valuation methodologies, assumptions and conclusions as UBS BB reasonably considers appropriate for purposes of determining the valuation range of the entities named therein (on a standalone basis) in accordance with applicable Brazilian laws and regulations and applicable professional standards. UBS BB has performed the services described herein with reasonable care, skill and diligence and in accordance with UBS BB’s standard internal controls, policies and procedures for the performance of services of this nature. This report is not a fairness opinion, and UBS BB will not provide any opinion regarding the fairness, from a financial or economic point of view, of the consideration being offered in the Transaction. This report and any oral presentation by UBS BB do not constitute an opinion as to the fairness, from a financial or economic point of view, to any party or person (including to Santander Brasil or its shareholders, bondholders, investors or other stakeholders) of the terms of the Transaction or any other actual or proposed Transaction involving Santander Brasil or its affiliates. This report does not constitute, and shall not be construed as, a recommendation to any holder of securities of Santander Brasil, Banco Santander or any other entity, in Brazil or abroad, as to whether such holder should tender, retain or dispose of any securities or otherwise take any action with respect to the Transaction. No independent verification. The information herein has been obtained from publicly available sources and has not been independently verified by UBS BB or any of its directors, officers, employees, agents, representatives, contracted third parties or advisors (UBS BB's "Representatives") or any other person, nor has any such independent verification been delivered to UBS BB. UBS BB has not assessed the solvency of Santander Brasil or its affiliates under any applicable laws, including bankruptcy, insolvency or similar matters. No representation or warranty. No representation, warranty, or undertaking, either express or implied, is or will be given by UBS BB or its Representatives as to or in relation to the accuracy, completeness, reliability or sufficiency of the information contained herein or as to the reasonableness of any assumption contained herein. No liability. To the maximum extent permitted by law and except in the case of gross negligence, willful misconduct or fraud (as determined by a final and non-appealable court judgment), each of UBS BB and its Representatives expressly disclaims any and all liability that may arise from this report, or any other written or oral information provided in connection herewith, and any errors contained therein and/or omissions therefrom, or from relying on or any use of the contents hereof or otherwise in connection herewith. UBS BB shall not be liable, under any circumstance, for the identification or prevention of any contingencies, fraud, irregularities, liabilities, omissions, weaknesses, quality or incorrection of information, distortions or conduct related to Banco Santander, Santander Brasil or the Transaction, including but not limited to their respective directors, officers, representatives or employees, as well as any suppliers, service providers, advisors, law firms or any other third parties involved in the Transaction.

Disclaimer (2/4) Forecasts. The valuations, projections, estimates, forecasts, targets, prospects, returns and/or opinions (including, without limitation, projections of revenue, expense, net income and stock performance) contained herein involve elements of subjective judgment and analysis and have been prepared in reliance on public information. There is no guarantee that the future results of Banco Santander or Santander Brasil will correspond to the financial projections used as a basis for the analyses contained herein, and the differences between the projections and actual financial results could be material. Future results may also be affected by economic and market conditions. Any opinions expressed herein are subject to change without notice and may differ from or be contrary to opinions expressed by other business areas or groups of UBS BB as a result of using different assumptions and criteria. This report may contain forward-looking statements. UBS BB gives no undertaking and is under no obligation to update these forward-looking statements for events or circumstances that occur subsequent to the date hereof. Nothing contained herein is, or shall be relied upon as, a promise or representation as to the past or future, or that any of the estimates or projections contained herein will be achieved. No duty to update. This report speaks as of the date hereof (unless an earlier date is otherwise indicated in the report) and in furnishing this report, no obligation is undertaken nor is any representation or undertaking given by UBS BB or its Representatives to provide the Recipient or any party with additional information or to update, revise or reaffirm the information herein or to correct any inaccuracies therein which may become apparent. The foregoing is subject to any update obligations that may be applicable under CVM Resolution No. 215 or other applicable CVM or SEC regulations, that bind the Recipient. Information or education only. This report has been prepared solely for informational purposes in connection with the Transaction and does not suggest taking or refraining from any action. It does not constitute or contain an invitation, solicitation or an offer to buy or sell any securities in any jurisdiction or related financial instruments or any assets, business, or undertakings described herein and is not a commitment by UBS BB to provide, arrange or underwrite any financing or offering in connection with any transaction. No advice given. The Recipient should not construe the contents hereof as legal, tax, accounting or investment advice or a recommendation. The Recipient should consult its own counsel, tax and financial advisors as to legal and related matters concerning any transaction described herein. This report does not purport to be all-inclusive or to contain all of the information that the Recipient may require or request upon due diligence if it wishes to proceed further. By providing this report, none of UBS BB or its Representatives has the responsibility or authority to provide or has provided investment advice to the Recipient in a fiduciary capacity with regard to the matters contained herein. This report does not express an opinion as to whether any Recipient should enter into any swap or swap trading strategy that has been described herein by UBS BB. UBS BB is not undertaking to act in the best interests of the Recipient or to act as the advisor to any Recipient that is a Special Entity as defined under Section 23.440(a) of the Commodity Exchange Act. No investment, divestment or other financial decisions or actions should be based on the information herein. This report should not be viewed as an investment recommendation. No distribution. This report has been prepared on a confidential basis solely for your use and benefit until it is disclosed to the public in general, published, or filed with the Brazilian Comissão de Valores Mobiliários (“CVM”), B3 S.A. – Brasil, Bolsa, Balcão (“B3”) and any other Brazilian or foreign governmental, regulatory or self-regulatory authority; until such filing happens. UBS BB is aware and cognizant that this report may be filed with, furnished to or reviewed by CVM, B3 and any other Brazilian or foreign governmental, regulatory or self-regulatory authority, and may be made available to shareholders of Banco Santander and Santander Brasil, to the public in general, and disclosed in, referred to in, reproduced in full in, and/or incorporated by reference into the Registration Statement on Form F-4 and

Disclaimer (3/4) the offer to exchange/prospectus contained therein, and any other filings made in connection with the Transaction and, in any case, in the form and content previously approved in writing by UBS BB. After this report is made public in the context of the exchange tender offering, the “No distribution” obligation established in this clause shall cease. Role of UBS BB. By accepting this report, and in connection with the Transaction, the Recipient acknowledges and agrees that UBS BB is acting, and will at all times act, as an independent contractor on an arm’s length basis and is not acting, and will not act, in any other capacity, including in a fiduciary capacity, with respect to the Recipient. UBS BB may only be regarded by the Recipient as acting on Recipient's behalf (rather than in the context of the Transaction) as financial adviser or otherwise following the execution of appropriate documentation between us on mutually satisfactory terms. The fact that this report may be made available (in whole or in part or otherwise summarized) to Santander Brasil, Banco Santander, their board of directors, officers, shareholders or Brazilian or foreign governmental, regulatory or self-regulatory authorities shall not create any advisory, fiduciary or other duty owed by UBS BB to any such person, nor shall any such person be entitled to rely on this report except to the extent expressly required by applicable law or regulation. Conflicts of Interest. UBS BB may from time to time, as principal or agent, be involved in a wide range of commercial banking and investment banking activities globally (including investment advisory, asset management, research, securities issuance, trading (customer and proprietary) and brokerage), have long or short positions in, or may trade or make a market in any securities, currencies, financial instruments or other assets underlying the transaction to which this report relates. UBS BB’s banking, trading and/or hedging activities may have an impact on the price of the underlying asset and may give rise to conflicting interests or duties. UBS BB may provide services to any member of the same group as the Recipient or any other entity or person, engage in any transaction (on its own account or otherwise) with respect to the Recipient or a third party, or act in relation to any matter for itself or any third party, notwithstanding that such services, transactions or actions may be adverse to the Recipient or any member of its group, and UBS BB may retain for its own benefit any related remuneration or profit. Banco Santander has agreed to reimburse UBS BB and its affiliates for certain expenses incurred in connection with the preparation of this report, as well as to indemnify them for certain liabilities and expenses that may arise in connection with UBS BB’s engagement. UBS BB will also receive a fixed fee for this report, regardless of the conclusions contained herein or the completion of the Transaction. Regulatory Approvals. UBS BB has assumed that all authorizations, consents, and approvals required for the consummation of the Transaction will be obtained and that no change, material limitation, restriction, or condition will be imposed in connection with the obtaining of such authorizations or approvals. Research. This report may contain references to research produced by UBS BB. Research is produced for the benefit of the firm’s investing clients and has no connection with the Transaction and the services related to this report performed by UBS BB. The Research Department produces research independently of other UBS business areas and UBS Group AG business groups. In addition, the professionals in UBS’s securities research departments and other departments may base their analyses and publications on different operating and market assumptions and on different analytical methodologies compared to those employed in the preparation of this report, and as such the research reports and other publications prepared by them may contain results and conclusions different from those presented herein. UBS BB adopts policies and procedures to preserve the independence of its securities analysts, who may hold views different from those of its investment banking department. No redistribution or reproduction. UBS BB specifically prohibits the redistribution or reproduction of this report in whole or in part by any third party. UBS BB accepts no liability whatsoever for the actions of third parties in this respect. Rounding. The financial calculations included in this report may not always result in precise numbers due to rounding.

Disclaimer (4/4)

Sao Paulo, September 18, 2026.

/s/ Anderson Brito

Anderson Brito
Led the team responsible for preparing this Appraisal Report

/s/ Pedro Aguiar

Pedro Aguiar

/s/ Antônio Galvão

Antônio Galvão

/s/ Fabio Ticoulat

Fabio Ticoulat

/s/ Rafael Tredezini

Rafael Tredezini

/s/ Bryan Dias

Bryan Dias

/s/ Ricardo Baseggio

Ricardo Baseggio

UBS BB
Investment Bank

Disclaimer (4/4) Anderson BritoLed the team responsible for preparing this Appraisal Report Pedro Aguiar Antônio Galvão Fabio Ticoulat Rafael Tredezini Bryan Dias Ricardo Baseggio About UBS BB. UBS BB is an association formed in 2020 between UBS AG and Banco do Brasil (through its subsidiary BB – Banco de Investimentos S.A.), controlled by UBS AG and which provides investment banking services and institutional brokerage activities/coverage in Brazil, Argentina, Chile, Paraguay, Peru and Uruguay. This report has been originally prepared in Portuguese and, in the event it is translated into another language, including English, the Portuguese version shall prevail for all purposes and effects. Sao Paulo, September 18, 2026.

© UBS 2026. The key symbol and UBS are among the registered and unregistered trademarks of UBS. All rights reserved. Rua Leopoldo Couto de Magalhães Júnior, 700 4th floor São Paulo SP Brasil 04542-200 ubsbb.com.br

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
Indemnification under Santander Parent’s Bylaws (estatutos) and Spanish Law. Under Spanish law, Santander Parent’s directors shall be liable to Santander Parent, the shareholders and the creditors of Santander Parent for any damage they cause through acts contrary to the law or the bylaws, or acts carried out in breach of the duties inherent to the discharge of their office. All directors shall be jointly liable for those acts, except those that evidence that they did not intervene in the approval and execution of the act and did not know about the act or, if they knew, did everything that they deem reasonable to avoid the damage or, at least, expressly opposed the act. The fact that the act has been approved, ratified or authorized by the shareholders meeting shall not relieve the directors from their liability. No provision of Santander Parent’s bylaws provides for the indemnification of the directors with respect to such liabilities.
Santander Parent Directors and Officers Insurance. Santander Parent maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.
Item 21. Exhibits.
(a)	The following Exhibits are filed as part of this Registration Statement, unless otherwise indicated.

Exhibit No.	Description
3.1
Bylaws (estatutos) of Banco Santander, S.A., as amended, with English translation, incorporated herein by reference to Exhibit 1.1 to the Form 20-F for the fiscal year ended December 31, 2025, filed on February 27, 2026

4.1
Form of Amended and Restated Deposit Agreement (including form of American Depositary Receipt), incorporated herein by reference to Exhibit (a) to registration statement on Form F-6 (File No. 333-259373), filed on September 7, 2021

4.2	Form of Deposit Agreement among Banco Santander, S.A. and Banco B3 S.A., as depositary (English Translation)*
5.1	Opinion of Uría Menéndez as to the validity of Banco Santander, S.A.’s ordinary shares *
5.2	Opinion of Pinheiro Neto Advogados as to the validity of Banco Santander, S.A.’s Brazilian Depositary Shares*
8.1	Opinion of Uría Menéndez with respect to the material Spanish tax consequences of the transaction (included in Exhibit 5.1)*
8.2	Opinion of Pinheiro Neto Advogados with respect to the material Brazilian tax consequences of the transaction*
8.3	Opinion of Davis Polk & Wardwell LLP with respect to the material U.S. tax consequences of the transaction*
21.1	List of subsidiaries of Banco Santander, S.A., incorporated herein by reference to Exhibit 8.1 to the Form 20-F for the fiscal year ended December 31, 2025, filed on February 27, 2026
23.1	Consent of PricewaterhouseCoopers Auditores, S.L., auditors of Banco Santander, S.A.
23.2	Consent of PricewaterhouseCoopers Auditores Independentes Ltda., auditors of Banco Santander (Brasil) S.A.
23.3	Consent of Uría Menéndez (included in Exhibit 5.1)*
23.4	Consent of Pinheiro Neto Advogados (included in Exhibit 5.2)*
23.5	Consent of Pinheiro Neto Advogados (included in Exhibit 8.2)*
23.6	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3)*
23.7	Consent of UBS BB Corretora de Câmbio, Títulos e Valores Mobiliários S.A.
24.1	Powers of attorney (included in the signature pages of the initial filing of this registration statement)
99.1	Letter of Transmittal for Tender of Santander Brasil Shares to the U.S. Exchange Agent*
99.2	Letter of Transmittal for Tender of Santander Brasil Units to the U.S. Exchange Agent*
99.3	Letter of Transmittal for Tender of Santander Brasil ADSs to the U.S. Exchange Agent*

Exhibit No.	Description
99.4	Letter to Clients for Tender of Santander Brasil Shares*
99.5	Letter to Clients for Tender of Santander Brasil Units*
99.6	Letter to Clients for Tender of Santander Brasil ADSs*
99.7	Letter to Brokers*
107.1	Filing Fee Table

*	To be filed by amendment.
Item 22. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any offer to exchange/prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the offer to exchange/prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of offer to exchange/prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;
(4)
To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

(5)
That, for the purpose of determining liability under the U.S. Securities Act of 1933, as amended, to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the U.S. Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this

Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)
That, for purposes of determining any liability under the Securities Act, each filing of Santander Parent’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(8)
(i) To respond to requests for information that is incorporated by reference into the offer to exchange/prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

(9)
To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on September 21, 2026.

BANCO SANTANDER, S.A.

By:	/s/ Javier Illescas
Name: Javier Illescas
Title: Head of Legal

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints (whether as a director, officer or authorized representative of Banco Santander, S.A., or otherwise) Ana Botín, Héctor Grisi, José G. Cantera, José Luis de Mora, Jaime Pérez Renovales, Javier Illescas, Ana Dorrego and Paloma Alfonso and each of them, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement and any and all registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature/Name	Title	Date

/s/ Ana Botín	Chairman of the Board of Directors	September 21, 2026
Ana Botín

/s/ Héctor Grisi	Chief Executive Officer (principal executive officer)	September 21, 2026
Héctor Grisi

/s/ José G. Cantera	Chief Financial Officer (principal financial officer)	September 21,, 2026
José G. Cantera

Vice Chairman of the Board of Directors
Glenn Hutchins

Vice Chairman of the Board of Directors
José Antonio Álvarez

/s/ Deborah Vieitas	Director	September 21, 2026
Deborah Vieitas

/s/ Juan Carlos Barrabés	Director	September 21, 2026
Juan Carlos Barrabés

/s/ Germán de la Fuente	Director	September 21, 2026
Germán de la Fuente

Director
Sol Daurella

/s/ Henrique de Castro	Director	September 21, 2026
Henrique de Castro

Director
Gina Díez Barroso

Signature/Name	Title	Date

/s/ Luis Isasi Fernández de Bobadilla	Director	September 21, 2026
Luis Isasi Fernández de Bobadilla

/s/ Belén Romana	Director	September 21, 2026
Belén Romana

Director
Antonio Weiss

Director
Pamela Ann Walkden

/s/ Javier Botín	Director	September 21, 2026
Javier Botín

/s/ Jaime Pérez Renovales	General Counsel and Secretary of the Board	September 21, 2026
Jaime Pérez Renovales

/s/ Manuel Preto	Group Chief Accounting Officer (principal accounting officer)	September 21, 2026
Manuel Preto

/s/ David Hermer	Authorized Representative of Banco Santander, S.A. in the United States	September 21, 2026
David Hermer